As filed with the Securities and Exchange Commission on November 17, 2009.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DISH DBS Corporation*
(Exact name of registrant as specified in its charter)

Colorado	5064	84-1328967
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. Employer
incorporation or organization)	classification code number)	Identification Number)

9601 South Meridian Boulevard
Englewood, Colorado 80112
(303) 723-1000
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

R. Stanton Dodge
Executive Vice President, General Counsel and Secretary
DISH DBS Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
(303) 723-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Scott D. Miller
Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, California 94303
(650) 461-5600
*	The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of Registration
Securities to be Registered	Registered	Per Note (1)	Price (1)	Fee
7.875% Senior Notes due 2019	$400,000,000	100%	$400,000,000	$22,320
Guarantees of 7.875% Senior Notes due 2019 (3)	(2)	(2)	(2)	(2)

(1)	Pursuant to rule 457(f), the fee is calculated based upon the book value of the 7.875% Senior Notes due 2019.

(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.

(3)	Guaranteed by the additional Registrants below.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
ADDITIONAL REGISTRANTS

	Jurisdiction of	IRS Employer
Exact Name of Additional Registrants*	Formation	Identification No.
DISH Network L.L.C.	Colorado	84-1114039
DISH Operating L.L.C.	Colorado	20-0715965
Echosphere L.L.C.	Colorado	84-0833457
DISH Network Service L.L.C.	Colorado	84-1195952

*	The address for each of the additional Registrants is c/o DISH DBS Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112. The primary standard industrial classification number for each of the additional Registrants is 5064.

SUBJECT TO COMPLETION. DATED NOVEMBER 17, 2009.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
DISH DBS CORPORATION
Offer to Exchange up to $400,000,000 aggregate principal amount of new
7.875% Senior Notes due 2019,
which have been registered under the Securities Act,
for any and all of its outstanding
7.875% Senior Notes due 2019 issued on October 5, 2009
Subject to the Terms and Conditions described in this Prospectus
The Exchange Offer will expire at 5:00 p.m. New York City Time on                     , 2009,
unless extended
We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, our new 7.875% Senior Notes due 2019 for all of our outstanding old 7.875% Senior Notes due 2019 issued on October 5, 2009 in a private offering.
We previously issued $1,000,000,000 aggregate principal amount of our 7.875% Senior Notes due 2019 on August 17, 2009 in a private offering, all of which were exchanged for $1,000,000,000 aggregate principal amount of new 7.875% Senior Notes due 2019 pursuant to a separate exchange offer that expired on October 2, 2009 (the “Initial Notes”). We refer to our outstanding 7.875% Senior Notes due 2019 issued in a private offering on October 5, 2009 as the “old notes” and to the new 7.875% Senior Notes due 2019 issued in this offer and the Initial Notes as the “Notes.” The Notes are substantially identical to the old notes, except for certain transfer restrictions and registration rights provisions relating to the old notes. The CUSIP numbers for the old notes are U25486 AB4 and 25470X AC9.
The Notes we are issuing hereby are part of the same class of debt securities under the applicable indenture as the Initial Notes. As of the date of this prospectus, we have $1,400,000,000 aggregate principal amount of our 7.875% Senior Notes due 2019 outstanding.
Material Terms of The Exchange Offer
•	You will receive an equal principal amount of Notes for all old notes that you validly tender and do not validly withdraw.

•	The exchange should not be a taxable exchange for United States federal income tax purposes.

•	There has been no public market for the old notes and we cannot assure you that any public market for the Notes will develop. We do not intend to list the Notes on any securities exchange or to arrange for them to be quoted on any automated quotation system.

•	The terms of the Notes are substantially identical to the old notes, except for transfer restrictions and registration rights relating to the old notes.

•	If you fail to tender your old notes for the Notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

Investing in the Notes involves risks. Consider carefully the “Risk Factors” beginning on page 14 of this prospectus.

We are not making this exchange offer in any state where it is not permitted.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2009.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS AN OFFER TO EXCHANGE ONLY THE NOTES OFFERED BY THIS PROSPECTUS AND ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF ITS DATE.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933 (the “Securities Act”) that registers the Notes that will be offered in exchange for the old notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.
     This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request directed to: Investor Relations, DISH DBS Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112; telephone number: (303) 723-1000. To obtain timely delivery, you must request the information no later than                 , 2009.
     Additionally, this prospectus contains summaries and other information that we believe are accurate as of the date hereof with respect to the terms of specific documents, but we refer to the actual documents for complete information with respect to those documents, copies of which will be made available without charge to you upon request, for complete information with respect to those documents. Statements contained in this prospectus as to the contents of any contract or other documents referred to in this prospectus do not purport to be complete. Where reference is made to the particular provisions of a contract or other document, the provisions are qualified in all respects by reference to all of the provisions of the contract or other document. Our data and industry data are approximate and reflect rounding in certain cases.
     We and our ultimate parent company, DISH Network Corporation (“DISH”), are each subject to the reporting and informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and accordingly file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports and other information that we file electronically with the SEC. The address of that website is http://www.sec.gov. Our filings with the SEC and those of DISH are also accessible free of charge at our website, the address of which is http://www.dishnetwork.com.
     The Class A common stock of our ultimate parent company, DISH, is traded under the symbol “DISH” on the Nasdaq Global Select Market. DISH has not guaranteed and is not otherwise responsible for the Notes.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
     We make “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 throughout this prospectus including the documents incorporated herein by reference. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we “believe,” “intend,” “plan,” “estimate,” “expect” or “anticipate” will occur, and other similar statements), you must remember that our expectations may not be achieved, even though we believe they are reasonable. We do not guarantee that any future transactions or events described in this prospectus will happen as described or that they will happen at all. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. Whether actual events or results will conform to our expectations and predictions is subject to a number of risks and uncertainties. The risks and uncertainties include, but are not limited to, the following:
•	Weakened economic conditions, including the recent downturn in financial markets and reduced consumer spending, may adversely affect our ability to grow or maintain our business.

•	If we do not improve our operational performance and customer satisfaction, our gross subscriber additions may decrease and our subscriber churn may increase.

•	If declines in DISH Network gross subscriber additions, increases in subscriber churn and higher subscriber acquisition and retention costs continue, our financial performance will be further adversely affected.

•	If we are unsuccessful in overturning the District Court’s ruling on Tivo’s motion for contempt, we are not successful in developing and deploying potential new alternative technology and we are unable to reach a license agreement with Tivo on reasonable terms, we would be subject to substantial liability and would be prohibited from offering DVR functionality that would result in a significant loss of subscribers and place us at a significant disadvantage to our competitors.

•	We face intense and increasing competition from satellite television providers, cable television providers, telecommunications companies, and companies that provide/facilitate the delivery of video content via the Internet.

•	We may be required to make substantial additional investments in order to maintain competitive high definition, or HD, programming offerings.

•	Technology in our industry changes rapidly and could cause our services and products to become obsolete.

•	We may need additional capital, which may not be available on acceptable terms or at all, in order to continue investing in our business and to finance acquisitions and other strategic transactions.

•	The termination of our distribution agreement with AT&T, Inc., or AT&T, may reduce subscriber additions and increase churn.

•	As technology changes, and in order to remain competitive, we may have to upgrade or replace subscriber equipment and make substantial investments in our infrastructure.

•	We rely on EchoStar Corporation, or EchoStar, to design and develop all of our new set-top boxes and certain related components, and to provide transponder capacity, digital broadcast operations and other services for us. Our business would be adversely affected if EchoStar ceases to provide these services to us and we are unable to obtain suitable replacement services from third parties.

•	We rely on one or a limited number of vendors, and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

•	Our programming signals are subject to theft, and we are vulnerable to other forms of fraud that could require us to make significant expenditures to remedy.

•	We depend on third parties to solicit orders for DISH Network services that represent a significant percentage of our total gross subscriber acquisitions.

•	We depend on others to provide the programming that we offer to our subscribers and, if we lose access to this programming, our subscriber losses and subscriber churn may increase.

•	Our competitors may be able to leverage their relationships with programmers so that they are able to reduce their programming costs and offer exclusive content that will place them at a competitive advantage to us.

•	We depend on the Cable Act for access to programming from cable-affiliate programmers at cost-effective rates.

•	We face increasing competition from other distributors of foreign language programming that may limit our ability to maintain our foreign language programming subscriber base.

•	Our local programming strategy faces uncertainty because we may not be able to obtain necessary retransmission consents from local network stations.

•	We are subject to significant regulatory oversight and changes in applicable regulatory requirements could adversely affect our business.

•	We have substantial debt outstanding and may incur additional debt.

•	We have limited owned and leased satellite capacity and satellite failures could adversely affect our business.

•	Our owned and leased satellites under construction are subject to risks related to launch that could limit our ability to utilize these satellites.

•	Our owned and leased satellites in orbit are subject to significant operational and environmental risks that could limit our ability to utilize these satellites.

•	Our owned and leased satellites have minimum design lives of 12 years, but could fail or suffer reduced capacity before then.

•	We currently have no commercial insurance coverage on the satellites we own and could face significant impairment charges if one of our satellites fails.

•	We may have potential conflicts of interest with EchoStar due to common ownership and management with our parent company, DISH Network Corporation, or DISH.

•	We rely on key personnel and the loss of their services may negatively affect our businesses.

•	Our parent, DISH, is controlled by one principal stockholder who is also our Chairman, President and Chief Executive Officer.

•	We are party to various lawsuits which, if adversely decided, could have a significant adverse impact on our business, particularly lawsuits regarding intellectual property.

•	We may pursue acquisitions and other strategic transactions to complement or expand our business that may not be successful and with respect to which we may lose the entire value of our investment.

•	Our business depends substantially on Federal Communications Commission, or FCC, licenses that can expire or be revoked or modified and applications for FCC licenses that may not be granted.

•	We are subject to digital HD “carry-one-carry-all” requirements that cause capacity constraints.

•	We cannot assure you that there will not be deficiencies leading to material weaknesses in our internal control over financial reporting.

•	We may face other risks described from time to time in periodic and current reports we file with the Securities and Exchange Commission, or SEC.
     All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In this connection, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements.
     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in any reports we file with the SEC.
     Should one or more of the risks or uncertainties described in this prospectus or the documents we incorporate by reference, or should underlying assumptions, prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
     You should read carefully the section of this prospectus under the heading “Risk Factors” beginning on page 14.

SUMMARY
     In this prospectus, the words “we,” “our,” “us,” “DDBS” and the “Company” refer to DISH DBS Corporation and its subsidiaries, unless otherwise stated or the context otherwise requires. “DISH” refers to DISH Network Corporation, our ultimate parent company, and its subsidiaries, including us. “EchoStar” refers to EchoStar Corporation and its subsidiaries. This summary highlights selected information contained in greater detail elsewhere in this prospectus or incorporated by reference herein. This summary may not contain all of the information that you should consider before investing in the Notes. You should carefully read the entire prospectus, including the sections under the headings “Risk Factors” and “Disclosure Regarding Forward-Looking Statements” and the documents incorporated by reference herein.
DISH DBS Corporation
     DDBS is a holding company and an indirect, wholly-owned subsidiary of DISH Network Corporation, or DISH, a publicly traded company listed on the Nasdaq Global Select Market. DDBS was formed under Colorado law in January 1996.
     We operate the DISH Network® television service, or DISH Network, which is the nation’s third largest pay-TV provider, with approximately 13.851 million customers across the United States as of September 30, 2009.
     On January 1, 2008, DISH completed a tax-free distribution of its technology and set-top box business and certain infrastructure assets into a separate publicly-traded company, EchoStar Corporation, or EchoStar. DISH and EchoStar now operate as separate publicly-traded companies, and neither entity has any ownership interest in the other. However, a majority of the voting power of both companies is owned beneficially by Charles W. Ergen, our Chairman, President and Chief Executive Officer.
     Our business strategy is to be the best provider of video services in the United States by providing high-quality products, outstanding customer service, and great value.
•	High-Quality Products. We offer a wide selection of local and national programming, featuring more national and local HD channels than most pay-TV providers and the only HD-only programming packages currently available in the industry. We have been a technology leader in our industry, introducing award-winning DVRs, dual tuner receivers, 1080p video on demand, and external hard drives. We plan to leverage Slingbox “placeshifting” technology and other technologies to maintain and improve our competitiveness in the future.

•	Outstanding Customer Service. We strive to provide outstanding customer service by improving the quality of the initial installation of subscriber equipment, improving the reliability of our equipment, better educating our customers about our products and services, and resolving customer problems promptly and effectively when they do arise.

•	Great Value. We have historically been viewed as the low-cost provider in the pay-TV industry because we offer the lowest everyday prices available to consumers after introductory promotions expire. We believe that a key factor to being a value leader in the industry is our low cost structure which is an asset we continuously strive to maintain.
Recent Developments
          On November 6, 2009, the board of directors of our parent company, DISH, declared a dividend of $2.00 per share on its outstanding Class A and Class B common stock, or approximately $894 million in the aggregate. The dividend will be payable in cash on December 2, 2009 to shareholders of record on November 20, 2009. Prior to December 2, 2009, we intend to pay a dividend in cash to DISH to fund all of the dividend that DISH will pay its shareholders and other potential DISH cash needs.

     Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112, and our telephone number is (303) 723-1000. Our filings with the SEC and those of DISH are accessible free of charge at www.dishnetwork.com. Other than the materials referred to below under “Incorporation of Certain Documents by Reference,” none of the information or materials posted, contained or referred to at www.dishnetwork.com is incorporated by reference in, or otherwise made a part of, this prospectus.

The Exchange Offer
     The exchange offer relates to the exchange of up to $400,000,000 aggregate principal amount of outstanding 7.875% Senior Notes due 2019 that were issued by us in a private offering on October 5, 2009, for an equal aggregate principal amount of Notes. The form and terms of the Notes are identical in all material respects to the form and terms of the corresponding outstanding old notes, except that the Notes will be registered under the Securities Act, and therefore they will not bear legends restricting their transfer.

The Exchange Offer	We are offering to exchange $1,000 principal amount of our Notes that we have registered under the Securities Act for each $1,000 principal amount of outstanding old notes. In order for us to exchange your old notes, you must validly tender them to us and we must accept them. We will exchange all outstanding old notes that are validly tendered and not validly withdrawn.

Resale of the Notes	Based on interpretations by the staff of the SEC set forth in no-action letters issued to other parties, we believe that you may offer for resale, resell and otherwise transfer your Notes without compliance with the registration and prospectus delivery provisions of the Securities Act if you are not our affiliate and you acquire the Notes issued in the exchange offer in the ordinary course.

You must also represent to us that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the Notes we issue to you in the exchange offer.

Each broker-dealer that receives Notes in the exchange offer for its own account in exchange for old notes that it acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Notes issued in the exchange offer. You may not participate in the exchange offer if you are a broker-dealer who purchased such outstanding old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City Time, , unless we decide to extend the expiration date. We may extend the expiration date for any reason. If we fail to consummate the exchange offer, you will have certain rights against us under the registration rights agreement we entered into as part of the offering of the old notes.

Special procedures for beneficial owners	If you are the beneficial owner of old notes and you registered your old notes in the name of a broker or other institution, and you wish to participate in the exchange, you should promptly contact the person in whose name you registered your old notes and instruct that person to tender the old notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding old notes, either make appropriate arrangements to register ownership of the outstanding old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed delivery procedures	If you wish to tender your old notes and time will not permit your required documents to reach the exchange agent by the expiration date, or you cannot complete the procedure for book-entry transfer on time or you cannot deliver your certificates for registered old notes on time, you may tender your old notes pursuant to the procedures described in this prospectus under the heading “The Exchange Offer–How to use the guaranteed delivery procedures if you will not have enough time to send all documents to us.”

Withdrawal rights	You may withdraw the tender of your old notes at any time prior to the expiration date.

Certain United States federal income tax consequences	An exchange of old notes for Notes should not be subject to United States federal income tax. See “Certain United States Federal Income Tax Considerations.”

Use of proceeds	We will not receive any proceeds from the issuance of Notes pursuant to the exchange offer. Old notes that are validly tendered and exchanged will be retired and canceled. We will pay all expenses incident to the exchange offer.

Exchange Agent	You can reach the Exchange Agent, U.S. Bank National Association at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attn: Specialized Finance Department. For more information with respect to the exchange offer, you may call the Exchange Agent on (800) 934-6802; the fax number for the Exchange Agent is (651) 495-8158.

The Notes
     The exchange offer applies to $400,000,000 aggregate principal amount of 7.875% Senior Notes due 2019 issued on October 5, 2009 in a private offering. The form and terms of the Notes are substantially identical to the form and terms of the old notes, except that we will register the Notes under the Securities Act, and therefore the Notes will not bear legends restricting their transfer. The Notes will be entitled to the benefits of the indenture, dated August 17, 2009, pursuant to which we previously issued $1,000,000,000 aggregate principal amount of 7.875% Senior Notes due 2019 on August 17, 2009 in a private offering, all of which were exchanged for Notes on October 2, 2009 in a separate exchange offer (the “Initial Notes”). See “Description of the Notes.” Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to our “Notes” include the Notes issued in this offer and the Initial Notes and references in this prospectus to our “7.875% Senior Notes due 2019” include the Notes and the old notes. As used in this summary of the Notes, “subsidiaries” refers to our direct and indirect subsidiaries.

Issuer	DISH DBS Corporation, a Colorado corporation.

Maturity Date	September 1, 2019.

Interest rate	7.875% per year.

Interest payment dates	Semi-annually on March 1 and September 1 of each year, commencing March 1, 2010. Interest will accrue from the most recent date through which interest has been paid, or if no interest has been paid, from August 17, 2009.

Ranking	The Notes are our unsecured senior obligations and rank equally with all of our current and future unsecured senior debt and senior to all of our future subordinated debt. The Notes effectively rank junior to any of our existing and future secured debt to the extent of the value of the assets securing such debt. As of September 30, 2009, after giving effect to the issuance of $400 million aggregate principal amount of Notes hereby, the Notes (including the $1 billion aggregate principal amount of Notes that were previously issued) would have ranked equally with approximately $4.750 billion of our other debt.

Guarantees by our subsidiaries	The Notes are guaranteed by our principal operating subsidiaries on a senior basis. The guarantees are unsecured obligations of the guarantors and rank equally with all of the current and future unsecured senior debt of the guarantors and senior to all existing and future subordinated debt of the guarantors. The guarantees effectively rank junior to any existing and future secured debt of the guarantors to the extent of the value of the assets securing such debt. Neither DISH nor any of its subsidiaries, other than us and our principal operating subsidiaries, is obligated under the Notes or any guarantee of the Notes. See “Description of the Notes – The Guarantees.”

Make-whole redemption	We may redeem the Notes, in whole or in part and at any time, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, together with accrued and unpaid interest to the redemption date. Prior to September 1, 2012, we may also redeem up to 35% of the Notes at a redemption price of 107.875% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, as of the date of redemption with the net cash proceeds from certain equity offerings or capital contributions. See “Description of the Notes – Optional Redemption.”

Change of control	If a “Change of Control Event” occurs, as that term is defined in “Description of the Notes — Certain Definitions,” holders of the Notes have the right, subject to certain conditions, to require us to repurchase their Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Notes – Change of Control Offer” for further information regarding the conditions that would apply if we must offer holders this repurchase right.

Certain covenants	The indenture governing the Notes contains covenants limiting our and our restricted subsidiaries’ ability to:
•	incur additional debt;

•	pay dividends or make distributions on our capital stock or repurchase our capital stock;

•	make certain investments;

•	create liens or enter into sale and leaseback transactions;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer or sell assets.

These covenants are subject to a number of important limitations and exceptions and in many circumstances may not significantly restrict our ability to take any of the actions described above. For more details, see “Description of the Notes — Certain Covenants.” If the Notes receive an Investment Grade rating, certain of the covenants in the indenture will be subject to suspension or termination. See “Description of the Notes –- Certain Covenants — Investment Grade Rating.”

Registration rights	Pursuant to a registration rights agreement between us and the initial purchaser, we agreed:
•	to file an exchange offer registration statement within 180 days of October 5, 2009 (i.e. by April 3, 2010);

•	to use our reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC within 270 days of October 5, 2009 (i.e. by July 2, 2010); and

•	to use our reasonable best efforts to cause the exchange offer to be consummated within 315 days of October 5, 2009 (i.e. by August 16, 2010).

We intend the registration statement relating to this prospectus to satisfy these obligations. In certain circumstances, we will be required to file a shelf registration statement to cover resales of the Notes. If we do not comply with our obligations under the registration rights agreement, we will be required to pay additional interest on the Notes. See “Registration Rights.”

Risk Factors	Investing in the Notes involves substantial risks. You should carefully consider all the information contained or incorporated by reference in this prospectus prior to investing in the Notes. In particular, we urge you to carefully consider the information set forth in the section under the heading “Risk Factors” for a description of certain risks you should consider before investing in the Notes.

Governing law	The indenture is, and Notes will be, governed by the laws of the State of New York.

Summary Historical Consolidated Financial Data
     We derived the following summary historical consolidated financial data for the five years ended December 31, 2008 from our audited consolidated financial statements. The following tables also present summary unaudited financial data for the nine months ended September 30, 2008 and 2009. In our opinion, this interim data reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year.
     You should read this data in conjunction with, and it is qualified by reference to, the sections entitled “Management’s Narrative Analysis of Results of Operations,” in our consolidated financial statements and the notes thereto and the other financial information in each of our Annual Report on Form 10-K/A for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2009, which are incorporated by reference herein.

						For the
						Nine Months
						Ended
	For the Years Ended December 31,					September 30,
	2004	2005	2006	2007	2008	2008	2009
	(dollars in millions)					(unaudited)
Statements of Operations Data:
Total revenue	$7,150	$8,443	$9,813	$11,060	$11,617	$8,696	$8,701
Operating income	714	1,168	1,211	1,614	2,060	1,545	1,033
Net income	299	1,137	601	810	1,092	837	442

As of September 30, 2009
(dollars in millions)
(unaudited)
Balance Sheet Data:
Cash, cash equivalents and marketable investment securities	$2,420
Total assets	7,182
Total debt	6,103
Total stockholder’s equity (deficit)	(2,748)

						For the
						Nine Months
						Ended
	For the Years Ended December 31,					September 30,
	2004	2005	2006	2007	2008	2008	2009
	(dollars in millions)					(unaudited)
Other Data:
DISH Network® subscribers (000’s)	10,905	12,040	13,105	13,780	13,678	13,780	13,851
EBITDA(1)	$1,207	$2,100	$2,313	$2,934	$3,106	$2,359	$1,711
Net cash flows from:
Operating activities	$1,021	$1,713	$2,500	$2,591	$1,935	$1,162	$1,686
Investing activities(2)	753	(1,411)	(2,000)	(999)	(746)	(624)	(2,581)
Financing activities	(2,230)	(250)	449	(2,623)	(1,573)	(49)	951
Ratio of earnings to fixed charges(3)	1.74x	4.38x	3.31x	4.53x	5.69x	5.67x	3.54x

(1)	EBITDA is defined as net income (loss) plus net interest expense, taxes and depreciation and amortization.

(2)	Variable rate demand notes (“VRDNs”), which we previously reported as cash and cash equivalents, were reclassified to current marketable investment securities for the prior periods (see Note 4 in our Annual Report on Form 10-K/A for the year ended December 31, 2008). As a result, “Purchases of marketable investment securities” and “Sales and maturities of marketable investment securities” in “Net cash flows from investing activities” on our Consolidated Statements of Cash Flows have been reclassified for all prior periods. The ongoing purchase and sale of VRDNs now appear on our cash flow statement under “Cash flows from investing activities.”

(3)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes, plus fixed charges. Fixed charges consist of interest incurred on all indebtedness, including capitalized interest and the imputed interest component of rental expense under noncancelable operating leases.
     The following table reconciles EBITDA to net income:

						For the
						Nine Months
						Ended
	For the Years Ended December 31,					September 30,
	2004	2005	2006	2007	2008	2008	2009
	(dollars in millions)					(unaudited)
EBITDA	$1,207	$2,100	$2,313	$2,934	$3,106	$2,359	$1,711
Less:
Interest expense, net	403	270	268	269	316	235	277
Income tax provision, net	11	(107)	334	534	697	521	295
Depreciation and amortization	494	800	1,110	1,321	1,001	766	697

Net income	$299	$1,137	$601	$810	$1,092	$837	$442

     EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States, or GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the multi-channel video programming distribution industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures because EBITDA is independent of the actual leverage and capital expenditures employed by the business. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

RISK FACTORS
     Investing in the Notes involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus, including the documents incorporate by reference, before deciding whether to exchange your old notes for the Notes. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of or that we currently believe to be immaterial also may become important factors that affect us.
     If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the value of the Notes could decline and you may lose some or all of your investment.
Risks Related to Our Business
     Weakened economic conditions, including the recent downturn in financial markets and reduced consumer spending, may adversely affect our ability to grow or maintain our business.
     Our ability to grow or maintain our business may be adversely affected by weakened economic conditions, including the effect of wavering consumer confidence, rising unemployment, tight credit markets, declines in financial markets, falling home prices and other factors. In particular, the recent economic downturn could result in the following:
•	Fewer Subscriber Additions and Increased Churn. We could continue to face lower gross subscriber additions and increased churn due to, among other things: (i) the downturn in the housing market in the United States combined with lower discretionary spending; (ii) increased price competition for our products and services; and (iii) the potential loss of retailers, who generate a significant portion of our new subscribers, because many of them are small businesses that are more susceptible to the negative effects of a weak economy. In particular, subscriber churn may increase with respect to subscribers who purchase our lower tier programming packages and who may be more sensitive to deteriorating economic conditions.

•	Lower ARPU. Our ARPU could be negatively impacted by more aggressive introductory offers. Furthermore, lower levels of disposable income, may cause our customers to downgrade to lower cost programming packages and elect not to purchase premium services or pay per view movies.

•	Higher Subscriber Acquisition and Retention Costs. Our profitability may be adversely affected by increased subscriber acquisition and retention costs necessary to attract and retain subscribers in a more difficult economic environment.

•	Increased Impairment Charges. We may be more likely to incur impairment charges or losses related to our debt and equity investments due to the significant deterioration of the overall debt and equity markets. A prolonged downturn could further reduce the value of certain assets including, among other things, satellites and FCC licenses, and thus increase the possibility of impairment charges related to these investments as well.
     If we do not improve our operational performance and customer satisfaction, our gross subscriber additions may decrease and our subscriber churn may increase.
     If we are unable to improve our operational performance and customer satisfaction, we may experience a decrease in gross subscriber additions and an increase in churn, which could have a material adverse effect on our business, financial condition and results of operations. In order to improve our operations, we have made and expect that we will continue to make material investments in staffing, training, information technology systems, and other initiatives, primarily in our call center and in-home service businesses. We cannot, however, be certain that our increased spending will ultimately be successful in yielding operational improvements. In the meantime, we may continue to incur higher costs as a result of both our operational inefficiencies and increased spending.
     If DISH Network gross subscriber additions decrease, or if subscriber churn, subscriber acquisition or retention costs increase, our financial performance will be further adversely affected

     For the nine months ended September 30, 2009, our total subscriber base increased by approximately 173,000 subscribers. We believe our ability to attract fewer subscribers than we have historically attracted resulted from weaker economic conditions, aggressive subscriber acquisition and retention promotions by our competition, heavy marketing by our competition, the growth of fiber-based and Internet-based video providers, signal theft and other forms of fraud, and operational inefficiencies at DISH. We have not always met our own standards for performing high quality installations, effectively resolving customer issues when they arise, answering customer calls in an acceptable timeframe, effectively communicating with our customer base, reducing calls driven by the complexity of our business, improving the reliability of certain systems and customer equipment, and aligning the interests of certain third party retailers and installers to provide high quality service.
     Most of these factors have affected both gross new subscriber additions as well as existing subscriber churn. Our future gross subscriber additions and subscriber churn may continue to be negatively impacted by these factors, which could in turn adversely affect our revenue growth and results of operations.
     We may incur increased costs to acquire new and retain existing subscribers. Our subscriber acquisition costs could increase as a result of increased spending for advertising and the installation of more HD and DVR receivers, which are generally more expensive than other receivers. Meanwhile, retention costs may be driven higher by a faster rate of upgrading existing subscribers’ equipment to HD and DVR receivers. Additionally, certain of our promotions allow consumers with relatively lower credit scores to become subscribers and these subscribers typically churn at a higher rate.
     Our subscriber acquisition costs and our subscriber retention costs can vary significantly from period to period and can cause material variability to our net income (loss) and free cash flow. Any material increase in subscriber acquisition or retention costs from current levels could have a material adverse effect on our business, financial position and results of operations.
     If we are unsuccessful in overturning the District Court’s ruling on Tivo’s motion for contempt, we are not successful in developing and deploying potential new alternative technology and we are unable to reach a license agreement with Tivo on reasonable terms, we would be subject to substantial liability and would be prohibited from offering DVR functionality that would result in a significant loss of subscribers and place us at a significant disadvantage to our competitors.
     In June 2009, the United States District Court granted Tivo’s motion for contempt finding that our next-generation DVRs continue to infringe Tivo’s intellectual property and awarded Tivo an additional $103 million dollars in supplemental damages and interest for the period from September 2006 through April 2008. In September 2009, the District Court partially granted Tivo’s motion for contempt sanctions. In partially granting Tivo’s motion for contempt sanctions, the District Court awarded $2.25 per DVR subscriber per month for the period from April 2008 to July 2009 (as compared to the award for supplemental damages for the prior period from September 2006 to April 2008, which was based on an assumed $1.25 per DVR subscriber per month). By the District Court’s estimation, the total award for the period from April 2008 to July 2009 is approximately $200 million (the enforcement of the award has been stayed by the District Court pending DISH Network’s appeal of the underlying June 2009 contempt order). As previously disclosed, we increased our reserve for the Tivo litigation to reflect both the supplemental damages award for the period September 2006 to April 2008 and for the estimated cost of alleged software infringement for the period from April 2008 through June 2009.
     If we are unsuccessful in overturning the District Court’s ruling on Tivo’s motion for contempt, we are not successful in developing and deploying potential new alternative technology and we are unable to reach a license agreement with Tivo on reasonable terms, we would be required to eliminate DVR functionality in all but approximately 192,000 digital set-top boxes in the field and cease distribution of digital set-top boxes with DVR functionality. In that event we would be at a significant disadvantage to our competitors who could continue offering DVR functionality, which would likely result in a significant decrease in new subscriber additions as well as a substantial loss of current subscribers. Furthermore, the inability to offer DVR functionality could cause certain of our distribution channels to terminate or significantly decrease their marketing of DISH Network services. The adverse effect on our financial position and results of operations if the District Court’s contempt order is upheld is likely to be significant. Additionally, the awards described above do not include damages, contempt sanctions or interest for the period after June 2009. In the event that we are unsuccessful in our appeal, we could also have to pay substantial additional damages, contempt sanctions and interest. Depending on the amount of any additional damage or sanction award or any monetary settlement, we may be required to raise additional capital at a time and in circumstances in which we would normally not raise capital. Therefore, any capital we raise may be on terms that are unfavorable to us, which might adversely affect our financial position and results of operations and might also impair our ability to raise capital on acceptable terms in the future to fund our own operations and initiatives. We believe the cost of such capital and its terms and conditions may be substantially less attractive than our previous financings.
     If we are successful in overturning the District Court’s ruling on Tivo’s motion for contempt, but unsuccessful in defending against any subsequent claim in a new action that our original alternative technology or any potential new alternative technology infringes Tivo’s patent, we could be prohibited from distributing DVRs or could be required to modify or eliminate our then-current DVR functionality in some or all set-top boxes in the field. In that event we would be at a significant disadvantage to our competitors who could continue offering DVR functionality and the adverse effect on our business could be material. We could also have to pay substantial additional damages.
     Because both we and EchoStar are defendants in the Tivo lawsuit, we and EchoStar are jointly and severally liable to Tivo for any final damages and sanctions that may be awarded by the Court. DISH has determined that it is obligated under the agreements entered into in connection with the Spin-off to indemnify EchoStar for substantially all liability arising from this lawsuit. EchoStar has agreed to contribute an amount equal to its $5 million intellectual property liability limit under the Receiver Agreement. DISH and EchoStar have further agreed that EchoStar’s $5 million contribution would not exhaust EchoStar’s liability to DISH for other intellectual property claims that may arise under the Receiver Agreement. DISH and EchoStar also agreed that they would each be entitled to joint ownership of, and a cross-license to use, any intellectual property developed in connection with any potential new alternative technology.
     We face intense and increasing competition from satellite television providers, cable television providers, telecommunications companies, and companies that provide/facilitate the delivery of video content via the Internet.
     Our business is focused on providing pay-TV services and we have traditionally competed against satellite and cable television providers. Many of these competitors offer video services bundled with broadband and video services, HD offerings and video on demand services that consumers may find attractive.
     In addition, DirecTV’s satellite receivers and services are offered through a significantly greater number of consumer electronics stores than ours. As a result of this and other factors, our services are less known to consumers than those of DirecTV. Due to this relative lack of consumer awareness and other factors, we are at a competitive marketing disadvantage compared to DirecTV. DirecTV also offers exclusive programming that may be attractive to prospective subscribers, and may have access to discounts on programming not available to us.
     Competition has intensified in recent quarters with the rapid growth of fiber-based pay-TV services offered by telecommunications companies such as Verizon and AT&T. These telecommunications companies are upgrading their older copper wire telephone lines with high-bandwidth fiber optic lines in larger markets. These fiber optic lines provide significantly greater capacity, enabling the telecommunications companies to offer substantial HD programming content.
     In addition, the upcoming transition from analog to digital delivery will allow broadcasters to provide improved signal quality, offer additional channels including content broadcast in HD, and explore new business opportunities such as mobile video.
     We also expect to face increasing competition from companies who distribute/facilitate video services to consumers over the Internet. This growth of viable video alternatives over the Internet could negatively impact consumer demand for our products and services.
     This increasingly competitive environment may require us to increase subscriber acquisition and retention spending or accept lower subscriber acquisitions and higher subscriber churn.
     We may be required to make substantial additional investments in order to maintain competitive HD programming offerings.
     We believe that the availability and extent of HD programming has become and will continue to be a significant factor in consumer’s choice among pay-TV providers. Other pay-TV providers may have more successfully marketed and promoted their HD programming packages and may also be better equipped to increase their HD offerings to respond to increasing consumer demand for this content. We may be required to make substantial additional investments in infrastructure to respond to competitive pressure to deliver additional HD programming, and there can be no assurance that we will be able to compete effectively with HD program offerings from other pay-TV providers. In particular, in recent quarters, our capital expenditures have increased because we have made significant efforts to expand our HD capability and provide more of our subscribers with HD set top boxes.
     Technology in our industry changes rapidly and could cause our services and products to become obsolete.
     Our operating results are dependent to a significant extent upon our ability to continue to introduce new products and services on a timely basis and to reduce costs of our existing products and services. We may not be able to successfully identify new product or service opportunities or develop and market these opportunities in a timely or cost-effective manner. The success of new product development depends on many factors, including proper identification of customer need, cost, timely completion and introduction, differentiation from offerings of competitors and market acceptance.
     Technology in the pay-TV industry changes rapidly as new technologies are developed, which could cause our services and products to become obsolete. We and our suppliers may not be able to keep pace with technological developments. If the new technologies on which we intend to focus our research and development investments fail to achieve acceptance in the marketplace, our competitive position could be impaired causing a reduction in our revenues and earnings. We may also be at a competitive disadvantage in developing and introducing complex new products and technologies because of the substantial costs we may incur in making these products or technologies available across our installed base of over 13 million subscribers. For example, our competitors could be the first to obtain proprietary technologies that are perceived by the market as being superior. Further, after we have incurred substantial research and development costs, one or more of the technologies under our development, or under development by one or more of our strategic partners, could become obsolete prior to its introduction. In addition, delays in the delivery of components or other unforeseen problems in our DBS system may occur that could materially and adversely affect our ability to generate revenue, offer new services and remain competitive.
     Technological innovation is important to our success and depends, to a significant degree, on the work of technically skilled employees. We rely on EchoStar Corporation to design and develop set-top boxes with advanced features and functionality. If EchoStar is unable to attract and retain appropriately technically skilled employees, our competitive position could be materially and adversely affected.
     We may need additional capital, which may not be available on acceptable terms or at all, in order to continue investing in our business and to finance acquisitions and other strategic transactions.
     We may need to raise additional capital in the future to among other things, continue investing in our business, construct and launch new satellites, and to pursue acquisitions and other strategic transactions.
     Recent developments in the financial markets have made it more difficult and more costly for non-investment grade borrowers to access capital markets at acceptable terms or at all. In addition, weak market conditions may limit our ability to generate sufficient internal cash to fund these investments, capital expenditures, acquisitions and other strategic transactions. We cannot predict with any certainty whether or not we will be impacted by the current adverse credit market. As a result, these conditions make it difficult for us to accurately forecast and plan future business activities because we may not have access to funding sources necessary for us to pursue organic and strategic business development opportunities.
      AT&T’s termination of its distribution agreement with us may increase churn.
     Our distribution relationship with AT&T was a substantial contributor to our gross and net subscriber additions over the past several years, accounting for approximately 17% of our gross subscriber additions for the year ended December 31, 2008. This distribution relationship ended on January 31, 2009 and AT&T entered into a new distribution relationship with DirecTV. It may be difficult for us to develop alternative distribution channels that will fully replace AT&T and if we are unable to do so, our gross and net subscriber additions may be further impaired, our subscriber churn may increase, and our results of operations may be adversely affected. In addition, approximately one million of our current subscribers were acquired through our distribution relationship with AT&T and subscribers acquired through this channel have historically churned at a higher rate than our overall subscriber base. Although AT&T is not permitted to target these subscribers for transition to another pay-TV service and we and AT&T are required to maintain bundled billing and cooperative customer service for these subscribers, these subscribers may still churn at higher than historical rates following termination of the AT&T distribution relationship.
     As technology changes, and in order to remain competitive, we may have to upgrade or replace subscriber equipment and make substantial investments in our infrastructure.
     Our competitive position depends in part on our ability to offer new subscribers and upgrade existing subscribers with more advanced equipment, such as receivers with DVR and HD technology. Furthermore, the increase in demand for HD programming requires investments in additional satellite capacity. We may not be able to pass on to our subscribers the entire cost of these upgrades and infrastructure investments.
     We rely on EchoStar to design and develop all of our new set-top boxes and certain related components, and to provide transponder capacity, digital broadcast operations and other services for us. Our business would be adversely affected if EchoStar ceases to provide these services to us and we are unable to obtain suitable replacement services from third parties.
     EchoStar is our sole supplier of digital set-top boxes and digital broadcast operations. In addition, EchoStar is a key supplier of other satellite services to us. Because purchases from EchoStar are made pursuant to contracts that generally expire on January 1, 2010, EchoStar will have no obligation to supply digital set-top boxes and satellite services to us after that date. Equipment, transponder leasing and digital broadcast operation costs may increase beyond our current expectations. We may be unable to renew certain of these agreements for these services with EchoStar on acceptable terms or at all. EchoStar’s inability to develop and produce, or our inability to obtain, equipment with the latest technology, or our inability to obtain transponder capacity and digital broadcast operations and other services from third parties, could affect our subscriber acquisition and churn and cause related revenue to decline.
     Furthermore, any transition to a new supplier of set-top boxes could result in increased costs, resources and development and customer qualification time. Any reduction in our supply of set-top boxes could significantly delay our ability to ship set-top boxes to our subscribers and potentially damage our relationships with our subscribers.
     We rely on one or a limited number of vendors, and the inability of these key vendors to meet our needs could have a material adverse effect on our business.
     We have contracted with a limited number of vendors to provide certain key products or services to us such as information technology support, billing systems, and security access devices. Our dependence on these vendors makes our operations vulnerable to such third parties’ failure to perform adequately. In addition, we have historically relied on a single source for certain items. If these vendors are unable to meet our needs because they are no longer in business or because they discontinue a certain product or service we need, our business, financial position and results of operations may be adversely affected. Our inability to develop alternative sources quickly and on a cost-effective basis could materially impair our ability to timely deliver our products to our subscribers or operate our business. Furthermore, our vendors may request changes in pricing, payment terms or other contractual obligations between the parties which could cause us to make substantial additional investments.
     Our programming signals are subject to theft, and we are vulnerable to other forms of fraud that could require us to make significant expenditures to remedy.
     Increases in theft of our signal, or our competitors’ signals, could in addition to reducing new subscriber activations, also cause subscriber churn to increase. We use security access devices in our receiver systems to control access to authorized programming content. Our signal encryption has been compromised in the past and may be compromised in the future even though we continue to respond with significant investment in security measures, such as security access device replacement programs and updates in security software, that are intended to make signal theft more difficult. It has been our prior experience that security measures may be only effective for short periods of time or not at all and that we remain susceptible to additional signal theft. We cannot assure you that we will be successful in reducing or controlling theft of our programming content. To combat signal theft and improve the security of our broadcast system, we recently completed the replacement of our security access devices to re-secure our system. We cannot assure you that we will be successful in reducing or controlling theft of our programming content and we may incur additional costs in the future if our security access device replacement plan is not effective.

     We are also vulnerable to other forms of fraud. While we are addressing certain fraud through a number of actions, there can be no assurance that we will not continue to experience fraud which could impact our subscriber growth and churn. The current economic downturn may create greater incentive for signal theft and other forms of fraud, which could lead to higher subscriber churn and reduced revenue.
     We depend on third parties to solicit orders for DISH Network services that represent a significant percentage of our total gross subscriber acquisitions.
     A number of our retailers are not exclusive to us and may favor our competitors’ products and services over ours based on the relative financial arrangements associated with selling our products and those of our competitors. Furthermore, some of these retailers are significantly smaller than we are and may be more susceptible to current uncertain economic conditions that will make it more difficult for them to operate profitably. Because our retailers receive most of their incentive value at activation and not over an extended period of time, our interests in obtaining and retaining subscribers through good customer service may not always be aligned with our retailers. It may be difficult to better align our interests with our resellers’ because of their capital and liquidity constraints. Loss of certain of these relationships could have an adverse effect on our subscriber base and certain of our other key operating metrics because we may not be able to develop comparable alternative distribution channels.
     We depend on others to provide the programming that we offer to our subscribers and, if we lose access to this programming, our subscriber losses and subscriber churn may increase.
     We depend on third parties to provide us with programming services. Our programming agreements have remaining terms ranging from less than one to up to ten years and contain various renewal and cancellation provisions. We may not be able to renew these agreements on favorable terms or at all, and these agreements may be canceled prior to expiration of their original term. If we are unable to renew any of these agreements or the other parties cancel the agreements, we cannot assure you that we would be able to obtain substitute programming, or that such substitute programming would be comparable in quality or cost to our existing programming. In addition, the loss of programming could increase our subscriber churn. We also expect programming costs to continue to increase. We may be unable to pass programming costs on to our customers, which could have a material adverse effect on our business, financial condition and results of operations.
     Our competitors may be able to leverage their relationships with programmers so that they are able to reduce their programming costs and offer exclusive content that will place them at a competitive advantage to us.
     The cost of programming represents a large percentage of our overall costs. Certain of our competitors own directly or are affiliated with companies that own programming content that may enable them to obtain lower programming costs. Unlike our larger cable and satellite competitors, we have not made significant investments in programming providers. Furthermore, our competitors offer exclusive programming that may be attractive to prospective subscribers.
     We depend on the Cable Act for access to programming from cable-affiliate programmers at cost-effective rates.
     We purchase a large percentage of our programming from cable-affiliated programmers. The Cable Act’s provisions prohibiting exclusive contracting practices with cable affiliated programmers were extended for another five-year period in September 2007. Cable companies have appealed the FCC’s decision. We cannot predict the outcome or timing of that litigation. Any change in the Cable Act and the FCC’s rules that permit the cable industry or cable-affiliated programmers to discriminate against competing businesses, such as ours, in the sale of programming could adversely affect our ability to acquire cable-affiliated programming at all or to acquire programming on a cost-effective basis. Further, the FCC generally has not shown a willingness to enforce the program access rules aggressively. As a result, we may be limited in our ability to obtain access (or nondiscriminatory access) to programming from programmers that are affiliated with the cable system operators.
     In addition, affiliates of certain cable providers have denied us access to sports programming they feed to their cable systems terrestrially, rather than by satellite. To the extent that cable operators deliver additional programming terrestrially in the future, they may assert that this additional programming is also exempt from the program access laws. These restrictions on our access to programming could materially and adversely affect our ability to compete in regions serviced by these cable providers.

     We face increasing competition from other distributors of foreign language programming that may limit our ability to maintain our foreign language programming subscriber base.
     We face increasing competition from other distributors of foreign language programming, including programming distributed over the Internet. There can be no assurance that we will maintain subscribers in our foreign-language programming services. In addition, the increasing availability of foreign language programming from our competitors, which in certain cases has resulted from our inability to renew programming agreements on an exclusive basis or at all, could contribute to an increase in our subscriber churn. Our agreements with distributors of foreign language programming have varying expiration dates, and some agreements are on a month-to-month basis. There can be no assurance that we will be able to grow or maintain our foreign language programming subscriber base.
     Our local programming strategy faces uncertainty because we may not be able to obtain necessary retransmission consents from local network stations.
     The Satellite Home Viewer Improvement Act generally gives satellite companies a statutory copyright license to retransmit local broadcast channels by satellite back into the market from which they originated, subject to obtaining the retransmission consent of the local network station. If we fail to reach retransmission consent agreements with broadcasters we cannot carry their signals. This could have an adverse effect on our strategy to compete with cable and other satellite companies which provide local signals. While we have been able to reach retransmission consent agreements with most local network stations in markets where we currently offer local channels by satellite, roll-out of local channels in additional cities will require that we obtain additional retransmission agreements. We cannot be sure that we will secure these agreements or that we will secure new agreements on acceptable terms upon the expiration of our current retransmission consent agreements.
     We are subject to significant regulatory oversight and changes in applicable regulatory requirements could adversely affect our business.
     DBS operators are subject to significant government regulation, primarily by the FCC and, to a certain extent, by Congress, other federal agencies and international, state and local authorities. Depending upon the circumstances, noncompliance with legislation or regulations promulgated by these entities could result in the suspension or revocation of our licenses or registrations, the termination or loss of contracts or the imposition of contractual damages, civil fines or criminal penalties any of which could have a material adverse effect on our business, financial condition and results of operations. You should review the regulatory disclosures under the caption Item 1. Business — Government Regulation — FCC Regulation under the Communication Act of DISH’s Annual Report on Form 10-K for the year ended December 31, 2008.
     We have limited owned and leased satellite capacity and satellite failures could adversely affect our business.
     Operation of our subscription television service requires that we have adequate satellite transmission capacity for the programming we offer. Moreover, current competitive conditions require that we continue to expand our offering of new programming, particularly by expanding local HD coverage and offering more HD national channels. While we generally have had in-orbit satellite capacity sufficient to transmit our existing channels and some backup capacity to recover the transmission of certain critical programming, our backup capacity is limited.
     In the event of a failure or loss of any of our satellites, we may need to acquire or lease additional satellite capacity or relocate one of our other satellites and use it as a replacement for the failed or lost satellite. Such a failure could result in a prolonged loss of critical programming or a significant delay in our plans to expand programming as necessary to remain competitive and thus have a material adverse effect on our business, financial condition and results of operations.
     Our owned and leased satellites under construction are subject to risks related to launch that could limit our ability to utilize these satellites.
     Satellite launches are subject to significant risks, including delay, launch failure and incorrect orbital placement. Certain launch vehicles that may be used by us have either unproven track records or have experienced launch failures in the past. The risks of launch delay and failure are usually greater when the launch vehicle does not have a track record of previous successful flights. Launch failures result in significant delays in the deployment of satellites because of the need both to construct replacement satellites, which can take more than three years, and to obtain other launch opportunities. Such significant delays could materially and adversely affect our ability to generate revenues. If we were unable to obtain launch insurance, or obtain launch insurance at rates we deem commercially reasonable, and a significant launch failure were to occur, it could have a material adverse effect on our ability to generate revenues and fund future satellite procurement and launch opportunities.
     In addition, the occurrence of future launch failures may materially and adversely affect our ability to insure the launch of our satellites at commercially reasonable premiums, if at all. Please see further discussion under the caption “We currently have no commercial insurance coverage on the satellites we own” below.
     Our owned and leased satellites in orbit are subject to significant operational and environmental risks that could limit our ability to utilize these satellites.
     Satellites are subject to significant operational risks while in orbit. These risks include malfunctions, commonly referred to as anomalies, that have occurred in our satellites and the satellites of other operators as a result of various factors, such as satellite manufacturers’ errors, problems with the power systems or control systems of the satellites and general failures resulting from operating satellites in the harsh environment of space.
     Although we work closely with the satellite manufacturers to determine and eliminate the cause of anomalies in new satellites and provide for redundancies of many critical components in the satellites, we may experience anomalies in the future, whether of the types described above or arising from the failure of other systems or components.
     Any single anomaly or series of anomalies could materially and adversely affect our operations and revenues and our relationship with current customers, as well as our ability to attract new customers for our multi-channel video services. In particular, future anomalies may result in the loss of individual transponders on a satellite, a group of transponders on that satellite or the entire satellite, depending on the nature of the anomaly. Anomalies may also reduce the expected useful life of a satellite, thereby reducing the channels that could be offered using that satellite, or create additional expenses due to the need to provide replacement or back-up satellites. You should review the disclosures relating to satellite anomalies set forth under Note 6 in the Notes to the Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K/A for the year ended December 31, 2008 and Note 6 in the Notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the three months ended September 30, 2009.
     Meteoroid events pose a potential threat to all in-orbit satellites. The probability that meteoroids will damage those satellites increases significantly when the Earth passes through the particulate stream left behind by comets. Occasionally, increased solar activity also poses a potential threat to all in-orbit satellites.
     Some decommissioned spacecraft are in uncontrolled orbits which pass through the geostationary belt at various points, and present hazards to operational spacecraft, including our satellites. We may be required to perform maneuvers to avoid collisions and these maneuvers may prove unsuccessful or could reduce the useful life of the satellite through the expenditure of fuel to perform these maneuvers. The loss, damage or destruction of any of our satellites as a result of an electrostatic storm, collision with space debris, malfunction or other event could have a material adverse effect on our business, financial condition and results of operations.
     Our owned and leased satellites have minimum design lives of 12 years, but could fail or suffer reduced capacity before then.
     Our ability to earn revenue depends on the usefulness of our satellites, each of which has a limited useful life. A number of factors affect the useful lives of the satellites, including, among other things, the quality of their construction, the durability of their component parts, the ability to continue to maintain proper orbit and control over the satellite’s functions, the efficiency of the launch vehicle used, and the remaining on-board fuel following orbit insertion. Generally, the minimum design life of each of our satellites is 12 years. We can provide no assurance, however, as to the actual useful lives of the satellites.
     In the event of a failure or loss of any of our satellites, we may need to acquire or lease additional satellite capacity or relocate one of our other satellites and use it as a replacement for the failed or lost satellite, any of which could have a material adverse effect on our business, financial condition and results of operations. A relocation would require FCC approval and, among other things, a showing to the FCC that the replacement satellite would not cause additional interference compared to the failed or lost satellite. We cannot be certain that we could obtain such FCC approval. If we choose to use a satellite in this manner, this use could adversely affect our ability to meet the operation deadlines associated with our authorizations. Failure to meet those deadlines could result in the loss of such authorizations, which would have an adverse effect on our ability to generate revenues.
     We currently have no commercial insurance coverage on the satellites we own and could face significant impairment charges if one of our satellites fails.
     Generally, we do not carry launch or in-orbit insurance on the satellites we use. We currently do not carry in-orbit insurance on any of our satellites and do not use commercial insurance to mitigate the potential financial impact of in-orbit failures because we believe that the cost of insurance premiums is uneconomical relative to the risk of satellite failure. If one or more of our in-orbit satellites fail, we could be required to record significant impairment charges.
     We may have potential conflicts of interest with EchoStar due to DISH’s common ownership and management.
     We are an indirect, wholly-owned subsidiary of DISH, which controls all of our voting power and appoints all of our officers and directors. As a result of DISH’s control over us, questions relating to conflicts of interest may arise between EchoStar and us in a number of areas relating to past and ongoing relationships between DISH and EchoStar. Areas in which conflicts of interest between EchoStar and us, as a result of our relationship with DISH, could arise include, but are not limited to, the following:
•	Cross officerships, directorships and stock ownership. DISH and we have significant overlap in directors and executive officers with EchoStar, which may lead to conflicting interests. For instance, certain of DISH’s and our executive officers, including Charles W. Ergen, DISH’s and our Chairman, President and Chief Executive Officer , serve as executive officers of EchoStar and provide management services to EchoStar pursuant to a management services agreement between EchoStar and DISH. These individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. Furthermore, DISH’s and our board of directors include persons who are members of the board of directors of EchoStar, including Mr. Ergen, who serves as the Chairman of EchoStar and DISH and as one of our directors. The executive officers and the members of DISH’s and our board of directors who overlap with EchoStar have fiduciary duties to EchoStar’s shareholders. For example, there is the potential for a conflict of interest when DISH and us, on the one hand, or EchoStar, on the other hand, look at acquisitions and other corporate opportunities that may be suitable for both companies. In addition, DISH’s and our directors and officers own EchoStar stock and options to purchase EchoStar stock, which they acquired or were granted prior to the Spin-off of EchoStar from DISH, including Mr. Ergen, who owns approximately 55.0% of the total equity and controls approximately 88.0% of the voting power of EchoStar. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for DISH and us, on the one hand, and EchoStar, on the other hand.

•	Intercompany agreements related to the Spin-off. DISH has entered into certain agreements with EchoStar pursuant to which DISH provides EchoStar with certain management, administrative, accounting, tax, legal and other services, for which EchoStar pays DISH at its cost plus a fixed margin. In addition, DISH has entered into a number of intercompany agreements covering matters such as tax sharing and EchoStar’s responsibility for certain liabilities previously undertaken by DISH for certain of EchoStar’s businesses. DISH and us have also entered into certain commercial agreements with EchoStar pursuant to which EchoStar is, among other things, obligated to sell to DISH and us at specified prices, set-top boxes and related equipment. The terms of these agreements were established while EchoStar was a wholly-owned subsidiary of DISH and us and were not the result of arm’s length negotiations. The allocation of assets, liabilities, rights, indemnifications and other obligations between EchoStar and DISH under the separation and other intercompany agreements DISH entered into with EchoStar in connection with the Spin-off of EchoStar from DISH do not necessarily reflect what two unaffiliated parties might have agreed to. Had these agreements been negotiated with unaffiliated third parties, their terms may have been more favorable, or less favorable, to DISH. In addition, conflicts could arise between DISH and us, on the one hand, and EchoStar, on the other hand, in the interpretation or any extension or renegotiation of these existing agreements.

•	Future intercompany transactions. In the future, EchoStar or its affiliates may enter into transactions with DISH or its subsidiaries or other affiliates. Although the terms of any such transactions will be established based upon negotiations between EchoStar and DISH and, when appropriate, subject to the approval of the disinterested directors on DISH’s board or a committee of disinterested directors, there can be no assurance that the terms of any such transactions will be as favorable to DISH or its subsidiaries or affiliates as may otherwise be obtained in arm’s length negotiations.

•	Business Opportunities. DISH has retained interests in various U.S. and international companies that have subsidiaries or controlled affiliates that own or operate domestic or foreign services that may compete with services offered by EchoStar. DISH may also compete with EchoStar when we participate in auctions for spectrum or orbital slots for satellites. In addition, EchoStar may in the future use its satellites, uplink and transmission assets to compete directly against DISH in the subscription television business.
     Neither we nor DISH may be able to resolve any potential conflicts, and, even if either we or DISH do so, the resolution may be less favorable than if either we or DISH were dealing with an unaffiliated party.
     DISH does not have any agreements with EchoStar that restrict us from selling our products to competitors of EchoStar. DISH also does not have any agreements with EchoStar that would prevent us from competing with EchoStar.
     We rely on key personnel and the loss of their services or the inability to attract and retain them may negatively affect our businesses.
     We believe that our future success will depend to a significant extent upon the performance of Charles W. Ergen, our Chairman, President and Chief Executive Officer and certain other executives. The loss of Mr. Ergen or of certain other key executives could have a material adverse effect on our business, financial condition and results of operations. Although all of our executives have executed agreements limiting their ability to work for or consult with competitors if they leave us, we do not have employment agreements with any of them. Pursuant to a management services agreement with EchoStar entered into at the time of the Spin-off, we have agreed to make certain of our key officers available to provide services to EchoStar. In addition, Mr. Ergen also serves as Chairman, President and Chief Executive Officer of EchoStar. To the extent Mr. Ergen and such other officers are performing services for EchoStar, this may divert their time and attention away from our business and may therefore adversely affect our business.
     Our parent, DISH, is controlled by one principal stockholder who is also our Chairman, President and Chief Executive Officer.
     Charles W. Ergen, DISH’s Chairman, President and Chief Executive Officer, currently beneficially owns approximately 42.0% of DISH’s total equity securities and possesses approximately 58.0% of the total voting power of DISH. Mr. Ergen’s beneficial ownership of shares of DISH’s Class A Common Stock excludes 88,496,990 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock currently held by certain trusts established by Mr. Ergen for the benefit of his family. These trusts beneficially own approximately 33.0% of DISH’s total equity securities and possess approximately 34.0% of the total voting power of DISH. Through his voting power, Mr. Ergen has the ability to elect a majority of DISH’s directors and to control all other matters requiring the approval of DISH’s stockholders. As a result, DISH is a “controlled company” as defined in the Nasdaq listing rules and is, therefore, not subject to Nasdaq requirements that would otherwise require DISH to have (i) a majority of independent directors; (ii) a nominating committee composed solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.
     We are party to various lawsuits which, if adversely decided, could have a significant adverse impact on our business, particularly lawsuits regarding intellectual property.
     We are subject to various legal proceedings and claims which arise in the ordinary course of business, including among other things, disputes with programmers regarding fees. Many entities, including some of our competitors, have or may in the future obtain patents and other intellectual property rights that cover or affect products or services related to those that we offer. In general, if a court determines that one or more of our products infringes on intellectual property held by others, we may be required to cease developing or marketing those products, to obtain licenses from the holders of the intellectual property at a material cost, or to redesign those products in such a way as to avoid infringing the patent claims. If those intellectual property rights are held by a competitor, we may be unable to obtain the intellectual property at any price, which could adversely affect our competitive position.

Please see further discussion under Item 1. Business — Patents and Trademarks of DISH’s Annual Report on Form 10-K for the year ended December 31, 2008.
     We may pursue acquisitions and other strategic transactions to complement or expand our business which may not be successful and in which we may lose the entire value of our investment.
     Our future success may depend on opportunities to buy other businesses or technologies that could complement, enhance or expand our current business or products or that might otherwise offer us growth opportunities. We may not be able to complete such transactions and such transactions, if executed, pose significant risks and could have a negative effect on our operations. Any transactions that we are able to identify and complete may involve a number of risks, including:
•	the diversion of our management’s attention from our existing business to integrate the operations and personnel of the acquired or combined business or joint venture;

•	possible adverse effects on our operating results during the integration process;

•	a high degree of risk involved in these transactions, which could become substantial over time, and higher exposure to significant financial losses if the underlying ventures are not successful; and

•	our possible inability to achieve the intended objectives of the transaction.
     In addition, we may not be able to successfully or profitably integrate, operate, maintain and manage our newly acquired operations or employees. We may not be able to maintain uniform standards, controls, procedures and policies, and this may lead to operational inefficiencies.
     New acquisitions, joint ventures and other transactions may require the commitment of significant capital that would otherwise be directed to investments in our existing businesses or be distributed to our shareholder.
     Our business depends substantially on FCC licenses that can expire or be revoked or modified and applications that may not be granted.
     If the FCC were to cancel, revoke, suspend or fail to renew any of our licenses or authorizations, it could have a material adverse effect on our financial condition, profitability and cash flows. Specifically, loss of a frequency authorization would reduce the amount of spectrum available to us, potentially reducing the amount of programming and other services available to our subscribers. The materiality of such a loss of authorizations would vary based upon, among other things, the location of the frequency used or the availability of replacement spectrum. In addition, Congress often considers and enacts legislation that could affect us, and FCC proceedings to implement the Communications Act and enforce its regulations are ongoing. We cannot predict the outcomes of these legislative or regulatory proceedings or their effect on our business.
     We are subject to digital HD “carry-one-carry-all” requirements that cause capacity constraints.
     In order to provide any full-power analog local broadcast signal in any market today, we are required to retransmit all qualifying analog broadcast signals in that market (“carry-one-carry-all”). The digital transition that took place on June 12, 2009 required all full-power broadcasters to cease transmission using analog signals and switch over to digital signals. The switch to digital provides broadcasters significantly greater capacity to provide high definition and multi-cast programming. However, during March 2008, the FCC adopted new digital carriage rules that require DBS providers to phase in “carry-one-carry-all” obligations with respect to the carriage of full-power broadcasters’ HD signals by February 2013. The carriage of additional HD signals on our DBS system could cause us to experience significant capacity constraints and limit the number of local markets that we can serve. The digital transition has also necessitated resource-intensive efforts by us to transition broadcast signals switching from analog to digital at the hundreds of local facilities we utilize across the nation to receive local channels and transmit them to our uplink facilities.
     In addition, the FCC is now considering whether to require DBS providers to carry broadcast stations in both standard definition and high definition starting in 2010, in conjunction with the phased-in HD carry-one, carry-all requirements adopted by the FCC. If we were required to carry multiple versions of each broadcast station, we would have to dedicate more of our finite satellite capacity to each broadcast station, which may force us to reduce the number of local markets served and limit our ability to meet competitive needs. We cannot predict the outcome or timing of that proceeding.
     We cannot assure you that there will not be deficiencies leading to material weaknesses in our internal control over financial reporting.
     We periodically evaluate and test our internal control over financial reporting in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act. Although our management has concluded that our internal control over financial reporting was effective as of December 31, 2008, if in the future we are unable to report that our internal control over financial reporting is effective (or if our auditors do not agree with our assessment of the effectiveness of, or are unable to express an opinion on, our internal control over financial reporting), investors, customers and business partners could lose confidence in the accuracy of our financial reports, which could in turn have a material adverse effect on our business and investor confidence in our financial results may weaken.
Risks Related to the Notes and the Exchange Offer
     There may be adverse consequences if you do not exchange your outstanding notes.
     If you do not exchange your old notes for Notes in the exchange offer, you will continue to be subject to restrictions on transfer of your old notes as set forth in the prospectus distributed in connection with the private offering of the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. You should refer to “Summary — The Exchange Offer” and “The Exchange Offer” for information about how to tender your old notes.
     The tender of old notes under the exchange offer will reduce the outstanding amount of the old notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the old notes due to a reduction in liquidity.
     We have substantial debt outstanding and may incur additional debt.
     As of September 30, 2009, our total debt, including the debt of our subsidiaries, was approximately $6.103 billion and on a pro forma basis, after giving effect to the issuance of the old notes on October 5, 2009, we would have approximately $6.503 billion in total debt outstanding.
     Our debt levels could have significant consequences, including:
•	making it more difficult to satisfy our obligations;

•	a dilutive effect on our outstanding equity capital or future earnings;

•	increasing our vulnerability to general adverse economic conditions, including changes in interest rates;

•	limiting our ability to obtain additional financing;

•	requiring us to devote a substantial portion of our available cash and cash flow to make interest and principal payments on our debt, thereby reducing the amount of available cash for other purposes;

•	limiting our financial and operating flexibility in responding to changing economic and competitive conditions; and

•	placing us at a disadvantage compared to our competitors that have relatively less debt.
     In addition, we may incur substantial additional debt in the future. The terms of the indentures relating to our outstanding senior notes and the indenture governing the notes offered hereby permit us to incur substantial additional debt. If new debt is added to our current debt levels, the risks we now face could intensify.
     We may be required to raise and refinance indebtedness during unfavorable market conditions.
     Our business plans may require that we raise additional debt to capitalize on our business opportunities. Recent developments in the financial markets have made it more difficult for issuers of high yield indebtedness such as us to access capital markets at reasonable rates. Currently, we have not been materially impacted by events in the current credit market. However, we cannot predict with any certainty whether or not we will be impacted in the future by the current conditions which may adversely affect our ability to secure additional financing to support our growth initiatives.
     We depend upon our subsidiaries’ earnings to make payments on our indebtedness.
     We have substantial debt service requirements that make us vulnerable to changes in general economic conditions. Our existing indentures restrict our and certain of our subsidiaries’ ability to incur additional debt. It may therefore be difficult for us to obtain additional debt if required or desired in order to implement our business strategy.
     Since we conduct substantial operations through subsidiaries, our ability to service our debt obligations may depend upon the earnings of our subsidiaries and the payment of funds by our subsidiaries to us in the form of loans, dividends or other payments. We have few assets of significance other than the capital stock of our subsidiaries. Our subsidiaries are separate legal entities. Furthermore, our subsidiaries are not obligated to make funds available to us, and creditors of our subsidiaries will have a superior claim to certain of our subsidiaries’ assets. In addition, our subsidiaries’ ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. We cannot assure you that DISH or our subsidiaries will be able to pay dividends or otherwise contribute or distribute funds to us in an amount sufficient to pay the principal of or interest on the indebtedness owed by us.
     The Notes are unsecured, and the Notes will be effectively subordinated to any future secured debt.
     The Notes are unsecured and will rank equal in right of payment with our existing and future unsecured and unsubordinated senior debt. The Notes will be effectively subordinated to any future secured debt to the extent of the value of the assets that secure the indebtedness. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the Notes, payment on the Notes could be less, ratably, than on any secured indebtedness. We may not have sufficient assets remaining after payment to our secured creditors to pay amounts due on any or all of the Notes then outstanding.
     The guarantees of the Notes by our subsidiaries may be subject to challenge.
     Our obligations under the Notes will be guaranteed jointly and severally by our principal operating subsidiaries. It is possible that if the creditors of the subsidiary guarantors challenge the subsidiary guarantees as a fraudulent conveyance under relevant federal and state statutes, under certain circumstances (including a finding that a subsidiary guarantor was insolvent at the time its guarantee of the Notes was issued), a court could hold that the obligations of a subsidiary guarantor under a subsidiary guarantee may be voided or are subordinate to other obligations of a subsidiary guarantor. In addition, it is possible that the amount for which a subsidiary guarantor is liable under a subsidiary guarantee may be limited. The measure of insolvency for purposes of the foregoing may vary depending on the law of the jurisdiction that is being applied. Generally, however, a company would be considered insolvent if the sum of its debts is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature. The Indenture provides that the obligations of the subsidiary guarantors under the subsidiary guarantees will be limited to amounts that will not result in the subsidiary guarantees being a fraudulent conveyance under applicable law. See “Description of the Notes — Guarantees.”
     The covenants in the Indenture will not necessarily restrict our ability to take actions that may impair our ability to repay the Notes.
     Although the Indenture governing the Notes includes covenants that will restrict us from taking certain actions, the terms of these covenants include important exceptions which you should review carefully before investing in the Notes. Notwithstanding the covenants in the Indenture, we expect that we will continue to be able to incur substantial additional indebtedness and to make significant investments and other restricted payments without significant restrictions under the Indenture, including actions which may adversely affect our ability to perform our obligations under the Indenture. We are able to incur additional indebtedness based on a multiple of our Consolidated Cash Flow for the most recent four fiscal quarters, and we are able to make restricted payments (including investments) in an amount that is based in part upon our cumulative Consolidated Cash Flow since January 1, 2002. See “Description of the Notes — Certain Covenants.”
     We may be unable to repay or repurchase the Notes upon a change of control.
     There is no sinking fund with respect to the Notes, and the entire outstanding principal amount of the Notes will become due and payable on its maturity date. If we experience a Change of Control Event, as defined in the indenture, you may require us to repurchase all or a portion of your Notes prior to maturity. See “Description of the Notes — Change of Control Offer.” We may not have sufficient funds or be able to arrange for additional financing to repay the Notes at maturity or to repurchase Notes tendered to us following a change of control.
     The terms of our existing senior notes and the outstanding convertible notes of DISH may require us or them to offer to repurchase those securities upon a change of control of DISH, limiting the amount of funds available to us, if any, to repurchase the Notes. If we have insufficient funds to redeem all Notes that holders tender for purchase upon the occurrence of a change of control, and we are unable to raise additional capital, an event of default could occur under the Indenture. An event of default could cause any other debt that we have to become automatically due, further exacerbating our financial condition and diminishing the value and liquidity of the Notes. We cannot assure you that additional capital would be available to us on acceptable terms, or at all.
     There may be no public market for the Notes; and the Notes are subject to restrictions on transfer.
     The Notes will be a new issue of securities with no established trading market. We cannot assure you that any market for the Notes will develop or, if it does develop, that it will be maintained. If a trading market is established, various factors could have a material adverse effect on the trading of the Notes, including fluctuations in the prevailing interest rates. We do not intend to apply for a listing of the Notes on any securities exchange.
     The Notes will be issued with original issue discount for United States federal income tax purposes.
     The Notes will be treated as issued with the same amount of original issue discount (“OID”) as the 7.875% Senior Notes due 2019 that were issued by us on August 17, 2009 in a private offering. A United States Holder (as defined in “Certain United States Federal Income Tax Considerations”) will be required to include the remaining OID (i.e., the excess of the stated principal amount over the adjusted issue price of the Notes as of the issue date of the Notes) in gross income on a constant yield basis for United States federal income tax purposes in advance of the receipt of cash payments to which such income is attributable, regardless of such United States Holders’ method of accounting for U.S. federal income tax purposes. However, such amount may be reduced by the portion of the acquisition premium such United States Holder has properly allocated to that year. See “Certain United States Federal Income Tax Considerations.”
     If a bankruptcy petition were filed by or against us, holders of Notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the Notes.
     If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the Notes, the claim by any holder of the Notes for the principal amount of the Notes may be limited to an amount equal to the sum of:
•	the original issue price for the Notes; and

•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.
     Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the Notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the Notes, even if sufficient funds are available.”

BUSINESS
Brief Description of Our Business
     DDBS is a holding company and an indirect, wholly-owned subsidiary of DISH Network Corporation, a publicly traded company listed on the Nasdaq Global Select Market. DDBS was formed under Colorado law in January 1996. We refer readers of this prospectus to DISH’s Annual Report on Form 10-K for the year ended December 31, 2008.
     We operate the DISH Network® television service (“DISH Network”) which is the nation’s third largest pay-TV provider, with approximately 13.851 million customers across the United States as of September 30, 2009. Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112 and our telephone number is (303) 723-1000.
     On January 1, 2008, DISH completed a tax-free distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar Corporation (“EchoStar”) which was incorporated in Nevada on October 12, 2007. DISH and EchoStar now operate as separate publicly-traded companies, and neither entity has any ownership interest in the other. However, a substantial majority of the voting power of both companies is owned beneficially by Charles W. Ergen, our Chairman, President and Chief Executive Officer or by certain trusts established by Mr. Ergen for the benefit of his family.
Business Strategy
     Our business strategy is to be the best provider of video services in the United States by providing high-quality products, outstanding customer service, and great value.
•	High-Quality Products. We offer a wide selection of local and national programming, featuring more national and local HD channels than most pay-TV providers and the only HD-only programming packages currently available in the industry. We have been a technology leader in our industry, introducing award-winning DVRs, dual tuner receivers, 1080p video on demand, and external hard drives. We plan to leverage Slingbox “placeshifting” technology and other technologies to maintain and improve our competitiveness in the future.

•	Outstanding Customer Service. We strive to provide outstanding customer service by improving the quality of the initial installation of subscriber equipment, improving the reliability of our equipment, better educating our customers about our products and services, and resolving customer problems promptly and effectively when they do arise.

•	Great Value. We have historically been viewed as the low-cost provider in the pay-TV industry because we offer the lowest everyday prices available to consumers after introductory promotions expire. We believe that a key factor to being a value leader in the industry is our low cost structure which is an asset we continuously strive to maintain.

Properties
     The following table sets forth certain information concerning the principal properties of DISH.

				Leased From
		Approximate			Other
	Segment(s)	Square			Third
Description/Use/Location	Using Property	Footage	Owned	EchoStar	Party
Corporate headquarters, Englewood, Colorado	All	476,000		X
Customer call center, Littleton, Colorado	DISH Network	202,000		X
Service center, Englewood, Colorado	DISH Network	93,343		X
Service center, Spartanburg, South Carolina	DISH Network	316,000			X
Customer call center, warehouse and service center, El Paso, Texas	DISH Network	171,000	X
Customer call center, McKeesport, Pennsylvania	DISH Network	106,000			X
Customer call center, Christiansburg, Virginia	DISH Network	103,000	X
Customer call center and general offices, Tulsa, Oklahoma	DISH Network	79,000			X
Customer call center and general offices, Pine Brook, New Jersey	DISH Network	67,000			X
Customer call center, Alvin, Texas	DISH Network	60,000			X
Customer call center, Phoenix, Arizona	DISH Network	57,000			X
Customer call center, College Point, New York	DISH Network	60,000			X
Customer call center, Thornton, Colorado	DISH Network	55,000	X
Customer call center, Harlingen, Texas	DISH Network	54,000	X
Customer call center, Bluefield, West Virginia	DISH Network	50,000	X
Customer call center, Hilliard, Ohio	DISH Network	31,000			X
Warehouse, distribution and service center, Atlanta, Georgia	DISH Network	250,000			X
Warehouse and distribution center, Denver, Colorado	DISH Network	303,000			X
Warehouse and distribution center, Sacramento, California	DISH Network	82,000	X
Warehouse, Denver, Colorado	DISH Network	44,000	X
     In addition to the principal properties listed above, we operate several DISH Network service centers strategically located in regions throughout the United States. Furthermore, we own or lease capacity on 11 satellites which are a major component of our DISH Network DBS System.

Legal Proceedings
     In connection with the Spin-off, DISH entered into a separation agreement with EchoStar, which provides among other things for the division of certain liabilities, including liabilities resulting from litigation. Under the terms of the separation agreement, EchoStar has assumed certain liabilities that relate to its business including certain designated liabilities for acts or omissions prior to the Spin-off. Certain specific provisions govern intellectual property related claims under which, generally, EchoStar will only be liable for its acts or omissions following the Spin-off and DISH will indemnify EchoStar for any liabilities or damages resulting from intellectual property claims relating to the period prior to the Spin-off as well as its acts or omissions following the Spin-off.
Acacia
     During 2004, Acacia Media Technologies (“Acacia”) filed a lawsuit against us and EchoStar in the United States District Court for the Northern District of California. The suit also named DirecTV, Comcast, Charter, Cox and a number of smaller cable companies as defendants. Acacia is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein. The suit alleges infringement of United States Patent Nos. 5,132,992, 5,253,275, 5,550,863, 6,002,720 and 6,144,702, which relate to certain systems and methods for transmission of digital data. On September 25, 2009, the Court granted summary judgment to defendants on invalidity grounds, and dismissed the action with prejudice. The plaintiffs have appealed.
     We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Broadcast Innovation, L.L.C.
     During 2001, Broadcast Innovation, L.L.C. (“Broadcast Innovation”) filed a lawsuit against us, EchoStar, DirecTV, Thomson Consumer Electronics and others in United States District Court in Denver, Colorado. The suit alleges infringement of United States Patent Nos. 6,076,094 (the ‘094 patent) and 4,992,066 (the ‘066 patent). The ‘094 patent relates to certain methods and devices for transmitting and receiving data along with specific formatting information for the data. The ‘066 patent relates to certain methods and devices for providing the scrambling circuitry for a pay television system on removable cards. Subsequently, DirecTV and Thomson settled with Broadcast Innovation leaving us as the only defendant.
     During 2004, the judge issued an order finding the ‘066 patent invalid. Also in 2004, the Court found the ‘094 patent invalid in a parallel case filed by Broadcast Innovation against Charter and Comcast. In 2005, the United States Court of Appeals for the Federal Circuit overturned the ‘094 patent finding of invalidity and remanded the Charter case back to the District Court. During June 2006, Charter filed a reexamination request with the United States Patent and Trademark Office. The Court has stayed the Charter case pending reexamination, and our case has been stayed pending resolution of the Charter case.
     We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Channel Bundling Class Action
     On September 21, 2007, a purported class of cable and satellite subscribers filed an antitrust action against us in the United States District Court for the Central District of California. The suit also names as defendants DirecTV, Comcast, Cablevision, Cox, Charter, Time Warner, Inc., Time Warner Cable, NBC Universal, Viacom, Fox Entertainment Group, and Walt Disney Company. The suit alleges, among other things, that the defendants engaged in a conspiracy to provide customers with access only to bundled channel offerings as opposed to giving customers the ability to purchase channels on an “a la carte” basis. On October 16, 2009, the Court granted defendants’ motion to dismiss with prejudice. The plaintiffs have appealed. We intend to vigorously defend this case. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Enron Commercial Paper Investment
     During October 2001, we received approximately $40 million from the sale of Enron commercial paper to a third party broker. That commercial paper was ultimately purchased by Enron. During November 2003, an action was commenced in the United States Bankruptcy Court for the Southern District of New York against approximately 100 defendants, including us, who invested in Enron’s commercial paper. On April 7, 2009, we settled the litigation for an immaterial amount.
ESPN
     On January 30, 2008, we filed a lawsuit against ESPN, Inc., ESPN Classic, Inc., ABC Cable Networks Group, Soapnet L.L.C., and International Family Entertainment (collectively “ESPN”) for breach of contract in New York State Supreme Court. Our complaint alleges that ESPN failed to provide us with certain high-definition feeds of the Disney Channel, ESPN News, Toon, and ABC Family. ESPN asserted a counterclaim, and then filed a motion for summary judgment, alleging that we owed approximately $35 million under the applicable affiliation agreements. We brought a motion to amend our complaint to assert that ESPN was in breach of certain most-favored-nation provisions under the affiliation agreements. On April 15, 2009, the trial court granted our motion to amend the complaint, and granted, in part, ESPN’s motion on the counterclaim, finding that we are liable for some of the amount alleged to be owing but that the actual amount owing is disputed and will have to be determined at a later date. We will appeal the partial grant of ESPN’s motion. Since the partial grant of ESPN’s motion, they have sought an additional $30 million under the applicable affiliation agreements. We intend to vigorously prosecute and defend this case. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Finisar Corporation
     Finisar Corporation (“Finisar”) obtained a $100 million verdict in the United States District Court for the Eastern District of Texas against DirecTV for patent infringement. Finisar alleged that DirecTV’s electronic program guide and other elements of its system infringe United States Patent No. 5,404,505 (the ‘505 patent).
     During 2006, we and EchoStar, together with NagraStar LLC, filed a Complaint for Declaratory Judgment in the United States District Court for the District of Delaware against Finisar that asks the Court to declare that we do not infringe, and have not infringed, any valid claim of the ‘505 patent. During April 2008, the Federal Circuit reversed the judgment against DirecTV and ordered a new trial. On May 19, 2009, the District Court granted summary judgment to DirecTV, and dismissed the action with prejudice. Finisar is appealing that decision. Our case is stayed until the DirecTV action is resolved.
     We intend to vigorously prosecute this case. In the event that a Court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to modify our system architecture. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Global Communications
     During April 2007, Global Communications, Inc. (“Global”) filed a patent infringement action against us and EchoStar in the United States District Court for the Eastern District of Texas. The suit alleges infringement of United States Patent No. 6,947,702 (the ‘702 patent), which relates to satellite reception. In October 2007, the United States Patent and Trademark Office granted our request for reexamination of the ‘702 patent and issued an initial Office Action finding that all of the claims of the ‘702 patent were invalid. At the request of the parties, the District Court stayed the litigation until the reexamination proceeding is concluded and/or other Global patent applications issue.
     During June 2009, Global filed a patent infringement action against us and EchoStar in the United States District Court for the Northern District of Florida. The suit alleges infringement of United States Patent No. 7,542,717 (the ‘717 patent), which relates to satellite reception.
     We intend to vigorously defend these cases. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Guardian Media
     During December 2008, Guardian Media Technologies LTD (“Guardian”) filed suit against us, EchoStar, EchoStar Technologies L.L.C., DirecTV and several other defendants in the United States District Court for the Central District of California alleging infringement of United States Patent Nos. 4,930,158 and 4,930,160. Both patents are expired and relate to certain parental lock features. On September 9, 2009, Guardian voluntarily dismissed the case against us with prejudice.
Katz Communications
     During June 2007, Ronald A. Katz Technology Licensing, L.P. (“Katz”) filed a patent infringement action against us in the United States District Court for the Northern District of California. The suit alleges infringement of 19 patents owned by Katz. The patents relate to interactive voice response, or IVR, technology.
     We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Multimedia Patent Trust
     On February 13, 2009, Multimedia Patent Trust (“MPT”) filed suit against us, EchoStar, DirecTV and several other defendants in the United States District Court for the Southern District of California alleging infringement of United States Patent Nos. 4,958,226, 5,227,878, 5,136,377, 5,500,678 and 5,563,593, which relate to video encoding, decoding and compression technology. MPT is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.
     We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
NorthPoint Technology
     On July 2, 2009, NorthPoint Technology, Ltd (“Northpoint”) filed suit against us, EchoStar, and DirecTV in the United States District Court for the Western District of Texas alleging infringement of United States Patent No. 6,208,636 (the ‘636 patent). The ‘636 patent relates to the use of multiple low-noise block converter feedhorns, or LNBFs, which are antennas used for satellite reception.
     We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Personalized Media Communications
     In February 2008, Personalized Media Communications, Inc. filed suit against us, EchoStar and Motorola, Inc. in the United States District Court for the Eastern District of Texas alleging infringement of United States Patent Nos. 4,694,490, 5,109,414, 4,965,825, 5,233,654, 5,335,277, and 5,887,243, which relate to satellite signal processing.
     We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Retailer Class Actions
     During 2000, lawsuits were filed by retailers in Colorado state and federal courts attempting to certify nationwide classes on behalf of certain of our retailers. The plaintiffs are requesting the Courts declare certain provisions of, and changes to, alleged agreements between us and the retailers invalid and unenforceable, and to award damages for lost incentives and payments, charge backs, and other compensation. We have asserted a variety of counterclaims. The federal court action has been stayed during the pendency of the state court action. We filed a motion for summary judgment on all counts and against all plaintiffs. The plaintiffs filed a motion for additional time to conduct discovery to enable them to respond to our motion. The state court granted limited discovery which ended during 2004. The plaintiffs claimed we did not provide adequate disclosure during the discovery process. The state court agreed, and denied our motion for summary judgment as a result. In April 2008, the state court granted plaintiff’s class certification motion and in January 2009, the state court entered an order excluding certain evidence that we can present at trial based on the prior discovery issues. The state court also denied plaintiffs’ request to dismiss our counterclaims. The final impact of the court’s evidentiary ruling cannot be fully assessed at this time. In May 2009, plaintiffs filed a motion for default judgment based on new allegations of discovery misconduct. We intend to vigorously defend this case. We cannot predict with any degree of certainty the outcome of the lawsuit or determine the extent of any potential liability or damages.
Technology Development Licensing
     On January 22, 2009, Technology Development and Licensing LLC (“TechDev”) filed suit against us and EchoStar in the United States District Court for the Northern District of Illinois alleging infringement of United States Patent No. 35, 952, which relates to certain favorite channel features. In July 2009, the Court granted our motion to stay the case pending two re-examination petitions before the Patent and Trademark Office.
     We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Tivo Inc.
     During January 2008, the United States Court of Appeals for the Federal Circuit affirmed in part and reversed in part the April 2006 jury verdict concluding that certain of our digital video recorders, or DVRs, infringed a patent held by Tivo. As of September 2008, we had recorded a total reserve of $132 million on our Condensed Consolidated Balance Sheets to reflect the April 2006 jury verdict, supplemental damages through September 2006 and pre-judgment interest awarded by the Texas court, together with the estimated cost of potential further software infringement prior to implementation of our alternative technology, discussed below, plus interest subsequent to entry of the judgment. In its January 2008 decision, the Federal Circuit affirmed the jury’s verdict of infringement on Tivo’s “software claims,” and upheld the award of damages from the District Court. The Federal Circuit, however, found that we did not literally infringe Tivo’s “hardware claims,” and remanded such claims back to the District Court for further proceedings. On October 6, 2008, the Supreme Court denied our petition for certiorari. As a result, approximately $105 million of the total $132 million reserve was released from an escrow account to Tivo.
     We also developed and deployed “next-generation” DVR software. This improved software was automatically downloaded to our current customers’ DVRs, and is fully operational (our “original alternative technology”). The download was completed as of April 2007. We received written legal opinions from outside counsel that concluded our original alternative technology does not infringe, literally or under the doctrine of equivalents, either the hardware or software claims of Tivo’s patent. Tivo filed a motion for contempt alleging that we are in violation of the Court’s injunction. We opposed this motion on the grounds that the injunction did not apply to DVRs that have received our original alternative technology, that our original alternative technology does not infringe Tivo’s patent, and that we were in compliance with the injunction.

     On June 2, 2009, the District Court granted Tivo’s contempt motion, finding that our original alternative technology was not more than colorably different than the products found by the jury to infringe Tivo’s patent, that the original alternative technology still infringed the software claims, and that even if the original alternative technology was “non-infringing,” the original injunction by its terms required that we disable DVR functionality in all but approximately 192,000 digital set-top boxes in the field. The District Court awarded Tivo $103 million in supplemental damages and interest for the period from September 2006 to April 2008, based on an assumed $1.25 per subscriber per month royalty rate. We posted a bond to secure that award pending appeal of the contempt order.
     On July 1, 2009, the Federal Circuit Court of Appeals granted a permanent stay of the District Court’s contempt order pending resolution of our appeal. In so doing, the Federal Circuit found, at a minimum, that we had a substantial case on the merits. Oral argument on our appeal of the contempt ruling took place on November 2, 2009 before three judges of the Federal Circuit.
     The District Court held a hearing on July 28, 2009 on Tivo’s claims for contempt sanctions, but has ordered that enforcement of any sanctions award will be stayed pending our appeal of the contempt order. Tivo sought up to $975 million in contempt sanctions for the period from April 2008 to June 2009 based on, among other things, profits Tivo alleges we made from subscribers using DVRs. We opposed Tivo’s request arguing, among other things, that sanctions are inappropriate because we made good faith efforts to comply with the Court’s injunction. We also challenged Tivo’s calculation of profits.
     On August 3, 2009, the Patent and Trademark Office (the “PTO”) issued an initial office action rejecting the software claims of United States Patent No. 6,233,389 (the ‘389 patent) as being invalid in light of two prior patents. These are the same software claims that we were found to have infringed and which underlie the contempt ruling now pending on appeal. We believe that the PTO’s conclusions are relevant to the issues on appeal as well as the pending sanctions proceedings in the District Court. The PTO’s conclusions support our position that our original alternative technology is more than colorably different than the devices found to infringe by the jury; that our original alternative technology does not infringe; and that we acted in good faith to design around Tivo’s patent.
     On September 4, 2009, the District Court partially granted Tivo’s motion for contempt sanctions. In partially granting Tivo’s motion for contempt sanctions, the District Court awarded $2.25 per DVR subscriber per month for the period from April 2008 to July 2009 (as compared to the award for supplemental damages for the prior period from September 2006 to April 2008, which was based on an assumed $1.25 per DVR subscriber per month). By the District Court’s estimation, the total award for the period from April 2008 to July 2009 is approximately $200 million (the enforcement of the award has been stayed by the District Court pending DISH Network’s appeal of the underlying June 2, 2009 contempt order). During the three and nine months ended September 30, 2009, we increased our total reserve by $132 million and $328 million, respectively, to reflect the supplemental damages and interest for the period from implementation of our original alternative technology through April 2008 and for the estimated cost of alleged software infringement (including contempt sanctions for the period from April 2008 through June 2009) for the period from April 2008 through September 2009 plus interest. Our total reserve at September 30, 2009 was $360 million and is included in “Other accrued expenses” on our Condensed Consolidated Balance Sheets.
     In light of the District Court’s finding of contempt, and its description of the manner in which it believes our original alternative technology infringed the ‘389 patent, we are also developing and testing potential new alternative technology in an engineering environment. As part of EchoStar’s development process, EchoStar downloaded one of its design-around options to approximately 125 subscribers for “beta” testing.
     If we are unsuccessful in overturning the District Court’s ruling on Tivo’s motion for contempt, we are not successful in developing and deploying potential new alternative technology and we are unable to reach a license agreement with Tivo on reasonable terms, we would be required to eliminate DVR functionality in all but approximately 192,000 digital set-top boxes in the field and cease distribution of digital set-top boxes with DVR functionality. In that event we would be at a significant disadvantage to our competitors who could continue offering DVR functionality, which would likely result in a significant decrease in new subscriber additions as well as a substantial loss of current subscribers. Furthermore, the inability to offer DVR functionality could cause certain of our distribution channels to terminate or significantly decrease their marketing of DISH Network services. The adverse effect on our financial position and results of operations if the District Court’s contempt order is upheld is likely to be significant. Additionally, the supplemental damage award of $103 million and further award of approximately $200 million does not include damages, contempt sanctions or interest for the period after June 2009. In the event that we are unsuccessful in our appeal, we could also have to pay substantial additional damages, contempt sanctions and interest. Depending on the amount of any additional damage or sanction award or any monetary settlement, we may be required to raise additional capital at a time and in circumstances in which we would normally not raise capital. Therefore, any capital we raise may be on terms that are unfavorable to us, which might adversely affect our financial position and results of operations and might also impair our ability to raise capital on acceptable terms in the future to fund our own operations and initiatives. We believe the cost of such capital and its terms and conditions may be substantially less attractive than our previous financings.
     If we are successful in overturning the District Court’s ruling on Tivo’s motion for contempt, but unsuccessful in defending against any subsequent claim in a new action that our original alternative technology or any potential new alternative technology infringes Tivo’s patent, we could be prohibited from distributing DVRs or could be required to modify or eliminate our then-current DVR functionality in some or all set-top boxes in the field. In that event we would be at a significant disadvantage to our competitors who could continue offering DVR functionality and the adverse effect on our business could be material. We could also have to pay substantial additional damages.
     Because both we and EchoStar are defendants in the Tivo lawsuit, we and EchoStar are jointly and severally liable to Tivo for any final damages and sanctions that may be awarded by the Court. DISH has determined that it is obligated under the agreements entered into in connection with the Spin-off to indemnify EchoStar for substantially all liability arising from this lawsuit. EchoStar has agreed to contribute an amount equal to its $5 million intellectual property liability limit under the Receiver Agreement. DISH and EchoStar have further agreed that EchoStar’s $5 million contribution would not exhaust EchoStar’s liability to DISH for other intellectual property claims that may arise under the Receiver Agreement. DISH and EchoStar also agreed that they would each be entitled to joint ownership of, and a cross-license to use, any intellectual property developed in connection with any potential new alternative technology.
Voom
     On May 28, 2008, Voom HD Holdings (“Voom”) filed a complaint against us in New York Supreme Court. The suit alleges breach of contract arising from our termination of the affiliation agreement we had with Voom for the carriage of certain Voom HD channels on the DISH Network satellite television service. In January 2008, Voom sought a preliminary injunction to prevent us from terminating the agreement. The Court denied Voom’s motion, finding, among other things, that Voom was not likely to prevail on the merits of its case. Voom is claiming over $1.0 billion in damages. We intend to vigorously defend this case. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Other
     In addition to the above actions, we are subject to various other legal proceedings and claims which arise in the ordinary course of business, including among other things, disputes with programmers regarding fees. In our opinion, the amount of ultimate liability with respect to any of these actions is unlikely to materially affect our financial position, results of operations or liquidity.

MANAGEMENT’S NARRATIVE ANALYSIS OF RESULTS OF OPERATIONS
Overview
     DISH Network added approximately 241,000 and 173,000 net new subscribers during the three and nine months ended September 30, 2009, respectively. Our third quarter performance was positively impacted by our sales and marketing promotions and reduced churn. Our churn was positively impacted by, among other things, the second quarter 2009 completion of our security access device replacement program, an increase in our new subscriber commitment period and initiatives to retain subscribers. Historically, we have experienced slightly higher churn in the months following the expiration of programming commitments for new subscribers. In February 2008, we extended the required new subscriber programming commitment from 18 to 24 months. In the third quarter of 2009, due to the change in promotional mix, we have fewer expiring subscriber commitments. Current economic conditions have negatively impacted our subscriber growth. We continue to focus on addressing operational issues specific to DISH Network which we believe will contribute to long-term subscriber growth. “Subscriber-related expenses” have continued to increase and ARPU has been negatively impacted by promotional discounts on programming offered to new subscribers and our initiatives to retain subscribers, all of which negatively impact our subscriber-related margins. In addition, “Subscriber-related expenses” continued to be negatively impacted by increased programming costs, initiatives to retain subscribers and migrate certain subscribers to free up transponder capacity, and improve customer service.
     The current overall economic environment has negatively impacted many industries including ours. In addition, the overall growth rate in the pay-TV industry has slowed in recent years as the penetration of pay-TV households approaches 90%. Within this maturing industry, competition has intensified with the rapid growth of fiber-based pay-TV services offered by telecommunications companies. Furthermore, new internet protocol television (“IPTV”) products/services have begun to impact the pay-TV industry and such products/services will become more viable competition over time as their quality improves. In spite of these factors that have impacted the entire pay-TV industry, certain of our competitors have been able to achieve relatively strong subscriber growth in the current environment.
     While economic factors have impacted the entire pay-TV industry, our relative performance has been mostly driven by issues specific to DISH Network. In recent years, DISH Network’s position as the low cost provider in the pay-TV industry has been eroded by increasingly aggressive promotional pricing used by our competitors to attract new subscribers and similarly aggressive promotions and tactics used to retain existing subscribers. Some competitors have been especially aggressive and effective in marketing their service. Furthermore, our subscriber growth has been adversely affected by signal theft and other forms of fraud and by operational inefficiencies at DISH Network. We have not always met our own standards for performing high quality installations, effectively resolving customer issues when they arise, answering customer calls in an acceptable timeframe, effectively communicating with our subscriber base, reducing calls driven by the complexity of our business, improving the reliability of certain systems and subscriber equipment, and aligning the interests of certain third party retailers and installers to provide high quality service.
     Our distribution relationship with AT&T was a substantial contributor to our gross and net subscriber additions over the past several years, accounting for approximately 17% of our gross subscriber additions for the year ended December 31, 2008. This distribution relationship ended January 31, 2009. Consequently, beginning with the second quarter 2009, AT&T no longer contributes to our gross subscriber additions. In addition, nearly one million of our current subscribers were acquired through our distribution relationship with AT&T and subscribers acquired through this channel have historically churned at a higher rate than our overall subscriber base. Although AT&T is not permitted to target these subscribers for transition to another pay-TV service and we and AT&T are required to maintain bundled billing and cooperative customer service for these subscribers, these subscribers may still churn at higher than historical rates following termination of the AT&T distribution relationship.
     We have been investing more in advanced technology equipment as part of our subscriber acquisition and retention efforts. Recent initiatives to transmit certain programming only in MPEG-4 and to activate most new subscribers only with MPEG-4 receivers have accelerated our deployment of MPEG-4 receivers. To meet current demand, we have increased the rate at which we upgrade existing subscribers to HD and DVR receivers. While these efforts may increase our subscriber acquisition and retention costs, we believe that they will help reduce subscriber churn and costs over the long run.

     We have also been changing equipment to migrate certain subscribers to free up transponder capacity in support of HD and other initiatives. We expect to continue these initiatives through 2010. We believe that the benefit from the increase in available transponder capacity outweighs the short-term cost of these equipment changes.
     To combat signal theft and improve the security of our broadcast system, we recently completed the replacement of our security access devices to re-secure our system. We expect additional future replacements of these devices to be necessary to keep our system secure. To combat other forms of fraud, we have taken a wide range of actions including terminating retailers that we believe were in violation of DISH Network’s business rules. While these initiatives may inconvenience our subscribers and disrupt our distribution channels in the short-term, we believe that the long-term benefits will outweigh the costs.
     To address our operational inefficiencies, we continue to make significant investments in staffing, training, information systems, and other initiatives, primarily in our call center and in-home service businesses. These investments are intended to help combat inefficiencies introduced by the increasing complexity of our business, improve customer satisfaction, reduce churn, increase productivity, and allow us to scale better over the long run. We cannot, however, be certain that our increased spending will ultimately be successful in yielding such returns. In the meantime, we may continue to incur higher costs as a result of both our operational inefficiencies and increased spending. The adoption of these measures has contributed to higher expenses and lower margins. While we believe that the increased costs will be outweighed by longer-term benefits, there can be no assurance when or if we will realize these benefits at all.
     Programming costs represent a large percentage of our “Subscriber-related expenses.” As a result, our margins may face further downward pressure from price increases and the renewal of long-term programming contracts on less favorable pricing terms.
     Over the long run, we plan to use Slingbox “placeshifting” technology and other technologies to maintain and enhance our competitiveness. We may also partner with or acquire companies whose lines of business are complementary to ours should attractive opportunities arise.
Liquidity Drivers
     Like many companies, we make general investments in property such as satellites, information technology and facilities that support our overall business. As a subscriber-based company, however, we also make customer-specific investments to acquire new subscribers and retain existing subscribers. While the general investments may be deferred without impacting the business in the short-term, the customer-specific investments are less discretionary. Our overall objective is to generate sufficient cash flow over the life of each subscriber to provide an adequate return against the upfront investment. Once the upfront investment has been made for each subscriber, the subsequent cash flow is generally positive.
     From a company standpoint, there are a number of factors that impact our future cash flow compared to the cash flow we generate at a given point in time. The first factor is how successful we are at retaining our current subscribers. As we lose subscribers from our existing base, the positive cash flow from that base is correspondingly reduced. The second factor is how successful we are at maintaining our subscriber-related margins. To the extent our “Subscriber-related expenses” grow faster than our “Subscriber-related revenue,” the amount of cash flow that is generated per existing subscriber is reduced. The third factor is the rate at which we acquire new subscribers. The faster we acquire new subscribers, the more our positive ongoing cash flow from existing subscribers is offset by the negative upfront cash flow associated with new subscribers. Finally, our future cash flow is impacted by the rate at which we make general investments and any cash flow from financing activities.
     Our customer-specific investments to acquire new subscribers have a significant impact on our cash flow. While fewer subscribers might translate into lower ongoing cash flow in the long-term, cash flow is actually aided in the short-term by the reduction in customer-specific investment spending. As a result, a slow down in our business due to external or internal factors does not introduce the same level of short-term liquidity risk as it might in other industries.
Availability of Credit and Effect on Liquidity
     While the ability to raise capital has generally existed for DISH even during the recent market turmoil, the cost of such capital has not been as attractive as in prior periods. Because of the cash flow situation of our company and the absence of any material debt payments over the next two years, the higher cost of capital will not impact our current operational plans. However, we might be less likely than we would otherwise be to pursue initiatives which could increase shareholder value over the long run, such as making strategic investments, or prepaying debt. Alternatively, if we decided to still pursue such initiatives, the cost of doing so would be greater. Currently, we have no existing lines of credit, nor have we historically.
Future Liquidity
     Our “Subscriber-related expenses” as a percentage of “Subscriber-related revenue” grew from 51.4% to 52.2% in 2008 and reached 54.7% during the nine months ended September 30, 2009, mainly as a result of an increase in “Subscriber-related expenses.” Our “Subscriber-related expenses” continued to be negatively impacted by initiatives to retain subscribers, migrate certain subscribers to free up transponder capacity and improve customer service. In addition, our “Subscriber-related revenue” was negatively impacted by our increase in the use of promotional discounts on programming offered to new subscribers and retention initiatives offered to existing subscribers. Uncertainties about these trends may impact our cash flow and results of operations. In addition, although our subscribers have recently grown, we continue to be impacted by operational issues specific to DISH Network, as previously discussed.
     If we are unsuccessful in overturning the District Court’s ruling on Tivo’s motion for contempt, we are not successful in developing and deploying potential new alternative technology and we are unable to reach a license agreement with Tivo on reasonable terms, we would be required to eliminate DVR functionality in all but approximately 192,000 digital set-top boxes in the field and cease distribution of digital set-top boxes with DVR functionality. In that event we would be at a significant disadvantage to our competitors who could continue offering DVR functionality, which would likely result in a significant decrease in new subscriber additions as well as a substantial loss of current subscribers. Furthermore, the inability to offer DVR functionality could cause certain of our distribution channels to terminate or significantly decrease their marketing of DISH Network services. The adverse effect on our financial position and results of operations if the District Court’s contempt order is upheld is likely to be significant. Additionally, the supplemental damage award of $103 million and further award of approximately $200 million does not include damages, contempt sanctions or interest for the period after June 2009. In the event that we are unsuccessful in our appeal, we could also have to pay substantial additional damages, contempt sanctions and interest. Depending on the amount of any additional damage or sanction award or any monetary settlement, we may be required to raise additional capital at a time and in circumstances in which we would normally not raise capital. Therefore, any capital we raise may be on terms that are unfavorable to us, which might adversely affect our financial position and results of operations and might also impair our ability to raise capital on acceptable terms in the future to fund our own operations and initiatives. We believe the cost of such capital and its terms and conditions may be substantially less attractive than our previous financings.
     If we are successful in overturning the District Court’s ruling on Tivo’s motion for contempt, but unsuccessful in defending against any subsequent claim in a new action that our original alternative technology or any potential new alternative technology infringes Tivo’s patent, we could be prohibited from distributing DVRs or could be required to modify or eliminate our then-current DVR functionality in some or all set-top boxes in the field. In that event we would be at a significant disadvantage to our competitors who could continue offering DVR functionality and the adverse effect on our business could be material. We could also have to pay substantial additional damages.
     Because both we and EchoStar are defendants in the Tivo lawsuit, we and EchoStar are jointly and severally liable to Tivo for any final damages and sanctions that may be awarded by the Court. DISH has determined that it is obligated under the agreements entered into in connection with the Spin-off to indemnify EchoStar for substantially all liability arising from this lawsuit. EchoStar has agreed to contribute an amount equal to its $5 million intellectual property liability limit under the Receiver Agreement. DISH and EchoStar have further agreed that EchoStar’s $5 million contribution would not exhaust EchoStar’s liability to DISH for other intellectual property claims that may arise under the Receiver Agreement. DISH and EchoStar also agreed that they would each be entitled to joint ownership of, and a cross-license to use, any intellectual property developed in connection with any potential new alternative technology.
The Spin-off
     On January 1, 2008, DISH completed the separation of the assets and businesses, certain of which we historically owned and operated into two companies (the “Spin-off”):

•	DISH Network Corporation – which retained its DISH Network® subscription television business, and

•	EchoStar Corporation (“EchoStar”) – which sells equipment, including set-top boxes and related components, to DISH Network and international customers, and provides digital broadcast operations and satellite services to DISH Network and other customers.
     DISH and EchoStar now operate as separate publicly traded companies, and neither entity has any ownership interest in the other. However, a substantial majority of the voting power of both companies is owned beneficially by Charles W. Ergen, our Chairman, President and Chief Executive Officer or by certain trusts established by Mr. Ergen for the benefit of his family. In connection with the Spin-off, DISH entered into certain agreements with EchoStar to define responsibility for obligations relating to, among other things, set-top box sales, transition services, taxes, employees and intellectual property, which impact several of our key operating metrics. The fees we pay to EchoStar to access assets or receive certain services following the Spin-off, after taking into account the cost savings realized from the Spin-off, have not had a significant impact on our operations. Subsequent to the Spin-off, DISH has entered into certain other agreements with EchoStar and may enter into additional agreements with EchoStar in the future.
EXPLANATION OF KEY METRICS AND OTHER ITEMS
     Subscriber-related revenue. “Subscriber-related revenue” consists principally of revenue from basic, premium movie, local, pay-per-view, Latino and international subscription television services, equipment rental fees and other hardware related fees, including fees for DVRs and additional outlet fees from subscribers with multiple receivers, advertising services, fees earned from our DishHOME Protection Plan, equipment upgrade fees, HD programming and other subscriber revenue. Certain of the amounts included in “Subscriber-related revenue” are not recurring on a monthly basis.
     Equipment sales and other revenue. “Equipment sales and other revenue” principally includes the non-subsidized sales of DBS accessories to retailers and other third-party distributors of our equipment domestically and to DISH Network subscribers.
     Equipment sales, transitional services and other revenue – EchoStar. “Equipment sales, transitional services and other revenue – EchoStar” includes revenue related to equipment sales, and transitional services and other agreements with EchoStar associated with the Spin-off.
     Subscriber-related expenses. “Subscriber-related expenses” principally include programming expenses, costs incurred in connection with our in-home service and call center operations, billing costs, refurbishment and repair costs related to receiver systems, subscriber retention and other variable subscriber expenses.
     Satellite and transmission expenses – EchoStar. “Satellite and transmission expenses – EchoStar” includes the cost of digital broadcast operations provided to us by EchoStar, including satellite uplinking/downlinking, signal processing, conditional access management, telemetry, tracking and control and other professional services. In addition, this category includes the cost of leasing satellite and transponder capacity on satellites from EchoStar.
     Satellite and transmission expenses – other. “Satellite and transmission expenses – other” includes executory costs associated with capital leases and costs associated with transponder leases and other related services.
     Equipment, transitional services and other cost of sales. “Equipment, transitional services and other cost of sales” principally includes the cost of non-subsidized sales of DBS accessories to retailers and other distributors of our equipment domestically and to DISH Network subscribers. In addition, this category includes costs related to equipment sales, transitional services and other agreements with EchoStar associated with the Spin-off.
     Subscriber acquisition costs. In addition to leasing receivers, we generally subsidize installation and all or a portion of the cost of our receiver systems in order to attract new DISH Network subscribers. Our “Subscriber acquisition costs” include the cost of these receiver systems sold to retailers and other distributors of our equipment, the cost of these receiver systems sold directly by us to subscribers, net costs related to our promotional incentives, and costs related to installation and acquisition advertising. We exclude the value of equipment capitalized under our lease program for new subscribers from “Subscriber acquisition costs.”

     SAC. Management believes subscriber acquisition cost measures are commonly used by those evaluating companies in the pay-TV industry. We are not aware of any uniform standards for calculating the “average subscriber acquisition costs per new subscriber activation,” or SAC, and we believe presentations of SAC may not be calculated consistently by different companies in the same or similar businesses. Our SAC is calculated as “Subscriber acquisition costs,” plus the value of equipment capitalized under our lease program for new subscribers, divided by gross subscriber additions. We include all the costs of acquiring subscribers (e.g., subsidized and capitalized equipment) as our management believes it is a more comprehensive measure of how much we are spending to acquire subscribers. We also include all new DISH Network subscribers in our calculation, including DISH Network subscribers added with little or no subscriber acquisition costs.
     General and administrative expenses. “General and administrative expenses” consists primarily of employee-related costs associated with administrative services such as legal, information systems, accounting and finance, including non-cash, stock-based compensation expense. It also includes outside professional fees (e.g., legal, information systems and accounting services) and other items associated with facilities and administration.
     Interest expense, net of amounts capitalized. “Interest expense, net of amounts capitalized” primarily includes interest expense, prepayment premiums and amortization of debt issuance costs associated with our senior debt (net of capitalized interest) and interest expense associated with our capital lease obligations.
     Other, net. The main components of “Other, net” are equity in earnings and losses of our affiliates, gains and losses realized on the sale of investments, and impairment of marketable and non-marketable investment securities.
     Earnings before interest, taxes, depreciation and amortization (“EBITDA”). EBITDA is defined as “Net income (loss)” plus “Interest expense” net of “Interest income,” “Taxes” and “Depreciation and amortization.” This “non-GAAP measure” is reconciled to net income (loss) in our discussion of “Results of Operations” below.
     DISH Network subscribers. We include customers obtained through direct sales, and third-party retailers and other distribution relationships in our DISH Network subscriber count. We also provide DISH Network service to hotels, motels and other commercial accounts. For certain of these commercial accounts, we divide our total revenue for these commercial accounts by an amount approximately equal to the retail price of our Classic Bronze 100 programming package (but taking into account, periodically, price changes and other factors), and include the resulting number, which is substantially smaller than the actual number of commercial units served, in our DISH Network subscriber count. Previously, our end of period DISH Network subscriber count was rounded down to the nearest five thousand. However, beginning December 31, 2008, we round to the nearest one thousand.
     Average monthly revenue per subscriber (“ARPU”). We are not aware of any uniform standards for calculating ARPU and believe presentations of ARPU may not be calculated consistently by other companies in the same or similar businesses. We calculate average monthly revenue per subscriber, or ARPU, by dividing average monthly “Subscriber-related revenue” for the period (total “Subscriber-related revenue” during the period divided by the number of months in the period) by our average DISH Network subscribers for the period. Average DISH Network subscribers are calculated for the period by adding the average DISH Network subscribers for each month and dividing by the number of months in the period. Average DISH Network subscribers for each month are calculated by adding the beginning and ending DISH Network subscribers for the month and dividing by two.
     Average monthly subscriber churn rate. We are not aware of any uniform standards for calculating subscriber churn rate and believe presentations of subscriber churn rates may not be calculated consistently by different companies in the same or similar businesses. We calculate subscriber churn rate for any period by dividing the number of DISH Network subscribers who terminated service during the period by the average monthly DISH Network subscribers during the period, and further dividing by the number of months in the period. When calculating subscriber churn, as is the case when calculating ARPU, the number of subscribers in a given month is based on the average of the beginning-of-month and the end-of-month subscriber counts.

Results of Operations
Three Months Ended September 30, 2009 Compared to the Three Months Ended September 30, 2008.

	For the Three Months
	Ended September 30,		Variance
Statements of Operations Data	2009	2008	Amount	%
	(In thousands)
Revenue:
Subscriber-related revenue	$2,862,202	$2,886,157	$(23,955)	(0.8)
Equipment sales and other revenue	23,391	41,915	(18,524)	(44.2)
Equipment sales, transitional services and other revenue — EchoStar	6,200	8,706	(2,506)	(28.8)

Total revenue	2,891,793	2,936,778	(44,985)	(1.5)

Costs and Expenses:
Subscriber-related expenses	1,623,346	1,534,133	89,213	5.8
% of Subscriber-related revenue	56.7%	53.2%
Satellite and transmission expenses — EchoStar	78,910	76,848	2,062	2.7
% of Subscriber-related revenue	2.8%	2.7%
Satellite and transmission expenses — Other	8,883	7,651	1,232	16.1
% of Subscriber-related revenue	0.3%	0.3%
Equipment, transitional services and other cost of sales	28,650	69,315	(40,665)	(58.7)
Subscriber acquisition costs	439,574	437,766	1,808	0.4
General and administrative expenses	156,884	147,230	9,654	6.6
% of Total revenue	5.4%	5.0%
Tivo litigation expense	131,930	—	131,930	NM
Depreciation and amortization	228,311	245,646	(17,335)	(7.1)

Total costs and expenses	2,696,488	2,518,589	177,899	7.1

Operating income (loss)	195,305	418,189	(222,884)	(53.3)

Other Income (Expense):
Interest income	3,756	15,792	(12,036)	(76.2)
Interest expense, net of amounts capitalized	(103,268)	(100,936)	(2,332)	(2.3)
Other, net	199	49,507	(49,308)	99.6

Total other income (expense)	(99,313)	(35,637)	(63,676)	NM

Income (loss) before income taxes	95,992	382,552	(286,560)	(74.9)
Income tax (provision) benefit, net	(43,464)	(158,842)	115,378	72.6
Effective tax rate	45.3%	41.5%

Net income (loss)	$52,528	$223,710	$(171,182)	(76.5)

Other Data:
DISH Network subscribers, as of period end (in millions)	13.851	13.780	0.071	0.5
DISH Network subscriber additions, gross (in millions)	0.887	0.825	0.062	7.5
DISH Network subscriber additions, net (in millions)	0.241	(0.010)	0.251	NM
Average monthly subscriber churn rate	1.57%	2.02%	(0.45%)	(22.3)
Average monthly revenue per subscriber (“ARPU”)	$69.51	$69.82	$(0.31)	(0.4)
Average subscriber acquisition cost per subscriber (“SAC”)	$694	$735	$(41)	(5.6)
EBITDA	$423,815	$713,342	$(289,527)	(40.6)
     Overview. Revenue totaled $2.892 billion for the three months ended September 30, 2009, a decrease of $45 million or 1.5% compared to the same period in 2008. Net income totaled $53 million, a decrease of $171 million or 76.5%.

     DISH Network added approximately 241,000 net new subscribers during the three months ended September 30, 2009. Our third quarter performance was positively impacted by our sales and marketing promotions and reduced churn. Our churn was positively impacted by, among other things, the second quarter 2009 completion of our security access device replacement program, an increase in our new subscriber commitment period and initiatives to retain subscribers. Historically, we have experienced slightly higher churn in the months following the expiration of programming commitments for new subscribers. In February 2008, we extended the required new subscriber programming commitment from 18 to 24 months. In the third quarter of 2009, due to the change in promotional mix, we have fewer expiring subscriber commitments. Current economic conditions have negatively impacted our subscriber growth. We continue to focus on addressing operational issues specific to DISH Network which we believe will contribute to long-term subscriber growth. “Subscriber-related expenses” have continued to increase and ARPU has been negatively impacted by promotional discounts on programming offered to new subscribers and our initiatives to retain subscribers, all of which negatively impact our subscriber-related margins. In addition, “Subscriber-related expenses” continued to be negatively impacted by increased programming costs, initiatives to retain subscribers and migrate certain subscribers to free up transponder capacity, and improve customer service.
     DISH Network subscribers. As of September 30, 2009, we had approximately 13.851 million DISH Network subscribers compared to approximately 13.780 million subscribers at September 30, 2008, an increase of 0.5%. DISH Network added approximately 887,000 gross new subscribers for the three months ended September 30, 2009, compared to approximately 825,000 gross new subscribers during the same period in 2008, an increase of 7.5%.
     DISH Network added approximately 241,000 net new subscribers during the three months ended September 30, 2009, compared to a loss of approximately 10,000 net new subscribers during the same period in 2008. Our percentage monthly subscriber churn for the three months ended September 30, 2009 was 1.57%, compared to 2.02% for the same period in 2008. We believe this increase in net new subscribers and the decrease in churn primarily resulted from the factors discussed in the “Overview” above. Although churn declined during the quarter, given the increasingly competitive nature of our industry and the current economic conditions, we may not be able to continue to reduce churn without increasing our spending on customer retention incentives, which would have a negative effect on our results of operations and free cash flow.
     We believe our gross and net subscriber additions as well as our subscriber churn have been negatively impacted by weaker economic conditions, aggressive promotional and retention offerings by our competition, the loss of our distribution relationship with AT&T discussed below, the heavy marketing of HD service by our competition, the growth of fiber-based and Internet-based pay TV providers, signal theft and other forms of fraud, and operational inefficiencies at DISH Network. We have not always met our own standards for performing high quality installations, effectively resolving customer issues when they arise, answering customer calls in an acceptable timeframe, effectively communicating with our customer base, reducing calls driven by the complexity of our business, improving the reliability of certain systems and customer equipment, and aligning the interests of certain third party retailers and installers with our interests to provide high quality service. Most of these factors have affected both gross new subscriber additions as well as existing subscriber churn. Our future gross subscriber additions and subscriber churn may continue to be negatively impacted by these factors, which could in turn adversely affect our revenue growth.
     Our distribution relationship with AT&T was a substantial contributor to our gross and net subscriber additions over the past several years, accounting for approximately 17% of our gross subscriber additions for the year ended December 31, 2008. This distribution relationship ended January 31, 2009. Consequently, beginning with the second quarter 2009, AT&T no longer contributes to our gross subscriber additions. In addition, nearly one million of our current subscribers were acquired through our distribution relationship with AT&T and subscribers acquired through this channel have historically churned at a higher rate than our overall subscriber base. Although AT&T is not permitted to target these subscribers for transition to another pay-TV service and we and AT&T are required to maintain bundled billing and cooperative customer service for these subscribers, these subscribers may still churn at higher than historical rates following termination of the AT&T distribution relationship.
     Subscriber-related revenue. DISH Network “Subscriber-related revenue” totaled $2.862 billion for the three months ended September 30, 2009, a decrease of $24 million or 0.8% compared to the same period in 2008. This change was primarily related to the decrease in “ARPU” discussed below.

     ARPU. Monthly average revenue per subscriber was $69.51 during the three months ended September 30, 2009 versus $69.82 during the same period in 2008. ARPU is driven by a number of factors including, among other things, price increases and penetration rates of our programming and hardware offerings and promotional discounts on programming. The $0.31 or 0.4% decrease in ARPU was primarily attributable to an increase in the amount of promotional discounts on programming offered to our new subscribers and retention initiatives offered to existing subscribers, and a decrease in premium movie revenue. This decrease was partially offset by price increases in February 2009 to existing subscribers on some of our most popular programming packages, an increase in revenue from local programming and changes in the sales mix toward HD programming packages and advanced hardware offerings. As a result of our current promotions, which provide an incentive for advanced hardware offerings, we continue to see increased hardware related fees, which include fees earned from our DishHOME Protection Plan, rental fees and fees for DVRs.
     Equipment sales and other revenue. “Equipment sales and other revenue” totaled $23 million during the three months ended September 30, 2009, a decrease of $19 million or 44.2% compared to the same period 2008. The decrease in “Equipment sales and other revenue” primarily resulted from lower non-subsidized sales of DBS accessories and digital converter boxes in 2009 compared to the same period in 2008.
     Subscriber-related expenses. “Subscriber-related expenses” totaled $1.623 billion during the three months ended September 30, 2009, an increase of $89 million or 5.8% compared to the same period 2008. The increase in “Subscriber-related expenses” was primarily attributable to higher costs for programming content and call center operations. The increase in programming content costs was primarily related to price increases in certain of our programming contracts and the renewal of certain contracts at higher rates.  The increases related to call center operations were driven in part by our investments in staffing, training, information systems, and other initiatives.  These investments are intended to help combat inefficiencies introduced by the increasing complexity of our business and technology, improve customer satisfaction, reduce churn, increase productivity, and allow us to better scale our business over the long run.  We cannot, however, be certain that our increased spending will ultimately yield these benefits.  In the meantime, we may continue to incur higher costs as a result of both our operational inefficiencies and increased spending. “Subscriber-related expenses” represented 56.7% and 53.2% of “Subscriber-related revenue” during the three months ended September 30, 2009 and 2008, respectively. The increase in this expense to revenue ratio primarily resulted from the increase in “Subscriber-related expenses” and lower “Subscriber-related revenue” discussed above.
     In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are fully contingent on the number of subscribers to whom we provide the respective content.  Our programming expenses will continue to increase to the extent we are successful in growing our subscriber base.  In addition, our “Subscriber-related expenses” may face further upward pressure from price increases and the renewal of long-term programming contracts on less favorable pricing terms.
     Equipment, transitional services and other cost of sales. “Equipment, transitional services and other cost of sales” totaled $29 million during the three months ended September 30, 2009, a decrease of $41 million or 58.7% compared to the same period in 2008. This decrease in “Equipment, transitional services and other cost of sales” primarily resulted from a decline in charges for slow moving and obsolete inventory and lower non-subsidized sales of DBS accessories and digital converter boxes in 2009 compared to the same period in 2008.
     Subscriber acquisition costs. “Subscriber acquisition costs” totaled $440 million for the three months ended September 30, 2009, an increase of $2 million or 0.4% compared to the same period in 2008. This increase was primarily attributable to the increase in gross new subscribers discussed previously, partially offset by lower SAC discussed below.
     SAC. SAC was $694 during the three months ended September 30, 2009 compared to $735 during the same period in 2008, a decrease of $41, or 5.6%. This decrease was primarily attributable to a change in sales mix, a decrease in advertising costs and hardware costs per activation. The decrease in hardware cost per activation principally related to a reduction in manufacturing costs, partially offset by an increase in deployment of more advanced set-top boxes, such as HD receivers and HD DVRs.
     During the three months ended September 30, 2009 and 2008, the amount of equipment capitalized under our lease program for new subscribers totaled $176 million and $169 million, respectively. This increase in capital expenditures under our lease program for new subscribers resulted primarily from the increase in gross new subscribers, partially offset by lower hardware costs per activation, discussed above.

     Capital expenditures resulting from our equipment lease program for new subscribers have been, and are expected to continue to be, partially mitigated by, among other things, the redeployment of equipment returned by disconnecting lease program subscribers. However, to remain competitive we upgrade or replace subscriber equipment periodically as technology changes, and the costs associated with these upgrades may be substantial. To the extent technological changes render a portion of our existing equipment obsolete, we would be unable to redeploy all returned equipment and consequently would realize less benefit from the SAC reduction associated with redeployment of that returned lease equipment.
     Our SAC calculation does not reflect any benefit from payments we received in connection with equipment not returned to us from disconnecting lease subscribers and returned equipment that is made available for sale rather than being redeployed through our lease programs. During the three months ended September 30, 2009 and 2008, these amounts totaled $15 million and $34 million, respectively.
     Several years ago, we began deploying receivers that utilize 8PSK modulation technology and receivers that utilize MPEG-4 compression technology. These technologies, when fully deployed, will allow more programming channels to be carried over our existing satellites. A majority of our customers today, however, do not have receivers that use MPEG-4 compression and a smaller but still significant percentage do not have receivers that use 8PSK modulation. We may choose to invest significant capital to accelerate the conversion of customers to MPEG-4 and/or 8PSK in order to realize the bandwidth benefits sooner. In addition, given that all of our HD content is broadcast in MPEG-4, any growth in HD penetration will naturally accelerate our transition to these newer technologies and may increase our subscriber acquisition and retention costs. All new receivers that we purchase from EchoStar now have MPEG-4 technology. Although we continue to refurbish and redeploy MPEG-2 receivers, as a result of our HD initiatives and current promotions, we currently activate most new customers with higher priced MPEG-4 technology. This limits our ability to redeploy MPEG-2 receivers and, to the extent that our promotions are successful, will accelerate the transition to MPEG-4 technology, resulting in an adverse effect on our SAC.
     Our “Subscriber acquisition costs” and “SAC” may materially increase in the future to the extent that we transition to newer technologies, introduce more aggressive promotions, or provide greater equipment subsidies.
     General and administrative expenses. “General and administrative expenses” totaled $157 million during the three months ended September 30, 2009, an increase of $10 million or 6.6% compared to the same period in 2008. This increase was primarily attributable to additional costs to support the DISH Network television service including personnel costs and professional fees. “General and administrative expenses” represented 5.4% and 5.0% of “Total revenue” during the three months ended September 30, 2009 and 2008, respectively. The increase in the ratio of the expenses to “Total revenue” was primarily attributable to the decrease in “Total revenue” and the increase in expenses discussed above.
     Tivo litigation expense. We recorded $132 million of additional “Tivo litigation expense” during the three months ended September 30, 2009 for supplemental damages, contempt sanctions and interest. See Note 8 in the Notes to our Condensed Consolidated Financial Statements for further discussion.
     Depreciation and amortization. “Depreciation and amortization” expense totaled $228 million during the three months ended September 30, 2009, a $17 million or 7.1% decrease compared to the same period in 2008. The decrease in “Depreciation and amortization” expense was primarily due to the declines in depreciation expense related to set-top boxes used in our lease programs, and depreciation expense associated with our satellites. The decrease in expense related to set-top boxes resulted from an increase in the number of fully-depreciated set-top boxes still in service and in the capitalization of new advanced equipment which has a longer estimated useful life. The satellite depreciation expense declined due to the retirements of satellites from commercial service, partially offset by depreciation expense associated with Ciel II which was placed in service in February 2009.
     Interest income. “Interest income” totaled $4 million during the three months ended September 30, 2009, a decrease of $12 million or 76.2% compared to the same period in 2008. This decrease principally resulted from lower percentage returns earned on our cash and marketable investment securities and lower average cash and marketable investment securities balances during the third quarter of 2009.
     Other, net. “Other, net” income totaled less than $1 million during the three months ended September 30, 2009, a decrease of $49 million compared to the same period in 2008. During the third quarter of 2008, “Other, net” income was positively impacted by the $53 million gain on the sale of a non-marketable investment.

     Earnings before interest, taxes, depreciation and amortization. EBITDA was $424 million during the three months ended September 30, 2009, a decrease of $290 million or 40.6% compared to the same period in 2008. EBITDA for the three months ended September 30, 2009 was negatively impacted by the $132 million “Tivo litigation expense.” The following table reconciles EBITDA to the accompanying financial statements.

	For the Three Months
	Ended September 30,
	2009	2008
	(In thousands)
EBITDA	$423,815	$713,342
Less:
Interest expense, net	99,512	85,144
Income tax provision (benefit), net	43,464	158,842
Depreciation and amortization	228,311	245,646

Net income (loss)	$52,528	$223,710

     EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States, or GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
     Income tax (provision) benefit, net. Our income tax provision was $43 million during the three months ended September 30, 2009, a decrease of $115 million compared to the same period in 2008. The decrease in the provision was primarily related to the decrease in “Income (loss) before income taxes.”
     Net income (loss). Net income was $53 million during the three months ended September 30, 2009, a decrease of $171 million compared to $224 million for the same period in 2008. The decrease was primarily attributable to the changes in revenue and expenses discussed above.

     Nine Months Ended September 30, 2009 Compared to the Nine Months Ended September 30, 2008.

	For the Nine Months
	Ended September 30,		Variance
Statements of Operations Data	2009	2008	Amount	%
	(In thousands)
Revenue:
Subscriber-related revenue	$8,605,256	$8,572,163	$33,093	0.4
Equipment sales and other revenue	74,871	95,750	(20,879)	(21.8)
Equipment sales, transitional services and other revenue — EchoStar	20,685	28,247	(7,562)	(26.8)

Total revenue	8,700,812	8,696,160	4,652	0.1

Costs and Expenses:
Subscriber-related expenses	4,705,500	4,402,771	302,729	6.9
% of Subscriber-related revenue	54.7%	51.4%
Satellite and transmission expenses — EchoStar	246,865	232,798	14,067	6.0
% of Subscriber-related revenue	2.9%	2.7%
Satellite and transmission expenses — Other	24,622	22,890	1,732	7.6
% of Subscriber-related revenue	0.3%	0.3%
Equipment, transitional services and other cost of sales	96,243	131,488	(35,245)	(26.8)
Subscriber acquisition costs	1,120,049	1,184,138	(64,089)	(5.4)
General and administrative expenses	449,223	411,012	38,211	9.3
% of Total revenue	5.2%	4.7%
Tivo litigation expense	328,335	—	328,335	NM
Depreciation and amortization	696,891	766,260	(69,369)	(9.1)

Total costs and expenses	7,667,728	7,151,357	516,371	7.2

Operating income (loss)	1,033,084	1,544,803	(511,719)	(33.1)

Other Income (Expense):
Interest income	9,730	44,976	(35,246)	(78.4)
Interest expense, net of amounts capitalized	(287,061)	(280,302)	(6,759)	(2.4)
Other, net	(19,398)	47,610	(67,008)	NM

Total other income (expense)	(296,729)	(187,716)	(109,013)	(58.1)

Income (loss) before income taxes	736,355	1,357,087	(620,732)	(45.7)
Income tax (provision) benefit, net	(294,588)	(520,563)	225,975	43.4
Effective tax rate	40.0%	38.4%

Net income (loss)	$441,767	$836,524	$(394,757)	(47.2)

Other Data:
DISH Network subscribers, as of period end (in millions)	13.851	13.780	0.071	0.5
DISH Network subscriber additions, gross (in millions)	2.271	2.308	(0.037)	(1.6)
DISH Network subscriber additions, net (in millions)	0.173	—	0.173	NM
Average monthly subscriber churn rate	1.71%	1.86%	(0.15%)	(8.1)
Average monthly revenue per subscriber (“ARPU”)	$70.09	$69.04	$1.05	1.5
Average subscriber acquisition cost per subscriber (“SAC”)	$689	$715	$(26)	(3.6)
EBITDA	$1,710,577	$2,358,673	$(648,096)	(27.5)
     Subscriber-related revenue. DISH Network “Subscriber-related revenue” totaled $8.605 billion for the nine months ended September 30, 2009, an increase of $33 million or 0.4% compared to the same period in 2008. This increase was primarily related to subscriber growth and the increase in “ARPU” discussed below.

     ARPU.  Monthly average revenue per subscriber was $70.09 during the nine months ended September 30, 2009 versus $69.04 during the same period in 2008. The $1.05 or 1.5% increase in ARPU was primarily attributable to price increases in February 2009 and 2008 on some of our most popular programming packages and changes in the sales mix toward HD programming packages and advanced hardware offerings. As a result of our current promotions, which provide an incentive for advanced hardware offerings, we continue to see increased hardware related fees, which include fees earned from our DishHOME Protection Plan, rental fees and fees for DVRs.  These increases were partially offset by increases in the amount of promotional discounts on programming offered to our new subscribers and retention initiatives offered to existing subscribers, and by decreases in pay-per-view buys and premium movie revenue.
     Equipment sales and other revenue. “Equipment sales and other revenue” totaled $75 million during the nine months ended September 30, 2009, a decrease of $21 million or 21.8% compared to the same period 2008. The decrease in “Equipment sales and other revenue” primarily resulted from lower non-subsidized sales of DBS accessories in 2009.
     Subscriber-related expenses.  “Subscriber-related expenses” totaled $4.706 billion during the nine months ended September 30, 2009, an increase of $303 million or 6.9% compared to the same period 2008.  The increase in “Subscriber-related expenses” was primarily attributable to higher costs for: (i) programming content partially offset by a non-recurring programming expense adjustment of approximately $27 million, (ii) call center operations, and (iii) customer retention.  The increase in programming content costs was primarily related to price increases in certain of our programming contracts and the renewal of certain contracts at higher rates.  The increases related to call center operations were driven in part by our investments in staffing, training, information systems, and other initiatives.  These investments are intended to help combat inefficiencies introduced by the increasing complexity of our business and technology, improve customer satisfaction, reduce churn, increase productivity, and allow us to better scale our business over the long run.  We cannot, however, be certain that our increased spending will ultimately yield these benefits.  In the meantime, we may continue to incur higher costs as a result of both our operational inefficiencies and increased spending.  The increase in customer retention expense was primarily driven by more upgrades of existing customers to HD and DVR receivers and the equipment replacement to migrate certain subscribers to free up transponder capacity to support HD programming and other initiatives.  We expect to continue these initiatives through 2010.  We believe that the benefit from the increase in available transponder capacity outweighs the short-term cost of these equipment changes.  “Subscriber-related expenses” represented 54.7% and 51.4% of “Subscriber-related revenue” during the nine months ended September 30, 2009 and 2008, respectively.  The increase in this expense to revenue ratio primarily resulted from the increase in “Subscriber-related expenses” discussed above, partially offset by an increase in ARPU.
     Satellite and transmission expenses — EchoStar. “Satellite and transmission expenses – EchoStar” totaled $247 million during the nine months ended September 30, 2009, an increase of $14 million or 6.0% compared to the same period during 2008. This change was primarily attributable to an increase in uplink services provided by EchoStar related to the launch of Ciel II which commenced commercial operations in February 2009 and continued expansion of our HD local markets, partially offset by a decrease in the transponder capacity leased from EchoStar.
     Equipment, transitional services and other cost of sales. “Equipment, transitional services and other cost of sales” totaled $96 million during the nine months ended September 30, 2009, a decrease of $35 million or 26.8% compared to the same period in 2008. This decrease in “Equipment, transitional services and other cost of sales” primarily resulted from lower non-subsidized sales of DBS accessories and a decline in charges for slow moving and obsolete inventory in 2009 compared to the same period in 2008.
     Subscriber acquisition costs. “Subscriber acquisition costs” totaled $1.120 billion for the nine months ended September 30, 2009, a decrease of $64 million or 5.4% compared to the same period in 2008. This decrease was primarily attributable to the decrease in SAC discussed below and the decline in gross new subscribers.
     SAC. SAC was $689 during the nine months ended September 30, 2009 compared to $715 during the same period in 2008, a decrease of $26, or 3.6%. This decrease was primarily attributable to a change in sales mix and a decrease in hardware costs per activation. The decrease in hardware cost per activation principally related to a reduction in manufacturing costs, partially offset by an increase in deployment of more advanced set-top boxes, such as HD receivers and HD DVRs and additional advertising costs per activation during the period.

     During the nine months ended September 30, 2009 and 2008, the amount of equipment capitalized under our lease program for new subscribers totaled $444 million and $467 million, respectively. This decrease in capital expenditures under our lease programs for new subscribers resulted primarily from lower gross subscriber additions and lower hardware costs per activation.
     Our SAC calculation does not reflect any benefit from payments we received in connection with equipment not returned to us from disconnecting lease subscribers and returned equipment that is made available for sale rather than being redeployed through our lease program. During the nine months ended September 30, 2009 and 2008, these amounts totaled $78 million and $96 million, respectively.
     General and administrative expenses. “General and administrative expenses” totaled $449 million during the nine months ended September 30, 2009, an increase of $38 million or 9.3% compared to the same period in 2008. This increase was primarily attributable to additional costs to support the DISH Network television service including personnel costs and professional fees. “General and administrative expenses” represented 5.2% and 4.7% of “Total revenue” during the nine months ended September 30, 2009 and 2008, respectively. The increase in the ratio of the expenses to “Total revenue” was primarily attributable to the changes in “Total revenue” and the expenses discussed above.
     Tivo litigation expense. We recorded $328 million of “Tivo litigation expense” during the nine months ended September 30, 2009 for supplemental damages, contempt sanctions, and interest. See Note 8 in the Notes to our Condensed Consolidated Financial Statements for further discussion.
     Depreciation and amortization. “Depreciation and amortization” expense totaled $697 million during the nine months ended September 30, 2009, a $69 million or 9.1% decrease compared to the same period in 2008. The decrease in “Depreciation and amortization” expense was primarily due to the declines in depreciation expense related to set-top boxes used in our lease programs and depreciation expense associated with our satellites, and the abandonment of a software development project designed to support our IT systems during 2008. The decrease in expense related to set-top boxes resulted from an increase in the number of fully-depreciated set-top boxes still in service and in the capitalization of new advanced equipment which has a longer estimated useful life. The satellite depreciation expense declined due to the retirements of satellites from commercial service, partially offset by depreciation expense associated with Ciel II which was placed in service in February 2009.
     Interest income. “Interest income” totaled $10 million during the nine months ended September 30, 2009, a decrease of $35 million compared to the same period in 2008. This decrease principally resulted from lower percentage returns earned on our cash and marketable investment securities and lower average cash and marketable investment securities balances during the nine months ended September 30, 2009.
     Other, net. “Other, net” expense totaled $19 million during the nine months ended September 30, 2009, a change of $67 million compared to the same period in 2008. The nine months ended September 30, 2008 was positively impacted by the $53 million gain on the sale of a non-marketable investment. In addition, this change resulted from an increase of $8 million in impairments on our other investment securities during 2009 compared to the same period in 2008.
     Earnings before interest, taxes, depreciation and amortization. EBITDA was $1.711 billion during the nine months ended September 30, 2009, a decrease of $648 million or 27.5% compared to the same period in 2008. EBITDA for the nine months ended September 30, 2009 was negatively impacted by the $328 million “Tivo litigation expense.” The following table reconciles EBITDA to the accompanying financial statements.

	For the Nine Months
	Ended September 30,
	2009	2008
	(In thousands)
EBITDA	$1,710,577	$2,358,673
Less:
Interest expense, net	277,331	235,326
Income tax provision (benefit), net	294,588	520,563
Depreciation and amortization	696,891	766,260

Net income (loss)	$441,767	$836,524

     EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States, or GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
     Income tax (provision) benefit, net. Our income tax provision was $295 million during the nine months ended September 30, 2009, a decrease of $226 million compared to the same period in 2008. The decrease in the provision was primarily related to the decrease in “Income (loss) before income taxes.”
     Net income (loss). Net income was $442 million during the nine months ended September 30, 2009, a decrease of $395 million compared to $837 million for the same period in 2008. The decrease was primarily attributable to the changes in revenue and expenses discussed above.

Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007.

	For the Years Ended December 31,		Variance
Statements of Operations Data	2008	2007	Amount	%
	(In thousands)
Revenue:
Subscriber-related revenue	$11,455,575	$10,673,821	$781,754	7.3
Equipment sales and other revenue	124,255	386,662	(262,407)	(67.9)
Equipment sales, transitional services and other revenue — EchoStar	37,351	—	37,351	NM

Total revenue	11,617,181	11,060,483	556,698	5.0

Costs and Expenses:
Subscriber-related expenses	5,977,355	5,488,396	488,959	8.9
% of Subscriber-related revenue	52.2%	51.4%
Satellite and transmission expenses — EchoStar	305,322	—	305,322	NM
% of Subscriber-related revenue	2.7%	0.0%
Satellite and transmission expenses — other	32,407	180,446	(148,039)	(82.0)
% of Subscriber-related revenue	0.3%	1.7%
Equipment, transitional services and other cost of sales	169,917	269,817	(99,900)	(37.0)
Subscriber acquisition costs	1,531,741	1,575,424	(43,683)	(2.8)
General and administrative expenses	540,090	577,743	(37,653)	(6.5)
% of Total revenue	4.6%	5.2%
Litigation expense	—	33,907	(33,907)	(100.0)
Depreciation and amortization	1,000,230	1,320,625	(320,395)	(24.3)

Total costs and expenses	9,557,062	9,446,358	110,704	1.2

Operating income (loss)	2,060,119	1,614,125	445,994	27.6

Other Income (Expense):
Interest income	52,755	103,619	(50,864)	(49.1)
Interest expense, net of amounts capitalized	(368,838)	(372,612)	3,774	1.0
Other, net	45,391	(562)	45,953	NM

Total other income (expense)	(270,692)	(269,555)	(1,137)	(0.4)

Income (loss) before income taxes	1,789,427	1,344,570	444,857	33.1
Income tax benefit (provision), net	(696,946)	(534,176)	(162,770)	(30.5)
Effective tax rate	38.9%	39.7%

Net income (loss)	$1,092,481	$810,394	$282,087	34.8

Other Data:
DISH Network subscribers, as of period end (in millions)	13.678	13.780	(0.102)	(0.7)
DISH Network subscriber additions, gross (in millions)	2.966	3.434	(0.468)	(13.6)
DISH Network subscriber additions, net (in millions)	(0.102)	0.675	(0.777)	(115.1)
Average monthly subscriber churn rate	1.86%	1.70%	0.16%	9.4
Average monthly revenue per subscriber (“ARPU”)	$69.27	$65.83	$3.44	5.2
Average subscriber acquisition costs per subscriber (“SAC”)	$720	$656	$64	9.8
EBITDA	$3,105,740	$2,934,188	$171,552	5.8
     DISH Network subscribers. As of December 31, 2008, we had approximately 13.678 million DISH Network subscribers compared to approximately 13.780 million subscribers at December 31, 2007, a decrease of 102,000 or 0.7%. DISH Network added approximately 2.966 million gross new subscribers for the year ended December 31, 2008, compared to approximately 3.434 million gross new subscribers during 2007, a decrease of approximately 468,000 gross new subscribers.
     DISH Network lost approximately 102,000 net subscribers for the year ended December 31, 2008, compared to adding approximately 675,000 net new subscribers during the same period in 2007. This decrease primarily resulted from lower gross new subscribers discussed above, an increase in our subscriber churn rate, and churn on a larger average subscriber base for the year. Our average monthly subscriber churn for the year ended December 31, 2008 was 1.86%, compared to 1.70% for the same period in 2007. Given the increasingly competitive nature of our industry and the current weaker economic conditions, especially the downturn in the financial and consumer markets, we may not be able to reduce churn without significantly increasing our spending on customer retention incentives, which would have a negative effect on our results of operations and free cash flow.
     We believe our gross and net subscriber additions as well as our subscriber churn have been negatively impacted by weaker economic conditions, aggressive promotional and retention offerings by our competition, our relative discipline in our own promotional and retention activities including the amount of discounted programming or equipment we have offered, the heavy marketing of HD service by our competition, the growth of fiber-based and Internet-based pay TV providers, signal theft and other forms of fraud, and operational inefficiencies at DISH Network. We have not always met our own standards for performing high quality installations, effectively resolving customer issues when they arise, answering customer calls in an acceptable timeframe, effectively communicating with our customer base, reducing calls driven by the complexity of our business, improving the reliability of certain systems and customer equipment, and aligning the interests of certain third party retailers and installers to provide high quality service.
     Most of these factors have affected both gross new subscriber additions as well as existing subscriber churn. Our future gross subscriber additions and subscriber churn may continue to be negatively impacted by these factors, which could in turn adversely affect our revenue growth.
     Our distribution relationship with AT&T was a substantial contributor to our gross and net subscriber additions over the past several years, accounting for approximately 17% of our gross subscriber additions for the year ended December 31, 2008 and 19% of our gross subscriber additions in the fourth quarter. This distribution relationship ended on January 31, 2009. AT&T has entered into a new distribution relationship with DirecTV. It may be difficult for us to develop alternative distribution channels that will fully replace AT&T and if we are unable to do so, our gross and net subscriber additions may be further impaired, our subscriber churn may increase, and our results of operations may be adversely affected. In addition, approximately one million of our current subscribers were acquired through our distribution relationship with AT&T and subscribers acquired through this channel have historically churned at a higher rate than our overall subscriber base. Although AT&T is not permitted to target these subscribers for transition to another pay-TV service and we and AT&T are required to maintain bundled billing and cooperative customer service for these subscribers, these subscribers may still churn at higher than historical rates following termination of the AT&T distribution relationship.
     Subscriber-related revenue. DISH Network “Subscriber-related revenue” totaled $11.456 billion for the year ended December 31, 2008, an increase of $782 million or 7.3% compared to 2007. This increase was primarily related to the increase in “ARPU” discussed below and a higher average subscriber base in 2008 compared to 2007.
     ARPU. Monthly average revenue per subscriber was $69.27 during the year ended December 31, 2008 versus $65.83 during the same period in 2007. The $3.44 or 5.2% increase in ARPU was primarily attributable to (i) price increases in February 2008 and 2007 on some of our most popular programming packages, (ii) an increase in hardware related fees, including rental fees and fees for DVRs, (iii) increased penetration of HD programming driven in part by the availability of HD local channels, (iv) an increase in fees earned from our DishHOME Protection Plan, and (v) increased advertising revenue. This increase was partially offset by a decrease in revenue from our original agreement with AT&T.
     As previously discussed, in February 2009, we introduced new promotions which subsidize certain programming for new and existing subscribers in an effort to increase and retain quality customers. To the extent these promotions are successful, ARPU could decline in the short-term as the number of DISH Network subscribers receiving free or discounted programming increases.
     Equipment sales and other revenue. “Equipment sales and other revenue” totaled $124 million during the year ended December 31, 2008, a decrease of $262 million or 67.9% compared to the same period during 2007. The decrease in “Equipment sales and other revenue” primarily resulted from the distribution of our set-top box business and certain other revenue-generating assets to EchoStar in connection with the Spin-off, partially offset by increases in other revenue. During the year ended December 31, 2007, our set-top box business that was distributed to EchoStar accounted for $282 million of our “Equipment sales and other revenue.”

     Equipment sales, transitional services and other revenue — EchoStar. “Equipment sales, transitional services and other revenue — EchoStar” totaled $37 million during the year ended December 31, 2008 as a result of the Spin-off.
     Subscriber-related expenses. “Subscriber-related expenses” totaled $5.977 billion during the year ended December 31, 2008, an increase of $489 million or 8.9% compared to the same period in 2007. The increase in “Subscriber-related expenses” was primarily attributable to higher costs for: (i) programming content, (ii) customer retention, (iii) call center operations, (iv) in-home service, (v) the refurbishment and repair of receiver systems used in our equipment lease programs, partially offset by a decrease in costs associated with our original agreement with AT&T. The increase in customer retention expense was primarily driven by more upgrading of existing customers to HD and DVR receivers and the changing of equipment for certain subscribers to free up satellite bandwidth in support of HD and other initiatives. We expect to implement the satellite bandwidth initiatives at least through the first half of 2009. We believe that the benefit from the increase in available satellite bandwidth outweighs the short-term cost of these equipment changes. The increases related to call center operations and in-home service were driven in part by our investments in staffing, training, information systems, and other initiatives. These investments are intended to help combat inefficiencies introduced by the increasing complexity of our business and technology, improve customer satisfaction, reduce churn, increase productivity, and allow us to better scale our business over the long run. We cannot, however, be certain that our increased spending will ultimately yield these benefits. In the meantime, we may continue to incur higher costs as a result of both our operational inefficiencies and increased spending. “Subscriber-related expenses” represented 52.2% and 51.4% of “Subscriber-related revenue” during the years ended December 31, 2008 and 2007, respectively. The increase in this expense to revenue ratio primarily resulted from the increase in “Subscriber-related expenses,” partially offset by an increase in ARPU. “Subscriber-related expenses” represented 54.6% of “Subscriber-related revenue” during the three months ended December 31, 2008.
     In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are fully contingent on the number of subscribers to whom we provide the respective content. The terms of our contracts typically range from one to ten years with annual rate increases. Our programming expenses will continue to increase to the extent we are successful growing our subscriber base. In addition, our “Subscriber-related expenses” may face further upward pressure from price escalations in current contracts and the renewal of long term programming contracts on less favorable pricing terms.
     Satellite and transmission expenses — EchoStar. “Satellite and transmission expenses — EchoStar” totaled $305 million during the year ended December 31, 2008. As previously discussed, “Satellite and transmission expenses — EchoStar” resulted from costs associated with the services provided to us by EchoStar, including the satellite and transponder capacity leases on satellites that were distributed to EchoStar in connection with the Spin-off, and digital broadcast operations previously provided internally at cost.
     Satellite and transmission expenses — other. “Satellite and transmission expenses — other” totaled $32 million during the year ended December 31, 2008, a $148 million decrease compared to the same period in 2007. As previously discussed, prior to the Spin-off, “Satellite and transmission expenses — other” included costs associated with the operation of our digital broadcast centers, including satellite uplinking/downlinking, signal processing, conditional access management, telemetry, tracking and control, satellite and transponder leases, and other related services. Following the Spin-off, these digital broadcast operation services have been provided to us by EchoStar and are included in “Satellite and transmission expenses — EchoStar.”
     Equipment, transitional services and other cost of sales. “Equipment, transitional services and other cost of sales” totaled $170 million during the year ended December 31, 2008, a decrease of $100 million or 37.0% compared to the same period in 2007. The decrease primarily resulted from the elimination of the cost of sales related to the distribution of our set-top box business to EchoStar in connection with the Spin-off, partially offset by costs related to our transitional services and other agreements with EchoStar, charges for obsolete inventory, and an increase in other cost of sales. During the year ended December 31, 2007, the costs associated with our set-top box business that was distributed to EchoStar accounted for $163 million of our “Equipment, transitional services and other cost of sales.”

     Subscriber acquisition costs. “Subscriber acquisition costs” totaled $1.532 billion for the year ended December 31, 2008, a decrease of $44 million or 2.8% compared to the same period in 2007. This decrease was primarily attributable to the decline in gross new subscribers, partially offset by an increase in SAC discussed below.
     SAC. SAC was $720 during the year ended December 31, 2008 compared to $656 during the same period in 2007, an increase of $64, or 9.8%. This increase was primarily attributable to an increase in equipment costs, as well as higher acquisition advertising expense and an increase in promotional incentives paid to our independent retailer network. Our equipment costs were higher during 2008 as a result of an increase in the number of new DISH Network subscribers selecting more advanced equipment, such as HD receivers, DVRs and receivers with multiple tuners and as a result of the Spin-off of our set-top box business to EchoStar. Set-top boxes were historically designed in-house and procured at our cost. We now acquire this equipment from EchoStar at its cost plus an agreed-upon margin. These increases were partially offset by the increase in the redeployment benefits of our equipment lease program for new subscribers. During the three months ended December 31, 2008, SAC was $737.
     During the years ended December 31, 2008 and 2007, the amount of equipment capitalized under our lease program for new subscribers totaled $604 million and $682 million, respectively. This decrease in capital expenditures under our lease program for new subscribers resulted primarily from lower subscriber growth and an increase in redeployment of equipment returned by disconnecting lease program subscribers, partially offset by higher equipment costs resulting from higher priced advanced products and the mark-up on set-top boxes as a result of the Spin-off, discussed above.
     Capital expenditures resulting from our equipment lease program for new subscribers have been, and are expected to continue to be, partially mitigated by, among other things, the redeployment of equipment returned by disconnecting lease program subscribers. However, to remain competitive we upgrade or replace subscriber equipment periodically as technology changes, and the costs associated with these upgrades may be substantial. To the extent technological changes render a portion of our existing equipment obsolete, we would be unable to redeploy all returned equipment and consequently would realize less benefit from the SAC reduction associated with redeployment of that returned lease equipment.
     Our SAC calculation does not reflect any benefit from payments we received in connection with equipment not returned to us from disconnecting lease subscribers and returned equipment that is made available for sale rather than being redeployed through our lease program. During the years ended December 31, 2008 and 2007, these amounts totaled $128 million and $87 million, respectively.
     Several years ago, we began deploying receivers that utilize 8PSK modulation technology and receivers that utilize MPEG-4 compression technology. These technologies, when fully deployed, will allow more programming channels to be carried over our existing satellites. A majority of our customers today, however, do not have receivers that use MPEG-4 compression and a smaller but still significant percentage do not have receivers that use 8PSK modulation. We may choose to invest significant capital to accelerate the conversion of customers to MPEG-4 and/or 8PSK in order to realize the bandwidth benefits sooner. In addition, given that all of our HD content is broadcast in MPEG-4, any growth in HD penetration will naturally accelerate our transition to these newer technologies and may increase our subscriber acquisition and retention costs. All new receivers that we purchase from EchoStar now have MPEG-4 technology. Although we continue to refurbish and redeploy MPEG-2 receivers, as a result of our HD initiatives and current promotions, most new customers in certain markets will be required to activate higher priced MPEG-4 technology. This limits our ability to redeploy MPEG-2 receivers and, to the extent that our new promotion in certain markets are successful, will accelerate the transition to MPEG-4 technology, resulting in an adverse effect on our SAC.
     Our “Subscriber acquisition costs” and “SAC” may materially increase in the future to the extent that we transition to newer technologies, introduce more aggressive promotions, or provide greater equipment subsidies.
     General and administrative expenses. “General and administrative expenses” totaled $540 million during the year ended December 31, 2008, a decrease of $38 million or 6.5% compared to the same period in 2007. This decrease was primarily attributable to the reduction in headcount and administrative costs resulting from the Spin-off and a reduction in outside professional fees, partially offset by an increase in costs related to transitional services and commercial agreements with EchoStar as a result of the Spin-off. “General and administrative expenses” represented 4.6% and 5.2% of “Total revenue”

during the years ended December 31, 2008 and 2007, respectively. The decrease in the ratio of the expenses to “Total revenue” was primarily attributable to the changes in expenses discussed above.
     Litigation expense. The 2007 “Litigation expense” of $34 million related to the Tivo case and represents the estimated cost of any software infringement prior to the implementation of the alternative technology, plus interest subsequent to the jury verdict.
     Depreciation and amortization. “Depreciation and amortization” expense totaled $1.000 billion during the year ended December 31, 2008, a decrease of $320 million or 24.3% compared to the same period in 2007. This decrease was primarily a result of our contribution of several satellites, uplink and satellite transmission assets, real estate and other assets to EchoStar in connection with the Spin-off. In addition, the 2007 expense included the write-off of costs associated with discontinued software development projects.
     Interest income. “Interest income” totaled $53 million during the year ended December 31, 2008, a decrease of $51 million compared to the same period in 2007. This decrease principally resulted from lower average carrying balances, as well as rate of return, of our cash and marketable investment securities during 2008 compared to the same period in 2007.
     Other, net. “Other, net” income totaled $45 million during the year ended December 31, 2008, an increase of $46 million compared to the same period in 2007. This increase primarily resulted from a gain of $53 million on the sale of a non-marketable investment.
     Earnings before interest, taxes, depreciation and amortization. EBITDA was $3.106 billion during the year ended December 31, 2008, an increase of $172 million or 5.8% compared to the same period in 2007. The following table reconciles EBITDA to the accompanying financial statements.

	For the Years Ended
	December 31,
	2008	2007
	(In thousands)
EBITDA	$3,105,740	$2,934,188
Less:
Interest expense, net	316,083	268,993
Income tax provision (benefit), net	696,946	534,176
Depreciation and amortization	1,000,230	1,320,625

Net income (loss)	$1,092,481	$810,394

     EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States, or GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
     Income tax (provision) benefit, net. Our income tax provision was $697 million during the year ended December 31, 2008, an increase of $163 million compared to the same period in 2007. The increase was primarily due to the increase in “Income (loss) before income taxes.”
     Net income (loss). Net income was $1.092 billion during the year ended December 31, 2008, an increase of $282 million compared to the same period in 2007. The increase was primarily attributable to the changes in revenue and expenses discussed above.

Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006.

	For the Years Ended December 31,		Variance
Statements of Operations Data	2007	2006	Amount	%
	(In thousands)
Revenue:
Subscriber-related revenue	$10,673,821	$9,422,271	$1,251,550	13.3
Equipment sales and other revenue	386,662	390,476	(3,814)	(1.0)

Total revenue	11,060,483	9,812,747	1,247,736	12.7

Costs and Expenses:
Subscriber-related expenses	5,488,396	4,822,310	666,086	13.8
% of Subscriber-related revenue	51.4%	51.2%
Satellite and transmission expenses — other	180,446	144,931	35,515	24.5
% of Subscriber-related revenue	1.7%	1.5%
Equipment, transitional services and other cost of sales	269,817	290,046	(20,229)	(7.0)
Subscriber acquisition costs	1,575,424	1,600,912	(25,488)	(1.6)
General and administrative expenses	577,743	539,630	38,113	7.1
% of Total revenue	5.2%	5.5%
Litigation expense	33,907	93,969	(60,062)	(63.9)
Depreciation and amortization	1,320,625	1,110,385	210,240	18.9

Total costs and expenses	9,446,358	8,602,183	844,175	9.8

Operating income (loss)	1,614,125	1,210,564	403,561	33.3

Other Income (Expense):
Interest income	103,619	121,873	(18,254)	(15.0)
Interest expense, net of amounts capitalized	(372,612)	(389,993)	17,381	4.5
Other, net	(562)	(7,923)	7,361	NM

Total other income (expense)	(269,555)	(276,043)	6,488	(2.4)

Income (loss) before income taxes	1,344,570	934,521	410,049	43.9
Income tax (provision) benefit, net	(534,176)	(333,464)	(200,712)	(60.2)
Effective tax rate	39.7%	35.7%

Net income (loss)	$810,394	$601,057	$209,337	34.8

Other Data:
DISH Network subscribers, as of period end (in millions)	13.780	13.105	0.675	5.2
DISH Network subscriber additions, gross (in millions)	3.434	3.516	(0.082)	(2.3)
DISH Network subscriber additions, net (in millions)	0.675	1.065	(0.390)	(36.6)
Average monthly subscriber churn rate	1.70%	1.64%	0.06%	3.7
Average monthly revenue per subscriber (“ARPU”)	$65.83	$62.78	$3.05	4.9
Average subscriber acquisition costs per subscriber (“SAC”)	$656	$686	$(30)	(4.4)
EBITDA	$2,934,188	$2,313,026	$621,162	26.9

     DISH Network subscribers. As of December 31, 2007, we had approximately 13.780 million DISH Network subscribers compared to approximately 13.105 million subscribers at December 31, 2006, an increase of 5.2%. DISH Network added approximately 3.434 million gross new subscribers for the year ended December 31, 2007, compared to approximately 3.516 million gross new subscribers during 2006, a decrease of approximately 82,000 gross new subscribers.
     DISH Network added approximately 675,000 net new subscribers for the year ended December 31, 2007, compared to approximately 1.065 million net new subscribers during 2006, a decrease of 36.6%. This decrease primarily resulted from an increase in our subscriber churn rate, churn on a larger subscriber base, and the decrease in gross new subscribers discussed above.
     Subscriber-related revenue. DISH Network “Subscriber-related revenue” totaled $10.674 billion for the year ended December 31, 2007, an increase of $1.252 billion or 13.3% compared to 2006. This increase was directly attributable to continued DISH Network subscriber growth and the increase in “ARPU” discussed below.
     ARPU. Monthly average revenue per subscriber was $65.83 during the year ended December 31, 2007 versus $62.78 during the same period in 2006. The $3.05 or 4.9% increase in ARPU is primarily attributable to price increases in February 2007 and 2006 on some of our most popular programming packages, increased penetration of HD programming, higher equipment rental fees resulting from increased penetration of our equipment leasing programs, other hardware related fees, fees for DVRs, and revenue from increased availability of standard definition and HD local channels by satellite.
     Equipment sales and other revenue. “Equipment sales and other revenue” totaled $387 million for the year ended December 31, 2007, a decrease of $4 million or 1.0% compared to 2006. The decrease in “Equipment sales and other revenue” was primarily attributable to a decrease in domestic sales of DBS accessories. A substantial portion of our “Equipment sales and other revenue” in 2007 consisted of sales of non-DISH Network digital receivers and related components to an international DBS service provider and to other international customers.
     Subscriber-related expenses. “Subscriber-related expenses” totaled $5.488 billion during the year ended December 31, 2007, an increase of $666 million or 13.8% compared to 2006. The increase in “Subscriber-related expenses” was primarily attributable to the increase in the number of DISH Network subscribers and the items discussed below that contributed to the increase in the expense to revenue ratio. “Subscriber-related expenses” as a percentage of “Subscriber-related revenue” increased to 51.4% from 51.2% in the year ended December 31, 2007 compared to 2006. The increase in this expense to revenue ratio primarily resulted from increases in: (i) programming costs, (ii) in-home service, refurbishment and repair costs for our receiver systems associated with increased penetration of our equipment lease programs, and (iii) bad debt expense resulting from an increase in the number of subscribers who we deactivated for non-payment of their bill. These increases were partially offset by a decline in costs associated with our call center operations and in costs associated with our previous co-branding arrangement with AT&T.
     Satellite and transmission expenses — other. “Satellite and transmission expenses — other” totaled $180 million during the year ended December 31, 2007, an increase of $36 million or 24.5% compared to 2006. This increase primarily resulted from higher operational costs associated with our capital lease of Anik F3 which commenced commercial operations in April 2007 and the higher costs associated with our enhanced content platform including a broader distribution of more extensive HD programming. “Satellite and transmission expenses — other” as a percentage of “Subscriber-related revenue” increased to 1.7% from 1.5% in the year ended December 31, 2007 compared to 2006.
     Equipment, transitional services and other cost of sales. “Equipment, transitional services and other cost of sales” totaled $270 million during the year ended December 31, 2007, a decrease of $20 million or 7.0% compared to 2006. This decrease primarily resulted from a decline in charges for defective, slow moving and obsolete inventory and in the cost of non-DISH Network digital receivers and related components sold to international customers.
     Subscriber acquisition costs. “Subscriber acquisition costs” totaled $1.575 billion for the year ended December 31, 2007, a decrease of $25 million or 1.6% compared to 2006. The decrease in “Subscriber acquisition costs” was attributable to a decrease in gross new subscribers, a decrease in SAC discussed below and a higher number of DISH Network subscribers participating in our equipment lease program for new subscribers.

     SAC. SAC was $656 during the year ended December 31, 2007 compared to $686 during 2006, a decrease of $30, or 4.4%. This decrease was primarily attributable to the redeployment benefits of our equipment lease program for new subscribers and lower average equipment costs, partially offset by higher acquisition advertising.
     During the years ended December 31, 2007 and 2006, the amount of equipment capitalized under our lease program for new subscribers totaled approximately $682 million and $817 million, respectively. This decrease in capital expenditures under our lease program for new subscribers resulted primarily from an increase in redeployment of equipment returned by disconnecting lease program subscribers, decreased subscriber growth, fewer receivers per installation as the number of dual tuner receivers we install continues to increase, lower average equipment costs and a reduction in accessory costs.
     As previously discussed, our SAC calculation does not include the benefit of payments we received in connection with equipment not returned to us from disconnecting lease subscribers and returned equipment that is made available for sale rather than being redeployed through our lease program. During the years ended December 31, 2007 and 2006, these amounts totaled approximately $87 million and $121 million, respectively.
     General and administrative expenses. “General and administrative expenses” totaled $578 million during the year ended December 31, 2007, an increase of $38 million or 7.1% compared to 2006. This increase was primarily attributable to an increase in administrative costs to support the growth of the DISH Network and outside professional fees. “General and administrative expenses” as a percentage of “Total revenue” decreased to 5.2% from 5.5% in the year ended December 31, 2007 compared to 2006, respectively. The decrease in the ratio of those expenses to “Total revenue” was primarily attributable to the previously discussed revenue growth.
     Litigation expense. During the years ended December 31, 2007 and 2006, we recorded “Litigation expense” related to the Tivo case of $34 million and $94 million, respectively. The $94 million reflects the jury verdict, supplemental damages and pre-judgment interest awarded by the Texas court. The $34 million additional expense in 2007 represents the estimated cost of any software infringement prior to the implementation of the alternative technology, plus interest subsequent to the jury verdict. See Note 12 in the Notes to our Consolidated Financial Statements in Item 15 of this Annual Report on Form 10-K for further discussion.
     Depreciation and amortization. “Depreciation and amortization” expense totaled $1.321 billion during the year ended December 31, 2007, an increase of $210 million or 18.9% compared to 2006. The increase in “Depreciation and amortization” expense was primarily attributable to depreciation on equipment leased to subscribers resulting from increased penetration of our equipment lease programs, additional depreciation related to satellites and other depreciable assets placed in service to support the DISH Network, and the write-off of costs associated with obsolete fixed assets.
     Interest income. “Interest income” totaled $104 million during the year ended December 31, 2007, a decrease of $18 million compared to 2006. This decrease principally resulted from lower average cash and marketable investment securities balances, partially offset by higher total percentage returns earned on our cash and marketable investment securities during 2007.
     Interest expense, net of amounts capitalized. “Interest expense” totaled $373 million during the year ended December 31, 2007, a decrease of $17 million or 4.5% compared to 2006. This decrease primarily resulted from lower prepayment premiums and write-offs of debt issuance costs related to the redemption of senior debt during 2006 compared to 2007.
     Earnings before interest, taxes, depreciation and amortization. EBITDA was $2.934 billion during the year ended December 31, 2007, an increase of $621 million or 26.9% compared to 2006. The following table reconciles EBITDA to the accompanying financial statements:

	For the Years Ended
	December 31,
	2007	2006
	(In thousands)
EBITDA	$2,934,188	$2,313,026
Less:
Interest expense, net	268,993	268,120
Income tax provision (benefit), net	534,176	333,464
Depreciation and amortization	1,320,625	1,110,385

Net income (loss)	$810,394	$601,057

     EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States, or GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
     Income tax (provision) benefit, net. Our income tax provision was $534 million during the year ended December 31, 2007, an increase of $201 million or 60.2% compared to the same period in 2006. The increase in the provision was primarily related to the improvement in “Income (loss) before income taxes” and an increase in the effective state tax rate due to changes in state apportionment percentages. The year ended December 31, 2007 includes a deferred tax liability of $16 million related to the conversion of one of our subsidiaries to a limited liability company from a corporation in connection with the Spin-off. The year ended December 31, 2006 includes a credit of $7 million related to the recognition of state net operating loss carryforwards (“NOLs”) for prior periods.
     Net income (loss). Net income was $810 million during the year ended December 31, 2007, an increase of $209 million compared to $601 million in 2006. The increase was primarily attributable to the changes in revenue and expenses discussed above.

Quantitative and Qualitative Disclosures About Market Risk
Market Risks Associated With Financial Instruments
     Our investments and debt are exposed to market risks, discussed below.
     Cash, Cash Equivalents and Current Marketable Investment Securities
     As of September 30, 2009, our cash, cash equivalents and current marketable investment securities had a fair value of $2.420 billion, all of which was invested in: (a) cash; (b) debt instruments of the United States Government and its agencies; (c) commercial paper and corporate notes with an overall average maturity of less than one year and rated in one of the four highest rating categories by at least two nationally recognized statistical rating organizations; and (d) instruments with similar risk, duration and credit quality characteristics to the commercial paper described above. The primary purpose of these investing activities has been to preserve principal until the cash is required to, among other things, fund operations, make strategic investments and expand the business. Consequently, the size of this portfolio fluctuates significantly as cash is received and used in our business. The value of this portfolio is negatively impacted by credit losses; however, this risk is mitigated through diversification that limits our exposure to any one issuer.
     Interest Rate Risk
     A change in interest rates would affect the fair value of our cash, cash equivalents and current marketable investment securities portfolio. Based on our September 30, 2009 current non-strategic investment portfolio of $2.420 billion, a hypothetical 10% increase in average interest rates would result in a decrease of approximately $27 million in fair value of this portfolio. We normally hold these investments to maturity; however, the hypothetical loss in fair value would be realized if we sold the investments prior to maturity.
     Our cash, cash equivalents and current marketable investment securities had an average annual rate of return for the nine months ended September 30, 2009 of 1.0%. A change in interest rates would affect our future annual interest income from this portfolio, since funds would be re-invested at different rates as the instruments mature. A hypothetical 10% decrease in average interest rates during 2009 would result in a decrease of approximately $1 million in annual interest income.
     Restricted Cash and Marketable Investment Securities and Noncurrent Marketable and Other Investment Securities
     Restricted Cash and Marketable Investment Securities
     As of September 30, 2009, we had $129 million of restricted cash and marketable investment securities invested in: (a) cash; (b) debt instruments of the United States Government and its agencies; (c) commercial paper and corporate notes with an overall average maturity of less than one year and rated in one of the four highest rating categories by at least two nationally recognized statistical rating organizations; and (d) instruments with similar risk, duration and credit quality characteristics to the commercial paper described above. Based on our September 30, 2009 investment portfolio, a hypothetical 10% increase in average interest rates would not have a material impact in the fair value of our restricted cash and marketable investment securities.
     Fixed Rate Debt, Mortgages and Other Notes Payable
     As of September 30, 2009, we had fixed-rate debt, mortgages and other notes payable of $5.793 billion on our Condensed Consolidated Balance Sheets. We estimated the fair value of this debt to be approximately $5.821 billion using quoted market prices for our publicly traded debt, which constitutes approximately 99% of our debt. The fair value of our debt is affected by fluctuations in interest rates. A hypothetical 10% decrease in assumed interest rates would increase the fair value of our debt by approximately $189 million. To the extent interest rates increase, our costs of financing would increase at such time as we are required to refinance our debt. As of September 30, 2009, a hypothetical 10% increase in assumed interest rates would increase our annual interest expense by approximately $41 million.
Derivative Financial Instruments
     In general, we do not use derivative financial instruments for hedging or speculative purposes, but we may do so in the future.

THE EXCHANGE OFFER
Purpose of the exchange offer
     The sole purpose of the exchange offer is to fulfill our obligations with respect to the registration of the old notes. We originally issued and sold the old notes on October 5, 2009. We did not register those sales under the Securities Act, in reliance upon the exemption provided in section 4(2) of the Securities Act and Rule 144A and Regulation S promulgated under the Securities Act. In connection with the sale of the old notes, we agreed to file with the SEC an exchange offer registration statement relating to the exchange offer. Under the exchange offer registration statement, we will offer the Notes in exchange for the old notes.
How to determine if you are eligible to participate in the exchange offer
     We hereby offer to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal accompanying it, $1,000 in principal amount of Notes for each $1,000 in principal amount of the old notes that you hold. The terms of the Notes are substantially identical to the terms of the old notes that you may exchange pursuant to this exchange offer, except that, generally, you may freely transfer the Notes, and you will not be entitled to certain registration rights and certain other provisions which are applicable to the old notes under the registration rights agreement. The Notes will be entitled to the benefits of the indenture. See “Description of the Notes.”
     We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.
     We are not making the exchange offer conditional upon the holders tendering, or us accepting, any minimum aggregate principal amount of old notes.
     Under existing SEC interpretations, the Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:
-	you must not be a broker-dealer that acquired the old notes from us or in market-making transactions;

-	you must acquire the Notes in the ordinary course of your business;

-	you must have no arrangements or understandings with any person to participate in the distribution of the Notes within the meaning of the Securities Act; and

-	you must not be an affiliate of ours, as defined in Rule 405 under the Securities Act.
     If you wish to exchange old notes for Notes in the exchange offer you must represent to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:
-	you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

-	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

     The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Notes.
     A broker-dealer that has bought old notes for market-making or other trading activities must deliver a prospectus in order to resell any Notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to the Notes by delivering the prospectus contained in the registration statement for the exchange offer. Each broker-dealer that receives Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of one year after we consummate the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.
     By tendering old notes for exchange, you will exchange, assign and transfer the old notes to us and irrevocably appoint the exchange agent as your agent and attorney-in-fact to assign, transfer and exchange the old notes. You will also represent and warrant that you have full power and authority to tender, exchange, assign and transfer the old notes and to acquire Notes issuable upon the exchange of such tendered old notes. The letter of transmittal requires you to agree that, when we accept your old notes for exchange, we will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges and encumbrances and that they are not subject to any adverse claim.
     You will also warrant that you will, upon our request, execute and deliver any additional documents that we believe are necessary or desirable to complete the exchange, assignment and transfer of your tendered old notes. You must further agree that our acceptance of any tendered old notes and the issuance of Notes in exchange for them will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under that agreement, except in certain limited circumstances. All authority conferred by you will survive your death, incapacity, liquidation, dissolution, winding up or any other event relating to you, and every obligation of you shall be binding upon your heirs, personal representatives, successors, assigns, executors and administrators.
     If you are tendering old notes, we will not require you to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the old notes pursuant to the exchange offer. Each of the Notes will bear interest from the most recent date through which interest has been paid on the old notes for which they were exchanged. If we accept your old notes for exchange, you will waive the right to have interest accrue, or to receive any payment in respect to interest, on the old notes from the most recent interest payment date to the date of the issuance of the Notes. Interest on the Notes is payable semiannually in arrears on March 1 and September 1.
Information about the expiration date of the exchange offer and changes to it
     The exchange offer expires on the expiration date, which is 5:00 p.m., New York City time, on                     , unless we, in our sole discretion, extend the period during which the exchange offer is open. If we extend the expiration date for the exchange offer, the term “expiration date” means the latest time and date on which the exchange offer, as so extended, expires. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to U.S. Bank National Association, which is the exchange agent, and by timely public announcement communicated by no later than 5:00 p.m., New York City time on the next business day following the expiration date, unless applicable law or regulation requires otherwise, by making a release to the Dow Jones News Service. During any extension of the exchange offer, all old notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.
     The initial exchange date will be the first business day following the expiration date. We expressly reserve the right to terminate the exchange offer and not accept for exchange any old notes for any reason, including if any of the events set forth below under “We may modify or terminate the exchange offer under some circumstances” have occurred and we have not waived them. We also reserve the right to amend the terms of the exchange offer in any manner, whether before or after any tender of the old notes. If we terminate or amend the exchange offer, we will notify the exchange agent in writing and will either issue a press release or give written notice to you as a holder of the old notes as promptly as practicable. Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the Notes for old notes on the exchange date.
     We will mail this prospectus and the related letter of transmittal and other relevant materials to you as a record holder of old notes and we will furnish these items to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of old notes.
How to tender your old notes
     If you tender to us any of your old notes pursuant to one of the procedures set forth below, that tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions that we describe below and in the letter of transmittal for the exchange offer.
     You may tender old notes by properly completing and signing the letter of transmittal or a facsimile of it. All references in this prospectus to the “letter of transmittal” include a facsimile of the letter. You must deliver it, together with the certificate or certificates representing the old notes that you are tendering and any required signature guarantees, or a timely confirmation of a book-entry transfer pursuant to the procedure that we describe below, to the exchange agent at its address set forth on the back cover of this prospectus on or prior to the expiration date. You may also tender old notes by complying with the guaranteed delivery procedures that we describe below.
     Your signature does not need to be guaranteed if you registered your old notes in your name, you will register the Notes in your name and you sign the letter of transmittal. In any other case, the registered holder of your notes must endorse them or send them with duly executed written instruments of transfer in the form satisfactory to us. Also, an “eligible institution,” such as a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act must guarantee the signature on the endorsement or instrument of transfer. If you want us to deliver the Notes or non-exchanged old notes to an address other than that of the registered holder appearing on the note register for the old notes, an “eligible institution” must guarantee the signature on the letter of transmittal.
     If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old notes, you should contact the registered holder promptly and instruct the holder to tender old notes on your behalf. If you wish to tender your old notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or follow the procedures described in the immediately preceding paragraph. Transferring record ownership from someone else’s name to your name may take considerable time.
How to tender if you hold your old notes through a broker or other institution and you do not have the actual old notes
     Any financial institution that is a participant in The Depository Trust Company’s (“DTC”) systems may make book-entry delivery of your old notes by causing DTC to transfer your old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although you may deliver your old notes through book-entry transfer at DTC, you still must send the letter of transmittal, with any required signature guarantees and any other required documents, to the exchange agent at the address specified on the back cover of this prospectus on or prior to the expiration date and the exchange agent must receive these documents on time. If you will not be able to send all the documents on time, you can still tender your old notes by using the guaranteed delivery procedures described below.
     You assume the risk of choosing the method of delivery of old notes and all other documents. If you send your old notes and your documents by mail, we recommend that you use registered mail, return receipt requested, you obtain proper insurance, and you mail these items sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.
     If you do not provide your taxpayer identification number, which is your social security number or employer identification number, as applicable, and certify that such number is correct, the exchange agent will withhold 28% of the gross proceeds otherwise payable to you pursuant to the exchange offer, unless an exemption applies under the applicable law and regulations concerning

“backup withholding” of federal income tax. You should complete and sign the main signature form and the Substitute Form W-9 included as part of the letter of transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and you prove it in a manner satisfactory to us and the exchange agent.
How to use the guaranteed delivery procedures if you will not have enough time to send all documents to us
     If you desire to accept the exchange offer, and time will not permit a letter of transmittal or old notes to reach the exchange agent before the expiration date, you may tender your old notes if the exchange agent has received at its office listed on the letter of transmittal on or prior to the expiration date a letter, telegram or facsimile transmission from an eligible institution setting forth your name and address, the principal amount of the old notes that you are tendering, the names in which you registered the old notes and, if possible, the certificate numbers of the old notes that you are tendering.
     The eligible institution’s correspondence to the exchange agent must state that the correspondence constitutes the tender and guarantee that within three New York Stock Exchange trading days after the date that the eligible institution executes such correspondence, the eligible institution will deliver the old notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal and any other required documents. We may, at our option, reject the tender if you do not tender your old notes and accompanying documents by either the above-described method or by a timely book-entry confirmation, and if you do not deposit your old notes and tender documents with the exchange agent within the time period set forth above. Copies of a notice of guaranteed delivery that eligible institutions may use for the purposes described in this paragraph are available from the exchange agent.
     Valid receipt of your tender will occur as of the date when the exchange agent receives your properly completed letter of transmittal, accompanied by either the old notes or a timely book-entry confirmation. We will issue Notes in exchange for old notes that you tendered pursuant to a notice of guaranteed delivery or correspondence to similar effect as described above by an eligible institution only against deposit of the letter of transmittal, any other required documents and either the tendered old notes or a timely book-entry confirmation.
We reserve the right to determine validity of all tenders
     We will be the sole judge of all questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of your tender of old notes and our judgment will be final and binding. We reserve the absolute right to reject any or all of your tenders that are not in proper form or the acceptances for exchange of which may, in our opinion or in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in your case. Neither we, the exchange agent nor any other person will be under any duty to give you notification of any defects or irregularities in tenders nor shall any of us incur any liability for failure to give you any such notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.
If you tender old notes pursuant to the exchange offer, you may withdraw them at any time prior to the expiration date
     For your withdrawal to be effective, the exchange agent must timely receive your written or fax notice of withdrawal prior to the expiration date at the exchange agent’s address set forth on the back cover page of this prospectus. Your notice of withdrawal must specify the following information:
•	The person named in the letter of transmittal as tendering old notes you are withdrawing;

•	The certificate numbers of old notes you are withdrawing;

•	The principal amount of old notes you are withdrawing;

•	A statement that you are withdrawing your election to have us exchange such old notes; and

•	The name of the registered holder of such old notes, which may be a person or entity other than you, such as your broker-dealer.

     The person or persons who signed your letter of transmittal, including any eligible institutions that guaranteed signatures on your letter of transmittal, must sign the notice of withdrawal in the same manner as their original signatures on the letter of transmittal including any required signature guarantees. If such persons and eligible institutions cannot sign your notice of withdrawal, you must send it with evidence satisfactory to us that you now hold beneficial ownership of the old notes that you are withdrawing. The exchange agent will return the properly withdrawn old notes promptly following receipt of notice of withdrawal. We will determine all questions as to the validity of notices of withdrawals, including time of receipt, and our determination will be final and binding on all parties.
How we will either exchange your old notes for Notes or return them to you
     On the exchange date, we will determine which old notes the holders validly tendered, and we will issue Notes in exchange for the validly tendered old notes. The exchange agent will act as your agent for the purpose of receiving Notes from us and sending the old notes to you in exchange for Notes promptly after acceptance of the tendered old notes. If we do not accept your old notes for exchange, we will return them without expense to you. If you tender your old notes by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above and we do not accept your old notes for exchange, DTC will credit your non-exchanged old notes to an account maintained with DTC. In either case, we will return your non-exchanged old notes to you promptly following the expiration of the exchange offer.
We may modify or terminate the exchange offer under some circumstances
     We are not required to issue Notes in respect of any properly tendered old notes that we have not previously accepted and we may terminate the exchange offer or, at our option, we may modify or otherwise amend the exchange offer. If we terminate the exchange offer, it will be by oral or written notice to the exchange agent and by timely public announcement communicated no later than 5:00 p.m., New York City time, on the next business day following the expiration date, unless applicable law or regulation requires us to terminate the exchange offer in the following circumstances:
•	Any court or governmental agency brings a legal action seeking to prohibit the exchange offer or assessing or seeking any damages as a result of the exchange offer, or resulting in a material delay in our ability to accept any of the old notes for exchange offer; or

•	Any government or governmental authority, domestic or foreign, brings or threatens any law or legal action that in our sole judgment, might directly or indirectly result in any of the consequences referred to above; or, if in our sole judgment, such activity might result in the holders of Notes having obligations with respect to resales and transfers of Notes that are greater than those we described above in the interpretations of the staff of the SEC or would otherwise make it inadvisable to proceed with the exchange offer; or

•	A material adverse change has occurred in our business, condition (financial or otherwise), operations or prospects.
     The foregoing conditions are for our sole benefit and we may assert them with respect to all or any portion of the exchange offer regardless of the circumstances giving rise to such condition. We also reserve the right to waive these conditions in whole or in part at any time or from time to time in our discretion. Our failure at any time to exercise any of the foregoing rights will not be a waiver of any such right, and each right will be an ongoing right that we may assert at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the exchange offer.
     Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.
     In addition, we will not accept for exchange any tendered old notes, and we will not issue Notes in exchange for any such old notes, if at that time there is, or the SEC has threatened, any stop order with respect to the registration statement that this prospectus is a part of, or if qualification of the indenture is required under the Trust Indenture Act of 1939.

Where to send your documents for the exchange offer
     We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. You must send your letter of transmittal to the exchange agent at:
U.S. Bank National Association
Attention: Specialized Finance Department
60 Livingston Avenue
St. Paul, Minnesota 55107
Telephone: (800) 934-6802
Facsimile: (651) 495-8158
     If you send your documents to any other address or fax number, you will have not validly delivered them and you will not receive Notes in exchange for your old notes. We will return your old notes to you.
We are paying our costs for the exchange offer
     We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses that they incur in forwarding tenders for their customers. We will pay the expenses incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting, investment banking and legal fees. We estimate that these fees are approximately $250,000.
     No person has been authorized to give you any information or to make any representations to you in connection with the exchange offer other than those that this prospectus contains.
     If anyone else gives you information or representations about the exchange offer, you should not rely upon that information or representation or assume that we have authorized it. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which this prospectus gives information. We are not making the exchange offer to, nor will we accept tenders from or on behalf of, holders of old notes in any jurisdiction in which it is unlawful to make the exchange offer or to accept it. However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of old notes in such jurisdiction. In any jurisdiction where the securities laws or blue sky laws require a licensed broker or dealer to make the exchange offer one or more registered brokers or dealers that are licensed under the laws of that jurisdiction is making the exchange offer on our behalf.
There are no dissenters’ or appraisal rights
     Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.
Federal income tax consequences to you
     Your exchange of old notes for Notes should not be a taxable exchange for federal income tax purposes, and you should not recognize any taxable gain or loss or any interest income as a result of the exchange. See “Certain United States Federal Income Tax Considerations” below.
This is the only exchange offer for the old notes that we are required to make
     Your participation in the exchange offer is voluntary, and you should carefully consider whether to accept the terms and conditions of it. You are urged to consult your financial and tax advisors in making your own decisions on what action to take with respect to the exchange offer. If you do not tender your old notes in the exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes under the Indenture. All non-exchanged old notes will continue to be subject to the restriction on transfer set forth in the Indenture. If we exchange old notes in the exchange offer, the trading market, if any, for any remaining old notes could be much less liquid.
     We may in the future seek to acquire non-exchanged old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not exchanged in the exchange offer.

DESCRIPTION OF THE NOTES
          The Notes will be issued under an indenture, dated as of August 17, 2009, by and among DISH DBS Corporation, the Guarantors and U.S. Bank National Association, as Trustee (the “Indenture”). On August 17, 2009, we issued $1 billion aggregate principal amount of our 7.875% Senior Notes due 2019 pursuant to the Indenture in a private offering, all of which were subsequently exchanged for $1 billion aggregate principal amount of Notes pursuant to a separate exchange offer that expired on October 2, 2009 (the “Initial Notes”). The $400 million aggregate principal amount of Notes issued hereby in exchange for the old notes are additional notes under the Indenture, and will be treated together with the Initial Notes as a single class of debt securities under the Indenture. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to our “Notes” include the Notes offered hereby and the Initial Notes and references in this prospectus to our “7.875% Senior Notes due 2019” include the Notes and the old notes. Furthermore, references in this section to “issue date” mean August 17, 2009, the date on which we first issued notes under the Indenture. The rights of the holders of the Notes are governed solely by the Indenture and our obligations under the Indenture are solely for the benefit of the holders of the 7.875% Senior Notes due 2019. The terms of the Notes will be substantially identical to the terms of the old notes. However, the Notes will not be subject to transfer restrictions or registration rights unless held by certain broker-dealers, our affiliates or certain other persons.
          The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture and the Notes because they, and not this description, define your rights as a holder of the Notes. Copies of the Indenture and the Notes are available to you upon request.
          You can find the definitions of some of the capitalized terms used in this section under the subheading “Certain Definitions.” In this section of the prospectus:
•	the terms “DDBS,” the “Company,” the “issuer,” “we,” “us,” “our” or similar terms refer only to DISH DBS Corporation and not to any of our subsidiaries;

•	references to “Guarantors” shall mean our direct and indirect Wholly Owned Restricted Subsidiaries that guarantee the Notes; and

•	references to “DISH” mean our indirect parent, DISH Network Corporation, together with each Wholly Owned Subsidiary of DISH that beneficially owns 100% of our Equity Interests, but only so long as DISH beneficially owns 100% of the Equity Interests of such subsidiary.
          The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and holders of Notes should refer to the Indenture and the Trust Indenture Act for a statement thereof.
Brief Description of the Notes
The Notes
          The Notes will be:
•	general unsecured obligations of us;

•	ranked equally in right of payment with all of our existing and future senior debt;

•	ranked senior in right of payment to all of our existing and future subordinated debt;

•	ranked effectively junior to (i) all debt and other liabilities (including trade payables) of our Subsidiaries (if any) that are Unrestricted Subsidiaries (and thus not Guarantors) or that are otherwise not Guarantors and of any of our Subsidiaries that constitutes a Non-Core Asset if such Subsidiary is released from its Guarantee pursuant to the covenant entitled “Certain Covenants — Dispositions of ETC and Non-Core Assets,” (ii) all debt and other liabilities (including trade payables) of any

Guarantor if such Guarantor’s Guarantee is subordinated or avoided by a court of competent jurisdiction, and (iii) all secured obligations to the extent of the value of the collateral securing such obligations, including any borrowings under any of our future secured credit facilities, if any; and

•	unconditionally guaranteed by the Guarantors.
          Although the Notes are titled “senior,” we have not issued, and do not have any plans to issue, any indebtedness to which the Notes would be senior.
          The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. Any old notes that remain outstanding after the completion of the exchange offer, together with the Notes issued in connection with such exchange offer, will be treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions, “Change of Control Offer” and “Excess Proceeds Offer,” each as discussed under their respective subheadings below.
The Guarantees
          The Notes will be guaranteed by the Guarantors, which include our principal operating subsidiaries. The Guarantee of each Guarantor will be:
•	a general unsecured obligation of such Guarantor;

•	ranked equally in right of payment with all other Guarantees of such Guarantor;

•	ranked equally in right of payment with all existing and future senior debt of such Guarantor;

•	ranked senior in right of payment to all existing and future subordinated debt of such Guarantor; and

•	ranked effectively junior to secured obligations of such Guarantor to the extent of the value of the collateral securing such obligations, including any secured guarantees of our obligations under any of our future credit facilities, if any.
     As of September 30, 2009, there was:
•	approximately $4.750 billion of outstanding debt that would rank equally with the 7.875% Senior Notes due 2019 and the Guarantees, as the case may be; and

•	no outstanding debt ranking junior to the 7.875% Senior Notes due 2019 and the Guarantees.
          In addition, the Indenture permits us and the Guarantors to incur additional Indebtedness, including secured and unsecured Indebtedness that ranks equally with the Notes. Any secured Indebtedness will, as to the collateral securing such Indebtedness, be effectively senior to the Notes or the Guarantees, as the case may be, to the extent of the value of such collateral.
          As of the date of the Indenture, all of our Subsidiaries were Restricted Subsidiaries other than E-Sat, Inc., Wright Travel Corporation, DISH Real Estate Corporation V, EchoStar International (Mauritius) Ltd., EchoStar Manufacturing & Distribution Private Ltd. India, Celsat America, WS Acquisition L.L.C., Flextracker Sdn. Bhd., Echosphere De Mexico S. De R.L. De C.V. and EIC Spain, S.L., which are “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the Notes.
Principal, Maturity and Interest
          The Notes issued as part of this exchange offer will be issued in an aggregate principal amount of $400 million if all of the old notes are exchanged. The Notes issued as part of this exchange offer are additional notes to the Initial Notes. We may again issue additional notes under the Indenture from time to time, subject to the limitations set forth under “— Certain Covenants — Limitations on Incurrence of Indebtedness,” without regard to clause (1) under the second paragraph thereof. The Notes and any further additional notes subsequently issued will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and any additional notes will be fungible with the Notes to the extent set forth in the applicable documentation, and will vote on all matters with the Notes offered hereby. The Notes will mature on September 1, 2019.
     Interest on the Notes accrues from August 17, 2009 at the rate of 7.875% per annum, payable semiannually in arrears in cash on March 1 and September 1 of each year, commencing March 1, 2010, or if any such day is not a business day on the next succeeding business day, to holders of record on the immediately preceding February 15 and August 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.
     The Notes are payable both as to principal and interest at our office or agency maintained for such purpose or, at our option, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by us, our office or agency will be the office of the Trustee maintained for such purpose.
Guarantees
     Each Guarantor will jointly and severally guarantee the Issuer’s obligations under the Notes. The obligations of each Guarantor under its Guarantee for the Notes will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors — Risks related to the Notes and the Exchange Offer — The guarantees of the Notes by our subsidiaries may be subject to challenge.” Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a pro rata contribution from each other Guarantor based on the net assets of such Guarantor and each other Guarantor.
     Each Guarantor may consolidate with or merge into or sell its assets to us or another Guarantor that is a Restricted Subsidiary, or with or to other persons upon the terms and conditions set forth in the Indenture. A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another person (whether or not such Guarantor is the surviving person), unless certain conditions are met. See “— Certain Covenants — Merger, Consolidation, or Sale of Assets.”
     A Guarantee of a Guarantor will be deemed automatically discharged and released in accordance with the terms of the Indenture:
(1) in connection with any direct or indirect sale, conveyance or other disposition of all of the capital stock or all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if such sale or disposition is made in compliance with the applicable provisions of the Indenture (see “— Certain Covenants — Asset Sales”);
(2) if such Guarantor is dissolved or liquidated in accordance with the provisions of the Indenture;
(3) if we designate any such Guarantor as an Unrestricted Subsidiary in compliance with the terms of the Indenture; or
(4) without limiting the generality of the foregoing, in the case of any Guarantor which constitutes a Non-Core Asset, upon the sale or other disposition of any Equity Interest of such Guarantor which constitutes a Non-Core Asset, respectively, if such sale or disposition is made in compliance with the applicable provisions of the Indenture. See “— Certain Covenants — Dispositions of ETC and Non-Core Assets.”
Optional Redemption
     Except as stated below, the Notes are not redeemable at our option prior to their stated maturity.
     The Notes will be redeemable, at our option, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days’ notice, at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the redemption date and a make-whole premium. Holders of record on the relevant record date have the right to receive interest due on an interest payment date that is on or prior to the redemption date. The redemption price will never be less than 100% of the principal amount of the Notes being redeemed plus accrued interest to the redemption date.

          The amount of the make-whole premium on any Note, or portion of a Note, to be redeemed will be equal to the greater of (a) 1% of the principal amount of such Note or such portion of a Note being redeemed and (b) the excess, if any, of:
(1) the sum of the present values, calculated as of the redemption date, of: (i) each interest payment that, but for the redemption, would have been payable on the Note, or portion of a Note, being redeemed on each interest payment date occurring after the redemption date, excluding any accrued interest for the period prior to the redemption date, plus (ii) the principal amount that, but for the redemption, would have been payable on the maturity date of the Note, or portion of a Note, being redeemed;
          over
(2) the principal amount of the Note, or portion of a Note, being redeemed.
          The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield, as defined below, plus 50 basis points.
          We will appoint an independent investment banking institution of national standing to calculate the make-whole premium; provided that if we fail to appoint an institution at least 45 days prior to the date set for redemption or if the institution that we appoint is unwilling or unable to make such calculation, such calculation will be made by Deutsche Bank Securities Inc., or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee.
          For purposes of determining the make-whole premium, “Treasury Yield” refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes being redeemed, calculated to the nearest one-twelfth of a year, which we call the remaining term. The Treasury Yield will be determined as of the third business day immediately preceding the applicable redemption date.
          The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release, which we call the H.15 Statistical Release. If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the remaining term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the remaining term and the United States Treasury Notes that have a constant maturity closest to and less than the remaining term, in each case as set forth in the H.15 Statistical Release. Any weekly average yields as calculated by interpolation will be rounded to the nearest 0.01%, with any figure of 0.005% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.
     Redemption with the Proceeds of Certain Capital Contributions or Equity Offerings
          Notwithstanding the foregoing, at any time prior to September 1, 2012, we may redeem up to 35% of the aggregate principal amount of the 7.875% Senior Notes due 2019 issued and outstanding under the Indenture at a redemption price equal to 107.875% of the principal amount thereof, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions or one or more public or private sales (including sales to DISH, regardless of whether DISH obtained such funds from an offering of Equity Interests or Indebtedness of DISH or otherwise) of Equity Interests (other than Disqualified Stock) of us (other than proceeds from a sale to any of our Subsidiaries or any employee benefit plan in which we or any of our Subsidiaries participates); provided that:
•	at least 65% in aggregate of the originally issued principal amount of the 7.875% Senior Notes due 2019 issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and

•	the sale of such Equity Interests is made in compliance with the terms of the Indenture.

Selection and Notice
     If less than all of the Notes are to be redeemed at any time, the selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, if we do not default in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption.
Change of Control Offer
     Upon the occurrence of a Change of Control Event, we will be required to make an offer (a “Change of Control Offer”) to each holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Event, we shall mail a notice to each holder stating:
(1) that the Change of Control Offer is being made pursuant to the covenant entitled “Offer to Purchase Upon Change of Control Event”;
(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);
(3) that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;
(4) that, unless we default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(5) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;
(6) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and
(7) any other information material to such holder’s decision to tender Notes.
     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control Event. We may not be able to repurchase all of the Notes tendered upon a Change of Control. If we fail to repurchase all of the Notes tendered for purchase upon a Change of Control Event, such failure will constitute an Event of Default. In addition, the terms of other indebtedness to which we may be subject may prohibit us from purchasing the Notes or offering to purchase the Notes, and a Change of Control Offer or a Change of Control Payment could trigger a default or event of default under the terms of such indebtedness. If we were unable to obtain the consent of the holders of any such other indebtedness to make a Change of Control Offer or make the Change of Control Payment or to repay such indebtedness, a Default or Event of Default may occur. See the subheading “Events of Default.”

     Except as described above with respect to a Change of Control Event, the Indenture does not contain any provisions that would permit the holders of any of the Notes to require that we repurchase or redeem any Notes in the event of a takeover, recapitalization or similar transaction.
Certain Covenants
     Limitation on Restricted Payments. The Indenture provides that neither we nor any of our Restricted Subsidiaries may, directly or indirectly:
(a) declare or pay any dividend or make any distribution on account of any of our Equity Interests other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of us;
(b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of DISH, us or any of its or our respective Subsidiaries or Affiliates, other than any such Equity Interests owned by us or by any Wholly Owned Restricted Subsidiary;
(c) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes issued under the Indenture or the Guarantees thereof, except (i) in accordance with the scheduled mandatory redemption, sinking fund or repayment provisions set forth in the original documentation governing such Indebtedness and (ii) the purchase, repurchase or other acquisition of subordinated Indebtedness with a stated maturity earlier than the maturity of the Notes issued under the Indenture or the Guarantees thereof purchased in anticipation of satisfying a payment of principal at the stated maturity thereof, within one year of such stated maturity;
(d) declare or pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:
(i) to us or any Wholly Owned Restricted Subsidiary; or
(ii) to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; provided that in the case of this clause (ii), such dividends or distributions may not be in the form of Indebtedness or Disqualified Stock; or
(e) make any Restricted Investment
(all such prohibited payments and other actions set forth in clauses (a) through (e) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(ii) after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, our Indebtedness to Cash Flow Ratio would not have exceeded 8.0 to 1; and
(iii) such Restricted Payment, together with the aggregate of all other Restricted Payments made by us after December 28, 2001, is less than the sum of:
(A)  the difference of:
(x) our cumulative Consolidated Cash Flow determined at the time of such Restricted Payment (or, in case such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit); minus
(y) 120% of our Consolidated Interest Expense,
each as determined for the period (taken as one accounting period) from January 1, 2002 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(B) an amount equal to 100% of the aggregate net cash proceeds and, in the case of proceeds consisting of assets used in or constituting a business permitted under the covenant described under “— Limitations on Activities of the Issuer,” 100% of the fair market value of the aggregate net proceeds other than cash received by us either from capital contributions from DISH, or from the issue or sale (including an issue or sale to DISH) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests sold to any of our Subsidiaries), since December 28, 2001; plus
(C) if any Unrestricted Subsidiary is designated by us as a Restricted Subsidiary, an amount equal to the fair market value of the net Investment by us or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing sum shall not exceed the amount of the Investments made by us or any Restricted Subsidiary in any such Unrestricted Subsidiary since December 28, 2001; plus
(D) 100% of any cash dividends and other cash distributions received by us and our Wholly Owned Restricted Subsidiaries from an Unrestricted Subsidiary since December 28, 2001 to the extent not included in our cumulative Consolidated Cash Flow; plus
(E) to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Investments of us and our Restricted Subsidiaries since December 28, 2001 resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person which were included in computations made pursuant to this clause (iii).
The foregoing provisions will not prohibit the following (provided that with respect to clauses (2), (3), (5), (6), (7), (8), (9), (11) and (12) below, no Default or Event of Default shall have occurred and be continuing):
(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture;
(2) the redemption, repurchase, retirement or other acquisition of any of our Equity Interests in exchange for, or out of the net proceeds of the substantially concurrent capital contribution from DISH or from the substantially concurrent issue or sale (including to DISH) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests issued or sold to any Subsidiary of us);
(3) Investments in an aggregate amount not to exceed $500 million plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person pursuant to this clause (3);
(4) Investments to fund the financing activity of DNCC in the ordinary course of its business in an amount not to exceed, as of the date of determination, the sum of
(A) $100 million, plus
(B) 50% of the aggregate cost to DNCC for each Satellite Receiver purchased by DNCC and leased by DNCC to a retail consumer in excess of 100,000 units;
(5) cash dividends or distributions to DISH to the extent required for the purchase, redemption, repurchase or other acquisition or retirement for value of employee stock options to purchase Capital Stock of DISH, or Capital Stock of DISH issued pursuant to any management equity plan, stock option plan or other management or employee benefit plan or agreement, in an aggregate amount not to exceed $25 million in any calendar year;
(6) a Permitted Refinancing;

(7) Investments in an amount equal to 100% of the aggregate net proceeds (whether or not in cash) received by us or any Wholly Owned Restricted Subsidiary from capital contributions from DISH or from the issue and sale (including a sale to DISH) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests issued or sold to a Subsidiary of DISH), on or after December 28, 2001; plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, or other disposition of any such Investment; provided, however, that the foregoing amount shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person pursuant to this clause (7) in each case, provided that such Investments are in businesses of the type described under “— Limitations on Activities of the Issuer;”
(8) Investments in any Restricted Subsidiary which is not a Wholly Owned Restricted Subsidiary, but which is a Guarantor and Investments in the form of intercompany debt with any direct or indirect parent company or any Wholly Owned Subsidiary of such direct or indirect parent company, provided that such debt is incurred in the ordinary course of business and is used in a business described under “— Limitations on Activities of the Issuer;”
(9) Investments in businesses strategically related to businesses described in “— Limitations on Activities of the Issuer” in an aggregate amount not to exceed $700 million;
(10) cash dividends or distributions to DISH to the extent required for the purchase of odd-lots of Equity Interests of DISH, in an aggregate amount not to exceed $15 million in any calendar year;
(11) the making of any Restricted Payment (including the receipt of any Investment) permitted under or resulting from any transaction permitted under the covenants described under “— Dispositions of ETC and Non-Core Assets” occurring at any time since December 28, 2001; provided that all conditions to any such Restricted Payment set forth in such covenants are satisfied;
(12) Investments made as a result of the receipt of non-cash proceeds from Asset Sales made in compliance with the covenants described under “— Asset Sales” and Investments entered into in connection with an acquisition of assets used in or constituting a business permitted under the covenant described under “— Limitations on Activities of the Issuer,” as a result of “earn-outs” or other deferred payments or similar obligations;
(13) any Restricted Payment permitted under any of the DDBS Notes Indentures;
(14) Investments which are used to pay for the construction, launch, operation or insurance of satellites owned or leased by us or any of our Subsidiaries in an amount not to exceed $500 million;
(15) Investments in a foreign direct-to-home satellite provider in an amount not to exceed $500 million, provided that the Investments are made through the supply of satellite receivers and related equipment to the provider, or the proceeds from the Investments are used to purchase satellite receivers and related equipment from DISH or a Subsidiary of DISH;
(16) the redemption, repurchase, defeasance or other acquisition or retirement for value of subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for: (a) the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock), or (b) Indebtedness that is at least as subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, as the Indebtedness being redeemed, repurchased, defeased, acquired or retired and with a final maturity equal to or greater than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively of the Indebtedness being redeemed, repurchased, defeased, acquired or retired;
(17) repurchases of Equity Interests deemed to occur upon (a) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (b) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith (or a dividend or distribution to finance such a deemed repurchase by DISH);

(18) amounts paid by us to DISH or any other person with which we are included in a consolidated tax return equal to the amount of federal, state and local income taxes payable in respect of the income of the Company and its Subsidiaries, including without limitation, any payments made in accordance with tax allocation agreements between the Company and its affiliates in effect from time to time; and
(19) the making of a Restricted Payment so long as after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, our Indebtedness to Cash Flow Ratio would not exceed 3.5 to 1.
     Restricted Payments made pursuant to clauses (1), (2), (4), (7), (16) (but only to the extent that net proceeds received by us as set forth in such clause (2), (7) or (16) were included in the computations made in clause (iii)(B) of the first paragraph of this covenant), (10) or (13) (but only to the extent such Restricted Payment is included as a Restricted Payment in any computation made pursuant to clause (iii) of the first paragraph of the Restricted Payments covenants contained in the DDBS Notes Indentures), shall be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant.
     Restricted Payments made pursuant to clauses (3), (5), (6), (7), (16) (but only to the extent that net proceeds received by us as set forth in such clause (7) or (16) were not included in the computations made in clause (iii)(B) of the first paragraph of this covenant), (8), (9), (11), (12), (13) (to the extent such Restricted Payment is not included as a Restricted Payment in any computation made pursuant to clause (iii) of the first paragraph of the Restricted Payments covenants contained in any DDBS Notes Indenture), (14), (15), (17), (18) or (19) shall not be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant.
     If we or any Restricted Subsidiary makes an Investment that was included in computations made pursuant to this covenant and the person in which such Investment was made subsequently becomes a Restricted Subsidiary that is a Guarantor, to the extent such Investment resulted in a reduction in the amounts calculated under clause (iii) of the first paragraph of or under any other provision of this covenant, then such amount shall be increased by the amount of such reduction.
     Not later than ten business days following a request from the Trustee, we shall deliver to the Trustee an officers’ certificate stating that each Restricted Payment made in the six months preceding the date of the request is permitted and setting forth the basis upon which the calculations required by the covenant “— Limitation on Restricted Payments” were computed, which calculations shall be based upon our latest available financial statements.
     Limitation on Incurrence of Indebtedness. The Indenture provides that we shall not, and shall not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that, notwithstanding the foregoing, we and any Guarantor may incur Indebtedness (including Acquired Debt), if, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof on a pro forma basis (including in the case of an acquisition, merger or other business combination giving pro forma effect to such transaction), either (a) our Indebtedness to Cash Flow Ratio would not have exceeded 8.0 to 1 or (b) the aggregate amount of our Indebtedness and that of the Guarantors would not exceed $1,500 per Subscriber.
     The foregoing limitation does not apply to any of the following incurrences of Indebtedness:
(1) Indebtedness represented by the Notes, the Guarantees thereof and the Indenture not to exceed $1,000,000,000 in aggregate principal amount;
(2) the incurrence by us or any Guarantor of Acquired Subscriber Debt not to exceed $1,750 per Acquired Subscriber (less any amount used to incur Indebtedness pursuant to clause (b) of the prior paragraph);
(3) the incurrence by us or any Guarantor of Deferred Payments and letters of credit with respect thereto;
(4) Indebtedness of us or any Guarantor in an aggregate principal amount not to exceed $1,050,000,000 at any one time outstanding;

(5) Indebtedness between and among us and any Guarantor;
(6) Acquired Debt of a person, incurred prior to the date upon which such person was acquired by us or any Guarantor (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an amount not to exceed (A) $250 million in the aggregate for all such persons other than those described in the immediately following clause (B); and (B) Acquired Debt owed to us or any Restricted Subsidiaries;
(7) Existing Indebtedness;
(8) the incurrence of Purchase Money Indebtedness by us or any Guarantor in an amount not to exceed the cost of construction, acquisition or improvement of assets used in any business permitted under the covenant described under “— Limitations on Activities of Issuer,” as well as any launch costs and insurance premiums related to such assets;
(9) The incurrence by the Company or any of the Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes, including without limitation Hedging Obligations covering the principal amount of Indebtedness entered into in order to protect us or any of our Restricted Subsidiaries from fluctuation in interest rates on Indebtedness;
(10) Indebtedness of us or any of our Restricted Subsidiaries in respect of performance bonds or letters of credit of us or any Restricted Subsidiary or surety bonds provided by us or any Restricted Subsidiary incurred in the ordinary course of business and on ordinary business terms in connection with the businesses permitted under the covenant described under “— Limitations on Activities of the Issuer”;
(11) Indebtedness of us or any Guarantor the proceeds of which are used solely to finance the construction and development of a call center owned by us or any of our Restricted Subsidiaries or any refinancing thereof; provided that the aggregate of all Indebtedness incurred pursuant to this clause (11) shall in no event exceed $100 million at any one time outstanding;
(12) the incurrence by us or any Guarantor of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part Indebtedness referred to in the first paragraph of this covenant or in clauses (1), (2), (3), (6), (7) or (8) above (“Refinancing Indebtedness”); provided, however, that:
(A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;
(B) the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and
(C) the Refinancing Indebtedness shall be subordinated in right of payment to the Notes issued under the Indenture and the Guarantees thereof, if at all, on terms at least as favorable to the holders of the Notes issued under the Indenture as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded (a “Permitted Refinancing”);
(13) the guarantee by us or any Guarantor of Indebtedness of us or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;
(14) Indebtedness under Capital Lease Obligations of us or any Guarantor with respect to no more than seven direct broadcast satellites at any time; and
(15) Indebtedness of the Company or any Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such person to us or such Restricted Subsidiary pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business and consistent with industry practices.
     For purposes of determining compliance with this covenant, if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (15) above or is permitted to be incurred pursuant to the first paragraph of this covenant and also meets the criteria of one or more of the categories described in clauses (1) through (15) above, we shall, in our sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.
     Asset Sales. The Indenture provides that if we or any Restricted Subsidiary, in a single transaction or a series of related transactions:
(a) sells, leases (in a manner that has the effect of a disposition), conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction), other than:
(i) sales or other dispositions of inventory in the ordinary course of business;
(ii) sales or other dispositions to us or a Wholly Owned Restricted Subsidiary by us or any Restricted Subsidiary;
(iii) sales or other dispositions of accounts receivable to DNCC for cash in an amount at least equal to the fair market value of such accounts receivable;
(iv) sales or other dispositions of rights to construct or launch satellites; and
(v) sales or other dispositions permitted under “— Dispositions of ETC and Non-Core Assets” (provided that the sale, lease, conveyance or other disposition of all or substantially all of our assets shall be governed by the provisions of the Indenture, as described below under the subheading “— Merger, Consolidation, or Sale of Assets”); or
(b) issues or sells Equity Interests of any Restricted Subsidiary (other than any issue or sale of Equity Interests of ETC or a Subsidiary which constitutes a Non-Core Asset permitted under “— Dispositions of ETC and Non-Core Assets”), in either case, which assets or Equity Interests: (1) have a fair market value in excess of $100 million (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors set forth in an officers’ certificate delivered to the Trustee); or (2) are sold or otherwise disposed of for net proceeds in excess of $100 million (each of the foregoing, an “Asset Sale”), then:
(A) we or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee not later than ten business days following a request from the Trustee, which certificate shall cover each Asset Sale made in the six months preceding the date of the request, as the case may be) of the assets sold or otherwise disposed of; and
(B) at least 75% of the consideration therefor received by us or such Restricted Subsidiary, as the case may be, must be in the form of:
(x) cash, Cash Equivalents or Marketable Securities;
(y) any asset which is promptly (and in no event later than 180 days after the date of transfer to us or a Restricted Subsidiary) converted into cash; provided that to the extent that such conversion is at a price that is less than the fair market value (as determined above) of such asset at the time of the Asset Sale in which such asset was acquired, we shall be deemed to have made a Restricted Payment in the amount by which such fair market value exceeds the cash received upon conversion; and/or

(z) properties and capital assets (including Capital Stock of an entity owning such property or assets so long as the receipt of such Capital Stock otherwise complies with the covenant described under “— Limitation on Restricted Payments” (other than clause (12) of the second paragraph thereof)) to be used by us or any of our Restricted Subsidiaries in a business permitted under the covenant described under “— Limitations on Activities of the Issuer”;
provided, however, that up to $100 million of assets in addition to assets specified in clause (x), (y) or (z) above at any one time may be considered to be cash for purposes of this clause (B), so long as the provisions of the next paragraph are complied with as such non-cash assets are converted to cash. The amount of any liabilities of us or any Restricted Subsidiary that are assumed by or on behalf of the transferee in connection with an Asset Sale (and from which we or such Restricted Subsidiary are unconditionally released) shall be deemed to be cash for the purpose of this clause (B).
     The Indenture also provides that the Net Proceeds from an Asset Sale shall be used only to acquire assets used in, or stock or other ownership interests in a person that upon the consummation of such Asset Sale becomes a Restricted Subsidiary and will be engaged primarily in, a business permitted under the covenant described under “— Limitations on Activities of the Issuer”, to repurchase the old notes, Notes or DDBS Notes, to prepay, repay or purchase other senior Indebtedness or, if we sell any of our satellites after launch such that we or our Restricted Subsidiaries own fewer than three in-orbit satellites, only to purchase a replacement satellite. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding sentence within 365 days after such Asset Sale shall constitute “Excess Proceeds” and shall be applied to an offer to purchase Notes and other senior Indebtedness of us if and when required under “— Excess Proceeds Offer.”
     Clause (B) of the second preceding paragraph shall not apply to all or such portion of the consideration:
(1) as is properly designated by us in connection with an Asset Sale as being subject to this paragraph; and
(2) with respect to which the aggregate fair market value at the time of receipt of all consideration received by us or any Restricted Subsidiary in all such Asset Sales so designated does not exceed the amount that we and our subsidiaries are permitted to designate as a result of the cash contributions made to us by DISH pursuant to any of the DDBS Notes Indentures plus, to the extent any such consideration did not satisfy clauses (B)(x) or (B)(z) above, upon the exchange or repayment of such consideration for or with assets which satisfy either or both such clauses, an amount equal to the fair market value of such consideration (evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee as set forth in clause (A) above).
     In addition, clause (B) above shall not apply to any Asset Sale:
(x) where assets not essential to the direct broadcast satellite business are contributed to a joint venture between us or one of our Restricted Subsidiaries and a third party that is not an Affiliate of DISH or any of its Subsidiaries; provided that following the sale, lease, conveyance or other disposition we or one of our Wholly Owned Restricted Subsidiaries owns at least 50% of the voting and equity interest in such joint venture,
(y) to the extent the consideration therefor received by us or any of our Restricted Subsidiaries would constitute Indebtedness or Equity Interests of a person that is not an Affiliate of DISH, us or one of their or our respective Subsidiaries; provided that the acquisition of such Indebtedness or Equity Interests is permitted under the provisions of the covenant described under “— Limitation on Restricted Payments”; and
(z) where assets sold are satellites, uplink centers or call centers, provided that, in the case of this clause (z) we and our Restricted Subsidiaries continue to own at least three satellites, one uplink center and one call center.
     Transactions described under clause (xii) of the covenant described under “— Transactions with Affiliates” shall not be subject to this covenant.
     Limitations on Liens. The Indenture provides that we shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

     Limitations on Activities of the Issuer. The Indenture provides that neither we nor any of our Restricted Subsidiaries may engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of domestic and international media, entertainment, electronics or communications, and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, and communications uplink centers, the acquisition, transmission, broadcast, production and other provision of programming relating thereto and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.
     Dispositions of ETC and Non-Core Assets.
     Notwithstanding the provisions of the covenants described under “— Limitation on Restricted Payments” and “— Asset Sales,” if our Indebtedness to Cash Flow Ratio would not have exceeded 6.0 to 1 on a pro forma basis after giving effect to the sale of all Equity Interests in or assets of ETC owned by us and our Subsidiaries, then:
     (1) the payment of any dividend or distribution consisting of Equity Interests in or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment;
     (2) the sale, conveyance or other disposition of the Equity Interests in or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and
     (3) upon delivery of an officers’ certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such release, ETC shall be discharged and released from its Guarantee and, so long as we designate ETC as an Unrestricted Subsidiary, ETC shall be discharged and released from all covenants and restrictions contained in the Indenture, provided that no such payment, sale, conveyance or other disposition (collectively, a “Payout”) described in clauses (1) or (2) above shall be permitted if at the time of such Payout:
     (a) after giving pro forma effect to such Payout, we would not have been permitted under the covenant described under “— Limitation on Restricted Payments” to make a Restricted Payment in an amount equal to the total (the “ETC Amount Due”) of:
     (i) the amount of all Investments (other than the contribution of:
     (x) title to the headquarters building of ETC in Inverness, Colorado and the tangible assets therein to the extent used by ETC as of the date of the Indenture; and
     (y) patents, trademarks and copyrights applied for or granted as of the date of the Indenture to the extent used by ETC or result from the business of ETC, in each case, to ETC);
made in ETC by us or our Restricted Subsidiaries since the date of the Indenture (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made); minus
     (ii) the amount of the after-tax value of all cash returns on such Investments paid to us or our Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to us); minus
     (iii) $100 million; and
     (b) any contract, agreement or understanding between ETC and us or any Restricted Subsidiary of us and any loan or advance to or guarantee with, or for the benefit of, ETC issued or made by us or one of our Restricted Subsidiaries, is on terms that are no less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such

Restricted Subsidiaries with an unrelated person, all as evidenced by a resolution of our Board of Directors set forth in an officers’ certificate delivered within ten business days of a request by the Trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of the members of our Board of Directors.
     If at the time of such Payout, the condition set forth in clause (a) of the proviso of the preceding sentence cannot be satisfied, ETC may seek to have a person other than us or one of our Restricted Subsidiaries pay in cash an amount to us or our Restricted Subsidiaries such that after taxes, such amount is greater than or equal to the ETC Amount Due or the portion of the ETC Amount Due which would not have been permitted to be made as a Restricted Payment by us; provided that such payment shall be treated for purposes of this covenant as a cash return on the Investments made in ETC; and, provided further, that for all purposes under the Indenture, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of the covenant described under “— Limitation on Restricted Payments.” To the extent that the ETC Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by us and was not paid by another person as permitted by the preceding sentence, we shall be deemed to have made a Restricted Payment in the amount of such ETC Amount Due or portion thereof, as the case may be.
     Notwithstanding the provisions of the covenants described under “— Limitation on Restricted Payments” and “— Asset Sales:”
(1) the payment of any dividend or distribution consisting of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment;
(2) the sale, conveyance or other disposition of the Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and
(3) upon delivery of an officers’ certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such a release, any such Non-Core Asset that is a Guarantor shall be discharged and released from its Guarantees and so long as we designate such Non-Core Asset as an Unrestricted Subsidiary, such Non-Core Asset shall be released from all covenants and restrictions contained in the Indenture;
provided that no Payout of any Non-Core Asset shall be permitted such as described in clauses (1) and (2) above if at the time of such Payout:
(a) after giving pro forma effect to such Payout, we would not have been permitted under the covenant described under “— Limitation on Restricted Payments” to make a Restricted Payment in an amount equal to the total (the “Non-Core Asset Amount Due”) of:
(i) the amount of all Investments made in such Non-Core Asset by us or our Restricted Subsidiaries since the date of the Indenture (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made); minus
(ii) the amount of the after-tax value of all cash returns on such Investments paid to us or our Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to us); minus
(iii) $100 million in the aggregate for all such Payouts and $25 million for any single such Payout; and
(b) any contract, agreement or understanding between or relating to a Non-Core Asset and us or a Restricted Subsidiary and any loan or advance to or guarantee with, or for the benefit of, a Restricted Subsidiary which is a Non-Core Asset issued or made by us or one of our Restricted Subsidiaries, is on terms that are less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiaries with an unrelated person, all as evidenced by a resolution of our Board of Directors as set forth in an officers’ certificate delivered within ten business days of a request by the Trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of our Board of Directors.

     If at the time of such Payout, the condition set forth in clause (a) of the proviso of the preceding sentence cannot be satisfied, such Restricted Subsidiary which is a Non-Core Asset may seek to have a person other than us or one of our Restricted Subsidiaries pay in cash an amount to us such that, after taxes, such amount, is greater than or equal to the Non-Core Asset Amount Due or the portion of the Non-Core Asset Amount Due which would not have been permitted to be made as a Restricted Payment by us; provided that such payment shall be treated for purposes of this covenant as a cash return on the Investments made in a Non-Core Asset; and provided further that for all purposes under the Indenture, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of the covenant described under “— Limitation on Restricted Payments.” To the extent that the Non-Core Asset Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by us and was not paid by another person as permitted by the preceding sentence, we shall be deemed to have made a Restricted Payment in the amount of such Non-Core Asset Amount Due or portion thereof, as the case may be.
     Promptly after any Payout pursuant to the terms of this covenant, within ten business days of a request by the Trustee, we shall deliver to the Trustee an officers’ certificate to the Trustee setting forth the Investments made by us or our Restricted Subsidiaries in a Non-Core Asset, as the case may be, and certifying that the requirements of this covenant have been satisfied in connection with the making of such Payout.
     Notwithstanding anything contained in this covenant to the contrary, any disposition of ETC or Non-Core Assets permitted pursuant to the DDBS Notes Indentures shall also be permitted pursuant to the Indenture and shall not be considered a “Restricted Payment” or “Asset Sale” for purposes of the Indenture.
     Additional Subsidiary Guarantees. The Indenture provides that if we or any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than five business days following April 1 of each year or ten business days following a request from the Trustee, which certificate shall cover the six months preceding April 1 or the date of request, as the case may be) exceeding the sum of $100 million in the aggregate for all such transfers after the date of the Indenture (fair market value being determined as of the time of such acquisition) to Restricted Subsidiaries that are not Guarantors, the Issuer shall, or shall cause each of such Subsidiaries to which any amount exceeding such $100 million (less such fair market value) is transferred to:
(i) execute and deliver to the Trustee a supplemental indenture to the Indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of our obligations under the Notes issued under the Indenture on the terms set forth in the Indenture; and
(ii) deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental Indenture and Guarantee have been duly authorized, executed and delivered by and are valid and binding obligations of such Subsidiary or such owner, as the case may be;
provided, however, that the foregoing provisions shall not apply to transfers of property or assets (other than cash) by us or any Guarantor in exchange for cash, Cash Equivalents or Marketable Securities in an amount equal to the fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than five business days following April 1 and October 1 of each year or ten business days following a request from the Trustee, which certificate shall cover the six months preceding April 1, October 1 or the date of request, as the case may be) of such property or assets. In addition, if (i) we or any of our Restricted Subsidiaries acquires or creates another Restricted Subsidiary or (ii) an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or otherwise ceases to be and Unrestricted Subsidiary, such Subsidiary shall execute a supplemental indenture to the Indenture and deliver an opinion of counsel, each as required in the preceding sentence; provided that no supplemental indenture or opinion shall be required if the fair market value (as determined in good faith by our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than five business days following April 1 or October 1 of each year or ten business days following a request from the Trustee, which certificate shall cover the six months preceding such April 1, October 1 or the date of request, as the case may be) of all such Restricted Subsidiaries created, acquired or designated since the date of the Indenture (fair market value being determined as of the time of creation, acquisition or designation) does not exceed the sum of $100 million in the aggregate minus the fair market value of the assets transferred to any Subsidiaries which do not execute supplemental indentures pursuant to the preceding sentences; provided further that to the extent a Restricted Subsidiary is subject to the terms of any instrument governing Acquired Debt, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition) which instrument or restriction prohibits such Restricted Subsidiary from issuing a Guarantee, such Restricted Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt.
     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that we shall not, and shall not permit any Restricted Subsidiary of us to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:
(a) pay dividends or make any other distribution to us or any of our Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to us or any of our Subsidiaries;
(b) make loans or advances to us or any of our Subsidiaries; or
(c) transfer any of its properties or assets to us or any of our Subsidiaries;
except for such encumbrances or restrictions existing under or by reasons of:
(i) Existing Indebtedness and existing agreements as in effect on the date of the Indenture;
(ii) applicable law or regulation;
(iii) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, provided that the Consolidated Cash Flow of such person shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture; except to the extent that dividends or other distributions are permitted notwithstanding such encumbrance or restriction and could have been distributed;
(iv) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;
(v) Refinancing Indebtedness (as defined in “— Limitation on Incurrence of Indebtedness”), provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;
(vi) the Indenture or any of the Notes;
(vii) Permitted Liens; or
(viii) any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of the Indenture.
     Accounts Receivable Subsidiary. The Indenture provides that we:
(a) may, and may permit any of our Subsidiaries to, notwithstanding the provisions of the covenant entitled “— Limitation on Restricted Payments,” make Investments in an Accounts Receivable Subsidiary:
(i) the proceeds of which are applied within five business days of the making thereof solely to finance:
(A) the purchase of accounts receivable of us and our Subsidiaries; or

(B) payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by an Accounts Receivable Subsidiary (provided that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor); and
(ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;
(b) shall not, and shall not permit any of our Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm’s length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the date of the Indenture (and not written off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);
(c) shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from us or our Subsidiaries or participation interests therein to any other person except on an arm’s length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided an Accounts Receivable Subsidiary may not sell such certificates to any other person except on an arm’s length basis and solely for consideration in the form of cash or Cash Equivalents;
(d) shall not, and shall not permit any of its Subsidiaries to, enter into any guarantee, subject any of our or their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants and other agreements of us or any of our Subsidiaries with respect to the accounts receivable sold by us or any of our Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; provided that neither we nor any of our Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;
(e) shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of us and our Subsidiaries and activities incidental thereto;
(f) shall not permit an Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to us and Non-Recourse Indebtedness; provided that the aggregate principal amount of all such Indebtedness of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;
(g) shall cause any Accounts Receivable Subsidiary to remit to us or a Restricted Subsidiary of us on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to:
(i) pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of such Accounts Receivable Subsidiary owed to us;
(ii) pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements or;
(iii) to finance the purchase of additional accounts receivable of us and our Subsidiaries; and
(h) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, an Accounts Receivable Subsidiary:

(i) if such Accounts Receivable Subsidiary pursuant to or within the meaning of any bankruptcy law:
(A) commences a voluntary case;
(B) consents to the entry of an order for relief against it in an involuntary case;
(C) consents to the appointment of a custodian of it or for all or substantially all of its property;
(D) makes a general assignment for the benefit of its creditors; or
(E) generally is not paying its debts as they become due; or
(ii) if a court of competent jurisdiction enters an order or decree under any bankruptcy law that:
(A) is for relief against such Accounts Receivable Subsidiary in an involuntary case;
(B) appoints a custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary; or
(C) orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to this clause (ii), the order or decree remains unstayed and in effect for 60 consecutive days.
     Merger, Consolidation, or Sale of Assets. The Indenture provides that we shall not consolidate or merge with or into (whether or not we are the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions to, another person unless:
(a) we are the surviving person or the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(b) the person formed by or surviving any such consolidation or merger (if other than us) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of us under the Indenture and the Notes issued under the Indenture pursuant to a supplemental indenture to the Indenture in form reasonably satisfactory to the Trustee;
(c) immediately after such transaction, no Default or Event of Default exists; and
(d) we or the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made:
(i) will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than our Consolidated Net Worth immediately preceding the transaction; and
(ii) would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the covenant described under “— Limitation on Incurrence of Indebtedness,” above.
     Notwithstanding the foregoing, we may merge with another person if:
(a) we are the surviving person;

(b) the consideration issued or paid by us in such merger consists solely of our Equity Interests (other than Disqualified Stock) or Equity Interests of DISH; and
(c) immediately after giving effect to such merger (determined on a pro forma basis), our Indebtedness to Cash Flow Ratio either (i) does not exceed 8.0 to 1 or (ii) does not exceed our Indebtedness to Cash Flow Ratio immediately prior to such merger.
     The Indenture provides that each Guarantor of the Notes issued thereunder (other than any Guarantor whose Guarantee is to be released in accordance with the terms of such Guarantee and the Indenture and other than ETC and any Non-Core Asset in connection with any transaction permitted under “— Dispositions of ETC and Non-Core Assets”) will not, and we will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person other than to us or a Guarantor unless:
(a) the Guarantor is the surviving person or the person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(b) the person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Guarantor under the Indenture and the Notes issued under the Indenture, pursuant to a supplemental indenture to the Indenture in form reasonably satisfactory to the Trustee; and
(c) immediately after such transaction, no Default or Event of Default exists.
     Transactions with Affiliates. The Indenture provides that we shall not and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of our or their properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”), unless:
(a) such Affiliate Transaction is on terms that are no less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Subsidiaries with an unrelated person; and
(b) if such Affiliate Transaction involves aggregate payments in excess of $200 million, such Affiliate Transaction has either (i) been approved by a majority of the disinterested members of our Board of Directors or (ii) if there are no disinterested members of our Board of Directors, the Company or such Restricted Subsidiary has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, and we deliver to the Trustee no later than ten business days following a request from the Trustee a resolution of our Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above;
provided, however, that
(i) the payment of reasonable fees, compensation or employee benefit arrangements to, and any indemnity provided for the benefit of, directors, officers, consultants or employees of DISH and its Subsidiaries;
(ii) transactions between or among us and our Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries);
(iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by our Board of Directors;
(iv) transactions in the ordinary course of business, including loans, expense allowances, reimbursements or extensions of credit (including indemnity arrangements) between the Company or any of its Restricted Subsidiaries on the one hand, and any employee of the Company or any of its Restricted Subsidiaries, on the other hand;

(v) the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by a majority of the members of our Board of Directors that are disinterested with respect to these transactions;
(vi) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Subsidiaries, so long as a significant amount of Indebtedness or Capital Stock of the same class is also held by persons that are not Affiliates of the Company and these Affiliates are treated no more favorably than holders of the Indebtedness or the Capital Stock generally;
(vii) any dividend, distribution, sale, conveyance or other disposition of any assets of, or Equity Interests in, any Non-Core Assets or the proceeds of a sale, conveyance or other disposition thereof, in accordance with the provisions of the Indenture;
(viii) Restricted Payments that are permitted by the provisions of the covenant described under the caption “— Limitation on Restricted Payments;”
(ix) any transactions pursuant to agreements in effect on the date of the Indenture and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Restricted Subsidiary than such agreement as in effect on the date of the Indenture;
(x) so long as it complies with clause (a) above, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by us or any of our Restricted Subsidiaries to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice;
(xi) the provision of services to DISH and its Affiliates by us or any of our Restricted Subsidiaries so long as no cash or other assets are transferred by us or our Restricted Subsidiaries in connection with such transactions (other than up to $100 million in cash in any fiscal year and other than nonmaterial assets used in the operations of the business in the ordinary course pursuant to the agreement governing the provision of the services), and so long as such transaction or agreement is determined by a majority of the members of our Board of Directors to be fair to us and our Restricted Subsidiaries when taken together with all other such transactions and agreements entered into with DISH and its Affiliates;
(xii) the disposition of assets of us and our Restricted Subsidiaries in exchange for assets of DISH and its Affiliates so long as (i) the value to us in our business of the assets we receive is determined by a majority of the members of our Board of Directors to be substantially equivalent or greater than the value to us in our business of the assets disposed of, and (ii) the assets acquired by us and our Restricted Subsidiaries constitute properties and capital assets (including Capital Stock of an entity owning such property or assets so long as the receipt of such Capital Stock otherwise complies with the covenant described under “— Limitation on Restricted Payments” (other than clause (12) of the second paragraph thereof)) to be used by us or any of our Restricted Subsidiaries in a business permitted as described under “— Limitations on Activities of the Issuer;”
(xiii) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;
(xiv) any transactions between us or any of our Restricted Subsidiaries and any Affiliate of us the Equity Interests of which Affiliate are owned solely by us or one of our Restricted Subsidiaries, on the one hand, and by persons who are not Affiliates of us or Restricted Subsidiaries of us, on the other hand; and
(xv) transactions with EchoStar or any of its controlled Affiliates that have been approved by a majority of the members of the audit committee of DISH or a special committee of the DISH board of directors consisting solely of members of the DISH board of directors who are not directors, officers or employees of EchoStar or any of its controlled Affiliates shall, in each case, not be deemed Affiliate Transactions.
     Reports. The Indenture provides that in the event (i) we are no longer subject to the reporting requirements of Section 13(a) and 15(d) under the Exchange Act and (ii) any Notes are outstanding, we will furnish to the holders of the Notes all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, and, with respect to the annual information only, a report thereon by our independent registered public accounting firm.
     Payments for Consent. The Indenture provides that we shall not, and shall not permit any of our Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the the old notes and Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
     Excess Proceeds Offer. The Indenture provides that when the cumulative amount of Excess Proceeds that have not been applied in accordance with the covenants entitled “— Asset Sales” or this paragraph exceeds $100 million, we will be obligated to make an offer to all holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the applicable Indenture. To the extent we or a Restricted Subsidiary are required under the terms of Indebtedness of us or such Restricted Subsidiary which is ranked equally with the Notes to make an offer to purchase such other Indebtedness with any proceeds which constitute Excess Proceeds under the Indenture, we shall make a pro rata offer to the holders of all other parity Indebtedness (including the Notes) with such proceeds. If the aggregate principal amount of Notes and other parity indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes and other parity Indebtedness to be purchased on a pro rata basis. To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, we may use any remaining Excess Proceeds for general corporate purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.
     Investment Grade Rating. The Indenture provides that if, on any date following the issuance of the Notes, the Notes receive an Investment Grade Rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing (a “Fall Away Event”) then, beginning on that date and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the provisions of the Indenture summarized under the following captions will no longer be applicable:
(1) “—Certain Covenants — Limitation on Restricted Payments”;
(2) “—Certain Covenants — Limitation on Incurrence of Indebtedness”;
(3) “—Certain Covenants — Asset Sales”;
(4) “—Certain Covenants — Limitations on Activities of the Issuer”;
(5) “—Certain Covenants — Dispositions of ETC and Non-Core Assets”;
(6) “—Certain Covenants — Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries”;
(7) “—Certain Covenants — Accounts Receivable Subsidiary”;
(8) “—clauses (d)(i) and (ii) of the first paragraph under “—Certain Covenants — Merger, Consolidation, or Sale of Assets”;
(9) “—Certain Covenants — Transactions with Affiliates”;
(10) “—Certain Covenants — Excess Proceeds Offer”; and
(11) “Change of Control Offer”
(collectively, the “Fall Away Covenants”).

     In addition to the foregoing, during any period in which the Notes have an Investment Grade Rating from one of the Rating Agencies and no Default or Event of Default has occurred and is continuing, the Fall Away Covenants will not apply to the Notes. Upon the termination or suspension of the Fall Away Covenants under either of the two preceding paragraphs, the amount of Excess Proceeds for purposes of “— Certain Covenants — Excess Proceeds Offer” shall be set at zero.
Events of Default
     The Indenture provides that each of the following shall constitute an Event of Default:
(a) default for 30 days in the payment when due of interest on the Notes;
(b) default in payment when due of principal of the Notes at maturity, upon repurchase, redemption or otherwise;
(c) failure to comply with the provisions described under “Change of Control Offer,” “Certain Covenants — Transactions with Affiliates,” or “Certain Covenants — Asset Sales;”
(d) default under the provisions described under “Certain Covenants — Limitation on Restricted Payments” or “Certain Covenants — Limitation on Incurrence of Indebtedness” which default remains uncured for 30 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by us pursuant to the Indenture;
(e) failure by us for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the then outstanding old notes and Notes issued under the Indenture to comply with any of our other agreements in the Indenture, the Notes or old notes;
(f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries), which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $250 million or more;
(g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more; provided that any acceleration (other than an acceleration which is the result of a Payment Default under clause (f) above) of Indebtedness under the Outstanding Deferred Payments in aggregate principal amount not to exceed $250 million shall be deemed not to constitute an acceleration pursuant to this clause (g);
(h) failure by us or any of our Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $250 million, which judgments are not stayed within 60 days after their entry;
(i) DISH, us or any of our Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of creditors;
(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against DISH, us or any of our Significant Subsidiaries in an involuntary case; (ii) appoints a custodian of DISH, us or any of our Significant Subsidiaries or for all or substantially all of the property of DISH, us or any of our Significant Subsidiaries; or (iii) orders the liquidation of DISH or any of our Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 consecutive days; and

(k) any Guarantee of the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor of the Notes, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes.
     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding old notes and Notes may declare all the Notes to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by us or any of our Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Notes contained in the Indenture or the Notes, an amount of premium that would have been applicable pursuant to the Notes or as set forth in the Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to us or any Guarantor of the Notes described in (i) above, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding old notes and Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders’ interest.
     The holders of a majority in aggregate principal amount then outstanding of the old notes and Notes, by notice to the Trustee, may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.
     We are required to deliver to the Trustee, in its capacity as trustee of an Indenture, annually a statement regarding compliance with the Indenture, and we are required upon becoming aware of any Default or Event of Default thereunder to deliver to the Trustee a statement specifying such Default or Event of Default.
     All powers of the Trustee under an Indenture, in its capacity as trustee of the Indenture, will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.
No Personal Liability Of Directors, Owners, Employees, Incorporator and Stockholders
     No director, officer, employee, incorporator or stockholder of us or any of our Affiliates, as such, shall have any liability for any obligations of us or any of our Affiliates under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Legal Defeasance and Covenant Defeasance
     The Indenture provides that with respect to the Notes, we may, at our option and at any time, elect to have all obligations discharged with respect to the Notes (“Legal Defeasance”). Such Legal Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the Notes, except for:
(a) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be;
(b) our obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(c) the rights, powers, trust, duties and immunities of the Trustee, and our obligations in connection therewith; and
(d) the Legal Defeasance provisions of the Indenture.

     In addition, the Indenture provides that we may, at our option and at any time, elect to have all obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. If Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.
     In order to exercise either Legal Defeasance or Covenant Defeasance, the Indenture provides that:
(i) we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, non-callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be;
(ii) in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that
(A) we have received from, or there has been published by, the IRS a ruling or
(B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii) in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel reasonably acceptable to such Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;
(vi) we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others; and
(vii) we shall have delivered to the Trustee an officers’ certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the Notes have been complied with.
Amendment, Supplement and Waiver
     Except as provided in the next paragraph, the Indenture and the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the old notes and Notes then outstanding under the Indenture that are affected by such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the old notes and Notes then outstanding that are affected by such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for the Notes).

     Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any Note held by a non-consenting holder):
(a) reduce the aggregate principal amount of the old notes and the Notes whose holders must consent to an amendment, supplement or waiver;
(b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of such Note;
(c) reduce the rate of or change the time for payment of interest on any Note;
(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the old notes and Notes and a waiver of the payment default that resulted from such acceleration);
(e) make any Note payable in money other than that stated in such Note;
(f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes issued under the Indenture to receive payments of principal of or interest on the Notes;
(g) waive a redemption payment or mandatory redemption with respect to any Note; or
(h) make any change in the foregoing amendment and waiver provisions.
     In addition, without the consent of holders of at least 66 2/3% of the principal amount of the old notes and Notes then outstanding, an amendment or a waiver may not make any change to the covenants in the Indenture entitled “Asset Sales,” “Change of Control Offer,” and “Excess Proceeds Offer” (including, in each case, the related definitions) as such covenants apply to the Notes.
     Notwithstanding the foregoing, without the consent of any holder of the old notes or Notes, we, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes or the Guarantees thereof to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, to provide for the assumption of the obligations of us or any Guarantor to holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.
Concerning the Trustee
     The Indenture contains certain limitations on the rights of the Trustee, if the Trustee becomes a creditor of us or our Subsidiaries, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with us and our Subsidiaries; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.
     With respect to the Notes, the holders of a majority in principal amount of the then outstanding old notes and Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur thereunder (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. The Trustee will not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i) this sentence shall not limit the preceding sentence of this paragraph;

(ii) the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of this paragraph.
Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request of any holder of Notes issued under the Indenture, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Certain Definitions
     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
     “Accounts Receivable Subsidiary” means one Unrestricted Subsidiary of us specifically designated as an Accounts Receivable Subsidiary for the purpose of financing our accounts receivable and provided that any such designation shall not be deemed to prohibit us from financing accounts receivable through any other entity, including, without limitation, any other Unrestricted Subsidiary.
     “Accounts Receivable Subsidiary Notes” means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.
     “Acquired Debt” means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merges with or into or becomes a Subsidiary of such specified person, or Indebtedness incurred by such specified person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person or the acquisition of such assets, as the case may be.
     “Acquired Subscriber” means a subscriber to a telecommunications service provided by a telecommunications service provider that is not an Affiliate of us at the time we or one of our Restricted Subsidiaries purchases the right to provide telecommunications services to such subscriber from such telecommunications service provider, whether directly or through the acquisition of the entity providing telecommunications services or assets used or to be used to provide telecommunications service to such subscriber.
     “Acquired Subscriber Debt” means (i) Indebtedness, the proceeds of which are used to pay the purchase price for Acquired Subscribers or to acquire the entity which has the right to provide telecommunications services to such Acquired Subscribers or to acquire from such entity or an Affiliate of such entity assets used or to be used in connection with such telecommunications business; provided that such Indebtedness is incurred within three years after the date of the acquisition of such Acquired Subscriber and (ii) Acquired Debt of any such entity being acquired; provided that in no event shall the amount of such Indebtedness and Acquired Debt for any Acquired Subscriber exceed the sum of the actual purchase price (inclusive of such Acquired Debt) for such Acquired Subscriber, such entity and such assets plus the cost of converting such Acquired Subscriber to usage of a delivery format for telecommunications services made available by us or any of our Restricted Subsidiaries.
     “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that no individual, other than a director of DISH or us or an officer of DISH or us with a policy making function, shall be deemed an Affiliate of us or any of our Subsidiaries solely by reason of such individual’s employment, position or responsibilities by or with respect to DISH, us or any of their or our respective Subsidiaries.
     “Asset Sale” means in a single transaction or a series of related transactions, if we or any Restricted Subsidiary:

(a) sells, leases (in a manner that has the effect of a disposition), conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction), other than:
(i) sales or other dispositions of inventory in the ordinary course of business;
(ii) sales or other dispositions to us or a Wholly Owned Restricted Subsidiary by us or any Restricted Subsidiary;
(iii) sales or other dispositions of accounts receivable to DNCC for cash in an amount at least equal to the fair market value of such accounts receivable;
(iv) sales or other dispositions of rights to construct or launch satellites; and
(v) sales or other dispositions permitted under “— Dispositions of ETC and Non-Core Assets” (provided that the sale, lease, conveyance or other disposition of all or substantially all of our assets shall be governed by the provisions of the Indenture described under “— Merger, Consolidation, or Sale of Assets”); or
(b) issues or sells Equity Interests of any Restricted Subsidiary (other than any issue or sale of Equity Interests of ETC or a Subsidiary which constitute a Non-Core Asset permitted under “— Dispositions of ETC and Non-Core Assets”), in either case, which assets or Equity Interests: (1) have a fair market value in excess of $100 million (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors set forth in an officers’ certificate delivered to the Trustee); or (2) are sold or otherwise disposed of for net proceeds in excess of $100 million (each of the foregoing, an “Asset Sale”).
     “Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Capital Lease Obligation” means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.
     “Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.
     “Cash Equivalents” means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-2, A-2 or better or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within twelve months after the date of acquisition and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.
     “Change of Control” means: (a) any transaction or series of transactions the result of which is that any person (other than the Principal or a Related Party) individually owns more than 50% of the total Equity Interest of DISH; (b) the first day on which a majority of the members of the Board of Directors of DISH are not Continuing Directors; or (c) any time that DISH shall cease to beneficially own 100% of our Equity Interests.
     “Change of Control Event” means the occurrence of a Change of Control and a Rating Decline.
     “Consolidated Cash Flow” means, with respect to any person for any period, the Consolidated Net Income of such person for such period, plus, to the extent deducted in computing Consolidated Net Income: (a) provision for taxes based on income or profits;

(b) Consolidated Interest Expense; (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such person for such period; and (d) any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP, provided that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the offering of the Notes.
     “Consolidated Interest Expense” means, with respect to any person for any period, consolidated interest expense of such person for such period, whether paid or accrued, including amortization of original issue discount and deferred financing costs, non-cash interest payments and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP; provided, however, that with respect to the calculation of the consolidated interest expense of us, the interest expense of Unrestricted Subsidiaries shall be excluded.
     “Consolidated Net Income” means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries or, if such person is DDBS, of DDBS and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (a) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person, in the case of a gain, or to the extent of any contributions or other payments by the referent person, in the case of a loss; (b) the Net Income of any person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person; (c) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the Net Income of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; and (e) the cumulative effect of a change in accounting principles shall be excluded.
     “Consolidated Net Tangible Assets” means, with respect to any person, the aggregate amount of assets of such person (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of such person and its consolidated Subsidiaries as of the end of the most recently ended fiscal quarter and computed in accordance with GAAP.
     “Consolidated Net Worth” means, with respect to any person, the sum of: (a) the stockholders’ equity of such person; plus (b) the amount reported on such person’s most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less: (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such person or a consolidated Subsidiary of such person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined on a consolidated basis in accordance with GAAP.
     “Continuing Director” means, as of any date of determination, any member of the Board of Directors of DISH who: (a) was a member of such Board of Directors on the date of the Indenture; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or was nominated for election or elected by the Principal and his Related Parties.
     “DDBS” means DISH DBS Corporation, a Colorado corporation.
     “DDBS Notes” means the 2003 DDBS Notes, the 2004 DDBS Notes, the 2006 DDBS Notes and the 2008 DDBS Notes.
     “DDBS Notes Indentures” means the 2003 DDBS Notes Indenture, the 2004 DDBS Notes Indenture, the 2006 DDBS Notes Indentures and the 2008 DDBS Notes Indenture.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     “Deferred Payments” means Indebtedness owed to satellite construction or launch contractors incurred after the date of the Indenture in connection with the construction or launch of one or more satellites of us or our Restricted Subsidiaries used by us and/or them in the businesses described in the covenant “— Limitations on Activities of the Issuer” in an aggregate principal amount not to exceed $400 million at any one time outstanding.
     “DISH Network®” means the direct broadcast satellite service of us and our Subsidiaries.
     “DNCC” means Dish Network Credit Corporation, a Colorado corporation.
     “DNLLC” means DISH Network L.L.C., a Colorado limited liability company.
     “Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the old notes and Notes have been paid in full.
     “Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “ETC” means EchoStar Technologies L.L.C., a Texas limited liability company.
     “Existing Indebtedness” means the Notes and any other Indebtedness of us and our Subsidiaries in existence on the date of the Indenture until such amounts are repaid.
     “GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the Indenture shall utilize GAAP as in effect on the date of the Indenture.
     “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.
     “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.
     “Guarantee” means a guarantee by a Guarantor of the Notes.
     “Guarantor” means any entity that executes a Guarantee of the obligations of DDBS under the Notes, and their respective successors and assigns.
     “Hedging Obligations” means, with respect to any person, the obligations of such person pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such person against fluctuations in interest rates.
     “Indebtedness” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.
     “Indebtedness to Cash Flow Ratio” means, with respect to any person, the ratio of: (a) the Indebtedness of such person and its Subsidiaries (or, if such person is DDBS, of DDBS and its Restricted Subsidiaries) as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such person’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the “Measurement Period”); provided, however, that if such person or any of its Subsidiaries (or, if such person is the Issuer, any of its Restricted Subsidiaries) consummates an acquisition, merger or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such transaction(s) as if the same had occurred at the beginning of the applicable period.
     “Investment Grade” means, with respect to a security, that such security is rated at least BBB- or higher by S&P or Baa3 or higher by Moody’s (or, in the event of a change in ratings systems, the equivalent of such ratings by S&P or Moody’s), or the equivalent rating of another nationally recognized statistical rating organization.
     “Investments” means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).
     “Marketable Securities” means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper or corporate securities maturing not more than 18 months after the date of acquisition issued by a corporation (other than an Affiliate of us) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.
     “Maximum Secured Amount” means 3.75 times the Trailing Cash Flow Amount, or, if greater and (i) following a Fall Away Event or (ii) during a period in which covenants do not apply as a result of the occurrence of the event described in the second paragraph under “— Investment Grade Rating” above, 15% of our Consolidated Net Tangible Assets.
     “Moody’s” means Moody’s Investor Services, Inc.

     “Net Income” means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and excluding any unusual gain (but not loss) relating to recovery of insurance proceeds on satellites, together with any related provision for taxes on such extraordinary gain (but not loss).
     “Net Proceeds” means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by us or any Restricted Subsidiary to cash.
     “Non-Core Assets” means:
(1) all intangible present and possible future authorizations, rights, interests and other intangible assets related to all “western” direct broadcast satellite orbital locations other than the 148 degree orbital slot (as the term “western” is used by the FCC) held by us and/or any of our Subsidiaries at any time;
(2) all intangible present and possible future authorizations, rights, interests and other intangible assets related to the fixed satellite service in the Ku-band, extended Ku-band, Ka-band and C-band held by us and/or any of our Subsidiaries at any time;
(3) all present and possible future intangible authorizations, rights, interests and other intangible assets related to any mobile satellite service held by us and/or any of our Subsidiaries at any time;
(4) all present and possible future intangible authorizations, rights, interests and other intangible assets related to local multi-point distribution service; and
(5) any Subsidiary of us the assets of which consist solely of (i) any combination of the foregoing and (ii) other assets to the extent permitted under the provision described under the second paragraph of “Certain Covenants — Dispositions of ETC and Non-Core Assets.”
     “Non-Recourse Indebtedness” of any person means Indebtedness of such person that: (i) is not guaranteed by any other person (except a Wholly Owned Subsidiary of the referent person); (ii) is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent person) in any way; (iii) does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent person), directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iv) is not required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent person) prepared in accordance with GAAP.
     “Permitted Investments” means: (a) Investments in us or in a Wholly Owned Restricted Subsidiary that is a Guarantor; (b) Investments in Cash Equivalents and Marketable Securities; and (c) Investments by us or any of our Subsidiaries in a person if, as a result of such Investment: (i) such person becomes a Wholly Owned Restricted Subsidiary and becomes a Guarantor, or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or a Wholly Owned Restricted Subsidiary that is a Guarantor; provided that if at any time a Restricted Subsidiary shall cease to be a Subsidiary of us, we shall be deemed to have made a Restricted Investment in the amount of its remaining investment, if any, in such former Subsidiary.
     “Permitted Liens” means:
(a) Liens securing the old notes and Notes and Liens securing any Guarantee;

(b) Liens securing the Deferred Payments;
(c) Liens securing any Indebtedness permitted under the covenant described under “Limitation on Incurrence of Indebtedness” above; provided that such Liens under this clause (c) shall not secure Indebtedness in an amount exceeding the Maximum Secured Amount at the time that such Lien is incurred;
(d) Liens securing Purchase Money Indebtedness, provided that such Indebtedness was permitted to be incurred by the terms of the applicable Indenture and such Liens do not extend to any of assets of us or our Restricted Subsidiaries other than the assets so acquired;
(e) Liens securing Indebtedness the proceeds of which are used to develop, construct, launch or insure any satellites other than EchoStar I and EchoStar II, provided that such Indebtedness was permitted to be incurred by the terms of the Indenture and such Liens do not extend to any of assets of us or our Restricted Subsidiaries other than such satellites being developed, constructed, launched or insured, and to the related licenses, permits and construction, launch and TT&C contracts;
(f) Liens on orbital slots, licenses and other assets and rights of us, provided that such orbital slots, licenses and other assets and rights relate solely to the satellites referred to in clause (e) of this definition;
(g) Liens on property of a person existing at the time such person is merged into or consolidated with us or any of our Restricted Subsidiaries, provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business;
(h) Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary,” provided that such Liens were not incurred in connection with, or in contemplation of, such designation;
(i) Liens on property existing at the time of acquisition thereof by us or any Restricted Subsidiary of us; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of us or any of our Restricted Subsidiaries other than the property so acquired;
(j) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefore;
(k) Liens existing on the date of the Indenture;
(l) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(m) Liens incurred in the ordinary course of the business of us or any of our Restricted Subsidiaries (including, without limitation, Liens securing Purchase Money Indebtedness) with respect to obligations that do not exceed $100 million in principal amount in the aggregate at any one time outstanding;
(n) Liens securing Indebtedness in an amount not to exceed $50 million incurred pursuant to clause (11) of the second paragraph of the covenant described under “Limitation on Incurrence of Indebtedness;”
(o) Liens on any asset of us or any of our Restricted Subsidiaries securing Indebtedness in an amount not to exceed $50 million;

(p) Liens securing Indebtedness permitted under clause (12) of the second paragraph of the provision described under “Limitation on Incurrence of Indebtedness”; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;
(q) any interest or title of a lessor under any Capital Lease Obligations; provided that such Capital Lease Obligation is permitted under the other provisions of the applicable Indenture;
(r) Liens permitted to be incurred under the DDBS Notes Indentures;
(s) Liens not provided for in clauses (a) through (r) above, securing Indebtedness incurred in compliance with the terms of the Indenture; provided that the Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secured Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis; and
(t) extensions, renewals or refundings of any Liens referred to in clauses (a) through (q) above; provided that (i) any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced and (ii) any extension, renewal or refunding of a Lien originally incurred pursuant to clause (c) above shall not secure Indebtedness in an amount greater than the Maximum Secured Amount at the time of such extension, renewal or refunding.
     “Preferred Equity Interest,” in any person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class in such person.
     “Principal” means Charles W. Ergen.
     “Purchase Money Indebtedness” means (i) Indebtedness of us or any Guarantor incurred (within 365 days of such purchase) to finance the purchase of any assets (including the purchase of Equity Interests of persons that are not our Affiliates or Guarantors): (a) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; and (b) to the extent that no more than $50 million of such Indebtedness at any one time outstanding is recourse to us or any of our Restricted Subsidiaries or any of their respective assets, other than the assets so purchased; and (ii) Indebtedness of us or any Guarantor which refinances Indebtedness referred to in clause (i) of this definition; provided that such refinancing satisfies subclauses (a) and (b) of such clause (i).
     “Rating Agency” or “Rating Agencies” means:
(a) S&P;
(b) Moody’s; or
(c) if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P or Moody’s or both, as the case may be.
     “Rating Decline” means the occurrence on any date from and after the date of the public notice by us or another person seeking to effect a Change of Control of an arrangement that, in our good faith judgment, is expected to result in a Change of Control until the end of the 60 day period following public notice of the occurrence of a Change of Control or abandonment of the expected Change of Control transaction (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of a decline in the rating of the Notes by either Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or – for S&P or 1, 2 and 3 for Moody’s) from such Rating Agency’s rating of the Notes.
     “Receivables Trust” means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that:

(a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing;
(b) shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm’s length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary; and
(c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary’s beneficial interest in the trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.
     “Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.
     “Restricted Investment” means an Investment other than Permitted Investments.
     “Restricted Subsidiary” or “Restricted Subsidiaries” means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by us or one or more Subsidiaries of us or a combination thereof, other than Unrestricted Subsidiaries.
     “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc.
     “Satellite Receiver” means any satellite receiver capable of receiving programming from the DISH Network®.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation as in effect on the date of the Indenture.
     “Subsidiary” or “Subsidiaries” means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.
     “Trailing Cash Flow Amount” means our Consolidated Cash Flow during the most recent four fiscal quarters for which financial statements are available; provided that if we or any of our Restricted Subsidiaries consummates a merger, acquisition or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of such period but prior to or contemporaneously with the event for which the calculation of Trailing Cash Flow Amount is made, then Trailing Cash Flow Amount shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.
     “TT&C” means telemetry, tracking and control.
     “2003 DDBS Notes” means the $1,000,000,000 aggregate principal amount of 6 3/8% Senior Notes due 2011.
     “2003 DDBS Notes Indenture” means the indenture, dated as of October 2, 2003 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.
     “2004 DDBS Notes” means the $1,000,000,000 aggregate principal original issue amount of 6 5/8% Senior Notes due 2014 issued by the Company.

     “2004 DDBS Notes Indenture” means the indenture dated October 1, 2004 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.
     “2006 DDBS Notes” means the $1,500,000,000 aggregate principal original issue amount of 7 1/8% Senior Notes due 2016 and the $500,000,000 aggregate principal original issue amount of 7% Senior Notes due 2013.
     “2006 DDBS Notes Indentures” means the indentures dated February 2, 2006 and October 18, 2006 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.
     “2008 DDBS Notes” means the $750,000,000 aggregate principal original issue amount of 7.75% Senior Notes due 2015 issued by the Company.
     “2008 DDBS Notes Indenture” means the indenture dated May 27, 2008 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.
     “Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means: (A) E-Sat, Inc., Wright Travel Corporation, DISH Real Estate Corporation V, EchoStar International (Mauritius) Ltd., EchoStar Manufacturing & Distribution Private Ltd. India, Celsat America, WS Acquisition L.L.C., Flextracker Sdn. Bhd., Echosphere De Mexico S. De R.L. De C.V. and EIC Spain, S.L.; and (B) any Subsidiary of us designated as an Unrestricted Subsidiary in a resolution of our Board of Directors:
(a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, immediately after such designation: (i) is guaranteed by us or any other Subsidiary of us (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates us or any other Subsidiary of us (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of us or any other Subsidiary of us (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof;
(b) with which neither we nor any other Subsidiary of us (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to us or such other Subsidiary than those that might be obtained at the time from persons who are not our Affiliates; and
(c) with which neither we nor any other Subsidiary of us (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock or other equity interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results;
provided, however, that neither DNLLC nor Echosphere L.L.C. may be designated as an Unrestricted Subsidiary. If at any time after the date of the Indenture we designate an additional Subsidiary (other than ETC or a Subsidiary that constitutes a Non-Core Asset) as an Unrestricted Subsidiary, we will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than ten business days following a request from the Trustee, which certificate shall cover the six months preceding the date of the request) of such Subsidiary and to have incurred all Indebtedness of such Unrestricted Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary of us if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.
     “Weighted Average Life To Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.
     “Wholly Owned Restricted Subsidiary” means a Wholly Owned Subsidiary of us that is a Restricted Subsidiary.

     “Wholly Owned Subsidiary” means, with respect to any person, any Subsidiary all of the outstanding voting stock (other than directors’ qualifying shares) of which is owned by such person, directly or indirectly.

CAPITALIZATION
     The following table presents our cash, cash equivalents and marketable investment securities plus consolidated capitalization as of September 30, 2009: (i) on an actual basis and (ii) and as adjusted for the Notes offered hereby. This table is derived from and should be read in conjunction with our unaudited consolidated financial statements which are included as part of this prospectus.

	As of September 30, 2009
	Actual	As Adjusted
	(Unaudited)
	(Dollars in millions)
Cash, cash equivalents and marketable investment securities	$2,420	$2,830

Debt
6 3/8% Senior Notes due 2011	$1,000	$1,000
7% Senior Notes due 2013	500	500
6 5/8% Senior Notes due 2014	1,000	1,000
7 3/4% Senior Notes due 2015	750	750
7 1/8% Senior Notes due 2016	1,500	1,500
7 7/8% Senior Notes due 2019 offered August 2009	1,000	1,000
7 7/8% Senior Notes due 2019 offered hereby	—	400

Total 7 7/8% Senior Notes due 2019	1,000	1,400

Capital lease obligations, mortgages and other notes payable, including current portion	353	353

Total debt	6,103	6,503
Total stockholder’s equity (deficit)	(2,748)	(2,748)

Total capitalization	$3,355	$3,755

DESCRIPTION OF MATERIAL INDEBTEDNESS
     Our outstanding debt securities (which are summarized in the table below) are governed by indentures that are similar in certain respects to the Indenture that governs the Notes. However, these existing indentures also contain provisions that are different from those that are contained in the Indenture that governs the Notes including, but not limited to, those in respect of maturity, interest rates, redemption prices and periods during which we may exercise our options to redeem the notes issued thereunder, as well as in respect of the scope and content of many of the restrictive covenants contained therein. These existing notes are guaranteed on a senior basis by our principal operating subsidiaries. Copies of these existing indentures may be obtained from DISH’s filings with the SEC that are available to the public on the SEC’s Internet website at http://www.sec.gov and from us. See “Where You Can Find More Information” above.

	Principal amount
	(as of September 30,
Series	2009)	Redeemable Beginning	Maturity
	(dollars in millions)
6 3/8% Senior Notes due 2011	$1,000	At any time on payment of “make-whole” premium	October 1, 2011
7% Senior Notes due 2013	$500	At any time on payment of “make-whole” premium	October 1, 2013
6 5/8% Senior Notes due 2014	$1,000	At any time on payment of “make-whole” premium	October 1, 2014
7.75% Senior Notes due 2015	$750	At any time on payment of “make-whole” premium	May 31, 2015
7 1/8% Senior Notes due 2016	$1,500	At any time on payment of “make-whole” premium	February 1, 2016

7 7/8% Senior Notes due 2019(1)	$1,000	At any time on payment of “make-whole” premium	September 1, 2019

(1)	Does not include $400 million aggregate principal amount of additional 7 7/8% Senior Notes due 2019 offered hereby.

REGISTRATION RIGHTS
     We are making the exchange offer to comply with our obligations under the registration rights agreement to register the exchange of the Notes for the old notes. In the registration rights agreement, we also agreed under certain circumstances, described below, to file a shelf registration statement to register the resale of certain old notes and Notes. The following summary of the registration rights that are provided in the registration rights agreement and the Notes is not complete. You should refer to the registration rights agreement and the Notes for a full description of the registration rights that apply to the Notes.
     We and the initial purchaser entered into the registration rights agreement on October 5, 2009. In the registration rights agreement relating to the Notes, we agreed to file the exchange offer registration statement relating to the Notes with the SEC within 180 days of the closing date of the initial sale of such Notes to the initial purchaser, and use our reasonable best efforts to have it then declared effective within 270 days of the closing date. We also agreed to use our reasonable best efforts to cause that exchange offer registration statement to be effective continuously, to keep the exchange offer open for a period of not less than 20 business days and cause the exchange offer to be consummated no later than the 315th day after that closing date. Pursuant to the exchange offer, certain holders of old notes that constitute “transfer restricted securities” will be allowed to exchange their transfer restricted securities for registered Notes. To participate in the exchange offer, each holder of the old notes must represent that it is not our affiliate, it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Notes that are issued in the exchange offer, and that it is acquiring the Notes in the exchange offer in the ordinary course of business.
     If (i) we determine, after consultation with counsel, either (x) that an exchange offer is not permitted by applicable law or SEC policy or (y) that an exchange offer is not effective to make the Notes freely tradeable to the extent contemplated by the registration rights agreement under applicable law or SEC policy or (ii) any holder of the old notes that are transfer restricted securities notifies us prior to the consummation of such exchange offer that (a) it is prohibited by law or policy of the SEC from participating in the exchange offer; (b) it may not resell the Notes acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by it, other than by reason of such holder being an affiliate of the Company; or (c) it is a broker-dealer and holds the old notes acquired directly from us or any of our affiliates, we will file with the SEC a shelf registration statement to register for public resale the transfer restricted securities held by any such holder who provides us with certain information for inclusion in the shelf registration statement.
     For purposes of the registration rights agreement, “transfer restricted securities” means each old note until the earliest on the date of which (i) such old note is exchanged in the exchange offer and is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) such old note has been disposed of in accordance with the shelf registration statement, (iii) such old note is disposed of by a broker-dealer pursuant to the “Plan of Distribution” contemplated by the exchange offer registration statement (including delivery of the prospectus contained therein), or (iv) such old note may be sold to the public in accordance with Rule 144 under the Securities Act by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of us where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of determination).
     The registration rights agreement provides that the following events will constitute a “registration default”:
•	if we fail to file an exchange offer registration statement with the SEC on or prior to the 180th day after the closing date of the initial sale of the Notes to the initial purchaser (i.e. by April 3, 2010);

•	if the exchange offer registration statement is not declared effective by the SEC on or prior to the 270th day after that closing date (i.e. by July 2, 2010);

•	if the exchange offer is not consummated on or before the 315th day after that closing date (i.e. by August 16, 2010);

•	if obligated to file the shelf registration statement and we fail to file the shelf registration statement with the SEC on or prior to the later of (i) the 180th day after the closing date or (ii) the 90th day after such filing obligation arises (such later date, the “Filing Deadline”);

•	if obligated to file a shelf registration statement and the shelf registration statement is not declared effective on or prior to the 270th day after the Filing Deadline; or

•	except in certain circumstances, if the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective but thereafter (and before the second anniversary of the initial sale of the old notes) ceases to be effective or useable in connection with resales of the transfer restricted securities, for such time of non-effectiveness or non-usability.
     If there is a registration default, then we will pay to each holder of transfer restricted securities affected thereby additional interest in an amount equal to $0.05 per week per $1,000 in principal amount of transfer restricted securities held by such holder for each week or portion thereof that the registration default continues for the first 90-day period immediately following the occurrence of that registration default. The amount of the additional interest shall increase by an additional $0.05 per week per $1,000 in principal amount of transfer restricted securities with respect to each subsequent 90-day period until all registration defaults have been cured or until the transfer restricted securities become freely tradable without registration under the Securities Act, up to a maximum amount of additional interest of $0.25 per week per $1,000 in principal amount of transfer restricted securities. We shall not be required to pay additional interest for more than one of these registration defaults at any given time. Following the cure of all of these registration defaults, the accrual of additional interest will cease.
     We will pay all accrued additional interest to holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.
     Holders of old notes are required to make certain representations to us, as described elsewhere in this prospectus, in order to participate in the exchange offer and are required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth above.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
     United States Internal Revenue Service Circular 230 Notice: To ensure compliance with Internal Revenue Service Circular 230, prospective investors are hereby notified that: (a) any discussion of U.S. federal tax issues contained or referred to in this prospectus or any document referred to herein is not intended or written to be used, and cannot be used by prospective investors for the purpose of avoiding penalties that may be imposed on them under the U.S. Internal Revenue Code; (b) such discussion is written for use in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) prospective investors should seek advice based on their particular circumstances from an independent tax advisor.
     The following discussion summarizes certain United States federal income tax considerations that may be relevant to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. For purposes of this discussion, references to “Notes” include old notes while references to “Exchange Notes” include all Notes except for old notes. This summary deals only with holders that will hold the Notes as capital assets and does not address tax considerations applicable to investors that may be subject to special tax rules such as dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, financial institutions, life insurance companies, tax-exempt entities, persons holding the Notes as part of a hedging or conversion transaction, a straddle or a constructive sale, United States Holders whose functional currency is not the United States dollar, and holders of Notes that did not acquire the Notes in the initial distribution thereof at their original issue price. In addition, this discussion does not consider the effect of any estate, gift or other tax laws.
     As used in this summary:
•	A “United States Holder” means a beneficial owner of the Notes, who or that:
o	is a citizen or resident of the United States;

o	is a domestic corporation;

o	is an estate the income of which is subject to United States federal income taxation regardless of its source; or

o	is a trust if a United States court is able to exercise supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust; or a trust that was in existence on August 20, 1996, and on August 19, 1996 was treated as a domestic trust and has elected to be treated as a U.S. person.
•	A “Foreign Holder” is a beneficial owner of Notes who or that:
o	is a non-resident alien individual;

o	is a foreign corporation; or

o	is an estate or trust that, in either case, is not subject to United States federal income tax on a net income basis on income or gain from a Note.
•	“Code” means the United States Internal Revenue Code of 1986, as amended to date.

•	“IRS” means the United States Internal Revenue Service.
     For U.S. federal income tax purposes, income earned through a foreign or domestic partnership or other flow-through entity is attributed to its owners. Accordingly, if a partnership or other flow-through entity holds Notes, the U.S. federal income tax treatment of a partner in the partnership or owner of an equity interest in the flow-through entity will generally depend on the status of the partner or owner and the activities of the partnership or other flow-through entity.

     Special rules may apply to certain Foreign Holders, such as “controlled foreign corporations,” “passive foreign investment companies” and “foreign personal holding companies” that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them or their shareholders.
     THE DISCUSSION OF THE UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS BELOW IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, THE APPLICABLE TREASURY REGULATIONS PROMULGATED AND PROPOSED UNDER THE CODE, JUDICIAL DECISIONS AND ADMINISTRATIVE INTERPRETATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER EACH HOLDER IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO ITS PARTICULAR TAX SITUATION AND THE PARTICULAR TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.
United States Holders
     Exchange Offer. If a United States Holder exchanges an old note for an Exchange Note in the exchange offer, the exchange should not be a taxable transaction for United States federal income tax purposes. Accordingly, United States Holders should not recognize any gain or loss when they receive the Exchange Note, and should be required to continue to include interest on the Exchange Note in gross income as described below. Further, the Exchange Notes should have the same issue price as the old notes immediately before the exchange, and a United States Holder’s adjusted tax basis and holding period in the Exchange Notes should be equal to the adjusted tax basis and holding period that the United States Holder had in the old note immediately before the exchange.
     Stated Interest. A United States Holder will be required to include in gross income the stated interest on an Exchange Note at the time that such interest accrues or is received (except for amounts paid on the first stated interest payment date in respect of interest that accrued prior to the issuance of the Notes (the “pre-issuance accured interest”), in accordance with the United States Holder’s regular method of accounting for federal income tax purposes.
     Original Issue Discount and Qualified Reopening. We will treat the Exchange Notes as being issued in a “qualified reopening” for United States federal income tax purposes and thus will treat the Exchange Notes as part of the same issue with the same “adjusted issue price” (determined in the manner described below) as the 7.875% Senior Notes due 2019 issued by us on August 17, 2009 in private offering. The 7.875% Senior Notes due 2019 issued by us on August 17, 2009 in private offering were issued with original issue discount (“OID”) for United States federal income tax purposes to the extent their stated principal amount exceeded issue price. The remaining amount of OID as of the date of the issue date of the Exchange Notes will be equal to the difference between the stated principal amount and their adjusted issue price (as discussed below) on such date.
     A United States Holder must include the remaining amount of OID (in addition to the stated interest on a note) in income as ordinary interest income for U.S. federal income tax purposes as it accrues using a constant yield method, in advance of the receipt of cash payments attributable to that OID, regardless of the United States Holder’s regular method of accounting for United States federal income tax purposes. In general, the amount of OID a United States Holder must include in income for a taxable year is the sum of the “daily portions” of OID with respect to a note for each day during the taxable year (or portion of the taxable year) on which the United States Holder holds the note. The daily portion is determined by allocating to each day in an accrual period (generally, the period between interest payments or compounding dates) a pro rata portion of the OID allocable to the accrual period. The amount of OID allocable to the accrual period is generally the product of the “adjusted issue price” of the note at the beginning of the accrual period multiplied by its yield to maturity, less the amount of any stated interest allocable to that accrual period. The adjusted issue price of a note at the beginning of an accrual period is equal to its issue price, increased by the aggregate amount of OID that has accrued on the note in all prior accrual periods. OID allocable to the final accrual period is the difference between the amount payable at maturity of the Exchange Note (other than stated interest) and the Exchange Note’s adjusted issue price at the beginning of the final accrual period.
     Acquisition Premium. If a United States Holder purchases its Note for an amount (excluding any amount attributable to the pre-issuance accrued interest) that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on the Note after the purchase date but is greater than the amount of the Note’s adjusted issue price, the excess is acquisition premium. For this purpose, in determining the amount a holder paid to acquire its Notes, amounts paid in respect of interest that accrued prior to the issuance of the Notes is disregarded. A United States Holder must generally reduce the daily portions of OID by a fraction equal to:
•	the excess of its adjusted basis in the Note immediately after purchase over the adjusted issue price of the Note divided by:
•	the excess of the sum of all amounts payable, other than qualified stated interest, on the Note after the purchase date over the Note’s adjusted issue price.
     Amortizable Bond Premium. If a holder purchases its Note for an amount (excluding any amount attributable to the pre-issuance accrued interest) in excess of its principal amount, the holder may elect to treat the excess as amortizable bond premium. For this purpose, in determining the amount a holder paid to acquire its Notes, amounts paid in respect of interest that accrued prior to the issuance of the Notes is disregarded. If a holder makes this election, it will reduce the amount required to be included in income each year with respect to interest on ist Note by the amount of amortizable bond premium allocable to that year, based on the Note’s yield to maturity. If a holder makes an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that a holder holds at the beginning of the first taxable year to which the election applies or that the holder thereafter acquires, and the holder may not revoke it without the consent of the Internal Revenue Service.
     Sale, Exchange or Redemption of the Notes. A United States Holder’s tax basis in a Note will generally be its cost (except for amounts paid in respect of interest that accrued prior to the issuance of the Notes). Except as provided under “Exchange Offer,” a United States Holder generally will recognize gain or loss on the sale, exchange or retirement (including a redemption by us) of a Note in an amount equal to the difference between the amount of cash plus the fair market value of any property received (except to the extent attributable to accrued interest which is taxable as ordinary income), and the United States Holder’s tax basis in the Note. A United States Holder’s tax basis in the Note is generally the cost of the Note increased by accured OID previously included in income on the Note and reduced by the pre-issuance accrued interest such United State Holder received and any amortized bond premium. Gain or loss recognized on the sale, exchange or retirement of a Note generally will be a capital gain or loss. Capital gain of a non-corporate United States Holder recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the property is held more than one year. The deductibility of capital losses is subject to certain limitations.
     Registration Rights and a Change of Control Event. The interest rate on the old notes is subject to increase if the old notes are not registered with the SEC within prescribed time periods. See “Registration Rights”. In addition, following the occurrence of a Change in Control Event, holders in the Notes will have the right, subject to certain conditions, to require us to repurchase their Notes at a price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Notes – Change of Control Offer“. However, under applicable United States treasury regulations, the possibility of one or more contingent payments on the Notes may be disregarded for the purposes of determining whether the Notes provide for one or more contingent payments for U.S. federal income tax purposes if on the date the Notes are issued the possibility of such contingent payments occurring is incidental or remote. We intend to treat the possibility (i) that the old notes will not be registered within the prescribed time periods or (ii) that a Change of Control Event will occur as a remote or incidental contingency, and therefore we believe that any additional interest resulting from a failure to register the old notes or that is payable upon the repurchase of the Notes following a Change of Control Event should be taxable to United States Holders only at the time it accrues or is received in accordance with each such holder’s method of accounting.
     Our determination that there is a remote likelihood of (i) paying additional interest on the old notes and (ii) the occurrence of a Change of Control Event is binding on each United States Holder unless the holder explicitly discloses in the manner required by applicable U.S. treasury regulations that ist determination is different from ours. Our determination is not, however, binding on the IRS.
Foreign Holders
     Stated Interest and OID. Payments of interest and OID on a Note to a Foreign Holder will not be subject to United States federal withholding tax provided that:

1.	the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

2.	the holder is not a controlled foreign corporation that is related to us, actually or by attribution, through stock ownership; and

3.	the holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business;

4.	the interest is not effectively connected with the conduct by the Foreign Holder of a trade or business in the United States; and

5.	the U.S. payor does not have actual knowledge or reason to know that the holder is a United States person and:
a.	the holder has furnished to the U.S. payor an IRS Form W-8BEN or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that it is a non-United States person,

b.	in the case of payments made outside the United States to a holder at an offshore account (generally, an account maintained by the holder at a bank or other financial institution at any location outside the United States), the holder has furnished to the U.S. payor documentation that establishes a holder’s identity and the holder’s status as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:
•	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

•	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

•	a U.S. branch of a non-United States bank or of a non-United States insurance company, and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the Notes in accordance with United States treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,
•	certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or an acceptable substitute form has been received from the holder by it or by a similar financial institution between it and the holder, and

•	which is attached a copy of the IRS Form W-8BEN or acceptable substitute form, or
e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the Notes in accordance with United States treasury regulations.

     For purposes of this summary, we refer to this exemption from United States federal withholding tax as the “Portfolio Interest Exemption.”
     The gross amount of payments to a Foreign Holder of interest (excluding any amount attributable to the pre-issuance accured interest) that does not qualify for the Portfolio Interest Exemption and that is not effectively connected to a United States trade or business will be subject to United States federal withholding tax at the rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.
     A Foreign Holder will generally be subject to tax in the same manner as a United States Holder with respect to payments of interest (excluding any amount attributable to the pre-issuance accured interest) if such payments are effectively connected with the conduct of a trade or business by the Foreign Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by the Foreign Holder. Such effectively connected income received by a Foreign Holder which is a corporation may in certain circumstances be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate.
     To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the Foreign Holder must provide a properly executed United States Treasury Form W-8BEN or Form W-8ECI (or a suitable substitute form), as applicable, prior to the payment of interest. Such certificate must contain, among other information, the name and address of the Foreign Holder.
     Foreign Holders should consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.
     Sale, Exchange or Redemption of the Notes. A Foreign Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale or exchange of Notes for cash unless:
•	the Foreign Holder is an individual who was present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met, or

•	the gain is “effectively connected” with the conduct of a trade or business of the Foreign Holder in the United States (“Effectively Connected Income”) and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by such holder.
     Effectively Connected Income received by a Foreign Holder which is a corporation may in certain circumstances be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate.
     Exchange Offer. An exchange of old notes for Exchange Notes as described under “Registration Rights” should not result in a taxable exchange of the Notes for United States federal income tax purposes and holders should not recognize any gain or loss upon receipt of the Exchange Notes. Accordingly, the Exchange Notes should have the same issue price as the Initial Notes immediately before the exchange and a holder’s adjusted tax basis and holding period in the Exchange Notes should be equal to the adjusted tax basis and holding period that the holder had in the Initial Notes immediately before the exchange.
Information Reporting and Backup Withholding
     Certain non-corporate United States Holders may be subject to information reporting requirements on payments of principal and interest (including OID but excluding any amount attributable to the pre-issuance accrued interest) on a Note and payments of the proceeds of the sale of a Note, and backup withholding tax (currently imposed at a rate of 28%) may apply to such payment if the United States Holder:
•	fails to furnish an accurate taxpayer identification number to the payer in the manner required,

•	is notified by the IRS that he has failed to report payments of interest or dividends properly, or

•	under certain circumstances, fails to comply with certain certification requirements.

     Information reporting requirements will apply to payments of interest to Foreign Holders where such interest is subject to withholding or exempt from United States withholding tax pursuant to a tax treaty, or where such interest is exempt from United States tax under the Portfolio Interest Exemption discussed above. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Foreign Holder resides.
     Backup withholding (currently imposed at a rate of 28%) and information reporting will not apply to payments of principal on the Notes by us to a Foreign Holder if the Foreign Holder certifies as to its status as a Foreign Holder under penalties of perjury or otherwise establishes an exemption (provided that neither we nor our paying agent has actual knowledge or reason to know that the Foreign Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).
     Payment of the proceeds from the disposition of Notes to or through the United States office of a broker will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the Foreign Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.
     Payment of the proceeds from the disposition of a Note to or through a non-United States office of a non-United States broker that is not a United States related person generally will not be subject to information reporting or backup withholding. For this purpose, a “United States related person” is:
•	a “controlled foreign corporation” for United States federal income tax purposes; or

•	a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

•	a foreign partnership, if at any time during its tax year:

1.	one or more of its partners are “U.S. persons,” as defined in United States treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

2.	such foreign partnership is engaged in the conduct of a United States trade or business.
     In the case of the payment of proceeds from the disposition of Notes to or through a non-United States office of a broker that is either a United States person or a United States related person, the payments may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a Foreign Holder and the broker has no actual knowledge or reason to know to the contrary. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that a holder is a United States person.
     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such Holder’s United States federal income tax liability provided certain required information is furnished to the IRS.
     Holders of Notes should consult their tax advisors regarding the application of the information and reporting and backup withholding rules, including such treasury regulations.
     THE ABOVE SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NOTES IN LIGHT OF HIS, HER OR ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF NOTES SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO THE HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OR SUBSEQUENT REVISIONS OF THESE TAX LAWS.

SUMMARY OF CERTAIN UNITED STATES ERISA CONSIDERATIONS
     Any United States employee benefit plan that proposes to purchase the Notes should consult with its counsel with respect to the potential consequences of such investment under the fiduciary responsibility provisions of the United States Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, and the prohibited transaction provisions of ERISA and the Code.
     ERISA and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and/or the Code, which we refer to as ERISA Plans, and on persons who are fiduciaries with respect to such ERISA Plans. A person who exercises discretionary authority or control with respect to the management or assets of an ERISA Plan will be considered a fiduciary of the ERISA Plan under ERISA. In accordance with ERISA’s general fiduciary standards, before investing in the Notes, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code). Thus, an ERISA Plan fiduciary considering an investment in the Notes should also consider whether such an investment may constitute or give rise to a prohibited transaction under ERISA or the Code and whether an administrative exemption may be applicable to such investment.
     The acquisition of the Notes by an ERISA Plan could be a prohibited transaction if either ECC, an initial purchaser or any of their respective affiliates, which we refer to as an Offering Participant, are parties in interest or disqualified persons with respect to the ERISA Plan. Any prohibited transaction could be treated as exempt under ERISA and the Code if the Notes were acquired pursuant to and in accordance with one or more “class exemptions” issued by the United States Department of Labor, which we refer to as DOL, such as Prohibited Transaction Class Exemption, which we refer to as PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds) or PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts). Prior to acquiring the Notes in this offering, an ERISA Plan or fiduciary should determine either that none of the Offering Participants is a party in interest or disqualified person with respect to the ERISA Plan or that an exemption from the prohibited transaction rules is available for such acquisition.
     An ERISA Plan fiduciary considering the purchase of the Notes should consult its tax and/or legal advisors regarding ECC, the availability, if any, of exemptive relief from any potential prohibited transaction and other fiduciary issues and their potential consequences. Each purchaser acquiring the Notes with the assets of an ERISA Plan with respect to which any Offering Participant is a party in interest or a disqualified person shall be deemed to have represented that a statutory or an administrative exemption from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code is applicable to such purchaser’s acquisition of the Notes.
BOOK-ENTRY; DELIVERY AND FORM
     We will issue the Notes sold in the form of one or more global Notes. The global Notes will be deposited with, or on behalf of, the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Notes and registered in the name of the depositary or its nominee. The DTC will be the initial depositary.
     Investors may hold their interests in a global Note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants.
     Except as set forth below, the global Notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Depositary Procedures
     DTC has advised us that DTC is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
     DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include:
•	securities brokers and dealers;

•	banks;

•	trust companies;

•	clearing corporations; and

•	certain other organizations.
     Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
     We expect that pursuant to the procedures established by DTC (i) upon the issuance of the global Notes, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global Notes to the accounts of participants, and (ii) ownership of beneficial interests in the global Notes will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global Notes other than participants). The accounts to be credited will be designated by the initial purchasers of the beneficial interests. Ownership of beneficial interests in global Notes is limited to participants or persons that may hold interests through participants.
     So long as DTC or its nominee is the registered holder and owner of the global Notes, DTC or its nominee, as the case may be, will be considered the sole legal owner of the Notes represented by the global Notes for all purposes under the indenture and the Notes issued thereunder. Except as set forth below, owners of beneficial interests in the global Notes will not be entitled to receive definitive notes and will not be considered to be the owners or holders of any notes under the global Notes. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global exchange note desires to take any action that DTC, as the holder of the global Notes, is entitled to take, DTC would authorize the participants to take the action, and that participants would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in global Notes will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture.
     We will make payments of the principal of, and interest on, the Notes represented by the global Notes registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global Notes.
     We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in the global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers registered in the names of nominees for these customers. The payments, however, will be the responsibility of the participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the global Notes;

•	maintaining, supervising or reviewing any records relating to the beneficial ownership interests;

•	any other aspect of the relationship between DTC and its participants; or

•	the relationship between the participants and indirect participants and the owners of beneficial interests in global Notes.
     Unless and until it is exchanged in whole or in part for definitive notes, global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.
     Participants in DTC will effect transfers with other participants in the ordinary way in accordance with DTC rules and will settle transfers in same-day funds. Participants in Euroclear and Clearstream Banking will effect transfers with other participants in the ordinary way in accordance with the rules and operating procedures of Euroclear and Clearstream Banking, as applicable. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions which require physical delivery or to pledge notes, the holder must transfer its interest in the global Notes in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.
     We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose accounts the DTC interests in the global Notes are credited and only in respect of the portion of the aggregate principal amount of the Notes as to which the participant or participants has or have given direction. However, if there is an event of default under the Notes, DTC will exchange the global Notes for definitive notes, which it will distribute to its participants. These definitive notes are subject to certain restrictions on registration of transfers and will bear appropriate legends restricting their transfer. Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in global Notes among participants of DTC, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the trustee have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing their operations.
     If DTC is at any time unwilling or unable to continue as a depositary for the global Notes or ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days, we will issue definitive notes in exchange for the global Notes. The definitive notes will be subject to certain restrictions on registration of transfers and will bear appropriate legends concerning these restrictions.
     The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe are reliable, but we take no responsibility for the accuracy thereof.
PLAN OF DISTRIBUTION
     Based on interpretations by the Staff set forth in no-action letters issued to third parties, including “Exxon Capital Holdings Corporation,” available May 13, 1988, “Morgan Stanley & Co. Incorporated,” available June 5, 1991, “Mary Kay Cosmetics, Inc.,” available June 5, 1991, and “Warnaco, Inc.,” available October 11, 1991, we believe that Notes issued in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders so long as such holder is not (i) our affiliate, (ii) a broker-dealer who acquired old notes directly from us or our affiliate or (iii) a broker-dealer who acquired old notes as a result of market-making or other trading activities. Offers, sales and transfers may be made without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holders’ business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Notes and that participating broker-dealers receiving Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such Notes. To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer (other than a resale of an unsold allotment from the sale of the old notes to the initial purchasers) with the prospectus contained in the registration statement relating to the exchange offer. Pursuant to the registration rights agreement, we have agreed to permit participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of such Notes. We have agreed that, for a period of one year after the consummation of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any broker-dealer that requests such documents in the letter of transmittal for the exchange offer. Each holder of the old notes who wishes to exchange its old notes for Notes in the exchange offer will be required to make certain representations to us as set forth in “The Exchange Offer.” In addition, each holder who is a broker-dealer and who receives Notes for its own account in exchange for the old notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Notes.
     We will not receive any proceeds from any sale of Notes by broker-dealers. Notes received by brokers-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Notes. Any broker-dealer that resells Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal for the exchange offer states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
     We will pay all out-of-pocket expenses (other than commissions or concessions of any brokers or dealers) that we reasonably incur in connection with the registration of the Notes, including SEC filing fees and the fees of our counsel and independent accountants, as set forth in the purchase agreement relating to the offering of the old notes. We will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.
     Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for Notes in the exchange offer, on terms that may differ from those contained in the registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding old notes have been exchanged for Notes pursuant to the terms and conditions herein.
VALIDITY OF THE NOTES
     The validity of the Notes offered hereby will be passed upon on our behalf by Sullivan & Cromwell LLP, Palo Alto, California. Sullivan & Cromwell LLP will rely on the opinion of R. Stanton Dodge, Esq., Executive Vice President, General Counsel and Secretary of DDBS, as to matters of Colorado law. As of November 12, 2009, Mr. Dodge owned, directly and indirectly, 122,630 shares of DISH’s Class A common stock and exercisable options that include the right to acquire 120,000 additional shares of DISH’s Class A common stock within 60 days of November 12, 2009.
EXPERTS
     The consolidated financial statements of DISH DBS Corporation and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, have been included herein in reliance upon the report (which contains an explanatory paragraph that the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007, as discussed in note 2) of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We may “incorporate by reference” in this prospectus information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.
     We incorporate by reference the documents listed below (other than in each case, information that is deemed not to have been filed in accordance with SEC rules) and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete this offering (other than in each case, information that is deemed not to have been filed in accordance with SEC rules):
•	our Annual Report on Form 10-K/A for the year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2009, June 30, 2009 and March 31, 2009; and

•	our Current Reports on Form 8-K filed on March 31, 2009, April 27, 2009, June 4, 2009, July 2, 2009, August 12, 2009, August 13, 2009 and August 18, 2009, September 11, 2009, September 18, 2009, September 24, 2009, September 25, 2009 and October 6, 2009.
     You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address described above. You may request free copies of any of these filings by writing or calling us at our principal offices, which are located at the following address:
DISH DBS Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attention: R. Stanton Dodge
(303) 723-1000

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholder
DISH DBS Corporation:
We have audited the accompanying consolidated balance sheets of DISH DBS Corporation and subsidiaries (formerly EchoStar DBS Corporation) as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholder’s equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DISH DBS Corporation and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.
As discussed in note 2 to the accompanying consolidated financial statements, effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes.
/s/ KPMG LLP
Denver, Colorado
March 16, 2009

DISH DBS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	As of December 31,
	2008	2007
Assets
Current Assets:
Cash and cash equivalents	$98,001	$482,251
Marketable investment securities (Note 4)	383,089	620,499
Trade accounts receivable — other, net of allowance for doubtful accounts of $15,207 and $14,019, respectively	798,976	685,109
Trade accounts receivable — EchoStar	20,604	—
Advances to affiliates	—	78,578
Inventories, net	426,671	295,200
Current deferred tax assets (Note 9)	84,734	38,297
Other current assets	70,645	77,929
Other current assets — EchoStar	966	—

Total current assets	1,883,686	2,277,863

Noncurrent Assets:
Restricted cash and marketable investment securities (Note 4)	70,743	159,046
Property and equipment, net (Note 6)	2,430,717	3,471,034
FCC authorizations	679,570	802,691
Intangible assets, net (Note 7)	5,135	150,424
Other investment securities (Note 4)	26,647	78,207
Other noncurrent assets, net	59,483	91,112

Total noncurrent assets	3,272,295	4,752,514

Total assets	$5,155,981	$7,030,377

Liabilities and Stockholder’s Equity (Deficit)
Current Liabilities:
Trade accounts payable — other	$175,022	$289,649
Trade accounts payable — EchoStar	297,629	—
Advances from affiliates	—	85,613
Deferred revenue and other	830,529	853,791
Accrued programming	1,020,086	914,074
Income taxes payable	—	145,747
Other accrued expenses	595,725	561,576
Current portion of capital lease obligations, mortgages and other notes payable (Note 8)	13,333	49,057
5 3/4% Senior Notes due 2008 (Note 8)	—	1,000,000

Total current liabilities	2,932,324	3,899,507

Long-term obligations, net of current portion:
6 3/8% Senior Notes due 2011	1,000,000	1,000,000
6 5/8% Senior Notes due 2014	1,000,000	1,000,000
7 1/8% Senior Notes due 2016	1,500,000	1,500,000
7% Senior Notes due 2013	500,000	500,000
7 3/4% Senior Notes due 2015	750,000	—
Capital lease obligations, mortgages and other notes payable, net of current portion (Note 8)	219,422	547,608
Deferred tax liabilities	264,436	327,318
Long-term deferred revenue, distribution and carriage payments and other long-term liabilities	199,476	259,656

Total long-term obligations, net of current portion	5,433,334	5,134,582

Total liabilities	8,365,658	9,034,089

Commitments and Contingencies (Note 12)

Stockholder’s Equity (Deficit):
Common stock, $.01 par value, 1,000,000 shares authorized, 1,015 shares issued and outstanding	—	—
Additional paid-in capital	1,142,529	1,121,012
Accumulated other comprehensive income (loss)	(8,792)	396
Accumulated earnings (deficit)	(4,343,414)	(3,125,120)

Total stockholder’s equity (deficit)	(3,209,677)	(2,003,712)

Total liabilities and stockholder’s equity (deficit)	$5,155,981	$7,030,377

The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands)

	For the Years Ended December 31,
	2008	2007	2006
Revenue:
Subscriber-related revenue	$11,455,575	$10,673,821	$9,422,271
Equipment sales and other revenue	124,255	386,662	390,476
Equipment sales — EchoStar	11,601	—	—
Transitional services and other revenue — EchoStar	25,750	—	—

Total revenue	11,617,181	11,060,483	9,812,747

Costs and Expenses:
Subscriber-related expenses (exclusive of depreciation shown below — Note 6)	5,977,355	5,488,396	4,822,310
Satellite and transmission expenses (exclusive of depreciation shown below — Note 6):
EchoStar	305,322	—	—
Other	32,407	180,446	144,931
Equipment, transitional services and other cost of sales	169,917	269,817	290,046
Subscriber acquisition costs:
Cost of sales — subscriber promotion subsidies — EchoStar (exclusive of depreciation shown below — Note 6)	167,508	128,739	138,721
Other subscriber promotion subsidies	1,124,103	1,219,943	1,246,836
Subscriber acquisition advertising	240,130	226,742	215,355

Total subscriber acquisition costs	1,531,741	1,575,424	1,600,912
General and administrative expenses — EchoStar	53,373	—	—
General and administrative expenses	486,717	577,743	539,630
Litigation expense (Note 12)	—	33,907	93,969
Depreciation and amortization (Note 6)	1,000,230	1,320,625	1,110,385

Total costs and expenses	9,557,062	9,446,358	8,602,183

Operating income (loss)	2,060,119	1,614,125	1,210,564

Other Income (Expense):
Interest income	52,755	103,619	121,873
Interest expense, net of amounts capitalized	(368,838)	(372,612)	(389,993)
Other, net	45,391	(562)	(7,923)

Total other income (expense)	(270,692)	(269,555)	(276,043)

Income (loss) before income taxes	1,789,427	1,344,570	934,521
Income tax (provision) benefit, net (Note 9)	(696,946)	(534,176)	(333,464)

Net income (loss)	$1,092,481	$810,394	$601,057

Foreign currency translation adjustments	—	123	167
Unrealized holding gains (losses) on available-for-sale securities	6,436	22	401
Recognition of previously unrealized (gains) losses on available-for-sale securities included in net income (loss)	(11,247)	—	—
Deferred income tax (expense) benefit	(1,577)	(3)	(134)

Comprehensive income (loss)	$1,086,093	$810,536	$601,491

The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)
(In thousands)

				Accumulated
				Deficit and
				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive
	Shares	Amount	Capital	Income (Loss)	Total
Balance, December 31, 2005	1	$—	$1,011,343	$(1,266,734)	$(255,391)

SAB 108 adjustments, net of tax of $37 million	—	—	—	(62,345)	(62,345)
Capital distribution to affiliate	—	—	—	(161,099)	(161,099)
Stock-based compensation	—	—	17,435	—	17,435
Income tax (expense) benefit related to stock awards and other	—	—	3,925	—	3,925
Change in unrealized holding gains (losses) on available-for-sale securities, net	—	—	—	401	401
Foreign currency translation	—	—	—	167	167
Dividend to EchoStar Orbital Corporation	—	—	—	(400,000)	(400,000)
Deferred income tax (expense) benefit attributable to unrealized holding gains (losses) on available-for-sale securities	—	—	—	(134)	(134)
Other	—	—	222	—	222
Net income (loss)	—	—	—	601,057	601,057

Balance, December 31, 2006	1	$—	$1,032,925	$(1,288,687)	$(255,762)

Capital contribution from DISH (Note 17)	—	—	56,390	—	56,390
Stock-based compensation	—	—	21,329	—	21,329
Income tax (expense) benefit related to stock awards and other	—	—	10,368	—	10,368
Change in unrealized holding gains (losses) on available-for-sale securities, net	—	—	—	22	22
Foreign currency translation	—	—	—	123	123
Deferred income tax (expense) benefit attributable to unrealized holding gains (losses) on available-for-sale securities	—	—	—	(3)	(3)
Dividend to EchoStar Orbital Corporation	—	—	—	(2,646,753)	(2,646,753)
Other	—	—	—	180	180
Net income (loss)	—	—	—	810,394	810,394

Balance, December 31, 2007	1	$—	$1,121,012	$(3,124,724)	$(2,003,712)

Capital contribution from DISH			5,221		5,221
Dividends to EchoStar Orbital Corporation (Note 17)				(1,150,000)	(1,150,000)
Stock-based compensation	—	—	15,349	—	15,349
Income tax (expense) benefit related to stock awards and other	—	—	947	—	947
Change in unrealized holding gains (losses) on available-for-sale securities, net	—	—	—	(4,811)	(4,811)
Deferred income tax (expense) benefit attributable to unrealized holding gains (losses) on available-for-sale securities	—	—	—	(1,577)	(1,577)
Capital distribution to affiliate	—	—	—	(130,299)	(130,299)
Capital contribution to DISH in connection with the Spin-off (Note 1)	—	—	—	(1,033,276)	(1,033,276)
Net income (loss)	—	—	—	1,092,481	1,092,481

Balance, December 31, 2008	1	$—	$1,142,529	$(4,352,206)	$(3,209,677)

The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Years Ended December 31,
	2008	2007	2006
Cash Flows From Operating Activities:
Net income (loss)	$1,092,481	$810,394	$601,057
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	1,000,230	1,320,625	1,110,385
Equity in losses (earnings) of affiliates	(1,739)	831	—
Realized and unrealized losses (gains) on investments	(42,226)	—	—
Non-cash, stock-based compensation	15,349	21,329	17,435
Deferred tax expense (benefit) (Note 9)	180,245	255,852	274,762
Amortization of debt discount and deferred financing costs	3,821	3,650	7,149
Other, net	3,579	5,279	(4,386)
Change in noncurrent assets	7,744	2,768	54,955
Change in long-term deferred revenue, distribution and carriage payments and other long-term liabilities	(98,957)	(15,475)	50,956
Changes in current assets and current liabilities:
Trade accounts receivable — other	(142,614)	(20,009)	(193,564)
Allowance for doubtful accounts	1,188	(186)	5,406
Advances to affiliates	78,578	71,314	64,824
Trade accounts receivable — EchoStar	(20,604)	—	—
Inventories	(157,761)	(80,841)	16,707
Other current assets	3,106	27,284	11,144
Trade accounts payable	(110,912)	30,791	37,319
Trade accounts payable — EchoStar	297,629	—	—
Advances from affiliates	(85,613)	(80,264)	76,476
Deferred revenue and other	(23,262)	31,305	62,600
Accrued programming and other accrued expenses	(65,106)	206,326	307,207

Net cash flows from operating activities	1,935,156	2,590,973	2,500,432

Cash Flows From Investing Activities:
Purchases of marketable investment securities	(4,372,496)	(2,479,745)	(1,822,298)
Sales and maturities of marketable investment securities	4,595,360	2,708,568	1,302,720
Purchases of property and equipment	(1,155,377)	(1,111,536)	(1,429,957)
Change in restricted cash and marketable investment securities	79,898	(701)	(48,799)
FCC authorizations	—	(97,463)	—
Purchase of strategic investments included in noncurrent assets and other investment securities	—	(21,775)	(560)
Proceeds from sale of strategic investment	106,200	—	—
Other	3	3,469	(843)

Net cash flows from investing activities	(746,412)	(999,183)	(1,999,737)

Cash Flows From Financing Activities:
Contribution of cash and cash equivalents to DISH in connection with the Spin-off (Note 1)	(27,723)	—	—
Proceeds from issuance of 7 1/8% Senior Notes due 2016	—	—	1,500,000
Proceeds from issuance of 7% Senior Notes due 2013	—	—	500,000
Proceeds from issuance of 7 3/4% Senior Notes due 2015	750,000	—	—
Repurchases and redemption of 5 3/4% Senior Notes due 2008	(1,000,000)	—	—
Redemption of Floating Rate Senior Notes due 2008	—	—	(500,000)
Repurchases and redemption of 9 1/8% Senior Notes due 2009	—	—	(441,964)
Deferred debt issuance costs	(4,972)	—	(14,210)
Capital contribution from DISH (Note 17)	—	53,642	—
Dividend to EchoStar Orbital Corporation	(1,150,000)	(2,645,805)	(400,000)
Capital distribution to affiliate	(130,299)	—	(161,099)
Repayment of capital lease obligations, mortgages and other notes payable	(10,000)	(43,515)	(40,642)
Excess tax benefits recognized on stock option exercises	—	12,505	6,888

Net cash flows from financing activities	(1,572,994)	(2,623,173)	448,973

Net increase (decrease) in cash and cash equivalents	(384,250)	(1,031,383)	949,668
Cash and cash equivalents, beginning of period	482,251	1,513,634	563,966

Cash and cash equivalents, end of period	$98,001	$482,251	$1,513,634

The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Organization and Business Activities
Principal Business
DISH DBS Corporation (which together with its subsidiaries is referred to as “DDBS,” the “Company,” “we,” “us” and/or “our”) is a holding company and an indirect wholly-owned subsidiary of DISH Network Corporation or DISH, a publicly traded company listed on the Nasdaq Global Select Market. In this report “DISH” refers to DISH Network Corporation, our ultimate parent company, and its subsidiaries including us. DDBS was formed under Colorado law in January 1996 and its common stock is held by EchoStar Orbital Corporation, a direct subsidiary of DISH. We operate the DISH Network® television service, which provides a direct broadcast satellite (“DBS”) subscription television service in the United States and had 13.678 million subscribers as of December 31, 2008. We have deployed substantial resources to develop the “DISH Network DBS System.” The DISH Network DBS System consists of our licensed Federal Communications Commission (“FCC”) authorized DBS and Fixed Satellite Service (“FSS”) spectrum, our owned and leased satellites, receiver systems, third-party broadcast operations, customer service facilities, in-home service and call center operations and certain other assets utilized in our operations.
Spin-off of Technology and Certain Infrastructure Assets
On January 1, 2008, DISH completed a tax-free distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar Corporation (“EchoStar”). DISH and EchoStar now operate as separate publicly-traded companies, and neither entity has any ownership interest in the other. However, a substantial majority of the voting power of both companies is owned beneficially by Charles W. Ergen, our Chairman, President and Chief Executive Officer. The two entities consist of the following:
•	DISH Network Corporation – which retained its subscription television business, the DISH Network®, and

•	EchoStar Corporation – which sells equipment, including set-top boxes and related components, to DISH Network and international customers, and provides digital broadcast operations and satellite services to DISH Network and other customers.
The Spin-off of EchoStar did not result in the discontinuance of any of our ongoing operations as the cash flows related to, among others things, purchases of set-top boxes, transponder leasing and digital broadcasting services that we purchase from EchoStar continue to be included in our operations.
DISH’s shareholders of record on December 27, 2007 received one share of EchoStar common stock for every five shares of each class of DISH common stock they held as of the record date.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
The table below summarizes the assets and liabilities held by us that were ultimately distributed by DISH to EchoStar in connection with the Spin-off. The distribution was accounted for at historical cost given the nature of the distribution.

January 1,
2008
(In thousands)
Assets
Current Assets:
Cash and cash equivalents	$27,723
Marketable investment securities	3,743
Trade accounts receivable, net	28,071
Inventories, net	18,548
Current deferred tax assets	5,033
Other current assets	3,212

Total current assets	86,330
Restricted cash and marketable investment securities	3,150
Property and equipment, net	1,201,641
FCC authorizations	123,121
Intangible assets, net	146,093
Other noncurrent assets, net	25,608

Total assets	$1,585,943

Liabilities
Current Liabilities:
Trade accounts payable	$3,715
Deferred revenue and other accrued expenses	35,474
Current portion of capital lease obligations, mortgages and other notes payable	39,136

Total current liabilities	78,325

Long-term obligations, net of current portion:
Capital lease obligations, mortgages and other notes payable, net of current portion	339,243
Deferred tax liabilities	135,099

Total long-term obligations, net of current portion	474,342

Total liabilities	552,667

Net assets distributed	$1,033,276

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
2. Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
We consolidate all majority owned subsidiaries and investments in entities in which we have controlling influence. Non-majority owned investments are accounted for using the equity method when we have the ability to significantly influence the operating decisions of the investee. When we do not have the ability to significantly influence the operating decisions of an investee, the cost method is used. For entities that are considered variable interest entities we apply the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 46R, “Consolidation of Variable Interest Entities – An Interpretation of ARB No. 51” (“FIN 46R”). All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year presentation.
Variable rate demand notes (“VRDNs”), which we previously reported as cash and cash equivalents, were reclassified to current marketable investment securities for the prior periods (see Note 4). As a result, “Purchases of marketable investment securities” and “Sales and maturities of marketable investment securities” in “Net cash flows from investing activities” on our Consolidated Statements of Cash Flows have been reclassified for all prior periods. The ongoing purchase and sale of VRDNs now appear on our cash flow statement under “Cash flows from investing activities.”
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Estimates are used in accounting for, among other things, allowances for uncollectible accounts, inventory allowances, self-insurance obligations, deferred taxes and related valuation allowances, uncertain tax positions, loss contingencies, fair values of financial instruments, fair value of options granted under our stock-based compensation plans, fair values of assets and liabilities acquired in business combinations, capital leases, asset impairments, useful lives of property, equipment and intangible assets, retailer commissions, programming expenses, subscriber lives and royalty obligations. Illiquid credit markets and general downward economic conditions have increased the inherent uncertainty in the estimates and assumptions indicated above. Actual results may differ from previously estimated amounts, and such differences may be material to the Consolidated Financial Statements. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected prospectively in the period they occur.
Foreign Currency Translation
The functional currency of the majority of our foreign subsidiaries is the U.S. dollar because their sales and purchases are predominantly denominated in that currency. However, for our subsidiaries where the functional currency is the local currency, we translate assets and liabilities into U.S. dollars at the period-end exchange rate and revenues and expenses based on the exchange rates at the time such transactions arise, if known, or at the average rate for the period. The difference is recorded to equity as a component of other comprehensive income (loss). Financial assets and liabilities denominated in currencies other than the functional currency are recorded at the exchange rate at the time of the transaction and subsequent gains and losses related to changes in the foreign currency are included in “Other” income or expense in our Consolidated Statements of Operations and Comprehensive Income (Loss). Net transaction gains (losses) during 2008, 2007 and 2006 were not significant.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Cash and Cash Equivalents
We consider all liquid investments purchased with an original maturity of 90 days or less to be cash equivalents. Cash equivalents as of December 31, 2008 and 2007 consist of money market funds, government bonds, corporate notes and commercial paper. The cost of these investments approximates their fair value.
Inventories
Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. We depend on EchoStar for the production of our receivers and many components of our receiver systems. Manufactured inventories include materials, labor, freight-in, royalties and manufacturing overhead.
Marketable Investment Securities
We currently classify all marketable investment securities as available-for-sale. We adjust the carrying value of our available-for-sale securities to fair value and report the related temporary unrealized gains and losses as a separate component of “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit),” net of related deferred income tax. Declines in the fair value of a marketable investment security which are determined to be “other-than-temporary” are recognized in the Consolidated Statements of Operations and Comprehensive Income (Loss), thus establishing a new cost basis for such investment.
We evaluate our marketable investment securities portfolio on a quarterly basis to determine whether declines in the fair value of these securities are other-than-temporary. This quarterly evaluation consists of reviewing, among other things:
•	the fair value of our marketable investment securities compared to the carrying amount,

•	the historical volatility of the price of each security, and

•	any market and company specific factors related to each security.
Declines in the fair value of investments below cost basis are generally accounted for as follows:

Length of Time
Investment Has Been In a	Treatment of the Decline in Value
Continuous Loss Position	(absent specific factors to the contrary)
Less than six months	Generally, considered temporary.

Six to nine months	Evaluated on a case by case basis to determine whether any company or market-specific factors exist which would indicate that such decline is other-than-temporary.

Greater than nine months	Generally, considered other-than-temporary. The decline in value is recorded as a charge to earnings.
Property and Equipment
Property and equipment are stated at cost. The costs of satellites under construction, including certain amounts prepaid under our satellite service agreements, are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite. If a satellite were to fail during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was incurred. The amount of any such loss would be reduced to the extent of insurance proceeds estimated to be received, if any. Depreciation is recorded on a straight-line basis over lives ranging from one to forty years. Repair and maintenance costs are charged to expense when incurred. Renewals and betterments are capitalized.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Long-Lived Assets
We account for impairments of long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). We review our long-lived assets and identifiable finite lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Based on the guidance under SFAS 144, we evaluate our satellite fleet for recoverability as one asset group. For assets which are held and used in operations, the asset would be impaired if the carrying value of the asset (or asset group) exceeded its undiscounted future net cash flows. Once an impairment is determined, the actual impairment is reported as the difference between the carrying value and the fair value as estimated using discounted cash flows. Assets which are to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. We consider relevant cash flow, estimated future operating results, trends and other available information in assessing whether the carrying value of assets are recoverable.
Goodwill and Other Intangible Assets
We account for our goodwill and intangible assets in accordance with the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), which requires goodwill and indefinite lived intangible assets with indefinite useful lives not be amortized, but to be tested for impairment annually or whenever indicators of impairments arise. Intangible assets that have finite lives are amortized over their estimated useful lives and tested for impairment as described above for long-lived assets. Our intangible assets with indefinite lives primarily consist of FCC licenses. Generally, we have determined that our FCC licenses have indefinite useful lives due to the following:
•	FCC spectrum is a non-depleting asset;

•	Existing DBS licenses are integral to our business and will contribute to cash flows indefinitely;

•	Replacement satellite applications are generally authorized by the FCC subject to certain conditions, without substantial cost under a stable regulatory, legislative and legal environment;

•	Maintenance expenditures in order to obtain future cash flows are not significant;

•	DBS licenses are not technologically dependent; and

•	We intend to use these assets indefinitely.
In accordance with the guidance of Emerging Issues Task Force (“EITF”) Issue No. 02-7, “Unit of Accounting for Testing Impairment of Indefinite-Lived Intangible Assets” (“EITF 02-7”), we combine all our indefinite lived FCC licenses into a single unit of accounting. The analysis encompasses future cash flows from satellites transmitting from such licensed orbital locations, including revenue attributable to programming offerings from such satellites, the direct operating and subscriber acquisition costs related to such programming, and future capital costs for replacement satellites. Projected revenue and cost amounts include current and projected subscribers. In conducting our annual impairment test in 2008, we determined that the estimated fair value of the FCC licenses, calculated using the discounted cash flow analysis, exceeded their carrying amount.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Other Investment Securities
Generally, we account for our unconsolidated equity investments under either the equity method or cost method of accounting. Because these equity securities are generally not publicly traded, it is not practical to regularly estimate the fair value of the investments; however, these investments are subject to an evaluation for other-than-temporary impairment on a quarterly basis. This quarterly evaluation consists of reviewing, among other things, company business plans and current financial statements, if available, for factors that may indicate an impairment of our investment. Such factors may include, but are not limited to, cash flow concerns, material litigation, violations of debt covenants and changes in business strategy. The fair value of these equity investments is not estimated unless there are identified changes in circumstances that may indicate an impairment exists and these changes are likely to have a significant adverse effect on the fair value of the investment. When impairments occur related to our foreign investments, any “Cumulative translation adjustment” associated with these investments will remain in “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit)” on our Consolidated Balance Sheets until the investments are sold or otherwise liquidated; at which time, they will be released into our Consolidated Statements of Operations and Comprehensive Income (Loss).
Long-Term Deferred Revenue, Distribution and Carriage Payments
Certain programmers provide us up-front payments. Such amounts are deferred and in accordance with EITF Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor” (“EITF 02-16”) are recognized as reductions to “Subscriber-related expenses” on a straight-line basis over the relevant remaining contract term (up to 10 years). The current and long-term portions of these deferred credits are recorded in the Consolidated Balance Sheets in “Deferred revenue and other” and “Long-term deferred revenue, distribution and carriage payments and other long-term liabilities,” respectively.
In addition, from time to time we receive equity interests in content providers in consideration for or in conjunction with affiliation agreements. We account for these equity interests received at fair value in accordance with EITF Issue No. 00-8, “Accounting by a Grantee for an Equity Instrument to be Received in Conjunction with Providing Goods or Services” (“EITF 00-8”). In accordance with the guidance under EITF 02-16, we record the corresponding amount as a deferred liability that is generally recognized as a reduction of “Subscriber-related expenses” ratably over the term of the related agreements. These deferred liabilities are included as a component of current “Deferred revenue and other” and “Long-term deferred revenue, distribution and carriage payments and other long-term liabilities” on our Consolidated Balance Sheets.
Sales Taxes
In accordance with the guidance of EITF Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement” (“EITF 06-3”), we account for sales taxes imposed on our goods and services on a net basis in our “Consolidated Statements of Operations and Comprehensive Income (Loss).” Since we primarily act as an agent for the governmental authorities, the amount charged to the customer is collected and remitted directly to the appropriate jurisdictional entity.
Income Taxes
We establish a provision for income taxes currently payable or receivable and for income tax amounts deferred to future periods in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). SFAS 109 requires that deferred tax assets or liabilities be recorded for the estimated future tax effects of differences that exist between the book and tax basis of assets and liabilities. Deferred tax assets are offset by valuation allowances in accordance with SFAS 109, when we believe it is more likely than not that such net deferred tax assets will not be realized.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Accounting for Uncertainty in Income Taxes
We adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109” (“FIN 48”), on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109 and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.
Fair Value of Financial Instruments
Fair values for our publicly traded debt securities are based on quoted market prices. The fair values of our private debt is estimated based on an analysis in which we evaluate market conditions, related securities, various public and private offerings, and other publicly available information. In performing this analysis, we make various assumptions, among other things, regarding credit spreads, and the impact of these factors on the value of the notes.
Deferred Debt Issuance Costs
Costs of issuing debt are generally deferred and amortized to interest expense over the terms of the respective notes (see Note 8).
Revenue Recognition
We recognize revenue when an arrangement exists, prices are determinable, collectibility is reasonably assured and the goods or services have been delivered. Revenue from our subscription television services is recognized when programming is broadcast to subscribers. Programming payments received from subscribers in advance of the broadcast or service period are recorded as “Deferred revenue and other” in the Consolidated Balance Sheets until earned. For certain of our promotions relating to our receiver systems, subscribers are charged an upfront fee. A portion of this fee may be deferred and recognized over 48 to 60 months, depending on whether the fee is received from existing or new subscribers. Revenue from advertising sales is recognized when the related services are performed.
Subscriber fees for equipment rental, additional outlets and fees for receivers with multiple tuners, high definition (“HD”) receivers, digital video recorders (“DVRs”), and HD DVRs, our DishHOME Protection Plan and other services are recognized as revenue, monthly as earned. Revenue from equipment sales and equipment upgrades are recognized upon shipment to customers.
Revenue from equipment sales to AT&T, Inc. (“AT&T”) pursuant to our original agreement with AT&T is deferred and recognized over the estimated average co-branded subscriber life. Revenue from installation and certain other services performed at the request of AT&T is recognized upon completion of the services. Further, development and implementation fees received from AT&T will continue to be recognized over the estimated average subscriber life of all subscribers acquired under both the original and revised agreements with AT&T.
Accounting for certain of our existing and new subscriber promotions which include programming discounts and subscriber rebates falls under the scope of EITF Issue No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Capital Products)” (“EITF 01-9”). In accordance with EITF 01-9, programming revenues under these promotions are recorded as earned at the discounted monthly rate charged to the subscriber. See “Subscriber Acquisition Costs” below for discussion regarding the accounting for costs under these promotions.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Subscriber-Related Expenses
The cost of television programming distribution rights is generally incurred on a per subscriber basis and various upfront carriage payments are recognized when the related programming is distributed to subscribers. The cost of television programming rights to distribute live sporting events for a season or tournament is charged to expense using the straight-line method over the course of the season or tournament. “Subscriber-related expenses” in the Consolidated Statements of Operations and Comprehensive Income (Loss) principally include programming expenses, costs incurred in connection with our in-home service and call center operations, billing costs, refurbishment and repair costs related to receiver systems, subscriber retention and other variable subscriber expenses. These costs are recognized as the services are performed or as incurred.
“Subscriber-related expenses” also include the cost of sales from equipment sales, and expenses related to installation and other services from our original agreement with AT&T. Cost of sales from equipment sales to AT&T are deferred and recognized over the estimated average co-branded subscriber life. Expenses from installation and certain other services performed at the request of AT&T are recognized as the services are performed. Under the revised AT&T agreement, we include costs from equipment and installations in “Subscriber acquisition costs” or, for leased equipment, in capital expenditures, rather than in “Subscriber-related expenses.” We continue to include in “Subscriber-related expenses” the costs deferred from equipment sales made to AT&T. These costs are amortized over the estimated life of the subscribers acquired under the original AT&T agreement.
Subscriber Acquisition Costs
Subscriber acquisition costs in our Consolidated Statements of Operations and Comprehensive Income (Loss) consist of costs incurred to acquire new subscribers through third parties and our direct customer acquisition distribution channel. Subscriber acquisition costs include the following line items from our Consolidated Statements of Operations and Comprehensive Income (Loss):
•	“Cost of sales – subscriber promotion subsidies” includes the cost of our receiver systems sold to retailers and other distributors of our equipment and receiver systems sold directly by us to subscribers.

•	“Other subscriber promotion subsidies” includes net costs related to promotional incentives and costs related to installation.

•	“Subscriber acquisition advertising” includes advertising and marketing expenses related to the acquisition of new DISH Network subscribers. Advertising costs are expensed as incurred.
Accounting for dealer sales under our promotions falls within the scope of EITF 01-9. In accordance with that guidance, we characterize amounts paid to our independent dealers as consideration for equipment installation services and for equipment buydowns (commissions and rebates) as a reduction of revenue. We expense payments for equipment installation services as “Other subscriber promotion subsidies.” Our payments for equipment buydowns represent a partial or complete return of the dealer’s purchase price and are, therefore, netted against the proceeds received from the dealer. We report the net cost from our various sales promotions through our independent dealer network as a component of “Other subscriber promotion subsidies.” No net proceeds from the sale of subscriber related equipment pursuant to our subscriber acquisition promotions are recognized as revenue.
Equipment Lease Programs
DISH Network subscribers have the choice of leasing or purchasing the satellite receiver and other equipment necessary to receive our programming. Most of our new subscribers choose to lease equipment and thus we retain title to such equipment. Equipment leased to new and existing subscribers is capitalized and depreciated over their estimated useful lives.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Research and Development Costs
Research and development costs are expensed as incurred. For the year ended December 31, 2008, we did not incur any research and development costs. For the years ended December 31, 2007 and 2006, research and development costs were $50 million and $50 million, respectively. The research and development costs incurred in prior years related to the set-top box business and acquisition of Sling Media which were distributed to EchoStar in connection with the Spin-off.
New Accounting Pronouncements
Revised Business Combinations
In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141R (revised 2007), “Business Combinations” (“SFAS 141R”).  SFAS 141R replaces SFAS 141 and establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, including goodwill, the liabilities assumed and any non-controlling interest in the acquiree. SFAS 141R also establishes disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. We expect SFAS 141R will have an impact on our consolidated financial statements, but the character and magnitude of the specific effects will depend upon the type, terms and size of the acquisitions we consummate after the effective date of January 1, 2009.
Noncontrolling Interests in Consolidated Financial Statements
In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes reporting requirements for providing sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This standard is effective for fiscal years beginning after December 15, 2008. We do not expect the adoption of SFAS 160 to have a material impact on our financial position or results of operations.
3. Statements of Cash Flow Data
The following presents our supplemental cash flow statement disclosure:

	For the Years Ended December 31,
	2008	2007	2006
	(In thousands)
Cash paid for interest	$375,763	$375,718	$345,296
Capitalized interest	5,607	7,434	12,079
Cash received for interest	52,755	103,619	121,873
Cash paid by us for income taxes (Note 9)	34,814	37,510	14,903
Satellites financed under capital lease obligations	—	198,219	—
Satellite and other vendor financing	24,469	—	15,000
Net assets contributed in connection with the Spin-off, excluding cash and cash equivalents	1,005,553	—	—

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
4. Marketable Investment Securities, Restricted Cash and Other Investment Securities
Our marketable investment securities, restricted cash and other investment securities consist of the following:

	As of December 31,
	2008	2007
	(In thousands)
Marketable investment securities:
Current marketable investment securities — VRDNs	$205,513	$124,739
Current marketable investment securities — other	177,576	495,760

Total current marketable investment securities	383,089	620,499
Restricted marketable investment securities (1)	10,680	44,743

Total marketable investment securities	393,769	665,242

Restricted cash and cash equivalents:
Restricted cash and cash equivalents (1)	60,063	114,303

Total restricted cash and cash equivalents	60,063	114,303

Other investment securities:
Other investment securities — cost method	5,739	59,038
Other investment securities — equity method	20,908	19,169

Total other investment securities	26,647	78,207

Total marketable investment securities, restricted cash and other investment securities	$480,479	$857,752

(1)	Restricted marketable investment securities and restricted cash and cash equivalents are included in “Restricted cash and marketable investment securities” on our Consolidated Balance Sheets.
Marketable Investment Securities
Our marketable securities portfolio consists of various debt and equity instruments, all of which are classified as available-for-sale (see Note 2).
Current Marketable Investment Securities — VRDNs
Variable rate demand notes (“VRDNs”) are long-term floating rate municipal bonds with embedded put options that allow the bondholder to sell the security at par plus accrued interest. All of the put options are secured by a pledged liquidity source. While they are classified as marketable investment securities, VRDNs can be liquidated per the put option on a same day or on a five business day settlement basis.
Current Marketable Investment Securities — other
Our current marketable securities portfolio includes investments in various debt instruments including corporate bonds and government bonds.
Restricted Marketable Investment Securities
As of December 31, 2008 and 2007, our restricted marketable investment securities, together with our restricted cash, included amounts required as collateral for our letters of credit. Additionally, restricted cash and marketable investment securities as of December 31, 2007 included $101 million in escrow related to our litigation with Tivo. On October 6, 2008, the Supreme Court denied our petition for certiorari. As a result, approximately $105 million was released from the escrow account to Tivo.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Other Investment Securities
We have investments in certain equity securities which are included in noncurrent “Other investment securities” on our Consolidated Balance Sheets accounted for using the cost or equity methods of accounting. The decrease in other investment securities as of December 31, 2008 compared to December 31, 2007 primarily resulted from the sale of one of our cost method investments.
Our ability to realize value from our investments in companies that are not publicly traded depends on the success of those companies’ businesses and their ability to obtain sufficient capital to execute their business plans. Because private markets are not as liquid as public markets, there is also increased risk that we will not be able to sell these investments, or that when we desire to sell them we will not be able to obtain fair value for them.
Unrealized Gains (Losses) on Marketable Investment Securities
As of December 31, 2008 and 2007, we had accumulated unrealized gains (losses), net of related tax effect, of $9 million and less than $1 million in net losses, respectively, as a part of “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit).” During 2008, we established a full valuation allowance for the tax assets associated with these losses. The components of our available-for-sale investments are detailed in the table below.

	As of December 31,
	2008				2007
	Marketable				Marketable
	Investment	Unrealized			Investment	Unrealized
	Securities	Gains	Losses	Net	Securities	Gains	Losses	Net
	(In thousands)
Debt securities:
VRDNs	$205,513	$—	$—	$—	$124,739	$—	$—	$—
Other (including restricted)	188,256	60	(8,852)	(8,792)	540,503	4,065	(4,210)	(145)

Total marketable investment securities	$393,769	$60	$(8,852)	$(8,792)	$665,242	$4,065	$(4,210)	$(145)

As of December 31, 2008, restricted and non-restricted marketable investment securities include debt securities of $392 million with contractual maturities of one year or less and $2 million with contractual maturities greater than one year. Actual maturities may differ from contractual maturities as a result of our ability to sell these securities prior to maturity.
Marketable Investment Securities in a Loss Position
In accordance with the guidance of FASB Staff Position Number 115-1 (“FSP 115-1”) “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” the following table reflects the length of time that the individual securities, accounted for as available-for-sale, have been in an unrealized loss position, aggregated by investment category. As of December 31, 2008, the unrealized losses on our investments in debt securities primarily represent investments in mortgage and asset-backed securities. We are not aware of any specific factors which indicate that the underlying issuers of these investments would not be able to pay interest as it becomes due or repay the principal at maturity. Therefore, we believe that these changes in the estimated fair values of these marketable investment securities are related to temporary market fluctuations. In addition, we have the ability and intent to hold our investments in these debt securities until they recover or mature.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

	Primary	As of December 31, 2008
	Reason for	Total	Less than Six Months		Six to Nine Months		Nine Months or More
Investment	Unrealized	Fair	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Category	Loss	Value	Value	Loss	Value	Loss	Value	Loss
					(In thousands)
	Temporary market
Debt securities	fluctuations	$144,798	$—	$—	$6,529	$(19)	$138,269	$(8,833)

Total		$144,798	$—	$—	$6,529	$(19)	$138,269	$(8,833)

		As of December 31, 2007
				(In thousands)
	Temporary market
Debt securities	fluctuations	$402,822	$277,478	$(5,504)	$125,344	$(1,466)	$—	$—

Total		$402,822	$277,478	$(5,504)	$125,344	$(1,466)	$—	$—

Fair Value Measurements
Effective January 1, 2008, we adopted SFAS 157, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. SFAS 157 establishes a new framework for measuring fair value and expands related disclosures. Broadly, the SFAS 157 framework requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. SFAS 157 establishes market or observable inputs as the preferred source of values, followed by unobservable inputs or assumptions based on hypothetical transactions in the absence of market inputs.
•	Level 1, defined as observable inputs being quoted prices in active markets for identical assets;

•	Level 2, defined as observable inputs including quoted prices for similar assets; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring assumptions based on the best information available.
Our assets measured at fair value on a recurring basis were as follows (in thousands):

	Total Fair Value As of December 31, 2008
Assets	Total	Level 1	Level 2	Level 3

	(In thousands)
Marketable investment securities	$393,769	$—	$393,769	$—

Total assets at fair value	$393,769	$—	$393,769	$—

Gains and Losses on Sales and Changes in Carrying Values of Investments
“Other, net” income and expense included on our Consolidated Statements of Operations and Comprehensive Income (Loss) includes other changes in the carrying amount of our marketable and non-marketable investments as follows:

	For the Years Ended December 31,
Other Income (Expense):	2008	2007	2006
	(In thousands)
Marketable investment securities — other-than-temporary impairments	$(11,247)	$—	$—
Other investment securities — gains (losses) on sales/exchanges	53,473	—	—
Other	3,165	(562)	(7,923)

Total	$45,391	$(562)	$(7,923)

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
5. Inventories
Inventories consist of the following:

	As of December 31,
	2008	2007
	(In thousands)
Finished goods — DBS	$238,343	$159,894
Raw materials	146,353	69,021
Work-in-process — used	61,663	67,542
Work-in-process — new	2,414	13,417

Subtotal	448,773	309,874
Inventory allowance	(22,102)	(14,674)

Inventories, net	$426,671	$295,200

6. Property and Equipment
Property and equipment consist of the following:

	Depreciable
	Life	As of December 31,
	(In Years)	2008	2007
		(In thousands)
Equipment leased to customers	2-5	$3,021,149	$2,773,085
EchoStar I	12	201,607	201,607
EchoStar II (1)	N/A	—	228,694
EchoStar III (2)	12	—	234,083
EchoStar IV — fully depreciated (2)	N/A	—	78,511
EchoStar V	9	203,511	203,511
EchoStar VI (2)	12	—	244,305
EchoStar VII	12	177,000	177,000
EchoStar VIII (2)	12	—	175,801
EchoStar IX (2)	12	—	127,376
EchoStar X	12	177,192	177,192
EchoStar XI	12	200,198	—
EchoStar XII (2)	10	—	190,051
Satellites acquired under capital lease agreements (3)	10-15	223,423	775,051
Furniture, fixtures, equipment and other	1-10	419,505	979,990
Buildings and improvements	1-40	64,872	192,757
Land	—	3,760	7,816
Construction in progress	—	171,207	276,215

Total property and equipment		$4,863,424	$7,043,045
Accumulated depreciation		(2,432,707)	(3,572,011)

Property and equipment, net		$2,430,717	$3,471,034

(1)	EchoStar II experienced a failure that rendered the satellite a total loss and was written-off during the second quarter 2008 (see further discussion below).

(2)	These satellites were transferred to EchoStar in connection with the Spin-off.

(3)	The capital lease agreements for AMC-15 and AMC-16 were contributed to EchoStar in connection with the Spin-off.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Construction in progress consists of the following:

	As of December 31,
	2008	2007
	(In thousands)
Progress amounts for satellite construction, including certain amounts prepaid under satellite service agreements and launch costs	$150,468	$191,454
Uplinking equipment	—	49,036
Software related projects	12,102	8,802
Other	8,637	26,923

Construction in progress	$171,207	$276,215

Depreciation and amortization expense consists of the following:

	For the Years Ended December 31,
	2008	2007	2006
	(In thousands)
Equipment leased to customers	$827,599	$854,533	$686,125
Satellites	89,435	245,349	231,977
Furniture, fixtures, equipment and other	73,447	176,842	150,186
Identifiable intangible assets subject to amortization	5,009	36,031	36,677
Buildings and improvements	4,740	7,870	5,420

Total depreciation and amortization	$1,000,230	$1,320,625	$1,110,385

Cost of sales and operating expense categories included in our accompanying Consolidated Statements of Operations and Comprehensive Income (Loss) do not include depreciation expense related to satellites or equipment leased to customers.
The cost of our satellites includes capitalized interest of $6 million, $7 million, and $12 million during the years ended December 31, 2008, 2007 and 2006, respectively.
Our Satellites
We presently utilize twelve satellites in geostationary orbit approximately 22,300 miles above the equator, five of which are owned by us. Each of the owned satellites had an original estimated minimum useful life of at least 12 years. We lease capacity on seven satellites from EchoStar with terms of up to two years and we account for these as operating leases. (See Note 17 for further discussion of our satellite leases with EchoStar.) We also lease two satellites from third parties, which are accounted for as capital leases pursuant to Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“SFAS 13”). The capital leases are depreciated over the shorter of the economic life or the term of the satellite service agreement.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

			Original
		Degree	Useful
	Launch	Orbital	Life	Lease Term
Satellites	Date	Location	(Years)	(Years)
Owned:
EchoStar I	December 1995	148	12
EchoStar V	September 1999	129	12
EchoStar VII	February 2002	119	12
EchoStar X	February 2006	110	12
EchoStar XI	July 2008	110	12

Leased from EchoStar:
EchoStar III	October 1997	61.5	12	2
EchoStar IV (1)	May 1998	77	12	Month to month
EchoStar VI	July 2000	72.7	12	2
EchoStar VIII (1)	August 2002	77	12	2
EchoStar IX	August 2003	121	12	Month to month
EchoStar XII	July 2003	61.5	10	2
AMC-15 (1)	December 2004	105	10	Month to month

Leased from Other Third Party:
Anik F3 (2)	April 2007	118.7	15	15
Ciel II (3)	December 2008	129	10	10

Under Construction:
Leased from EchoStar:
Nimiq 5 (4)	Late 2009	72.7	10	10
QuetzSat-1 (4)	2011	77	10	10

(1)	We currently do not lease the entire capacity available on these satellites.

(2)	This satellite is accounted for as a capital lease.

(3)	Ciel II was placed in service in February 2009 and will be accounted for as a capital lease.

(4)	Lease payments will commence when the satellite is placed into service.
Satellite Anomalies
Operation of our programming service requires that we have adequate satellite transmission capacity for the programming we offer. Moreover, current competitive conditions require that we continue to expand our offering of new programming, particularly by expanding local HD coverage and offering more HD national channels. While we generally have had in-orbit satellite capacity sufficient to transmit our existing channels and some backup capacity to recover the transmission of certain critical programming, our backup capacity is limited.
In the event of a failure or loss of any of our satellites, we may need to acquire or lease additional satellite capacity or relocate one of our other satellites and use it as a replacement for the failed or lost satellite. Such a failure could result in a prolonged loss of critical programming or a significant delay in our plans to expand programming as necessary to remain competitive and thus may have a material adverse effect on our business, financial condition and results of operations.
While we believe that overall our satellite fleet is generally in good condition, during 2008 and prior periods, certain satellites in our fleet have experienced anomalies, some of which have had a significant adverse impact on their commercial operation. There can be no assurance that future anomalies will not cause further losses which could impact commercial operation, or the remaining lives, of the satellites. See discussion of evaluation of impairment in “Long-Lived Satellite Assets” below. Recent developments with respect to our satellites are discussed below.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Owned Satellites
EchoStar I. EchoStar I, a 7000 class satellite, designed and manufactured by Lockheed Martin Corporation (“Lockheed”), is currently functioning properly in orbit. However, similar Lockheed Series 7000 class satellites have experienced total in-orbit failures, including our own EchoStar II, discussed below. While no telemetry or other data indicates EchoStar I would be expected to experience a similar failure, Lockheed has been unable to conclude these and other Series 7000 satellites will not experience similar failures. EchoStar I, which is fully depreciated, can operate up to 16 transponders at 130 watts per channel. During prior years, the satellite experienced anomalies resulting in the possible loss of two solar array strings. The anomalies have not impacted commercial operation of the satellite to date. Even if permanent loss of the two solar array strings is confirmed, the satellite is not expected to be impacted since it is equipped with a total of 104 solar array strings, only approximately 98 of which are required to assure full power.
EchoStar II. During July 2008, our EchoStar II satellite experienced a failure that rendered the satellite a total loss. EchoStar II had been operating primarily as a back-up satellite, but had provided local network channel service to Alaska and six other small markets. All programming and other services previously broadcast from EchoStar II were restored to Echostar I within several hours after the failure. The $6 million book value of EchoStar II was written-off during the third quarter 2008.
EchoStar V. EchoStar V was originally designed with a minimum 12-year design life. Momentum wheel failures in prior years, together with relocation of the satellite between orbital locations, resulted in increased fuel consumption, as previously disclosed. In addition, to date, EchoStar V has experienced anomalies resulting in the loss of 13 solar array strings. These issues have not impacted commercial operation of the satellite. However, during 2005, as a result of the momentum wheel failures and the increased fuel consumption, we reduced the remaining estimated useful life of the satellite. As of October 2008, EchoStar V was fully depreciated.
EchoStar VII. During 2006, EchoStar VII experienced an anomaly which resulted in the loss of a receiver. Service was quickly restored through a spare receiver. These receivers process signals sent from our uplink center for transmission back to earth by the satellite. The design life of the satellite has not been affected and the anomaly is not expected to result in the loss of other receivers on the satellite. However, there can be no assurance future anomalies will not cause further receiver losses which could impact the useful life or commercial operation of the satellite. In the event the spare receiver placed in operation following the 2006 anomaly also fails, there would be no impact to the satellite’s ability to provide service to the entire continental United States (“CONUS”) when operating in CONUS mode. However, we would lose one-fifth of the spot beam capacity when operating in spot beam mode.
EchoStar X. EchoStar X was designed with 49 spot beams which use up to 42 active 140 watt traveling wave tube amplifiers (“TWTAs”) to provide standard definition and HD local channels and other programming to markets across the United States. During January 2008, the satellite experienced an anomaly which resulted in the failure of one solar array circuit out of a total of 24 solar array circuits, approximately 22 of which are required to assure full power for the original minimum 12-year design life of the satellite. The design life of the satellite has not been affected. However, there can be no assurance future anomalies will not cause further losses, which could impact commercial operation of the satellite or its useful life.
Leased Satellites
EchoStar III. EchoStar III was originally designed to operate a maximum of 32 DBS transponders in CONUS at approximately 120 watts per channel, switchable to 16 transponders operating at over 230 watts per channel, and was equipped with a total of 44 TWTAs to provide redundancy. As a result of past TWTA failures only 18 transponders are currently available for use. Due to redundancy switching limitations and

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
specific channel authorizations, we can only operate on 15 of our FCC authorized frequencies at the 61.5 degree location. While we do not expect a large number of additional TWTAs to fail in any year, and the failures have not reduced the original minimum 12-year design life of the satellite, it is likely that additional TWTA failures will occur from time to time in the future, and such failures could further impact commercial operation of the satellite.
EchoStar IV. EchoStar IV was originally designed to operate a maximum of 32 DBS transponders in CONUS at approximately 120 watts per channel, switchable to 16 transponders operating at over 230 watts per channel. As a result of past TWTA failures, only six transponders are currently available for use. There can be no assurance that further material degradation, or total loss of use, of EchoStar IV will not occur in the immediate future.
EchoStar VI. EchoStar VI, which is being used as an in-orbit spare, was originally equipped with 108 solar array strings, approximately 102 of which are required to assure full power availability for the operational life of the satellite. Prior to 2008, EchoStar VI experienced anomalies resulting in the loss of 22 solar array strings, reducing the number of functional solar array strings to 86. Although the operational life of the satellite has not been affected, commercial operability has been reduced. The satellite was designed to operate 32 DBS transponders in CONUS at approximately 125 watts per channel, switchable to 16 transponders operating at approximately 225 watts per channel. The power reduction resulting from the solar array failures currently limits us to operation of a maximum of 25 transponders in standard power mode, or 12 transponders in high power mode. The number of transponders to which power can be provided is expected to decline in the future at the rate of approximately one transponder every three years.
EchoStar VIII. EchoStar VIII was designed to operate 32 DBS transponders in CONUS at approximately 120 watts per channel, switchable to 16 transponders operating at approximately 240 watts per channel. EchoStar VIII also includes spot-beam technology. This satellite has experienced several anomalies since launch, but none have reduced the operational life. However, there can be no assurance that future anomalies will not cause further losses which could materially impact its commercial operation, or result in a total loss of the satellite.
EchoStar IX. EchoStar IX was designed to operate 32 FSS transponders in CONUS at approximately 110 watts per channel, along with transponders that can provide services in the Ka-Band (a “Ka-band payload”). The satellite also includes a C-band payload which is owned by a third party. Prior to 2008, EchoStar IX experienced anomalies resulting in the loss of three solar array strings and the loss of one of its three momentum wheels, two of which are utilized during normal operations. A spare wheel was switched in at the time. These anomalies have not impacted the commercial operation of the satellite.
EchoStar XII. EchoStar XII was designed to operate 13 DBS transponders at 270 watts per channel in CONUS mode, or 22 spot beams using a combination of 135 and 65 watt TWTAs. We currently operate the satellite in spot beam/CONUS hybrid mode. EchoStar XII has a total of 24 solar array circuits, approximately 22 of which are required to assure full power for the original minimum operational life of the satellite. Prior to 2008, eight solar array circuits on EchoStar XII have experienced anomalous behavior resulting in both temporary and permanent solar array circuit failures. Although the design life of the satellite has not been affected, these circuit failures have resulted in a reduction in power to the satellite which will preclude us from using the full complement of transponders on EchoStar XII for the operational life of the satellite.
AMC-14. In connection with the Spin-off, we distributed our AMC-14 satellite lease agreement with SES Americom (“SES”) to EchoStar with the intent to lease the entire capacity of the satellite from EchoStar. During March 2008, AMC-14 experienced a launch anomaly and failed to reach its intended orbit. SES subsequently declared the AMC-14 satellite a total loss due to a lack of viable options to reposition the satellite to its proper geostationary orbit. We did not incur any financial liability as a result of the AMC-14 satellite being declared a total loss.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Long-Lived Satellite Assets. Based on the guidance under SFAS 144, we evaluate our satellite fleet for recoverability as one asset group. While certain of the anomalies discussed above, and previously disclosed, may be considered to represent a significant adverse change in the physical condition of an individual satellite, based on the redundancy designed within each satellite and considering the asset grouping, these anomalies (none of which caused a loss of service to subscribers for an extended period) are not considered to be significant events that would require evaluation for impairment recognition pursuant to the guidance under SFAS 144. Unless and until a specific satellite is abandoned or otherwise determined to have no service potential, the net carrying amount related to the satellite would not be written off.
7. FCC Authorizations, Intangible Assets and Goodwill
During 2007, we participated in an FCC auction for licenses in the 1.4 GHz band and were the winning bidder for several licenses with total winning bids of $57 million. We contributed these licenses to EchoStar in the Spin-off.
As of December 31, 2008 and 2007, our identifiable intangibles subject to amortization consisted of the following:

	As of December 31,
	2008		2007
	Intangible	Accumulated	Intangible	Accumulated
	Assets	Amortization	Assets	Amortization
		(In thousands)
Contract based	$—	$—	$188,205	$(60,381)
Customer and reseller relationships	—	—	73,298	(68,466)
Technology-based	5,814	(679)	25,500	(7,732)

Total	$5,814	$(679)	$287,003	$(136,579)

Amortization of these intangible assets, recorded on a straight line basis over an average finite useful life of five years, was $5 million, $36 million and $37 million for the years ended December 31, 2008, 2007 and 2006, respectively.
Estimated future amortization of our identifiable intangible assets as of December 31, 2008 is as follows (in thousands):

For the Years Ending December 31,
2009	1,163
2010	1,163
2011	1,163
2012	1,163
2013	483
Thereafter	—

Total	$5,135

8. Long-Term Debt
5 3/4% Senior Notes due 2008
During the third quarter 2008, we repurchased $28 million of our 5 3/4% Senior Notes due 2008 in open market transactions. During October 2008, the remaining balance of $972 million was redeemed.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
6 3/8% Senior Notes due 2011
The 6 3/8% Senior Notes mature October 1, 2011. Interest accrues at an annual rate of 6 3/8% and is payable semi-annually in cash, in arrears on April 1 and October 1 of each year.
The 6 3/8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.
The 6 3/8% Senior Notes are:
•	general unsecured senior obligations of DDBS;

•	ranked equally in right of payment with all of DDBS’ and the guarantors’ existing and future unsecured senior debt; and

•	ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.
The indenture related to the 6 3/8% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DDBS and its restricted subsidiaries to:
•	incur additional indebtedness or enter into sale and leaseback transactions;

•	pay dividends or make distribution on DDBS’ capital stock or repurchase DDBS’ capital stock;

•	make certain investments;

•	create liens;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer and sell assets.
In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 6 3/8% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.
6 5/8% Senior Notes due 2014
The 6 5/8% Senior Notes mature October 1, 2014. Interest accrues at an annual rate of 6 5/8% and is payable semi-annually in cash, in arrears on April 1 and October 1 of each year.
The 6 5/8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.
The 6 5/8% Senior Notes are:
•	general unsecured senior obligations of DDBS;

•	ranked equally in right of payment with all of DDBS’ and the guarantors’ existing and future unsecured senior debt; and

•	ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.
The indenture related to the 6 5/8% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DDBS and its restricted subsidiaries to:
•	incur additional indebtedness or enter into sale and leaseback transactions;

•	pay dividends or make distribution on DDBS’ capital stock or repurchase DDBS’ capital stock;

•	make certain investments;

•	create liens;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer and sell assets.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 6 5/8% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.
7 1/8% Senior Notes due 2016
On February 2, 2006, we sold $1.5 billion aggregate principal amount of our ten-year, 7 1/8% Senior Notes due February 1, 2016. Interest accrues at an annual rate of 7 1/8% and is payable semi-annually in cash, in arrears on February 1 and August 1 of each year.
The 7 1/8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.
The 7 1/8% Senior Notes are:
•	general unsecured senior obligations of DDBS;

•	ranked equally in right of payment with all of DDBS’ and the guarantors’ existing and future unsecured senior debt; and

•	ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.
The indenture related to the 7 1/8% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DDBS and its restricted subsidiaries to:
•	incur additional debt;

•	pay dividends or make distribution on DDBS’ capital stock or repurchase DDBS’ capital stock;

•	make certain investments;

•	create liens or enter into sale and leaseback transactions;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer and sell assets.
In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 7 1/8% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.
7% Senior Notes due 2013
On October 18, 2006, we sold $500 million aggregate principal amount of our seven-year, 7% Senior Notes due October 1, 2013. Interest accrues at an annual rate of 7% and is payable semi-annually in cash, in arrears on April 1 and October 1 of each year.
The 7% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest. Prior to October 1, 2009, we may also redeem up to 35% of each of the 7% Senior Notes at specified premiums with the net cash proceeds from certain equity offerings or capital contributions.
The 7% Senior Notes are:
•	general unsecured senior obligations of DDBS;

•	ranked equally in right of payment with all of DDBS’ and the guarantors’ existing and future

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
unsecured senior debt; and

•	ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.
The indenture related to the 7% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DDBS and its restricted subsidiaries to:
•	incur additional debt;

•	pay dividends or make distribution on DDBS’ capital stock or repurchase DDBS’ capital stock;

•	make certain investments;

•	create liens or enter into sale and leaseback transactions;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer and sell assets.
In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 7% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.
7 3/4% Senior Notes due 2015
On May 27, 2008, we sold $750 million aggregate principal amount of our seven-year, 7 3/4% Senior Notes due May 31, 2015. Interest accrues at an annual rate of 7 3/4% and is payable semi-annually in cash, in arrears on May 31 and November 30 of each year, commencing on November 30, 2008. The net proceeds that we received from the sale of the notes were used for general corporate purposes.
The 7 3/4% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest. Prior to May 31, 2011, we may also redeem up to 35% of each of the 7 3/4% Senior Notes at specified premiums with the net cash proceeds from certain equity offerings or capital contributions.
The 7 3/4% Senior Notes are:
•	general unsecured senior obligations of DDBS;

•	ranked equally in right of payment with all of DDBS’ and the guarantors’ existing and future unsecured senior debt; and

•	ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.
The indenture related to the 7 3/4% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DDBS and its restricted subsidiaries to:
•	incur additional debt;

•	pay dividends or make distribution on DDBS’ capital stock or repurchase DDBS’ capital stock;

•	make certain investments;

•	create liens or enter into sale and leaseback transactions;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer and sell assets.
In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 7 3/4% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Interest on Long-Term Debt

		Annual
	Semi-Annual	Debt Service
	Payment Dates	Requirements
6 3/8% Senior Notes due 2011	April 1 and October 1	$63,750,000
6 5/8% Senior Notes due 2014	April 1 and October 1	$66,250,000
7 1/8% Senior Notes due 2016	February 1 and August 1	$106,875,000
7 % Senior Notes due 2013	April 1 and October 1	$35,000,000
7 3/4% Senior Notes due 2015	May 31 and November 30	$58,125,000
Our ability to meet our debt service requirements will depend on, among other factors, the successful execution of our business strategy, which is subject to uncertainties and contingencies beyond our control.
Fair Value of our Long-Term Debt
The following table summarizes the book and fair values of our debt facilities at December 31, 2008 and 2007:

	As of December 31,
	2008		2007
	Book Value	Fair Value	Book Value	Fair Value
		(In thousands)
5 3/4% Senior Notes due 2008	$—	$—	$1,000,000	$997,500
6 3/8% Senior Notes due 2011	1,000,000	899,000	1,000,000	1,019,000
6 5/8% Senior Notes due 2014	1,000,000	840,300	1,000,000	995,000
7 1/8% Senior Notes due 2016	1,500,000	1,246,890	1,500,000	1,522,500
7% Senior Notes due 2013	500,000	419,000	500,000	505,000
7 3/4% Senior Notes due 2015	750,000	600,000	—	—
Mortgages and other notes payable	46,210	46,210	33,118	33,118

Subtotal	$4,796,210	$4,051,400	$5,033,118	$5,072,118
Capital lease obligations (1)	186,545	N/A	563,547	N/A

Total	$4,982,755	$4,051,400	$5,596,665	$5,072,118

(1)	Pursuant to SFAS 107 “Disclosures about Fair Value of Financial Instruments,” disclosures regarding fair value of capital leases are not required.
As of December 31, 2008 and 2007, the carrying value is equal to or approximates fair value for cash and cash equivalents, marketable investment securities, trade accounts receivable, net of allowance for doubtful accounts, and current liabilities due to their short-term nature.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Capital Lease Obligations, Mortgages and Other Notes Payable
Capital lease obligations, mortgages and other notes payable consist of the following:

	As of December 31,
	2008	2007
	(In thousands)
Satellites and other capital lease obligations	$186,545	$563,547
8% note payable for EchoStar VII satellite vendor financing, payable over 13 years from launch	9,881	10,906
8% note payable for EchoStar IX satellite vendor financing, payable over 14 years from launch	—	8,139
6% note payable for EchoStar X satellite vendor financing, payable over 15 years from launch	12,498	13,248
6% note payable for EchoStar XI satellite vendor financing, payable over 15 years from launch	17,500	—
Mortgages and other unsecured notes payable due in installments through 2017 with interest rates ranging from approximately 2% to 13%	6,331	825

Total	$232,755	$596,665
Less current portion	(13,333)	(49,057)

Capital lease obligations, mortgages and other notes payable, net of current portion	$219,422	$547,608

Capital Lease Obligations
Anik F3. Anik F3, an FSS satellite, was launched and commenced commercial operation during April 2007. This satellite is accounted for as a capital lease pursuant to SFAS 13 and depreciated over the term of the satellite service agreement. We have leased all of the 32 Ku-band transponders on Anik F3 for a period of 15 years.
As of December 31, 2008 and 2007, we had $223 million and $775 million capitalized for the estimated fair value of satellites acquired under capital leases included in “Property and equipment, net,” with related accumulated depreciation of $26 million and $175 million, respectively. This decrease during 2008 related to the contribution of the AMC-15 and AMC-16 satellite lease agreements to EchoStar in connection with the Spin-off. In our Consolidated Statements of Operations and Comprehensive Income (Loss), we recognized $15 million, $66 million and $55 million in depreciation expense on satellites acquired under capital lease agreements during the years ended December 31, 2008, 2007 and 2006, respectively.
Future minimum lease payments under the capital lease obligation, together with the present value of the net minimum lease payments as of December 31, 2008 are as follows (in thousands):

For the Years Ending December 31,
2009	$48,799
2010	48,297
2011	48,000
2012	48,000
2013	48,000
Thereafter	400,000

Total minimum lease payments	641,096
Less: Amount representing lease of the orbital location and estimated executory costs (primarily insurance and maintenance) including profit thereon, included in total minimum lease payments	(346,719)

Net minimum lease payments	294,377
Less: Amount representing interest	(107,832)

Present value of net minimum lease payments	186,545
Less: Current portion	(9,229)

Long-term portion of capital lease obligations	$177,316

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Future maturities of our outstanding long-term debt, including the current portion, are summarized as follows:

	Payments due by period
	Total	2009	2010	2011	2012	2013	Thereafter
	(In thousands)
Long-term debt obligations	$4,750,000	$—	$—	$1,000,000	$—	$500,000	$3,250,000
Capital lease obligations	186,545	9,229	9,391	9,800	10,556	11,371	136,198
Mortgages and other notes payable	46,210	4,104	4,143	4,375	4,622	4,183	24,783

Total	$4,982,755	$13,333	$13,534	$1,014,175	$15,178	$515,554	$3,410,981

9. Income Taxes and Accounting for Uncertainty in Income Taxes
Income Taxes
Our income tax policy is to record the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported on our Consolidated Balance Sheets, as well as probable operating loss, tax credit and other carryforwards. We follow the guidelines set forth in SFAS 109 regarding the recoverability of any tax assets recorded on the balance sheet and provide any necessary valuation allowances as required. In accordance with SFAS 109, we periodically evaluate our need for a valuation allowance. Determining necessary valuation allowances requires us to make assessments about historical financial information as well as the timing of future events, including the probability of expected future taxable income and available tax planning opportunities.
As of December 31, 2008, we had no net operating loss carryforwards (“NOLs”) for federal income tax purposes, $1 million of NOLs for state income tax purposes. The state NOLs begin to expire in the year 2020.
As of December 31, 2007, the Federal NOL included amounts related to tax deductions for exercised options that had been allocated directly to contributed capital for exercised stock options totaling $90 million.
Stock option compensation expenses for which an estimated deferred tax benefit was previously recorded exceeded the actual tax deductions allowed during 2008 and 2007. Tax charges associated with the reversal of the prior tax benefit have been reported in “Additional paid-in capital” in accordance with SFAS 123R. During 2008, 2007 and 2006, charges of $1 million, $11 million and $7 million, respectively, were made to additional paid-in capital.
During the year ended December 31, 2008, we established a $7 million valuation allowance against deferred tax assets, which are capital in nature.
DDBS and its domestic subsidiaries join with DISH in filing U.S. consolidated federal income tax returns and, in some states, combined or consolidated returns. The federal and state income tax provisions or benefits recorded by DDBS are generally those that would have been recorded if DDBS and its domestic subsidiaries had filed returns as a consolidated group independent of DISH. Cash is due and paid to DISH based on amounts that would be payable based on DDBS consolidated or combined group filings. Amounts are receivable from DISH on a basis similar to when they would be receivable from the IRS or other state taxing authorities. The amounts paid to DISH during the years ended December 31, 2008, 2007 and 2006 were $429 million, $174 million, and $36 million, respectively.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
The components of the (provision for) benefit from income taxes are as follows:

	For the Years Ended December 31,
	2008	2007	2006
	(In thousands)
Current (provision) benefit:
Federal	$(459,864)	$(204,590)	$(21,418)
State	(56,837)	(71,756)	(35,764)
Foreign	—	(1,978)	(1,520)

	(516,701)	(278,324)	(58,702)

Deferred (provision) benefit:
Federal	(156,589)	(233,729)	(310,688)
State	(19,354)	(22,372)	24,817
Decrease (increase) in valuation allowance	(4,302)	249	11,109

	(180,245)	(255,852)	(274,762)

Total benefit (provision)	$(696,946)	$(534,176)	$(333,464)

The actual tax provisions for 2008, 2007 and 2006 reconcile to the amounts computed by applying the statutory Federal tax rate to income before taxes as follows:

	For the Years Ended December 31,
	2008	2007	2006
	% of pre-tax (income)/loss
Statutory rate	(35.0)	(35.0)	(35.0)
State income taxes, net of Federal benefit	(2.6)	(4.1)	(0.8)
Foreign taxes and income not U.S. taxable	—	(0.1)	(0.1)
Stock option compensation	—	(0.2)	—
Deferred tax asset adjustment for filed returns	—	—	(0.9)
Other	(1.1)	(0.3)	(0.1)
Decrease (increase) in valuation allowance	(0.2)	—	1.2

Total benefit (provision) for income taxes	(38.9)	(39.7)	(35.7)

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
The temporary differences, which give rise to deferred tax assets and liabilities as of December 31, 2008 and 2007, are as follows:

	As of December 31,
	2008	2007
	(In thousands)
Deferred tax assets:
NOL, credit and other carryforwards	$447	$1,327
Unrealized losses on investments	6,335	2,100
Accrued expenses	45,078	71,450
Stock compensation	7,434	10,041
Deferred revenue	59,005	63,684
Fixed assets and other	76,780	5,876
Other	387	19,512

Total deferred tax assets	195,466	173,990
Valuation allowance	(6,897)	—

Deferred tax asset after valuation allowance	188,569	173,990

Deferred tax liabilities:
Equity method investments	(302)	(18,455)
Depreciation and amortization	(359,831)	(417,767)
State taxes net of federal effect	(8,138)	(25,056)
Other	—	(1,733)

Total deferred tax liabilities	(368,271)	(463,011)

Net deferred tax asset (liability)	$(179,702)	$(289,021)

Current portion of net deferred tax asset (liability)	$84,734	$38,297
Noncurrent portion of net deferred tax asset (liability)	(264,436)	(327,318)

Total net deferred tax asset (liability)	$(179,702)	$(289,021)

Accounting for Uncertainty in Income Taxes
In addition to filing federal income tax returns, we and one or more of our subsidiaries file income tax returns in all states that impose an income tax and a small number of foreign jurisdictions where we have immaterial operations. We are subject to U.S. federal, state and local income tax examinations by tax authorities for years beginning in 1996 due to the carryover of previously incurred net operating losses. As of December 31, 2008, no taxing authority has proposed any significant adjustments to our tax positions. We have no significant current tax examinations in process.
A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in thousands):

Balance as of January 1, 2008	$20,160
Additions based on tax positions related to the current year	37,583
Reductions based on tax positions related to the current year	—
Additions for tax positions of prior years	150,360

Balance as of December 31, 2008	$208,103

We have $208 million in unrecognized tax benefits that, if recognized, could favorably affect our effective tax rate. Of this amount, it is reasonably possible that $106 million may be paid or effectively settled within the next twelve months, depending on the resolution of a change in accounting method filed with the Internal Revenue Service.
Accrued interest and penalties on uncertain tax positions are recorded as a component of “Other, net” on our Consolidated Statements of Operations and Comprehensive Income (Loss). During the year ended

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
December 31, 2008, we recorded $5 million in interest and penalty expense to earnings. Accrued interest and penalties was $6 million at December 31, 2008.
10. Employee Benefit Plans
Employee Stock Purchase Plan
During 1997, DISH’s Board of Directors and stockholders approved an employee stock purchase plan (the “ESPP”). During 2006, this plan was amended for the purpose of registering an additional 1,000,000 shares of Class A common stock, such that DISH was authorized to issue a total of 1,800,000 shares of Class A Common stock. At December 31, 2008, DISH had 816,000 remaining Class A common stock available for issuance under this plan. Substantially all full-time employees who have been employed by DISH for at least one calendar quarter are eligible to participate in the ESPP. Employee stock purchases are made through payroll deductions. Under the terms of the ESPP, employees may not deduct an amount which would permit such employee to purchase DISH’s capital stock under all of DISH’s stock purchase plans at a rate which would exceed $25,000 in fair value of capital stock in any one year. The purchase price of the stock is 85% of the closing price of DISH’s Class A common stock on the last business day of each calendar quarter in which such shares of Class A common stock are deemed sold to an employee under the ESPP. During 2008, 2007 and 2006 employees purchased approximately 117,000, 80,000, and 89,000 shares of Class A common stock through the ESPP, respectively.
401(k) Employee Savings Plan
DISH sponsors a 401(k) Employee Savings Plan (the “401(k) Plan”) for eligible employees. Voluntary employee contributions to the 401(k) Plan may be matched 50% by DISH, subject to a maximum annual contribution of $1,500 per employee. Forfeitures of unvested participant balances which are retained by the 401(k) Plan may be used to fund matching and discretionary contributions. Expense recognized related to matching 401(k) contributions, net of forfeitures, totaled $5 million, $2 million and $2 million during the years ended December 31, 2008, 2007 and 2006, respectively.
DISH also may make an annual discretionary contribution to the plan with approval by its Board of Directors, subject to the maximum deductible limit provided by the Internal Revenue Code of 1986, as amended. These contributions may be made in cash or in DISH’s stock. Discretionary stock contributions, net of forfeitures, to the 401(k) Plan were $12 million, $20 million and $18 million for years ended December 31, 2008, 2007 and 2006, respectively.
11. Stock-Based Compensation
We account for our stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123R (As Amended), “Share-Based Payment” (“SFAS 123R”), which (i) revises Statement of Financial Accounting Standards No. 123, “Accounting and Disclosure of Stock-Based Compensation,” (“SFAS 123”) to eliminate both the disclosure only provisions of that statement and the alternative to follow the intrinsic value method of accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations, and (ii) requires the cost resulting from all share-based payment transactions with employees be recognized in the results of operations over the period during which an employee provides the requisite service in exchange for the award and establishes fair value as the measurement basis of the cost of such transactions.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Stock Incentive Plans
In connection with the Spin-off, as provided in the existing stock incentive plans and consistent with the Spin-off exchange ratio, each DISH stock option was converted into two stock options as follows:
•	an adjusted DISH stock option for the same number of shares that were exercisable under the original DISH stock option, with an exercise price equal to the exercise price of the original DISH stock option multiplied by 0.831219.

•	a new EchoStar stock option for one-fifth of the number of shares that were exercisable under the original DISH stock option, with an exercise price equal to the exercise price of the original DISH stock option multiplied by 0.843907.
Similarly, each holder of DISH restricted stock units retained his or her DISH restricted stock units and received one EchoStar restricted stock unit for every five DISH restricted stock units that they held.
Consequently, the fair value of the DISH stock award and the new EchoStar stock award immediately following the Spin-off was equivalent to the fair value of such stock award immediately prior to the Spin-off.
DISH maintains stock incentive plans to attract and retain officers, directors and key employees. Awards under these plans include both performance and non-performance based equity incentives. As of December 31, 2008, there were outstanding under these plans stock options to acquire 18.3 million shares of DISH’s Class A common stock and 0.5 million restricted stock awards associated with our employees. Stock options granted through December 31, 2008 were granted with exercise prices equal to or greater than the market value of DISH Class A common stock at the date of grant and with a maximum term of ten years. While historically DISH’s board of directors has issued stock options subject to vesting, typically at the rate of 20% per year, some stock options have been granted with immediate vesting and other stock options vest only upon the achievement of certain DISH-specific objectives. As of December 31, 2008, DISH had 57.5 million shares of its Class A common stock available for future grant under its stock incentive plans.
As of December 31, 2008, the following stock incentive awards were outstanding:

As of December 31, 2008
	DISH Network Awards		EchoStar Awards
		Restricted		Restricted
	Stock	Stock	Stock	Stock
Stock Incentive Awards Outstanding	Options	Units	Options	Units
Held by DDBS employees	18,267,950	517,735	1,722,714	85,866

DISH is responsible for fulfilling all stock incentive awards related to DISH common stock and EchoStar is responsible for fulfilling all stock incentive awards related to EchoStar common stock, regardless of whether such stock incentive awards are held by our or EchoStar’s employees. Notwithstanding the foregoing, based on the requirements of SFAS 123R, our stock-based compensation expense, resulting from awards outstanding at the Spin-off date, is based on the stock incentive awards held by our employees regardless of whether such awards were issued by DISH or EchoStar. Accordingly, stock-based compensation that we expense with respect to EchoStar stock incentive awards is included in “Additional paid-in capital” on our Consolidated Balance Sheets.
Exercise prices for DISH stock options outstanding and exercisable associated with our employees as of December 31, 2008 are as follows:

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

			Options Outstanding			Options Exercisable
			Number	Weighted-		Number	Weighted-
			Outstanding	Average	Weighted-	Exercisable	Average	Weighted-
			as of	Remaining	Average	as of	Remaining	Average
			December 31,	Contractual	Exercise	December 31,	Contractual	Exercise
			2008	Life	Price	2008	Life	Price
$4.99	-	$6.00	11,000	0.13	$4.99	11,000	0.13	$4.99
$6.01	-	$20.00	6,845,450	9.04	$11.11	35,450	1.30	$14.72
$20.01	-	$29.00	9,333,900	6.68	$25.47	3,675,950	5.93	$25.03
$29.01	-	$31.00	82,000	8.58	$29.28	24,000	4.50	$29.09
$31.01	-	$40.00	1,140,600	7.95	$34.71	297,000	6.73	$33.92
$40.01	-	$66.00	855,000	1.48	$50.99	855,000	1.48	$50.99

$4.99	-	$66.00	18,267,950	7.40	$21.86	4,898,400	5.15	$30.00

Stock Award Activity
DISH stock option activity (including performance and non-performance based stock options) associated with our employees for the years ended December 31, 2008, 2007 and 2006 was as follows:

	2008		2007		2006
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
	Options (1)	Price	Options (1)	Price (2)	Options (1)	Price (2)
Total stock options outstanding, beginning of period	14,786,967	$22.80	22,002,305	$25.65	24,304,951	$24.36
Granted	7,998,500	13.67	1,493,526	42.77	2,066,000	32.48
Exercised	(669,117)	20.74	(2,029,258)	24.98	(1,481,946)	14.15
Forfeited and cancelled	(3,848,400)	12.92	(1,554,356)	19.42	(2,886,700)	25.63

Total stock options outstanding, end of period	18,267,950	21.86	19,912,217	27.53	22,002,305	25.65

Performance based stock options outstanding, end of period (3)	9,094,250	16.28	9,910,250	20.47	10,615,250	19.06

Exercisable at end of period	4,898,400	30.00	5,528,097	35.02	6,138,455	32.88

(1)	On the date of the Spin-off, former DDBS employees that transferred to EchoStar held approximately 5.1 million DISH stock options. Stock options activity associated with these employees is included in the 2007 and 2006 activity. However, these stock options are excluded from the 2008 activity because these individuals were no longer DDBS employees after the Spin-off.

(2)	The weighted average exercise prices for 2007 and 2006 reflect share prices before the Spin-off.

(3)	These stock options, which are included in the caption “Total stock options outstanding, end of period,” were issued pursuant to two separate long-term, performance-based stock incentive plans. Vesting of these stock options is contingent upon meeting certain long-term DISH-specific goals. See discussion of the 2005 LTIP and 2008 LTIP below.
We realized $3 million, $15 million, and $11 million of tax benefits from stock options exercised during the years ended December 31, 2008, 2007 and 2006, respectively. Based on the closing market price of DISH’s Class A common stock on December 31, 2008, the aggregate intrinsic value of outstanding stock options associated with our employees was $0.1 million. Stock options with an aggregate intrinsic value of $0.1 million were exercisable at the end of the period.
DISH restricted stock award activity (including performance and non-performance based stock options) associated with our employees for the years ended December 31, 2008, 2007 and 2006 was as follows:

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

	2008		2007		2006
		Weighted-		Weighted-		Weighted-
	Restricted	Average	Restricted	Average	Restricted	Average
	Stock	Grant Date	Stock	Grant Date	Stock	Grant Date
	Awards (1)	Fair Value	Awards (1)	Fair Value (2)	Awards (1)	Fair Value (2)
Total restricted stock awards outstanding, beginning of period	538,746	$26.56	839,798	$30.90	632,970	$29.46
Granted	88,322	11.09	39,580	43.43	327,496	33.30
Exercised	(30,000)	26.66	(30,000)	31.16	(20,000)	30.16
Forfeited and cancelled	(79,333)	28.33	(137,800)	30.44	(100,668)	29.83

Total restricted stock awards outstanding, end of period	517,735	23.69	711,578	35.18	839,798	30.90

Restricted performance units outstanding, end of period (3)	447,735	23.31	611,578	31.70	709,798	30.82

(1)	On the date of the Spin-off, former DDBS employees that transferred to EchoStar held approximately 173,000 DISH restricted stock awards. Restricted stock award activity associated with these employees is included in the 2007 and 2006 activity. However, these restricted stock awards are excluded from the 2008 activity because these individuals were no longer DDBS employees after the Spin-off.

(2)	The weighted average grant date fair values for 2007 and 2006 reflect share prices before the Spin-off.

(3)	These restricted performance units, which are included in the caption “Total restricted stock awards outstanding, end of period,” were issued pursuant to two separate long-term, performance-based stock incentive plans. Vesting of these restricted performance units is contingent upon meeting certain long-term DISH-specific goals. See discussion of the 2005 LTIP and 2008 LTIP below.
Long-Term Performance-Based Plans
1999 LTIP. In 1999, DISH adopted a long-term, performance-based stock incentive plan (the “1999 LTIP”) within the terms of its 1995 Stock Incentive Plan. All stock options under the 1999 LTIP expired on December 31, 2008 because DISH did not achieve the performance condition.
2005 LTIP. In 2005, DISH adopted a long-term, performance-based stock incentive plan (the “2005 LTIP”) within the terms of its 1999 Stock Incentive Plan. The 2005 LTIP provides stock options and restricted performance units, either alone or in combination, which vest over seven years at the rate of 10% per year during the first four years, and at the rate of 20% per year thereafter. Exercise of the stock options is subject to a performance condition that a DISH-specific subscriber goal is achieved prior to March 31, 2015.
Contingent compensation related to the 2005 LTIP will not be recorded in our financial statements unless and until management concludes achievement of the performance condition is probable. Given the competitive nature of DISH’s business, small variations in subscriber churn, gross subscriber addition rates and certain other factors can significantly impact subscriber growth. Consequently, while it was determined that achievement of the goal was not probable as of December 31, 2008, that assessment could change at any time.
In accordance with SFAS 123R, if all of the awards under the 2005 LTIP were vested and the goal had been met or if management had determined that the goal was probable during the year ended December 31, 2008, we would have recorded total non-cash, stock-based compensation expense for our employees as indicated in the table below.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

	2005 LTIP
		Vested
	Total	Portion
	(In thousands)
DISH Network awards held by DISH Network employees	$49,039	$12,798
EchoStar awards held by DISH Network employees	9,957	2,599

Total	$58,996	$15,397

If the goals are met and there are unvested stock options at that time, the vested amounts would be expensed immediately on our Consolidated Statements of Operations and Comprehensive Income (Loss), with the unvested portion recognized ratably over the remaining vesting period.
2008 LTIP. In December 2008, DISH adopted a long-term, performance-based stock incentive plan (the “2008 LTIP”) within the terms of its 1999 Stock Incentive Plan. The 2008 LTIP provides stock options and restricted performance units, either alone or in combination, which vest based on DISH-specific subscriber and financial goals. Exercise of the awards is contingent on achieving these goals prior to December 31, 2015. The 2008 LTIP awards were granted on December 31, 2008 and as a result, no awards vested and no compensation cost was recognized during 2008. Compensation related to the 2008 LTIP will be recorded based on management’s assessment of the probability of meeting the performance conditions. If the goals are achieved and all 2008 LTIP awards vest, we will recognize $25 million in non-cash, stock-based compensation expense over the term of this stock incentive plan.
Of the 18.3 million stock options and 0.5 million restricted stock awards outstanding under the DISH stock incentive plans associated with our employees as of December 31, 2008, the following awards were outstanding pursuant to the 2005 LTIP and the 2008 LTIP:

	As of
	December 31, 2008
		Weighted-
	Number of	Average
Stock Options	Awards	Exercise Price
2005 LTIP	3,269,250	$25.52
2008 LTIP	5,825,000	$11.09

Total	9,094,250	$16.28

Restricted Performance Units
2005 LTIP	359,413
2008 LTIP	88,322

Total	447,735

No awards were granted under the 2005 LTIP during the year ended December 31, 2008. As discussed above, all awards under the 2008 LTIP were granted on December 31, 2008.
Stock-Based Compensation Expense
Total non-cash, stock-based compensation expense for all of our employees is shown in the following table for the years ended December 31, 2008, 2007, and 2006 and was allocated to the same expense categories as the base compensation for such employees:

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

	For the Years Ended December 31,
	2008	2007	2006
	(In thousands)
Subscriber-related	$797	$967	$879
Satellite and transmission	—	645	512
General and administrative	14,552	19,717	16,044

Total non-cash, stock based compensation	$15,349	$21,329	$17,435

As of December 31, 2008, our total unrecognized compensation cost related to the non-performance based unvested stock options was $36 million and includes compensation expense that we will recognize for EchoStar stock options held by our employees as a result of the Spin-off. This cost is based on an estimated future forfeiture rate of approximately 4.4% per year and will be recognized over a weighted-average period of approximately three years. Share-based compensation expense is recognized based on awards ultimately expected to vest and is reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Changes in the estimated forfeiture rate can have a significant effect on share-based compensation expense since the effect of adjusting the rate is recognized in the period the forfeiture estimate is changed.
The fair value of each award for the years ended December 31, 2008, 2007 and 2006 was estimated at the date of the grant using a Black-Scholes option pricing model with the following assumptions:

Stock Options	For the Years Ended December 31,
	2008	2007	2006
Risk-free interest rate	1.00% – 3.42%	3.51% – 5.19%	4.49% – 5.22%
Volatility factor	19.98% – 39.90%	18.63% – 24.84%	24.71% – 25.20%
Expected term of options in years	3.0 – 7.5	6.0 – 10.0	6.0 – 10.0
Weighted-average fair value of options granted	$3.12 – $8.72	$10.55 – $21.41	$11.06 – $17.78
DISH does not currently plan to pay additional dividends on its common stock, and therefore the dividend yield percentage is set at zero for all periods. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded stock options which have no vesting restrictions and are fully transferable. Consequently, our estimate of fair value may differ from other valuation models. Further, the Black-Scholes model requires the input of highly subjective assumptions. Changes in the subjective input assumptions can materially affect the fair value estimate. Therefore, we do not believe the existing models provide as reliable a single measure of the fair value of stock-based compensation awards as a market-based model would.
We will continue to evaluate the assumptions used to derive the estimated fair value of options for DISH’s stock as new events or changes in circumstances become known.

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12. Commitments and Contingencies
Commitments
Future maturities of our contractual obligations are summarized as follows:

	Payments due by period
	Total	2009	2010	2011	2012	2013	Thereafter
				(In thousands)
Satellite-related obligations	$1,805,340	$78,454	$95,535	$105,774	$136,492	$136,492	$1,252,593
Operating lease obligations	109,223	42,230	24,168	17,641	10,551	5,536	9,097
Purchase obligations	1,397,990	1,304,489	43,651	14,859	15,334	15,827	3,830

Total	$3,312,553	$1,425,173	$163,354	$138,274	$162,377	$157,855	$1,265,520

The table above does not include $208 million of liabilities associated with unrecognized tax benefits which were accrued under the provisions of FIN 48, discussed in Note 9, and are included on our Consolidated Balance Sheets as of December 31, 2008. Of this amount, it is reasonably possible that $106 million may be paid or settled within the next twelve months.
In certain circumstances the dates on which we are obligated to make these payments could be delayed. These amounts will increase to the extent we procure insurance for our satellites or contract for the construction, launch or lease of additional satellites.
Satellite-Related Obligations
Ciel II. Ciel II, a Canadian DBS satellite, was launched in December 2008 and commenced commercial operation at the 129 degree orbital location in February 2009. Our initial ten-year term lease for 100% capacity on the satellite will be accounted for as a capital lease, in accordance with SFAS 13.
Satellites under Construction. We have agreed to lease capacity on two satellites from EchoStar which are currently under construction. Future commitments related to these satellites are included in the table above under “Satellite-related obligations.”
•	Nimiq 5. In March 2008, we entered into a ten-year transponder service agreement with EchoStar to lease 16 DBS transponders on Nimiq 5, a Canadian DBS satellite which is expected to be completed during 2009.

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•	QuetzSat-1. In November 2008, we entered into a ten-year transponder service agreement with EchoStar to lease 24 DBS transponders on QuetzSat-1, a satellite being constructed by SES Latin America S.A. (“SES”). QuetzSat-1 is expected to be completed during 2011.
Guarantees
In connection with the Spin-off, we distributed certain satellite lease agreements to EchoStar. We remain the guarantor under those capital leases for payments totaling approximately $508 million over the next eight years which is not included in the table above.
Purchase Obligations
Our 2009 purchase obligations primarily consist of binding purchase orders for receiver systems and related equipment, digital broadcast operations, satellite and transponder leases, engineering and for products and services related to our operations. Our purchase obligations also include certain guaranteed fixed contractual commitments to purchase programming content. Our purchase obligations can fluctuate significantly from period to period due to, among other things, management’s control of inventory levels, and can materially impact our future operating asset and liability balances, and our future working capital requirements.
Programming Contracts
In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are fully contingent on the number of subscribers to whom we provide the respective content. These programming commitments are not included in the table above. The terms of our contracts typically range from one to ten years with annual rate increases. Our programming expenses will continue to increase to the extent we are successful growing our subscriber base. In addition, our margins may face further downward pressure from price escalations in current contracts and the renewal of long term programming contracts on less favorable pricing terms.
Rent Expense
Total rent expense for operating leases approximated $204 million, $74 million and $69 million in 2008, 2007 and 2006, respectively. The increase in rent expense from 2007 to 2008 primarily resulted from costs associated with satellite and transponder capacity leases on satellites that were distributed to EchoStar in connection with the Spin-off.
Patents and Intellectual Property
Many entities, including some of our competitors, now have and may in the future obtain patents and other intellectual property rights that cover or affect products or services directly or indirectly related to those that we offer. We may not be aware of all patents and other intellectual property rights that our products may potentially infringe. Damages in patent infringement cases can include a tripling of actual damages in certain cases. Further, we cannot estimate the extent to which we may be required in the future to obtain licenses with respect to patents held by others and the availability and cost of any such licenses. Various parties have asserted patent and other intellectual property rights with respect to components within our direct broadcast satellite system. We cannot be certain that these persons do not own the rights they claim, that our products do not infringe on these rights, that we would be able to obtain licenses from these persons on commercially reasonable terms or, if we were unable to obtain such licenses, that we would be able to redesign our products to avoid infringement.

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Contingencies
Separation Agreement
In connection with the Spin-off, DISH entered into a separation agreement with EchoStar, which provides for, among other things, the division of liability resulting from litigation. Under the terms of the separation agreement, EchoStar has assumed liability for any acts or omissions that relate to its business whether such acts or omissions occurred before or after the Spin-off. Certain exceptions are provided, including for intellectual property related claims generally, whereby EchoStar will only be liable for its acts or omissions that occurred following the Spin-off. Therefore, DISH has indemnified EchoStar for any potential liability or damages resulting from intellectual property claims relating to the period prior to the effective date of the Spin-off.
Acacia
During 2004, Acacia Media Technologies (“Acacia”) filed a lawsuit against us in the United States District Court for the Northern District of California. The suit also named DirecTV, Comcast, Charter, Cox and a number of smaller cable companies as defendants. Acacia is an intellectual property holding company which seeks to license an acquired patent portfolio. The suit alleges infringement of United States Patent Nos. 5,132,992 (the ‘992 patent), 5,253,275 (the ‘275 patent), 5,550,863 (the ‘863 patent), 6,002,720 (the ‘720 patent) and 6,144,702 (the ‘702 patent).
The patents relate to certain systems and methods for transmission of digital data. During 2004 and 2005, the Court issued Markman rulings which found that the ‘992 and ‘702 patents were not as broad as Acacia had contended, and that certain terms in the ‘702 patent were indefinite. The Court issued additional claim construction rulings on December 14, 2006, March 2, 2007, October 19, 2007, and February 13, 2008. On March 12, 2008, the Court issued an order outlining a schedule for filing dispositive invalidity motions based on its claim constructions. Acacia has agreed to stipulate to invalidity based on the Court’s claim constructions in order to proceed immediately to the Federal Circuit on appeal. The Court, however, has permitted us to file additional invalidity motions.
Acacia’s various patent infringement cases have been consolidated for pre-trial purposes in the United States District Court for the Northern District of California. We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the patents, we may be subject to substantial damages, which may include treble damages and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Broadcast Innovation, L.L.C.
In 2001, Broadcast Innovation, L.L.C. (“Broadcast Innovation”) filed a lawsuit against us, DirecTV, Thomson Consumer Electronics and others in Federal District Court in Denver, Colorado. The suit alleges infringement of United States Patent Nos. 6,076,094 (the ‘094 patent) and 4,992,066 (the ‘066 patent). The ‘094 patent relates to certain methods and devices for transmitting and receiving data along with specific formatting information for the data. The ‘066 patent relates to certain methods and devices for providing the scrambling circuitry for a pay television system on removable cards. We examined these patents and believe that they are not infringed by any of our products or services. Subsequently, DirecTV and Thomson settled with Broadcast Innovation leaving us as the only defendant.
During 2004, the judge issued an order finding the ‘066 patent invalid. Also in 2004, the Court ruled the ‘094 patent invalid in a parallel case filed by Broadcast Innovation against Charter and Comcast. In 2005, the United States Court of Appeals for the Federal Circuit overturned the ‘094 patent finding of invalidity and remanded the case back to the District Court. During June 2006, Charter filed a reexamination request with the United States Patent and Trademark Office. The Court has stayed the case pending reexamination. Our case remains stayed pending resolution of the Charter case.
We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the patents, we may be subject to substantial damages, which may include treble damages and/or an

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injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Channel Bundling Class Action
On September 21, 2007, a purported class of cable and satellite subscribers filed an antitrust action against us in the United States District Court for the Central District of California. The suit also names as defendants DirecTV, Comcast, Cablevision, Cox, Charter, Time Warner, Inc., Time Warner Cable, NBC Universal, Viacom, Fox Entertainment Group, and Walt Disney Company. The suit alleges, among other things, that the defendants engaged in a conspiracy to provide customers with access only to bundled channel offerings as opposed to giving customers the ability to purchase channels on an “a la carte” basis. We filed a motion to dismiss, which the Court denied in July 2008. We intend to vigorously defend this case. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Datasec
During April 2008, Datasec Corporation (“Datasec”) sued us and DirecTV Corporation in the United States District Court for the Central District of California, alleging infringement of U.S. Patent No. 6,075,969 (the ‘969 patent). The ‘969 patent was issued in 2000 to inventor Bruce Lusignan, and is entitled “Method for Receiving Signals from a Constellation of Satellites in Close Geosynchronous Orbit.” In September 2008, Datasec voluntarily dismissed its case without prejudice.
Distant Network Litigation
During October 2006, a District Court in Florida entered a permanent nationwide injunction prohibiting us from offering distant network channels to consumers effective December 1, 2006. Distant networks are ABC, NBC, CBS and Fox network channels which originate outside the community where the consumer who wants to view them, lives. We have turned off all of our distant network channels and are no longer in the distant network business. Termination of these channels resulted in, among other things, a small reduction in average monthly revenue per subscriber and free cash flow, and a temporary increase in subscriber churn. The plaintiffs in that litigation alleged that we were in violation of the Court’s injunction and appealed the District Court decision finding that we are not in violation. On July 7, 2008, the Eleventh Circuit rejected the plaintiffs’ appeal and affirmed the decision of the District Court.
Enron Commercial Paper Investment
During October 2001, we received approximately $40 million from the sale of Enron commercial paper to a third party broker. That commercial paper was ultimately purchased by Enron. During November 2003, an action was commenced in the United States Bankruptcy Court for the Southern District of New York against approximately 100 defendants, including us, who invested in Enron’s commercial paper. The complaint alleges that Enron’s October 2001 purchase of its commercial paper was a fraudulent conveyance and voidable preference under bankruptcy laws. We dispute these allegations. We typically invest in commercial paper and notes which are rated in one of the four highest rating categories by at least two nationally recognized statistical rating organizations. At the time of our investment in Enron commercial paper, it was considered to be high quality and low risk. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Finisar Corporation
Finisar Corporation (“Finisar”) obtained a $100 million verdict in the United States District Court for the Eastern District of Texas against DirecTV for patent infringement. Finisar alleged that DirecTV’s electronic program guide and other elements of its system infringe United States Patent No. 5,404,505 (the ‘505 patent).

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In July 2006, we, together with NagraStar LLC, filed a Complaint for Declaratory Judgment in the United States District Court for the District of Delaware against Finisar that asks the Court to declare that they and we do not infringe, and have not infringed, any valid claim of the ‘505 patent. Trial is not currently scheduled. The District Court has stayed our action until the Federal Circuit has resolved DirecTV’s appeal. During April 2008, the Federal Circuit reversed the judgment against DirecTV and ordered a new trial. Our case is stayed until the DirecTV action is resolved.
We intend to vigorously prosecute this case. In the event that a Court ultimately determines that we infringe this patent, we may be subject to substantial damages, which may include treble damages and/or an injunction that could require us to modify our system architecture. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Global Communications
On April 19, 2007, Global Communications, Inc. (“Global”) filed a patent infringement action against us in the United States District Court for the Eastern District of Texas. The suit alleges infringement of United States Patent No. 6,947,702 (the ‘702 patent). This patent, which involves satellite reception, was issued in September 2005. On October 24, 2007, the United States Patent and Trademark Office granted our request for reexamination of the ‘702 patent and issued an Office Action finding that all of the claims of the ‘702 patent were invalid. At the request of the parties, the District Court stayed the litigation until the reexamination proceeding is concluded and/or other Global patent applications issue. We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe the ‘702 patent, we may be subject to substantial damages, which may include treble damages and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Guardian Media
On December 22, 2008, Guardian Media Technologies LTD (“Guardian”) filed suit against EchoStar Corporation, EchoStar Technologies L.L.C., and several other defendants in the United States District Court for the Central District of California alleging infringement of United States Patent Nos. 4,930,158 (the ‘158 patent) and 4,930,160 (the ‘160 patent). The ‘158 patent is entitled “Selective Video Playing System” and the ‘160 patent is entitled “Automatic Censorship of Video Programs.” Both patents are expired and relate to certain parental lock features.
We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Katz Communications
On June 21, 2007, Ronald A. Katz Technology Licensing, L.P. (“Katz”) filed a patent infringement action against us in the United States District Court for the Northern District of California. The suit alleges infringement of 19 patents owned by Katz. The patents relate to interactive voice response, or IVR, technology. We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

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Multimedia Patent Trust
On February 13, 2009, Multimedia Patent Trust (“MPT”) filed suit against us, EchoStar and several other defendants in the United States District Court for the Southern District of California alleging infringement of United States Patent Nos. 4,958,226 entitled “Conditional Motion Compensated Interpolation Of Digital Motion Video,” 5,227,878 entitled “Adaptive Coding and Decoding of Frames and Fields of Video,” 5,136,377 entitled “Adaptive Non-linear Quantizer,” 5,500,678 entitled “Optimized Scanning of Transform Coefficients in Video Coding,” and 5,563,593 entitled “Video Coding with Optimized Low Complexity Variable Length Codes.” The patents relate to encoding and compression technology.
We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Personalized Media Communications
In February 2008, Personalized Media Communications, Inc. filed suit against us, EchoStar and Motorola, Inc. in the United States District Court for the Eastern District of Texas alleging infringement of United States Patent Nos. 4,694,490 (the ‘490 patent), 5,109,414 (the ‘414 patent), 4,965,825 (the ‘825 patent), 5,233,654 (the ‘654 patent), 5,335,277 (the ‘277 patent), and 5,887,243 (the ‘243 patent), all of which were issued to John Harvey and James Cuddihy as named inventors. The ‘490 patent, the ‘414 patent, the ‘825 patent, the ‘654 patent and the ‘277 patent are defined as the Harvey Patents. The Harvey Patents are entitled “Signal Processing Apparatus and Methods.” The lawsuit alleges, among other things, that our DBS system receives program content at broadcast reception and satellite uplinking facilities and transmits such program content, via satellite, to remote satellite receivers. The lawsuit further alleges that we infringe the Harvey Patents by transmitting and using a DBS signal specifically encoded to enable the subject receivers to function in a manner that infringes the Harvey Patents, and by selling services via DBS transmission processes which infringe the Harvey Patents.
We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Retailer Class Actions
During 2000, lawsuits were filed by retailers in Colorado state and federal courts attempting to certify nationwide classes on behalf of certain of our retailers. The plaintiffs are requesting the Courts declare certain provisions of, and changes to, alleged agreements between us and the retailers invalid and unenforceable, and to award damages for lost incentives and payments, charge backs, and other compensation. We have asserted a variety of counterclaims. The federal court action has been stayed during the pendency of the state court action. We filed a motion for summary judgment on all counts and against all plaintiffs. The plaintiffs filed a motion for additional time to conduct discovery to enable them to respond to our motion. The state court granted limited discovery which ended during 2004. The plaintiffs claimed we did not provide adequate disclosure during the discovery process. The state court agreed, and denied our motion for summary judgment as a result. In April 2008, the state court granted plaintiff’s class certification motion and in January 2009, the state court entered an order excluding certain evidence that we can present at trial based on the prior discovery issues. The state court also denied plaintiffs’ request to dismiss our counterclaims. The final impact of the court’s evidentiary ruling cannot be fully assessed at this time. We intend to vigorously defend this case. We cannot predict with any degree of certainty the outcome of the lawsuit or determine the extent of any potential liability or damages.

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Superguide
During 2000, Superguide Corp. (“Superguide”) filed suit against us, DirecTV, Thomson and others in the United States District Court for the Western District of North Carolina, Asheville Division, alleging infringement of United States Patent Nos. 5,038,211 (the ‘211 patent), 5,293,357 (the ‘357 patent) and 4,751,578 (the ‘578 patent) which relate to certain electronic program guide functions, including the use of electronic program guides to control VCRs. Superguide sought injunctive and declaratory relief and damages in an unspecified amount. In October 2008, we reached a settlement with Superguide which did not have a material impact on our results of operations.
Technology Development Licensing
On January 22, 2009, Technology Development and Licensing LLC (“TechDev”) filed suit against us and EchoStar in the United States District Court for the Northern District of Illinois alleging infringement of United States Patent No. 35, 952 (the ‘952 patent). The ‘952 patent is entitled “Television Receiver Having Memory Control for Tune-By-Label Feature,” and relates to certain favorite channel features.
We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Tivo Inc.
On January 31, 2008, the U.S. Court of Appeals for the Federal Circuit affirmed in part and reversed in part the April 2006 jury verdict concluding that certain of our digital video recorders, or DVRs, infringed a patent held by Tivo. In accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies” (“SFAS 5”), we previously recorded a total reserve of $132 million on our Consolidated Balance Sheets to reflect the April 2006 jury verdict, supplemental damages and pre-judgment interest awarded by the Texas court. This amount also includes the estimated cost of any software infringement prior to implementation of our alternative technology, discussed below, plus interest subsequent to the jury verdict. In its January 2008 decision, the Federal Circuit affirmed the jury’s verdict of infringement on Tivo’s “software claims,” upheld the award of damages from the District Court, and ordered that the stay of the District Court’s injunction against us, which was issued pending appeal, be dissolved when the appeal becomes final. The Federal Circuit, however, found that we did not literally infringe Tivo’s “hardware claims,” and remanded such claims back to the District Court for further proceedings. On October 6, 2008, the Supreme Court denied our petition for certiorari. As a result, approximately $105 million of the total $132 million reserve was released from an escrow account to Tivo.
In addition, we have developed and deployed ‘next-generation’ DVR software to our customers’ DVRs. This improved software is fully operational and has been automatically downloaded to current customers (our “alternative technology”). We have written legal opinions from outside counsel that conclude that our alternative technology does not infringe, literally or under the doctrine of equivalents, either the hardware or software claims of Tivo’s patent. Tivo has filed a motion for contempt alleging that we are in violation of the Court’s injunction. We have vigorously opposed the motion arguing that the Court’s injunction does not apply to DVRs that have received our alternative technology, that our alternative technology does not infringe Tivo’s patent, and that we are in compliance with the injunction. An evidentiary hearing on Tivo’s motion for contempt was held on February 17-19, 2009 and the Court will rule after receiving the parties’ post-trial briefs. In January 2009, the Patent and Trademark Office (“PTO”) granted our Petition for Re-Examination of the software claims of Tivo’s ‘389 patent, which are the subject of Tivo’s current motion for contempt. The PTO found that there is a ‘substantial new question’ of patentability as to the software claims in light of prior patents that appear to render Tivo’s ‘389 patent invalid as obvious.
If we are unsuccessful in defending against Tivo’s motion for contempt or any subsequent claim that our alternative technology infringes Tivo’s patent, we could be prohibited from distributing DVRs or could be

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required to modify or eliminate certain user-friendly DVR features that we currently offer to consumers. In that event we would be at a significant disadvantage to our competitors who could offer this functionality and, while we would attempt to provide that functionality through other manufacturers, the adverse affect on our business could be material. We could also have to pay substantial additional damages.
Voom
On May 28, 2008, Voom HD Holdings (“Voom”) filed a complaint against us in New York Supreme Court. The suit alleges breach of contract arising from our termination of the affiliation agreement we had with Voom for the carriage of certain Voom HD channels on DISH Network. In January 2008, Voom sought a preliminary injunction to prevent us from terminating the agreement. The Court denied Voom’s motion, finding, among other things, that Voom was not likely to prevail on the merits of its case. Voom is claiming over $1.0 billion in damages. We intend to vigorously defend this case. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Other
In addition to the above actions, we are subject to various other legal proceedings and claims which arise in the ordinary course of business, including among other things, disputes with programmers regarding fees. In our opinion, the amount of ultimate liability with respect to any of these actions is unlikely to materially affect our financial position, results of operations or liquidity.
13. Financial Information for Subsidiary Guarantors
DDBS’s senior notes are fully, unconditionally and jointly and severally guaranteed by all of our subsidiaries other than minor subsidiaries and the stand alone entity DDBS has no independent assets or operations. Therefore, supplemental financial information on a condensed consolidating basis of the guarantor subsidiaries is not required. There are no restrictions on our ability to obtain cash dividends or other distributions of funds from the guarantor subsidiaries, except those imposed by applicable law.
14. Segment Reporting
Financial Data by Business Unit
Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of an Enterprise and Related Information” (“SFAS 131”) establishes standards for reporting information about operating segments in annual financial statements of public business enterprises and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise. Total assets by segment have not been specified because the information is not available to the chief operating decision-maker. The “All Other” category consists of revenue, expense and net income (loss) from other operating segments for which the disclosure requirements of SFAS 131 do not apply. Based on the standards set forth in SFAS 131, following the January 1, 2008 Spin-off discussed in Note 1, we operate in only one reportable segment, the DISH Network segment, which provides a DBS subscription television service in the United States. Prior to 2008, we had two reportable segments, DISH Network and EchoStar Technologies Corporation.

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		EchoStar			DISH		DDBS
	DISH	Technologies	All		Consolidated	Other	and
	Network	Corporation	Other	Eliminations	Total	Activities	Subsidiaries
	(In thousands)
Year Ended December 31, 2008
Total revenue	$11,617,187	$—	$—	$—	$11,617,187	$(6)	$11,617,181
Depreciation and amortization	1,000,230	—	—	—	1,000,230	—	1,000,230
Total costs and expenses	9,561,007	—	—	—	9,561,007	(3,945)	9,557,062
Interest income	51,217	—	—	—	51,217	1,538	52,755
Interest expense, net of amounts capitalized	(369,878)	—	—	—	(369,878)	1,040	(368,838)
Other	(168,713)	—	—	—	(168,713)	214,104	45,391
Income tax benefit (provision), net	(665,859)	—	—	—	(665,859)	(31,087)	(696,946)
Net income (loss)	902,947	—	—	—	902,947	189,534	1,092,481

Year Ended December 31, 2007
Total revenue	$10,808,753	$177,774	$141,100	$(37,252)	$11,090,375	$(29,892)	$11,060,483
Depreciation and amortization	1,215,626	8,238	105,546	—	1,329,410	(8,785)	1,320,625
Total costs and expenses	9,198,397	232,382	123,972	(37,780)	9,516,971	(70,613)	9,446,358
Interest income	134,136	40	3,696	—	137,872	(34,253)	103,619
Interest expense, net of amounts capitalized	(404,628)	(43)	(648)	—	(405,319)	32,707	(372,612)
Other	(39,732)	23	(15,567)	(528)	(55,804)	55,242	(562)
Income tax benefit (provision), net	(545,047)	31,565	19,383	—	(494,099)	(40,077)	(534,176)
Net income (loss)	755,085	(23,023)	23,992	—	756,054	54,340	810,394

Year Ended December 31, 2006
Total revenue	$9,514,347	$186,984	$146,190	$(29,035)	$9,818,486	$(5,739)	$9,812,747
Depreciation and amortization	1,038,744	4,546	71,004	—	1,114,294	(3,909)	1,110,385
Total costs and expenses	8,326,513	219,299	84,338	(29,035)	8,601,115	1,068	8,602,183
Interest income	123,995	4	2,402	—	126,401	(4,528)	121,873
Interest expense, net of amounts capitalized	(457,149)	(74)	(927)	—	(458,150)	68,157	(389,993)
Other	37,070	—	323	—	37,393	(45,316)	(7,923)
Income tax benefit (provision), net	(310,408)	22,887	(27,222)	—	(314,743)	(18,721)	(333,464)
Net income (loss)	581,342	(9,498)	36,428	—	608,272	(7,215)	601,057
Geographic Information

	United
	States	International	Total
		(In thousands)
Long-lived assets, including FCC authorizations
2008	$3,115,422	$—	$3,115,422

2007	$4,421,739	$2,410	$4,424,149

Revenue
2008	$11,617,181	$—	$11,617,181

2007	$10,972,020	$88,463	$11,060,483

2006	$9,752,078	$60,669	$9,812,747

Revenues are attributed to geographic regions based upon the location from where the sale originated. United States revenue includes transactions with both United States and customers abroad. International revenue includes transactions with customers in Europe, Africa, South America and the Middle East. Prior to 2008, revenues from these customers are included within the All Other operating segment and related to the set-top box business and other assets that were distributed to EchoStar in connection with the Spin-off.

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15. Valuation and Qualifying Accounts
Our valuation and qualifying accounts as of December 31, 2008, 2007 and 2006 are as follows:

	Balance at	Charged to		Balance at
	Beginning	Costs and		End of
	of Year	Expenses	Deductions	Year
		(In thousands)
Allowance for doubtful accounts
For the years ended:
December 31, 2008	$14,019	$98,629	$(97,441)	$15,207
December 31, 2007	$14,205	$101,914	$(102,100)	$14,019
December 31, 2006	$8,799	$68,643	$(63,237)	$14,205

Allowance for inventory
For the years ended:
December 31, 2008	$14,674	$15,046	$(7,618)	$22,102
December 31, 2007	$12,740	$2,642	$(708)	$14,674
December 31, 2006	$9,987	$10,093	$(7,340)	$12,740
16. Quarterly Financial Data (Unaudited)
Our quarterly results of operations are summarized as follows:

	For the Three Months Ended
	March 31	June 30	September 30	December 31
		(In thousands)
Year ended December 31, 2008:
Total revenue	$2,844,393	$2,914,989	$2,936,778	$2,921,021
Operating income (loss)	505,971	620,643	418,189	515,316
Net income (loss)	262,980	349,834	223,710	255,957

Year ended December 31, 2007:
Total revenue	$2,639,703	$2,755,407	$2,789,835	$2,875,538
Operating income (loss)	339,185	443,254	398,097	433,589
Net income (loss)	172,749	232,246	205,126	200,273
17. Related Party Transactions
Related Party Transactions with DISH
During 2006, we paid a dividend of $400 million to our parent company, EchoStar Orbital Corporation (“EOC”), for general corporate purposes. In addition, during 2006, we purchased EchoStar X from EchoStar Orbital II L.L.C. (“EOLLC II”), a wholly-owned subsidiary of DISH, and our affiliate, for its fair value of approximately $338 million. We assumed $15 million in vendor financing and the difference, or $323 million, was paid to our affiliate. We recorded the satellite at EOLLC II’s carrying value of $177 million and recorded the difference, or $161 million, as a capital distribution to EOC.
On February 15, 2007, DISH redeemed all of its outstanding 5 3/4% Convertible Subordinated Notes due 2008 at a redemption price of 101.643% of the principal amount, or $1.016 billion, plus accrued interest through the redemption date of $14 million. On February 15, 2007, we paid a dividend of approximately $1.031 billion to EOC to enable DISH to fund the payment of this redemption.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
During 2007, a building and land was contributed to us from DISH for its fair value of approximately $6 million. We recorded the asset at its carrying value of $5 million and recorded the difference of $1 million as a capital distribution.
During December 2007, DISH contributed two of its subsidiaries, Kelly Broadcasting Systems, Inc. (“KBS”) and Transponder Encryption Services Corporation (“TESC”), to us as a capital contribution in the amount of $56 million. Prior to the TESC contribution, we leased transponders and provided certain other services to TESC.
On January 1, 2008, DISH spun off EchoStar as a separate publicly-traded company in the form of a stock dividend distributed to DISH shareholders. In connection with the Spin-off, DISH contributed certain satellites, uplink and satellite transmission assets, real estate and other assets and related liabilities held by us to EchoStar. Our net assets distributed in connection with the Spin-off are summarized in Note 1. On December 30, 2007, we paid a dividend of $1.615 billion to EOC to enable DISH to fund the $1.0 billion cash contribution to EchoStar and for other general corporate purposes.
During 2008, we paid dividends totaling $1.150 billion to EOC for general corporate purposes. In addition, we purchased EchoStar XI from EOLLC II, an indirect wholly-owned subsidiary of DISH, and our affiliate, for its fair value of approximately $330 million. We assumed $17 million in vendor financing and the difference, or $313 million, was paid to our affiliate. We recorded the satellite at EOLLC II’s carrying value of $200 million and recorded the difference, or $130 million, as a capital distribution to EOC.
Related Party Transactions with EchoStar
Following the Spin-off, EchoStar has operated as a separate public company and we have no continued ownership interest in EchoStar. However, a substantial majority of the voting power of the shares of both companies is owned beneficially by our Chairman, President and Chief Executive Officer, Charles W. Ergen.
EchoStar is our primary supplier of set-top boxes and digital broadcast operations and our key supplier of transponder leasing. Generally all agreements entered into in connection with the Spin-off are based on pricing equal to EchoStar’s cost plus a fixed margin (unless noted differently below), which will vary depending on the nature of the products and services provided. Prior to the Spin-off, these products were provided and services were performed internally at cost. The terms of our agreements with EchoStar provide for an arbitration mechanism in the event we are unable to reach agreement with EchoStar as to the additional amounts payable for products and services, under which the arbitrator will determine the additional amounts payable by reference to the fair market value of the products and services supplied.
We and EchoStar also entered into certain transitional services agreements pursuant to which we obtain certain services and rights from EchoStar, EchoStar obtains certain services and rights from us, and we and EchoStar have indemnified each other against certain liabilities arising from our respective businesses. The following is a summary of the terms of the principle agreements that we have entered into with EchoStar that have an impact on our results of operations.
“Equipment sales — EchoStar”
Remanufactured Receiver Agreement. We entered into a remanufactured receiver agreement with EchoStar under which EchoStar has the right to purchase remanufactured receivers and accessories from us for a two-year period. EchoStar may terminate the remanufactured receiver agreement for any reason upon sixty days written notice to us. We may also terminate this agreement if certain entities acquire us.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
“Transitional services and other revenue — EchoStar”
Transition Services Agreement. We entered into a transition services agreement with EchoStar pursuant to which we, or one of our subsidiaries, provide certain transitional services to EchoStar. Under the transition services agreement, EchoStar has the right, but not the obligation, to receive the following services from us: finance, information technology, benefits administration, travel and event coordination, human resources, human resources development (training), program management, internal audit and corporate quality, legal, accounting and tax, and other support services.
The transition services agreement has a term of no longer than two years. We may terminate the transition services agreement with respect to a particular service for any reason upon thirty days prior written notice.
Management Services Agreement. In connection with the Spin-off, we entered into a management services agreement with EchoStar pursuant to which we make certain of our officers available to provide services (which are primarily legal and accounting services) to EchoStar. Specifically, Bernard L. Han, R. Stanton Dodge and Paul W. Orban remain employed by us, but also serve as EchoStar’s Executive Vice President and Chief Financial Officer, Executive Vice President and General Counsel, and Senior Vice President and Controller, respectively. In addition, Carl E. Vogel is employed as our Vice Chairman but also provides services to EchoStar as an advisor. EchoStar makes payments to us based upon an allocable portion of the personnel costs and expenses incurred by us with respect to such officers (taking into account wages and fringe benefits). These allocations are based upon the estimated percentages of time to be spent by our executive officers performing services for EchoStar under the management services agreement. EchoStar will also reimburse us for direct out-of-pocket costs incurred by us for management services provided to EchoStar. We and EchoStar evaluate all charges for reasonableness at least annually and make any adjustments to these charges as we and EchoStar mutually agree upon.
The management services agreement is for a one year period, and will be renewed automatically for successive one-year periods thereafter, unless terminated earlier (1) by EchoStar at any time upon at least 30 days’ prior written notice, (2) by us at the end of any renewal term, upon at least 180 days’ prior notice; and (3) by us upon written notice to EchoStar, following certain changes in control.
Real Estate Lease Agreement. During the third quarter 2008, we subleased space at 185 Varick Street, New York, New York to EchoStar for a period of approximately seven years. The rent on a per square foot basis for this sublease was comparable to per square foot rental rates of similar commercial property in the same geographic area at the time of the sublease, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises.
“Satellite and transmission expenses — EchoStar”
Broadcast Agreement. We entered into a broadcast agreement with EchoStar, whereby EchoStar provides broadcast services including teleport services such as transmission and downlinking, channel origination services, and channel management services, thereby enabling us to deliver satellite television programming to subscribers. The broadcast agreement has a term of two years; however, we have the right, but not the obligation, to extend the agreement annually for successive one-year periods for up to two additional years. We may terminate channel origination services and channel management services for any reason and without any liability upon sixty days written notice to EchoStar. If we terminate teleport services for a reason other than EchoStar’s breach, we shall pay EchoStar a sum equal to the aggregate amount of the remainder of the expected cost of providing the teleport services.
Satellite Capacity Agreements. We have entered into satellite capacity agreements with EchoStar on a transitional basis. Pursuant to these agreements, we lease satellite capacity on satellites owned or leased by EchoStar. Certain DISH Network subscribers currently point their satellite antenna at these satellites and this agreement is designed to facilitate the separation of us and EchoStar by allowing a period of time for these DISH Network subscribers to be moved to satellites owned or leased by us following the Spin-off. The fees for the services to be provided under the satellite capacity agreements are based on spot market

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
prices for similar satellite capacity and will depend upon, among other things, the orbital location of the satellite and the frequency on which the satellite provides services. Generally, each satellite capacity agreement will terminate upon the earlier of: (a) the end of life or replacement of the satellite; (b) the date the satellite fails; (c) the date that the transponder on which service is being provided under the agreement fails; or (d) two years from the effective date of such agreement.
“Cost of sales — subscriber promotion subsidies — EchoStar”
Receiver Agreement. EchoStar is currently our sole supplier of set-top box receivers. During the year ended December 31, 2008, we purchased set-top box and other equipment from EchoStar totaling $1.492 billion. Of this amount, $168 million is included in “Cost of sales — subscriber promotion subsidies — EchoStar” on our Consolidated Statements of Operations. The remaining amount is included in “Inventories, net” and “Property and equipment, net” on our Consolidated Balance Sheets.
Under our receiver agreement with EchoStar, we have the right but not the obligation to purchase receivers, accessories, and other equipment from EchoStar for a two year period. Additionally, EchoStar provides us with standard manufacturer warranties for the goods sold under the receiver agreement. We may terminate the receiver agreement for any reason upon sixty days written notice to EchoStar. We may also terminate the receiver agreement if certain entities were to acquire us. We also have the right, but not the obligation, to extend the receiver agreement annually for up to two years. The receiver agreement also includes an indemnification provision, whereby the parties indemnify each other for certain intellectual property matters.
“General and administrative — EchoStar”
Product Support Agreement. We need EchoStar to provide product support (including certain engineering and technical support services and IPTV functionality) for all receivers and related accessories that EchoStar has sold and will sell to us. As a result, we entered into a product support agreement, under which we have the right, but not the obligation, to receive product support services in respect of such receivers and related accessories. The term of the product support agreement is the economic life of such receivers and related accessories, unless terminated earlier. We may terminate the product support agreement for any reason upon sixty days prior written notice.
Real Estate Lease Agreements. We entered into lease agreements with EchoStar so that we can continue to operate certain properties that were distributed to EchoStar in the Spin-off. The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic area, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises. The term of each of the leases is set forth below:
Inverness Lease Agreement. The lease for 90 Inverness Circle East in Englewood, Colorado, is for a period of two years.
Meridian Lease Agreement. The lease for 9601 S. Meridian Blvd. in Englewood, Colorado, is for a period of two years with annual renewal options for up to three additional years.
Santa Fe Lease Agreement. The lease for 5701 S. Santa Fe Dr. in Littleton, Colorado, is for a period of two years with annual renewal options for up to three additional years.
Services Agreement. We entered into a services agreement with EchoStar under which we have the right, but not the obligation, to receive logistics, procurement and quality assurance services from EchoStar. This agreement has a term of two years. We may terminate the services agreement with respect to a particular service for any reason upon sixty days prior written notice.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
Tax sharing agreement
We entered into a tax sharing agreement with EchoStar which governs our and EchoStar’s respective rights, responsibilities and obligations after the Spin-off with respect to taxes for the periods ending on or before the Spin-off. Generally, all pre-Spin-off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the Spin-off, will be borne by us, and we will indemnify EchoStar for such taxes. However, we will not be liable for and will not indemnify EchoStar for any taxes that are incurred as a result of the Spin-off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Code because of (i) a direct or indirect acquisition of any of EchoStar’s stock, stock options or assets, (ii) any action that EchoStar takes or fails to take or (iii) any action that EchoStar takes that is inconsistent with the information and representations furnished to the IRS in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the Spin-off or certain related transactions. In such case, EchoStar will be solely liable for, and will indemnify us for, any resulting taxes, as well as any losses, claims and expenses. The tax sharing agreement terminates after the later of the full period of all applicable statutes of limitations including extensions or once all rights and obligations are fully effectuated or performed.
Other EchoStar transactions
Nimiq 5 Agreement. On March 11, 2008, EchoStar entered into a transponder service agreement (the “Transponder Agreement”) with Bell ExpressVu Inc., in its capacity as General Partner of Bell ExpressVu Limited Partnership (“Bell ExpressVu”), which provides, among other things, for the provision by Bell ExpressVu to EchoStar of service on sixteen (16) BSS transponders on the Nimiq 5 satellite at the 72.7 W.L. orbital location. The Nimiq 5 satellite is expected to be launched in the second half of 2009. Bell ExpressVu currently has the right to receive service on the entire communications capacity of the Nimiq 5 satellite pursuant to an agreement with Telesat Canada. On March 11, 2008, EchoStar also entered into a transponder service agreement with DISH Network L.L.C. (“DISH L.L.C.”), our wholly-owned subsidiary, pursuant to which DISH L.L.C. will receive service from EchoStar on all of the BSS transponders covered by the Transponder Agreement (the “DISH Agreement”). DISH guaranteed certain obligations of EchoStar under the Transponder Agreement.
Under the terms of the Transponder Agreement, EchoStar will make certain up-front payments to Bell ExpressVu through the service commencement date on the Nimiq 5 satellite and thereafter will make certain monthly payments to Bell ExpressVu for the remainder of the service term. Unless earlier terminated under the terms and conditions of the Transponder Agreement, the service term will expire fifteen years following the actual service commencement date of the Nimiq 5 satellite. Upon expiration of this initial term, EchoStar has the option to continue to receive service on the Nimiq 5 satellite on a month-to-month basis. Upon a launch failure, in-orbit failure or end-of-life of the Nimiq 5 satellite, and in certain other circumstances, EchoStar has certain rights to receive service from Bell ExpressVu on a replacement satellite.
Under the terms of the DISH Agreement, DISH L.L.C. will make certain monthly payments to EchoStar commencing when the Nimiq 5 satellite is placed into service (the “In-Service Date”) and continuing through the service term. Unless earlier terminated under the terms and conditions of the DISH Agreement, the service term will expire ten years following the In-Service Date. Upon expiration of the initial term, DISH L.L.C. has the option to renew the DISH Agreement on a year-to-year basis through the end-of-life of the Nimiq 5 satellite. Upon a launch failure, in-orbit failure or end-of-life of the Nimiq 5 satellite, and in certain other circumstances, DISH L.L.C. has certain rights to receive service from EchoStar on a replacement satellite.
QuetzSat-1 Lease Agreement. On November 24, 2008, EchoStar entered into a satellite service agreement with SES, which provides, among other things, for the provision by SES to EchoStar of service on 32 DBS

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
transponders on the new QuetzSat-1 satellite expected to be placed in service at the 77 degree orbital location. SES will start the procurement process for the QuetzSat-1 satellite immediately. On November 24, 2008, EchoStar also entered into a transponder service agreement with us pursuant to which we will receive service from EchoStar on 24 of the DBS transponders.
Under the terms of the transponder service agreement, we will make certain monthly payments to EchoStar commencing when the QuetzSat-1 satellite is placed into service and continuing through the service term. Unless earlier terminated under the terms and conditions of the transponder service agreement, the service term will expire ten years following the actual service commencement date. Upon expiration of the initial term, we have the option to renew the transponder service agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite. Upon a launch failure, in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.

INDEX TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets — September 30, 2009 and December 31, 2008 (Unaudited)	F-55
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three and Nine Months Ended September 30, 2009 and 2008 (Unaudited)	F-56
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2009 and 2008 (Unaudited)	F-57
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-58

Item 1. FINANCIAL STATEMENTS
DISH DBS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)
(Unaudited)

	As of
	September 30,	December 31,
	2009	2008
Assets
Current Assets:
Cash and cash equivalents	$153,755	$98,001
Marketable investment securities	2,266,379	383,089
Trade accounts receivable — other, net of allowance for doubtful accounts of $15,786 and $15,207, respectively	799,320	798,976
Trade accounts receivable — EchoStar, net of allowance for doubtful accounts of zero	20,516	21,570
Advances to affiliates	72,645	—
Inventories, net	278,118	426,671
Deferred tax assets	90,815	84,734
Other current assets	58,493	70,645

Total current assets	3,740,041	1,883,686

Noncurrent Assets:
Restricted cash and marketable investment securities	128,684	70,743
Property and equipment, net of accumulated depreciation of $2,396,350 and $2,432,707, respectively	2,551,576	2,430,717
FCC authorizations	679,570	679,570
Other investment securities	2,804	26,647
Other noncurrent assets, net	79,356	64,618

Total noncurrent assets	3,441,990	3,272,295

Total assets	$7,182,031	$5,155,981

Liabilities and Stockholder’s Equity (Deficit)
Current Liabilities:
Trade accounts payable — other	$253,118	$175,022
Trade accounts payable — EchoStar	297,715	297,629
Deferred revenue and other	810,598	830,529
Accrued programming	971,922	1,020,086
Other accrued expenses	846,206	595,725
Current portion of long-term debt and capital lease obligations	27,193	13,333

Total current liabilities	3,206,752	2,932,324

Long-Term Obligations, Net of Current Portion:
Long-term debt and capital lease obligations, net of current portion	6,075,629	4,969,422
Deferred tax liabilities	285,285	264,436
Long-term deferred revenue, distribution and carriage payments and other long-term liabilities	362,021	199,476

Total long-term obligations, net of current portion	6,722,935	5,433,334

Total liabilities	9,929,687	8,365,658

Commitments and Contingencies (Note 8)

Stockholder’s Equity (Deficit):
Common stock, $.01 par value, 1,000,000 shares authorized, 1,015 shares issued and outstanding	—	—
Additional paid-in capital	1,150,996	1,142,529
Accumulated other comprehensive income (loss)	2,995	(8,792)
Accumulated earnings (deficit)	(3,901,647)	(4,343,414)

Total stockholder’s equity (deficit)	(2,747,656)	(3,209,677)

Total liabilities and stockholder’s equity (deficit)	$7,182,031	$5,155,981

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

DISH DBS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(In thousands)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Revenue:
Subscriber-related revenue	$2,862,202	$2,886,157	$8,605,256	$8,572,163
Equipment sales and other revenue	23,391	41,915	74,871	95,750
Equipment sales — EchoStar	1,277	2,433	6,486	8,533
Transitional services and other revenue — EchoStar	4,923	6,273	14,199	19,714

Total revenue	2,891,793	2,936,778	8,700,812	8,696,160

Costs and Expenses:
Subscriber-related expenses (exclusive of depreciation shown below — Note 9)	1,623,346	1,534,133	4,705,500	4,402,771
Satellite and transmission expenses (exclusive of depreciation shown below — Note 9):
EchoStar	78,910	76,848	246,865	232,798
Other	8,883	7,651	24,622	22,890
Equipment, transitional services and other cost of sales	28,650	69,315	96,243	131,488
Subscriber acquisition costs:
Cost of sales — subscriber promotion subsidies — EchoStar (exclusive of depreciation shown below — Note 9)	56,293	53,418	152,215	116,489
Other subscriber promotion subsidies	310,844	310,879	776,575	888,849
Subscriber acquisition advertising	72,437	73,469	191,259	178,800

Total subscriber acquisition costs	439,574	437,766	1,120,049	1,184,138
General and administrative expenses — EchoStar	11,022	15,247	34,577	41,687
General and administrative expenses	145,862	131,983	414,646	369,325
Tivo litigation expense	131,930	—	328,335	—
Depreciation and amortization (Note 9)	228,311	245,646	696,891	766,260

Total costs and expenses	2,696,488	2,518,589	7,667,728	7,151,357

Operating income (loss)	195,305	418,189	1,033,084	1,544,803

Other Income (Expense):
Interest income	3,756	15,792	9,730	44,976
Interest expense, net of amounts capitalized	(103,268)	(100,936)	(287,061)	(280,302)
Other, net	199	49,507	(19,398)	47,610

Total other income (expense)	(99,313)	(35,637)	(296,729)	(187,716)

Income (loss) before income taxes	95,992	382,552	736,355	1,357,087
Income tax (provision) benefit, net	(43,464)	(158,842)	(294,588)	(520,563)

Net income (loss)	$52,528	$223,710	$441,767	$836,524

Comprehensive Income (Loss):
Unrealized holding gains (losses) on available-for-sale securities	4,555	(5,592)	11,787	(14,709)
Deferred income tax (expense) benefit	—	(5,024)	—	(1,577)

Comprehensive income (loss)	$57,083	$213,094	$453,554	$820,238

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

DISH DBS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Nine Months
	Ended September 30,
	2009	2008
Cash Flows From Operating Activities:
Net income (loss)	$441,767	$836,524
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	696,891	766,260
Equity in losses (earnings) of affiliates	1,975	(501)
Realized and unrealized losses (gains) on investments	18,933	(49,136)
Non-cash, stock-based compensation	8,557	11,690
Deferred tax expense (benefit)	14,415	(236)
Other, net	4,358	5,937
Change in noncurrent assets	6,771	8,382
Change in long-term deferred revenue, distribution and carriage payments and other long-term liabilities	43,328	23,742
Changes in current assets and current liabilities, net	448,833	(440,503)

Net cash flows from operating activities	1,685,828	1,162,159

Cash Flows From Investing Activities:
Purchases of marketable investment securities	(3,789,967)	(4,215,143)
Sales and maturities of marketable investment securities	1,918,464	4,413,731
Purchases of property and equipment	(651,504)	(916,105)
Change in restricted cash and marketable investment securities	(57,941)	(11,764)
Proceeds from the sale of strategic investment	—	106,200
Other	(466)	(974)

Net cash flows from investing activities	(2,581,414)	(624,055)

Cash Flows From Financing Activities:
Distribution of cash and cash equivalents to EchoStar in connection with the Spin-off	—	(27,723)
Proceeds from issuance of long-term debt	1,000,000	750,000
Deferred debt issuance costs	(28,618)	(4,972)
Dividend to EchoStar Orbital Corporation	—	(600,000)
Capital distribution of affiliate	—	(130,299)
Repayment of long-term debt and capital lease obligations	(20,042)	(35,512)

Net cash flows from financing activities	951,340	(48,506)

Net increase (decrease) in cash and cash equivalents	55,754	489,598
Cash and cash equivalents, beginning of period	98,001	482,251

Cash and cash equivalents, end of period	$153,755	$971,849

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$238,321	$230,639

Capitalized interest	$—	$5,607

Cash received for interest	$9,730	$44,976

Cash paid for income taxes	$10,302	$27,085

Cash paid for income taxes to DISH	$250,434	$487,774

Vendor financing	$—	$23,314

Satellites and other assets financed under capital lease obligations	$131,178	$—

Net assets distributed in connection with the Spin-off, excluding cash and cash equivalents	$—	$1,005,553

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1. Organization and Business Activities
Principal Business
DISH DBS Corporation (which together with its subsidiaries is referred to as “DDBS,” the “Company,” “we,” “us” and/or “our”) is a holding company and an indirect, wholly-owned subsidiary of DISH Network Corporation or DISH, a publicly traded company listed on the Nasdaq Global Select Market. In this report, “DISH” refers to DISH Network Corporation, our ultimate parent company, and its subsidiaries including us. DDBS was formed under Colorado law in January 1996 and its common stock is held by EchoStar Orbital Corporation, a direct subsidiary of DISH. We operate the DISH Network® direct broadcast satellite (“DBS”) subscription television service in the United States which had 13.851 million subscribers as of September 30, 2009. We have deployed substantial resources to develop the “DISH Network DBS System.” The DISH Network DBS System consists of our licensed Federal Communications Commission (“FCC”) authorized DBS and Fixed Satellite Service (“FSS”) spectrum, our owned and leased satellites, receiver systems, third-party broadcast operations, customer service facilities, in-home service and call center operations and certain other assets utilized in our operations.
Spin-off of Technology and Certain Infrastructure Assets
On January 1, 2008, DISH completed a tax-free distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar Corporation (“EchoStar”). DISH and EchoStar now operate as separate publicly-traded companies, and neither entity has any ownership interest in the other. However, a substantial majority of the voting power of both companies is owned beneficially by Charles W. Ergen, our Chairman, President and Chief Executive Officer or by certain trusts established by Mr. Ergen for the benefit of his family. The two entities consist of the following:
•	DISH Network Corporation — which retained its DISH Network® subscription television business and

•	EchoStar Corporation — which sells equipment, including set-top boxes and related components, to DISH Network and international customers, and provides digital broadcast operations and satellite services to DISH Network and other customers.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and notes required for complete financial statements prepared under GAAP. In our opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009. For further information, refer to the Consolidated Financial Statements and notes thereto included in Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2008. Certain prior period amounts have been reclassified to conform to the current period presentation. Further, in connection with preparation of the condensed consolidated financial statements, we have evaluated subsequent events through the issuance of these financial statements on November 12, 2009.
Accounting Standards Codification
In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
Accounting Principles — A Replacement of FASB Statement No. 162” (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. The Codification does not change current GAAP, but is intended to simplify user access to all authoritative GAAP by providing all the authoritative literature in one place related to a particular topic. We were required to implement the Codification during the third quarter of 2009. The Codification did not have any impact on our consolidated financial position or results of operations. However, it affects the way we reference authoritative accounting literature in our Condensed Consolidated Financial Statements. Accordingly, this Quarterly Report on Form 10-Q and all subsequent applicable public filings will reference the Codification as the source of authoritative literature.
Principles of Consolidation
We consolidate all majority owned subsidiaries, investments in entities in which we have controlling influence and variable interest entities where we have been determined to be the primary beneficiary. Non-majority owned investments are accounted for using the equity method when we have the ability to significantly influence the operating decisions of the investee. When we do not have the ability to significantly influence the operating decisions of an investee, the cost method is used. All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses for each reporting period. Estimates are used in accounting for, among other things, allowances for doubtful accounts, inventory allowances, self-insurance obligations, deferred taxes and related valuation allowances, uncertain tax positions, loss contingencies, fair value of financial instruments, fair value of options granted under our stock-based compensation plans, fair value of assets and liabilities acquired in business combinations, capital leases, asset impairments, useful lives of property, equipment and intangible assets, retailer incentives, programming expenses, subscriber lives and royalty obligations. Illiquid credit markets and general downward economic conditions have increased the inherent uncertainty in the estimates and assumptions indicated above. Actual results may differ from previously estimated amounts, and such differences may be material to the Condensed Consolidated Financial Statements. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected prospectively in the period they occur.
Fair Value of Financial Instruments
As of September 30, 2009 and December 31, 2008, the carrying value of our cash and cash equivalents, marketable investment securities, trade accounts receivable, net of allowance for doubtful accounts, and current liabilities is equal to or approximates fair value due to their short-term nature. See Note 6 for the fair value of our long-term debt.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
3. Marketable Investment Securities, Restricted Cash and Other Investment Securities
Our marketable investment securities, restricted cash and other investment securities consist of the following:

	As of
	September 30,	December 31,
	2009	2008
	(In thousands)
Marketable investment securities:
Current marketable investment securities — VRDNs	$1,663,367	$205,513
Current marketable investment securities — other	603,012	177,576

Total current marketable investment securities	2,266,379	383,089
Restricted marketable investment securities (1)	9,998	10,680

Total marketable investment securities	2,276,377	393,769

Restricted cash and cash equivalents (1)	118,686	60,063

Other investment securities:
Other investment securities — cost method	2,804	5,739
Other investment securities — equity method	—	20,908

Total other investment securities	2,804	26,647

Total marketable investment securities, restricted cash and other investment securities	$2,397,867	$480,479

(1)	Restricted marketable investment securities and restricted cash and cash equivalents are included in “Restricted cash and marketable investment securities” on our Condensed Consolidated Balance Sheets.
Marketable Investment Securities
Our marketable investment securities portfolio consists of various debt instruments, all of which are classified as available-for-sale.
Current Marketable Investment Securities — VRDNs
Variable rate demand notes (“VRDNs”) are long-term floating rate municipal bonds with embedded put options that allow the bondholder to sell the security at par plus accrued interest. All of the put options are secured by a pledged liquidity source. Our VRDN portfolio is comprised of many municipalities and financial institutions that serve as the pledged liquidity source. While they are classified as marketable investment securities, the put option allows for VRDNs to be liquidated on a same day or on a five business day settlement basis.
Current Marketable Investment Securities — Other
Our other current marketable investment securities portfolio includes investments in various debt instruments including corporate and government bonds.
Restricted Cash and Marketable Investment Securities
As of September 30, 2009 and December 31, 2008, our restricted marketable investment securities, together with our restricted cash, included amounts required as collateral for our letters of credit or surety bonds. Restricted cash and marketable investment securities as of September 30, 2009 included $62 million related to our litigation with Tivo.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
Other Investment Securities
We have strategic investments in certain debt and equity securities that are included in “Other investment securities” on our Condensed Consolidated Balance Sheets accounted for using the cost or equity methods of accounting.
Our ability to realize value from our strategic investments in companies that are not publicly traded depends on the success of those companies’ businesses and their ability to obtain sufficient capital to execute their business plans. Because private markets are not as liquid as public markets, there is also increased risk that we will not be able to sell these investments, or that when we desire to sell them we will not be able to obtain fair value for them.
Unrealized Gains (Losses) on Marketable Investment Securities
As of September 30, 2009 and December 31, 2008, we had accumulated net unrealized gains of $3 million, excluding $1 million of related tax effect, and net unrealized losses of $9 million, with no related tax effect, respectively, as a part of “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit).” A full valuation allowance has been established against the deferred tax assets associated with the 2008 unrealized capital losses. The components of our available-for-sale investments are detailed in the table below.

	As of September 30, 2009				As of December 31, 2008
	Marketable				Marketable
	Investment	Unrealized			Investment	Unrealized
	Securities	Gains	Losses	Net	Securities	Gains	Losses	Net
	(In thousands)
Debt securities:
VRDNs	$1,663,367	$1	$—	$1	$205,513	$—	$—	$—
Other (including restricted)	613,010	4,949	(1,955)	2,994	188,256	60	(8,852)	(8,792)

Total marketable investment securities	$2,276,377	$4,950	$(1,955)	$2,995	$393,769	$60	$(8,852)	$(8,792)

As of September 30, 2009, restricted and non-restricted marketable investment securities include debt securities of $2.202 billion with contractual maturities of one year or less and $74 million with contractual maturities greater than one year. Actual maturities may differ from contractual maturities as a result of our ability to sell these securities prior to maturity.
Marketable Investment Securities in a Loss Position
The following table reflects the length of time that the individual securities, accounted for as available-for-sale, have been in an unrealized loss position, aggregated by investment category. As of September 30, 2009 and December 31, 2008, the unrealized losses on our investments in debt securities primarily represent investments in mortgage and asset-backed securities. We do not intend to sell our investments in these debt securities before they recover or mature, and it is more likely than not that we will hold these investments until that time. In addition, we are not aware of any specific factors indicating that the underlying issuers of these debt securities would not be able to pay interest as it becomes due or repay the principal at maturity. Therefore, we believe that these changes in the estimated fair values of these marketable investment securities are related to temporary market fluctuations.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)

	Primary	As of September 30, 2009
	Reason for	Total	Less than Six Months		Six to Nine Months		Nine Months or More
Investment	Unrealized	Fair	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Category	Loss	Value	Value	Loss	Value	Loss	Value	Loss
	(In thousands)
Debt securities	Temporary market	$170,495	$111,122	$(273)	$—	$—	$59,373	$(1,682)
	fluctuations

Total		$170,495	$111,122	$(273)	$—	$—	$59,373	$(1,682)

		As of December 31, 2008
		(In thousands)
Debt securities	Temporary market	$144,798	$—	$—	$6,529	$(19)	$138,269	$(8,833)
	fluctuations

Total		$144,798	$—	$—	$6,529	$(19)	$138,269	$(8,833)

Fair Value Measurements
We determine fair value based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Market or observable inputs are the preferred source of values, followed by unobservable inputs or assumptions based on hypothetical transactions in the absence of market inputs. We apply the following hierarchy in determining fair value:
•	Level 1, defined as observable inputs being quoted prices in active markets for identical assets;

•	Level 2, defined as observable inputs including quoted prices for similar assets in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring assumptions based on the best information available.
Our assets measured at fair value on a recurring basis were as follows:

	Total Fair Value as of September 30, 2009
Assets	Total	Level 1	Level 2	Level 3
	(In thousands)
Marketable investment securities	$2,276,377	$9,998	$2,266,379	$—

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
Gains and Losses on Sales and Changes in Carrying Values of Investments
“Other, net” income and expense included on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) includes other changes in the carrying amount of our marketable and non-marketable investments as follows:

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
Other Income (Expense):	2009	2008	2009	2008
	(In thousands)
Other investment securities — gain (losses) on sales	$—	$53,473	$—	$53,473
Other investment securities — other-than-temporary impairments	—	(11,247)	(18,933)	(11,247)
Other	199	7,281	(465)	5,384

Total	$199	$49,507	$(19,398)	$47,610

4. Inventories
Inventories consist of the following:

	As of
	September 30,	December 31,
	2009	2008
	(In thousands)
Finished goods — DBS	$179,648	$238,343
Raw materials	72,310	146,353
Work-in-process — used	58,109	61,663
Work-in-process — new	1,234	2,414

Subtotal	311,301	448,773
Inventory allowance	(33,183)	(22,102)

Inventories, net	$278,118	$426,671

As of September 30, 2009, our inventory balance was $278 million, a decline of $149 million compared to our balance at December 31, 2008. This decline primarily related to the impact of our sales and marketing promotions and reduced churn during the third quarter of 2009.
5. Satellites
We currently utilize eleven satellites in geostationary orbit approximately 22,300 miles above the equator, four of which are owned by us. Each of the owned satellites had an original estimated minimum useful life of at least 12 years. We currently lease capacity on five satellites from EchoStar with terms ranging from two to ten years. We account for these as operating leases. See Note 11 for further discussion of our satellite leases with EchoStar. We also lease two satellites from third parties, which are accounted for as capital leases and are depreciated over the shorter of the economic life or the term of the satellite agreement.
Operation of our programming service requires that we have adequate satellite transmission capacity for the programming we offer. Moreover, current competitive conditions require that we continue to expand our offering of new programming, particularly by expanding local HD coverage and offering more HD national channels. While we generally have had in-orbit satellite capacity sufficient to transmit our existing channels and some backup capacity to recover the transmission of certain critical programming, our backup capacity is limited.
In the event of a failure or loss of any of our satellites, we may need to acquire or lease additional satellite capacity or relocate one of our other satellites and use it as a replacement for the failed or lost satellite. Such a failure could result in a prolonged loss of critical programming or a significant delay in our plans to expand programming as

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
necessary to remain competitive and thus may have a material adverse effect on our business, financial condition and results of operations.
Prior to 2009, certain satellites in our fleet have experienced anomalies, some of which have had a significant adverse impact on their remaining life and commercial operation. There can be no assurance that future anomalies will not further impact the remaining life and commercial operation of any of these satellites. See “Long-Lived Satellite Assets” below for further discussion of evaluation of impairment. There can be no assurance that we can recover critical transmission capacity in the event one or more of our in-orbit satellites were to fail. We do not anticipate carrying insurance for any of the in-orbit satellites that we own, and we will bear the risk associated with any in-orbit satellite failures. Recent developments with respect to our satellites are discussed below.
Owned Satellites
EchoStar V. EchoStar V was originally designed with a minimum 12-year design life. Momentum wheel failures in prior years, together with relocation of the satellite between orbital locations, resulted in increased fuel consumption, as disclosed in previous SEC filings. During 2005, as a result of this increased fuel consumption, we reduced the remaining estimated useful life of the satellite and as of October 2008, the satellite was fully depreciated. In late July 2009, it was determined that the satellite had less fuel remaining than previously estimated. The satellite was removed from the 148 degree orbital location and retired from commercial service on August 3, 2009 and this retirement did not have a material impact on the DISH Network service.
As a result of the retirement of EchoStar V, we currently do not have any satellites positioned at the 148 degree orbital location. While we have requested a waiver from the FCC for the continued use of this orbital location, there can be no assurance that the FCC will determine that our proposed future use of this orbital location complies fully with all licensing requirements. If the FCC decides to revoke this license, we may be required to write-off its $68 million carrying value.
Leased Satellites
EchoStar III. EchoStar III was originally designed to operate a maximum of 32 DBS transponders in full continental United States (“CONUS”) mode at approximately 120 watts per channel, switchable to 16 transponders operating at over 230 watts per channel, and was equipped with a total of 44 traveling wave tube amplifiers (“TWTAs”) to provide redundancy. As a result of TWTA failures in previous years and an additional pair of TWTA failures during August 2009, only 16 transponders are currently available for use. Due to redundancy switching limitations and specific channel authorizations, we are currently operating on 14 of our FCC authorized frequencies at the 61.5 degree orbital location.
While the failures have not reduced the original minimum 12-year design life of the satellite, it is likely that additional TWTA failures will occur from time to time in the future, and such failures could further impact commercial operation of the satellite.
EchoStar XII. Prior to 2009, EchoStar XII experienced anomalies resulting in the loss of electrical power available from its solar arrays. During March and May 2009, EchoStar XII experienced more of these anomalies, which further reduced the electrical power available to operate EchoStar XII. We currently operate EchoStar XII in CONUS/spot beam hybrid mode. If we continue to operate the satellite in this mode, as a result of this loss of electrical power, we would be unable to use the full complement of its available transponders for the 12-year design life of the satellite. However, since the number of useable transponders on EchoStar XII depends on, among other things, whether EchoStar XII is operated in CONUS, spot beam, or hybrid CONUS/spot beam mode, we are unable to determine at this time the actual number of transponders that will be available at any given time or how many transponders can be used during the remaining estimated life of the satellite.
Nimiq 5. Nimiq 5 was launched in September 2009 and commenced commercial operation at the 72.7 degree orbital location during October 2009, where it provides additional high-powered capacity to support expansion of our programming services. See Note 11 for further discussion.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
Long-Lived Satellite Assets
We evaluate our satellite fleet for impairment as one asset group and test for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. While certain of the anomalies discussed above, and previously disclosed, may be considered to represent a significant adverse change in the physical condition of an individual satellite, based on the redundancy designed within each satellite and considering the asset grouping, these anomalies are not considered to be significant events that would require evaluation for impairment recognition. Unless and until a specific satellite is abandoned or otherwise determined to have no service potential, the net carrying amount related to the satellite would not be written off.
6. Long-Term Debt
7 7/8% Senior Notes due 2019
On August 17, 2009, we issued $1.0 billion aggregate principal amount of our ten-year, 7 7/8% Senior Notes due September 1, 2019 at an issue price of 97.467%. Interest accrues at an annual rate of 7 7/8% and is payable semi-annually in cash, in arrears on March 1 and September 1 of each year, commencing on March 1, 2010.
On October 5, 2009, we issued $400 million aggregate principal amount of additional 7 7/8% Senior Notes due 2019 at an issue price of 101.750% plus accrued interest from August 17, 2009. These notes were issued as additional notes under the indenture, dated as of August 17, 2009 (the “Indenture”), pursuant to which we issued the $1.0 billion discussed above. These notes and the notes previously issued under the Indenture will be treated as a single class of debt securities under the Indenture.
The 7 7/8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related Indenture, together with accrued and unpaid interest. Prior to September 1, 2012, we may also redeem up to 35% of each of the 7 7/8% Senior Notes at specified premiums with the net cash proceeds from certain equity offerings or capital contributions.
The 7 7/8% Senior Notes are:
•	general unsecured senior obligations of DISH DBS Corporation (“DDBS”);

•	ranked equally in right of payment with all of DDBS’ and the guarantors’ existing and future unsecured senior debt; and

•	ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.
The Indenture related to the 7 7/8% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DDBS and its restricted subsidiaries to:
•	incur additional debt;

•	pay dividends or make distributions on DDBS’ capital stock or repurchase DDBS’ capital stock;

•	make certain investments;

•	create liens or enter into sale and leaseback transactions;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer or sell assets.
In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 7 7/8% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
Fair Value of our Long-Term Debt
The following table summarizes the carrying value and fair values of our debt facilities as of September 30, 2009 and December 31, 2008:

	As of
	September 30, 2009		December 31, 2008
	Carrying		Carrying
	Value	Fair Value	Value	Fair Value
	(In thousands)
6 3/8% Senior Notes due 2011	$1,000,000	$1,021,250	$1,000,000	$899,000
7% Senior Notes due 2013	500,000	507,500	500,000	419,000
6 5/8% Senior Notes due 2014	1,000,000	977,500	1,000,000	840,300
7 3/4% Senior Notes due 2015	750,000	770,625	750,000	600,000
7 1/8% Senior Notes due 2016	1,500,000	1,492,500	1,500,000	1,246,890
7 7/8% Senior Notes due 2019 (1)	1,000,000	1,008,750	—	—
Mortgages and other notes payable	43,287	43,287	46,210	46,210

Subtotal	$5,793,287	$5,821,412	$4,796,210	$4,051,400
Capital lease obligations (2)	309,535	N/A	186,545	N/A

Total long-term debt (including current portion)	$6,102,822	$5,821,412	$4,982,755	$4,051,400

(1)	Excludes $400 million in additional 7 7/8% Senior Notes due 2019 issued on October 5, 2009.

(2)	Disclosure regarding fair value of capital leases is not required.
Capital Lease Obligations
Ciel II, a Canadian DBS satellite, was launched in December 2008 and commenced commercial operation at the 129 degree orbital location in February 2009. We have leased 100% of the capacity on the satellite for an initial term of ten years. Prior to the launch, we pre-paid $131 million to SES Americom in connection with the lease agreement and we capitalized $16 million of interest related to this satellite. We have accounted for this agreement as a capital lease asset by recording $277 million as the estimated fair value of the satellite and recording a capital lease obligation in the amount of $130 million.
As of September 30, 2009 and December 31, 2008, we had $500 million and $223 million, respectively, capitalized for satellites acquired under capital leases included in “Property and equipment, net” with related accumulated depreciation of $56 million and $26 million, respectively. This increase during the nine months ended September 30, 2009 related to the Ciel II satellite is discussed above.
In our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss), we recognized depreciation expense on satellites acquired under capital lease agreements as follows:

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Depreciation expense — capital leases	$10,634	$3,724	$29,598	$11,171

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
Future minimum lease payments under our capital lease obligations, together with the present value of the net minimum lease payments as of September 30, 2009, are as follows (in thousands):

For the Years Ended December 31,
2009 (remaining three months)	$19,333
2010	81,266
2011	78,353
2012	75,970
2013	75,970
Thereafter	542,178

Total minimum lease payments	873,070
Less: Amount representing use of the orbital location and estimated executory costs (primarily insurance and maintenance) including profit thereon, included in total minimum lease payments	(400,509)

Net minimum lease payments	472,561
Less: Amount representing interest	(163,026)

Present value of net minimum lease payments	309,535
Less: Current portion	(23,058)

Long-term portion of capital lease obligations	$286,477

7. Stock-Based Compensation
Stock Incentive Plans
In connection with the Spin-off, as permitted by existing stock incentive plans and consistent with the Spin-off exchange ratio, each DISH stock option was converted into two stock options as follows:
•	an adjusted DISH stock option for the same number of shares that were exercisable under the original DISH stock option, with an exercise price equal to the exercise price of the original DISH stock option multiplied by 0.831219.

•	a new EchoStar stock option for one-fifth of the number of shares that were exercisable under the original DISH stock option, with an exercise price equal to the exercise price of the original DISH stock option multiplied by 0.843907.
Similarly, each holder of DISH restricted stock units retained his or her DISH restricted stock units and received one EchoStar restricted stock unit for every five DISH restricted stock units that they held.
Consequently, the fair value of the DISH stock award and the new EchoStar stock award immediately following the Spin-off was equivalent to the fair value of such stock award immediately prior to the Spin-off.
DISH maintains stock incentive plans to attract and retain officers, directors and key employees. Stock awards under these plans include both performance and non-performance based stock incentives. As of September 30, 2009, there were outstanding under these plans stock options to acquire 18.2 million shares of DISH’s Class A common stock and 0.4 million restricted stock units associated with our employees. Stock options granted through September 30, 2009 were granted with exercise prices equal to or greater than the market value of DISH Class A common stock at the date of grant and with a maximum term of ten years. While historically DISH’s board of directors has issued stock awards subject to vesting, typically at the rate of 20% per year, some stock awards have been granted with immediate vesting and other stock awards vest only upon the achievement of certain DISH-specific objectives. As of September 30, 2009, DISH had 79.7 million shares of its Class A common stock available for future grant under its stock incentive plans. The 2009 Stock Incentive Plan, which was approved at the annual meeting of shareholders on May 11, 2009, allows DISH to grant new stock awards following the expiration of the 1999 Stock Incentive Plan on April 16, 2009.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
As of September 30, 2009, the following stock awards were outstanding:

As of September 30, 2009
	DISH Awards		EchoStar Awards
		Restricted		Restricted
	Stock	Stock	Stock	Stock
Stock Awards Outstanding	Options	Units	Options	Units
Held by DDBS employees	18,221,050	400,068	1,398,788	63,833

DISH is responsible for fulfilling all stock awards related to DISH common stock and EchoStar is responsible for fulfilling all stock awards related to EchoStar common stock, regardless of whether such stock awards are held by our or EchoStar’s employees. Notwithstanding the foregoing, our stock-based compensation expense, resulting from stock awards outstanding at the Spin-off date, is based on the stock awards held by our employees regardless of whether such stock awards were issued by DISH or EchoStar. Accordingly, stock-based compensation that we expense with respect to EchoStar stock awards is included in “Additional paid-in capital” on our Condensed Consolidated Balance Sheets.
Stock Award Activity
DISH stock option activity associated with our employees for the nine months ended September 30, 2009 was as follows:

	For the Nine Months
	Ended September 30, 2009
		Weighted- Average
	Options	Exercise Price
Total options outstanding, beginning of period	18,267,950	$21.86
Granted	2,339,500	14.09
Exercised	(27,600)	9.80
Forfeited and cancelled	(2,358,800)	22.38

Total options outstanding, end of period	18,221,050	20.78

Performance based options outstanding, end of period (1)	8,523,750	15.63

Exercisable at end of period	5,471,500	29.81

(1)	These stock options, which are included in the caption “Total options outstanding, end of period,” were issued pursuant to two separate long-term, performance-based stock incentive plans. Vesting of these stock options is contingent upon meeting certain long-term DISH-specific goals. See discussion of the 2005 LTIP and 2008 LTIP below.
We realized tax benefits from stock awards exercised during the three and nine months ended September 30, 2009 and 2008 as follows:

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Tax benefit from stock awards exercised	$245	$605	$260	$2,851

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
Based on the closing market price of DISH Class A common stock on September 30, 2009, the aggregate intrinsic value of stock options associated with our employees was as follows:

	As of September 30, 2009
	Options Outstanding	Options Exercisable
	(In thousands)
Aggregate intrinsic value	$62,745	$82

DISH restricted stock unit activity associated with our employees for the nine months ended September 30, 2009 was as follows:

	For the Nine Months
	Ended September 30, 2009
	Restricted	Weighted- Average
	Stock	Grant Date
	Awards	Fair Value
Total restricted stock units outstanding, beginning of period	517,735	$23.69
Granted	6,666	11.11
Vested	(30,000)	25.90
Forfeited and cancelled	(94,333)	23.27

Total restricted stock units outstanding, end of period	400,068	23.41

Restricted performance units outstanding, end of period (1)	400,068	23.41

(1)	These restricted performance units, which are included in the caption “Total restricted stock units outstanding, end of period,” were issued pursuant to two separate long-term, performance-based stock incentive plans. Vesting of these restricted performance units is contingent upon meeting certain long-term DISH-specific goals. See discussion of the 2005 LTIP and 2008 LTIP below.
Long-Term Performance-Based Plans
2005 LTIP. In 2005, DISH adopted a long-term, performance-based stock incentive plan (the “2005 LTIP”). The 2005 LTIP provides stock options and restricted stock units, either alone or in combination, which vest over seven years at the rate of 10% per year during the first four years, and at the rate of 20% per year thereafter. Exercise of the stock awards is subject to a performance condition that a DISH-specific subscriber goal is achieved prior to March 31, 2015.
Contingent compensation related to the 2005 LTIP will not be recorded in our financial statements unless and until management concludes achievement of the performance condition is probable. Given the competitive nature of DISH’s business, small variations in subscriber churn, gross subscriber addition rates and certain other factors can significantly impact subscriber growth. Consequently, while it was determined that achievement of the goal was not probable as of September 30, 2009, that assessment could change at any time.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
If all of the stock awards under the 2005 LTIP were vested and the goal had been met or if management had determined that achievement of the goal was probable during the nine months ended September 30, 2009, we would have recorded total non-cash, stock-based compensation expense for our employees as indicated in the table below. If the goal is met and there are unvested stock awards at that time, the vested amounts would be expensed immediately on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss), with the unvested portion recognized ratably over the remaining vesting period.

	2005 LTIP
		Vested
	Total	Portion
	(In thousands)
DISH awards held by DDBS employees	$39,097	$13,856
EchoStar awards held by DDBS employees	7,938	2,813

Total	$47,035	$16,669

2008 LTIP. In December 2008, DISH adopted a long-term, performance-based stock incentive plan (the “2008 LTIP”). The 2008 LTIP provides stock options and restricted stock units, either alone or in combination, which vest based on DISH-specific subscriber and financial metrics. Exercise of the stock awards is contingent on achieving these goals prior to December 31, 2015.
As of September 30, 2009, DISH generated cumulative free cash flow in excess of $1.0 billion which will result in approximately 10% of the 2008 LTIP stock awards vesting during the fourth quarter 2009. We recorded non-cash, stock-based compensation expense for the nine months ended September 30, 2009 as indicated in the table below. Additional compensation related to the 2008 LTIP will be recorded based on management’s assessment of the probability of meeting the remaining performance conditions. If the remaining goals are probable of being achieved and stock awards vest, we will recognize the additional non-cash, stock-based compensation expense on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) over the term of this stock incentive plan as follows.

Non-Cash
Stock-Based
Compensation
2008 LTIP	Expense
(In thousands)
Total expense	$26,214
Less:
Expense recognized during the nine months ended September 30, 2009	(1,935)
Remaining expense expected to be recognized during 2009	(366)

Remaining expense over the term of the plan	$23,913

Of the 18.2 million stock options and 0.4 million restricted stock units outstanding under the DISH stock incentive plans associated with our employees as of September 30, 2009, the following awards were outstanding pursuant to the 2005 LTIP and the 2008 LTIP:

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	As of September 30, 2009
		Weighted-
		Average
	Number of	Exercise
	Awards	Price
Stock Options
2005 LTIP	2,547,250	$25.36
2008 LTIP	5,976,500	11.49

Total	8,523,750	15.63

Restricted Performance Units
2005 LTIP	319,246
2008 LTIP	80,822

Total	400,068

Stock-Based Compensation
Total non-cash, stock-based compensation expense for all of our employees is shown in the following table for the three and nine months ended September 30, 2009 and 2008 and was allocated to the same expense categories as the base compensation for such employees:

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Subscriber-related	$241	$213	$747	$673
General and administrative	1,041	3,676	7,810	11,017

Total non-cash, stock-based compensation	$1,282	$3,889	$8,557	$11,690

As of September 30, 2009, our total unrecognized compensation cost related to the non-performance based unvested stock awards was $28 million and includes compensation expense that we will recognize for EchoStar stock awards held by our employees as a result of the Spin-off. This cost is based on an estimated future forfeiture rate of approximately 4.0% per year and will be recognized over a weighted-average period of approximately three years. Share-based compensation expense is recognized based on stock awards ultimately expected to vest and is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Changes in the estimated forfeiture rate can have a significant effect on share-based compensation expense since the effect of adjusting the rate is recognized in the period the forfeiture estimate is changed.
The fair value of each stock award for the three and nine months ended September 30, 2009 and 2008 was estimated at the date of the grant using a Black-Scholes option valuation model with the following assumptions:

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Stock Options
Risk-free interest rate	2.67% - 3.00%	3.15%	1.97% - 3.19%	2.74% - 3.42%
Volatility factor	33.10% - 34.00%	24.90%	29.72% - 34.00%	19.98% - 24.90%
Expected term of options in years	6.2 - 6.7	6.1	6.0 - 7.3	6.0 - 6.1
Weighted-average fair value of options granted	$7.37 - $7.74	$6.65	$3.86 - $7.74	$6.65 - $8.72
On November 6, 2009, the board of directors of our parent company, DISH, declared a dividend of $2.00 per share on its outstanding Class A and Class B common stock. The dividend will be payable in cash on December 2, 2009 to shareholders of record on November 20, 2009. Prior to December 2, 2009, we intend to pay a dividend in cash to DISH to fund all of the dividend that DISH will pay its shareholders and other potential DISH cash needs. DISH does not intend to pay additional dividends on its common stock and accordingly, the dividend yield percentage

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used in the Black-Scholes option valuation model is set at zero for all periods. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded stock options which have no vesting restrictions and are fully transferable. Consequently, our estimate of fair value may differ from other valuation models. Further, the Black-Scholes option valuation model requires the input of highly subjective assumptions. Changes in the subjective input assumptions can materially affect the fair value estimate. Therefore, we do not believe the existing models provide as reliable a single measure of the fair value of stock-based compensation awards as a market-based model would.
We will continue to evaluate the assumptions used to derive the estimated fair value of DISH’s stock options as new events or changes in circumstances become known.
8. Commitments and Contingencies
Commitments
As of September 30, 2009, future maturities of our debt and contractual obligations are summarized as follows:

	Payments due by period
	Total	2009	2010	2011	2012	2013	Thereafter
	(In thousands)
Long-term debt obligations	$5,793,287	$1,181	$4,142	$1,004,375	$4,622	$504,183	$4,274,784
Capital lease obligations	309,535	4,886	22,382	21,054	20,582	22,646	217,985
Interest expense on long-term debt and capital lease obligations	2,695,091	118,670	438,690	433,780	368,089	365,985	969,877
Satellite-related obligations	1,561,826	33,755	86,945	107,082	154,222	154,005	1,025,817
Operating lease obligations	120,285	12,032	45,753	25,220	19,402	9,817	8,061
Purchase obligations	1,342,570	1,093,823	194,480	19,160	15,450	15,827	3,830

Total	$11,822,594	$1,264,347	$792,392	$1,610,671	$582,367	$1,072,463	$6,500,354

The table above does not include $221 million of liabilities associated with unrecognized tax benefits which were accrued and are included on our Condensed Consolidated Balance Sheets as of September 30, 2009. We do not expect any portion of this amount to be paid or settled within the next twelve months.
In certain circumstances the dates on which we are obligated to make these payments could be delayed. These amounts will increase to the extent we procure insurance for our satellites or contract for the construction, launch or lease of additional satellites.
DISH has not yet procured a contract for the launch of its EchoStar XV satellite. While the cost of this launch will depend upon the terms and conditions of the contract, DISH estimates that the cost could range from approximately $90 million to $120 million, which is not included in the table above. DISH anticipates incurring this cost between the current period and the expected launch of the satellite in late 2010.
On November 6, 2009, the board of directors of our parent company, DISH, declared a dividend of $2.00 per share on its outstanding Class A and Class B common stock, or approximately $894 million in the aggregate. The dividend will be payable in cash on December 2, 2009 to shareholders of record on November 20, 2009. Prior to December 2, 2009, we intend to pay a dividend in cash to DISH to fund all of the dividend that DISH will pay its shareholders and other potential DISH cash needs.
Guarantees
In connection with the Spin-off, we distributed certain satellite lease agreements to EchoStar and remained the guarantor under those capital leases for payments totaling approximately $444 million over the next eight years that are not included in the table above.
In addition, during the third quarter of 2009, EchoStar entered into a new satellite transponder service agreement for Nimiq 5 through 2024. We sublease this capacity from EchoStar and DISH guarantees a certain portion of its

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obligation under this agreement through 2019. As of September 30, 2009, the remaining obligation under this agreement was $591 million and is included in the table above.
As of September 30, 2009, we have not recorded a liability on the balance sheet for any of these guarantees.
Contingencies
In connection with the Spin-off, DISH entered into a separation agreement with EchoStar which provides among other things for the division of certain liabilities, including liabilities resulting from litigation. Under the terms of the separation agreement, EchoStar has assumed certain liabilities that relate to its business including certain designated liabilities for acts or omissions prior to the Spin-off. Certain specific provisions govern intellectual property related claims under which, generally, EchoStar will only be liable for its acts or omissions following the Spin-off and DISH will indemnify EchoStar for any liabilities or damages resulting from intellectual property claims relating to the period prior to the Spin-off as well as its acts or omissions following the Spin-off.
Acacia
During 2004, Acacia Media Technologies (“Acacia”) filed a lawsuit against us and EchoStar in the United States District Court for the Northern District of California. The suit also named DirecTV, Comcast, Charter, Cox and a number of smaller cable companies as defendants. Acacia is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein. The suit alleges infringement of United States Patent Nos. 5,132,992, 5,253,275, 5,550,863, 6,002,720 and 6,144,702, which relate to certain systems and methods for transmission of digital data. On September 25, 2009, the Court granted summary judgment to defendants on invalidity grounds, and dismissed the action with prejudice. The plaintiffs have appealed.
We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Broadcast Innovation, L.L.C.
During 2001, Broadcast Innovation, L.L.C. (“Broadcast Innovation”) filed a lawsuit against us, EchoStar, DirecTV, Thomson Consumer Electronics and others in United States District Court in Denver, Colorado. The suit alleges infringement of United States Patent Nos. 6,076,094 (the ‘094 patent) and 4,992,066 (the ‘066 patent). The ‘094 patent relates to certain methods and devices for transmitting and receiving data along with specific formatting information for the data. The ‘066 patent relates to certain methods and devices for providing the scrambling circuitry for a pay television system on removable cards. Subsequently, DirecTV and Thomson settled with Broadcast Innovation leaving us as the only defendant.
During 2004, the judge issued an order finding the ‘066 patent invalid. Also in 2004, the Court found the ‘094 patent invalid in a parallel case filed by Broadcast Innovation against Charter and Comcast. In 2005, the United States Court of Appeals for the Federal Circuit overturned the ‘094 patent finding of invalidity and remanded the Charter case back to the District Court. During June 2006, Charter filed a reexamination request with the United States Patent and Trademark Office. The Court has stayed the Charter case pending reexamination, and our case has been stayed pending resolution of the Charter case.
We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

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Channel Bundling Class Action
On September 21, 2007, a purported class of cable and satellite subscribers filed an antitrust action against us in the United States District Court for the Central District of California. The suit also names as defendants DirecTV, Comcast, Cablevision, Cox, Charter, Time Warner, Inc., Time Warner Cable, NBC Universal, Viacom, Fox Entertainment Group, and Walt Disney Company. The suit alleges, among other things, that the defendants engaged in a conspiracy to provide customers with access only to bundled channel offerings as opposed to giving customers the ability to purchase channels on an “a la carte” basis. On October 16, 2009, the Court granted defendants’ motion to dismiss with prejudice. The plaintiffs have appealed. We intend to vigorously defend this case. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Enron Commercial Paper Investment
During October 2001, we received approximately $40 million from the sale of Enron commercial paper to a third party broker. That commercial paper was ultimately purchased by Enron. During November 2003, an action was commenced in the United States Bankruptcy Court for the Southern District of New York against approximately 100 defendants, including us, who invested in Enron’s commercial paper. On April 7, 2009, we settled the litigation for an immaterial amount.
ESPN
On January 30, 2008, we filed a lawsuit against ESPN, Inc., ESPN Classic, Inc., ABC Cable Networks Group, Soapnet L.L.C., and International Family Entertainment (collectively “ESPN”) for breach of contract in New York State Supreme Court. Our complaint alleges that ESPN failed to provide us with certain high-definition feeds of the Disney Channel, ESPN News, Toon, and ABC Family. ESPN asserted a counterclaim, and then filed a motion for summary judgment, alleging that we owed approximately $35 million under the applicable affiliation agreements. We brought a motion to amend our complaint to assert that ESPN was in breach of certain most-favored-nation provisions under the affiliation agreements. On April 15, 2009, the trial court granted our motion to amend the complaint, and granted, in part, ESPN’s motion on the counterclaim, finding that we are liable for some of the amount alleged to be owing but that the actual amount owing is disputed and will have to be determined at a later date. We will appeal the partial grant of ESPN’s motion. Since the partial grant of ESPN’s motion, they have sought an additional $30 million under the applicable affiliation agreements. We intend to vigorously prosecute and defend this case. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Finisar Corporation
Finisar Corporation (“Finisar”) obtained a $100 million verdict in the United States District Court for the Eastern District of Texas against DirecTV for patent infringement. Finisar alleged that DirecTV’s electronic program guide and other elements of its system infringe United States Patent No. 5,404,505 (the ‘505 patent).
During 2006, we and EchoStar, together with NagraStar LLC, filed a Complaint for Declaratory Judgment in the United States District Court for the District of Delaware against Finisar that asks the Court to declare that we do not infringe, and have not infringed, any valid claim of the ‘505 patent. During April 2008, the Federal Circuit reversed the judgment against DirecTV and ordered a new trial. On May 19, 2009, the District Court granted summary judgment to DirecTV, and dismissed the action with prejudice. Finisar is appealing that decision. Our case is stayed until the DirecTV action is resolved.
We intend to vigorously prosecute this case. In the event that a Court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction

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that could require us to modify our system architecture. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Global Communications
During April 2007, Global Communications, Inc. (“Global”) filed a patent infringement action against us and EchoStar in the United States District Court for the Eastern District of Texas. The suit alleges infringement of United States Patent No. 6,947,702 (the ‘702 patent), which relates to satellite reception. In October 2007, the United States Patent and Trademark Office granted our request for reexamination of the ‘702 patent and issued an initial Office Action finding that all of the claims of the ‘702 patent were invalid. At the request of the parties, the District Court stayed the litigation until the reexamination proceeding is concluded and/or other Global patent applications issue.
During June 2009, Global filed a patent infringement action against us and EchoStar in the United States District Court for the Northern District of Florida. The suit alleges infringement of United States Patent No. 7,542,717 (the ‘717 patent), which relates to satellite reception.
We intend to vigorously defend these cases. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Guardian Media
During December 2008, Guardian Media Technologies LTD (“Guardian”) filed suit against us, EchoStar, EchoStar Technologies L.L.C., DirecTV and several other defendants in the United States District Court for the Central District of California alleging infringement of United States Patent Nos. 4,930,158 and 4,930,160. Both patents are expired and relate to certain parental lock features. On September 9, 2009, Guardian voluntarily dismissed the case against us with prejudice.
Katz Communications
During June 2007, Ronald A. Katz Technology Licensing, L.P. (“Katz”) filed a patent infringement action against us in the United States District Court for the Northern District of California. The suit alleges infringement of 19 patents owned by Katz. The patents relate to interactive voice response, or IVR, technology.
We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Multimedia Patent Trust
On February 13, 2009, Multimedia Patent Trust (“MPT”) filed suit against us, EchoStar, DirecTV and several other defendants in the United States District Court for the Southern District of California alleging infringement of United States Patent Nos. 4,958,226, 5,227,878, 5,136,377, 5,500,678 and 5,563,593, which relate to video encoding, decoding and compression technology. MPT is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
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We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
NorthPoint Technology
On July 2, 2009, NorthPoint Technology, Ltd (“Northpoint”) filed suit against us, EchoStar, and DirecTV in the United States District Court for the Western District of Texas alleging infringement of United States Patent No. 6,208,636 (the ‘636 patent). The ‘636 patent relates to the use of multiple low-noise block converter feedhorns, or LNBFs, which are antennas used for satellite reception.
We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Personalized Media Communications
In February 2008, Personalized Media Communications, Inc. filed suit against us, EchoStar and Motorola, Inc. in the United States District Court for the Eastern District of Texas alleging infringement of United States Patent Nos. 4,694,490, 5,109,414, 4,965,825, 5,233,654, 5,335,277, and 5,887,243, which relate to satellite signal processing.
We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe any of the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Retailer Class Actions
During 2000, lawsuits were filed by retailers in Colorado state and federal courts attempting to certify nationwide classes on behalf of certain of our retailers. The plaintiffs are requesting the Courts declare certain provisions of, and changes to, alleged agreements between us and the retailers invalid and unenforceable, and to award damages for lost incentives and payments, charge backs, and other compensation. We have asserted a variety of counterclaims. The federal court action has been stayed during the pendency of the state court action. We filed a motion for summary judgment on all counts and against all plaintiffs. The plaintiffs filed a motion for additional time to conduct discovery to enable them to respond to our motion. The state court granted limited discovery which ended during 2004. The plaintiffs claimed we did not provide adequate disclosure during the discovery process. The state court agreed, and denied our motion for summary judgment as a result. In April 2008, the state court granted plaintiff’s class certification motion and in January 2009, the state court entered an order excluding certain evidence that we can present at trial based on the prior discovery issues. The state court also denied plaintiffs’ request to dismiss our counterclaims. The final impact of the court’s evidentiary ruling cannot be fully assessed at this time. In May 2009, plaintiffs filed a motion for default judgment based on new allegations of discovery misconduct. We intend to vigorously defend this case. We cannot predict with any degree of certainty the outcome of the lawsuit or determine the extent of any potential liability or damages.

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Technology Development Licensing
On January 22, 2009, Technology Development and Licensing LLC (“TechDev”) filed suit against us and EchoStar in the United States District Court for the Northern District of Illinois alleging infringement of United States Patent No. 35, 952, which relates to certain favorite channel features. In July 2009, the Court granted our motion to stay the case pending two re-examination petitions before the Patent and Trademark Office.
We intend to vigorously defend this case. In the event that a Court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain user-friendly features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Tivo Inc.
During January 2008, the United States Court of Appeals for the Federal Circuit affirmed in part and reversed in part the April 2006 jury verdict concluding that certain of our digital video recorders, or DVRs, infringed a patent held by Tivo. As of September 2008, we had recorded a total reserve of $132 million on our Condensed Consolidated Balance Sheets to reflect the April 2006 jury verdict, supplemental damages through September 2006 and pre-judgment interest awarded by the Texas court, together with the estimated cost of potential further software infringement prior to implementation of our alternative technology, discussed below, plus interest subsequent to entry of the judgment. In its January 2008 decision, the Federal Circuit affirmed the jury’s verdict of infringement on Tivo’s “software claims,” and upheld the award of damages from the District Court. The Federal Circuit, however, found that we did not literally infringe Tivo’s “hardware claims,” and remanded such claims back to the District Court for further proceedings. On October 6, 2008, the Supreme Court denied our petition for certiorari. As a result, approximately $105 million of the total $132 million reserve was released from an escrow account to Tivo.
We also developed and deployed “next-generation” DVR software. This improved software was automatically downloaded to our current customers’ DVRs, and is fully operational (our “original alternative technology”). The download was completed as of April 2007. We received written legal opinions from outside counsel that concluded our original alternative technology does not infringe, literally or under the doctrine of equivalents, either the hardware or software claims of Tivo’s patent. Tivo filed a motion for contempt alleging that we are in violation of the Court’s injunction. We opposed this motion on the grounds that the injunction did not apply to DVRs that have received our original alternative technology, that our original alternative technology does not infringe Tivo’s patent, and that we were in compliance with the injunction.
On June 2, 2009, the District Court granted Tivo’s contempt motion, finding that our original alternative technology was not more than colorably different than the products found by the jury to infringe Tivo’s patent, that the original alternative technology still infringed the software claims, and that even if the original alternative technology was “non-infringing,” the original injunction by its terms required that we disable DVR functionality in all but approximately 192,000 digital set-top boxes in the field. The District Court awarded Tivo $103 million in supplemental damages and interest for the period from September 2006 to April 2008, based on an assumed $1.25 per subscriber per month royalty rate. We posted a bond to secure that award pending appeal of the contempt order.
On July 1, 2009, the Federal Circuit Court of Appeals granted a permanent stay of the District Court’s contempt order pending resolution of our appeal. In so doing, the Federal Circuit found, at a minimum, that we had a substantial case on the merits. Oral argument on our appeal of the contempt ruling took place on November 2, 2009 before three judges of the Federal Circuit.
The District Court held a hearing on July 28, 2009 on Tivo’s claims for contempt sanctions, but has ordered that enforcement of any sanctions award will be stayed pending our appeal of the contempt order. Tivo sought up to

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$975 million in contempt sanctions for the period from April 2008 to June 2009 based on, among other things, profits Tivo alleges we made from subscribers using DVRs. We opposed Tivo’s request arguing, among other things, that sanctions are inappropriate because we made good faith efforts to comply with the Court’s injunction. We also challenged Tivo’s calculation of profits.
On August 3, 2009, the Patent and Trademark Office (the “PTO”) issued an initial office action rejecting the software claims of United States Patent No. 6,233,389 (the ‘389 patent) as being invalid in light of two prior patents. These are the same software claims that we were found to have infringed and which underlie the contempt ruling now pending on appeal. We believe that the PTO’s conclusions are relevant to the issues on appeal as well as the pending sanctions proceedings in the District Court. The PTO’s conclusions support our position that our original alternative technology is more than colorably different than the devices found to infringe by the jury; that our original alternative technology does not infringe; and that we acted in good faith to design around Tivo’s patent.
On September 4, 2009, the District Court partially granted Tivo’s motion for contempt sanctions. In partially granting Tivo’s motion for contempt sanctions, the District Court awarded $2.25 per DVR subscriber per month for the period from April 2008 to July 2009 (as compared to the award for supplemental damages for the prior period from September 2006 to April 2008, which was based on an assumed $1.25 per DVR subscriber per month). By the District Court’s estimation, the total award for the period from April 2008 to July 2009 is approximately $200 million (the enforcement of the award has been stayed by the District Court pending DISH Network’s appeal of the underlying June 2, 2009 contempt order). During the three and nine months ended September 30, 2009, we increased our total reserve by $132 million and $328 million, respectively, to reflect the supplemental damages and interest for the period from implementation of our original alternative technology through April 2008 and for the estimated cost of alleged software infringement (including contempt sanctions for the period from April 2008 through June 2009) for the period from April 2008 through September 2009 plus interest. Our total reserve at September 30, 2009 was $360 million and is included in “Other accrued expenses” on our Condensed Consolidated Balance Sheets.
In light of the District Court’s finding of contempt, and its description of the manner in which it believes our original alternative technology infringed the ‘389 patent, we are also developing and testing potential new alternative technology in an engineering environment. As part of EchoStar’s development process, EchoStar downloaded one of its design-around options to approximately 125 subscribers for “beta” testing.
If we are unsuccessful in overturning the District Court’s ruling on Tivo’s motion for contempt, we are not successful in developing and deploying potential new alternative technology and we are unable to reach a license agreement with Tivo on reasonable terms, we would be required to eliminate DVR functionality in all but approximately 192,000 digital set-top boxes in the field and cease distribution of digital set-top boxes with DVR functionality. In that event we would be at a significant disadvantage to our competitors who could continue offering DVR functionality, which would likely result in a significant decrease in new subscriber additions as well as a substantial loss of current subscribers. Furthermore, the inability to offer DVR functionality could cause certain of our distribution channels to terminate or significantly decrease their marketing of DISH Network services. The adverse effect on our financial position and results of operations if the District Court’s contempt order is upheld is likely to be significant. Additionally, the supplemental damage award of $103 million and further award of approximately $200 million does not include damages, contempt sanctions or interest for the period after June 2009. In the event that we are unsuccessful in our appeal, we could also have to pay substantial additional damages, contempt sanctions and interest. Depending on the amount of any additional damage or sanction award or any monetary settlement, we may be required to raise additional capital at a time and in circumstances in which we would normally not raise capital. Therefore, any capital we raise may be on terms that are unfavorable to us, which might adversely affect our financial position and results of operations and might also impair our ability to raise capital on acceptable terms in the future to fund our own operations and initiatives. We believe the cost of such capital and its terms and conditions may be substantially less attractive than our previous financings.

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If we are successful in overturning the District Court’s ruling on Tivo’s motion for contempt, but unsuccessful in defending against any subsequent claim in a new action that our original alternative technology or any potential new alternative technology infringes Tivo’s patent, we could be prohibited from distributing DVRs or could be required to modify or eliminate our then-current DVR functionality in some or all set-top boxes in the field. In that event we would be at a significant disadvantage to our competitors who could continue offering DVR functionality and the adverse effect on our business could be material. We could also have to pay substantial additional damages.
Because both we and EchoStar are defendants in the Tivo lawsuit, we and EchoStar are jointly and severally liable to Tivo for any final damages and sanctions that may be awarded by the Court. DISH has determined that it is obligated under the agreements entered into in connection with the Spin-off to indemnify EchoStar for substantially all liability arising from this lawsuit. EchoStar has agreed to contribute an amount equal to its $5 million intellectual property liability limit under the Receiver Agreement. DISH and EchoStar have further agreed that EchoStar’s $5 million contribution would not exhaust EchoStar’s liability to DISH for other intellectual property claims that may arise under the Receiver Agreement. DISH and EchoStar also agreed that they would each be entitled to joint ownership of, and a cross-license to use, any intellectual property developed in connection with any potential new alternative technology.
Voom
On May 28, 2008, Voom HD Holdings (“Voom”) filed a complaint against us in New York Supreme Court. The suit alleges breach of contract arising from our termination of the affiliation agreement we had with Voom for the carriage of certain Voom HD channels on the DISH Network satellite television service. In January 2008, Voom sought a preliminary injunction to prevent us from terminating the agreement. The Court denied Voom’s motion, finding, among other things, that Voom was not likely to prevail on the merits of its case. Voom is claiming over $1.0 billion in damages. We intend to vigorously defend this case. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Other
In addition to the above actions, we are subject to various other legal proceedings and claims which arise in the ordinary course of business, including among other things, disputes with programmers regarding fees. In our opinion, the amount of ultimate liability with respect to any of these actions is unlikely to materially affect our financial position, results of operations or liquidity.
9. Depreciation and Amortization Expense
Depreciation and amortization expense consists of the following:

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Equipment leased to customers	$191,779	$203,730	$591,729	$625,769
Satellites	22,183	21,581	64,247	71,596
Furniture, fixtures, equipment and other	11,820	18,817	35,323	60,674
Identifiable intangible assets subject to amortization	1,325	290	1,906	4,718
Buildings and improvements	1,204	1,228	3,686	3,503

Total depreciation and amortization	$228,311	$245,646	$696,891	$766,260

Cost of sales and operating expense categories included in our accompanying Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) do not include depreciation expense related to satellites or equipment leased to customers.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
10. Financial Information for Subsidiary Guarantors
DDBS’s senior notes are fully, unconditionally and jointly and severally guaranteed by all of our subsidiaries other than minor subsidiaries and the stand alone entity DDBS has no independent assets or operations. Therefore, supplemental financial information on a condensed consolidating basis of the guarantor subsidiaries is not required. There are no restrictions on our ability to obtain cash dividends or other distributions of funds from the guarantor subsidiaries, except those imposed by applicable law.
11. Related Party Transactions with EchoStar
Following the Spin-off, EchoStar has operated as a separate public company and we have no continued ownership interest in EchoStar. However, a substantial majority of the voting power of the shares of both companies is owned beneficially by our Chairman, President and Chief Executive Officer, Charles W. Ergen or by certain trusts established by Mr. Ergen for the benefit of his family.
EchoStar is our primary supplier of set-top boxes and digital broadcast operations and our key supplier of transponder leasing. Generally the prices charged for products and services provided under the agreements entered into in connection with the Spin-off are based on pricing equal to EchoStar’s cost plus a fixed margin (unless noted differently below), which will vary depending on the nature of the products and services provided. Prior to the Spin-off, these products were provided and services were performed internally at cost.
In connection with the Spin-off, we and EchoStar also entered into certain transitional services agreements pursuant to which we obtain certain services and rights from EchoStar, EchoStar obtains certain services and rights from us, and we and EchoStar have indemnified each other against certain liabilities arising from our respective businesses. Subsequent to the Spin-off, we also entered into certain agreements with EchoStar and may enter into additional agreements with EchoStar in the future. The following is a summary of the terms of the principal agreements that we have entered into with EchoStar that may have an impact on our financial position and results of operations.
“Equipment sales — EchoStar”
Remanufactured Receiver Agreement. We entered into a remanufactured receiver agreement with EchoStar under which EchoStar has the right to purchase remanufactured receivers and accessories from us for a two-year period ending on January 1, 2010. In August 2009, we and EchoStar agreed to extend this agreement through January 1, 2011. Under the remanufactured receiver agreement, EchoStar has the right, but not the obligation, to purchase remanufactured receivers and accessories from us at cost plus a fixed margin, which varies depending on the nature of the equipment purchased. EchoStar may terminate the remanufactured receiver agreement for any reason upon sixty days written notice to us. We may also terminate this agreement if certain entities acquire us.
“Transitional services and other revenue — EchoStar”
Transition Services Agreement. DISH entered into a transition services agreement with EchoStar pursuant to which EchoStar has the right, but not the obligation, to receive the following services from DISH: finance, information technology, benefits administration, travel and event coordination, human resources, human resources development (training), program management, internal audit, legal, accounting and tax, and other support services. The fees for the services provided under the transition services agreement are equal to cost plus a fixed margin, which varies depending on the nature of the services provided. The transition services agreement has a term of two years ending on January 1, 2010. EchoStar may terminate the transition services agreement with respect to a particular service for any reason upon thirty days prior written notice. DISH and EchoStar have agreed that following January 1, 2010 EchoStar will continue to have the right, but not the obligation, to receive from DISH certain of the services previously provided under the transition services agreement pursuant to a Professional Services Agreement between DISH and EchoStar for a one-year period and for successive one-year periods thereafter; however, EchoStar may

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
terminate these services upon thirty days notice and either party may terminate the Professional Services Agreement upon sixty days prior written notice.
Management Services Agreement. DISH entered into a management services agreement with EchoStar pursuant to which DISH makes certain of its officers available to provide services (which are primarily legal and accounting services) to EchoStar. Specifically, Bernard L. Han, R. Stanton Dodge and Paul W. Orban remain employed by DISH, but also serve as EchoStar’s Executive Vice President and Chief Financial Officer, Executive Vice President and General Counsel, and Senior Vice President and Controller, respectively. EchoStar makes payments to DISH based upon an allocable portion of the personnel costs and expenses incurred by DISH with respect to such officers (taking into account wages and fringe benefits). These allocations are based upon the estimated percentages of time to be spent by DISH’s executive officers performing services for EchoStar under the management services agreement. EchoStar also reimburses DISH for direct out-of-pocket costs incurred by DISH for management services provided to EchoStar. DISH and EchoStar evaluate all charges for reasonableness at least annually and make any adjustments to these charges as DISH and EchoStar mutually agree upon.
The management services agreement was for a one year period commencing on January 1, 2008, and renews automatically for successive one-year periods thereafter, unless terminated earlier (i) by EchoStar at any time upon at least 30 days’ prior written notice, (ii) by DISH at the end of any renewal term, upon at least 180 days’ prior notice; or (iii) by DISH upon written notice to EchoStar, following certain changes in control. The management services agreement was automatically renewed for an additional one year term through December 31, 2010.
Real Estate Lease Agreement. During 2008, DISH subleased space at 185 Varick Street, New York, New York to EchoStar for a period of approximately seven years. The rent on a per square foot basis for this sublease was comparable to per square foot rental rates of similar commercial property in the same geographic area at the time of the sublease, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises.
Packout Services Agreement. We entered into a packout services agreement with EchoStar, whereby EchoStar has the right, but not the obligation, to engage us to package and ship satellite receivers to customers that are not associated with us. The fees charged by us for the services provided under the packout services agreement are equal to our cost plus a fixed margin, which varies depending on the nature of the products and services provided. The original one year term of the packout services agreement was extended for an additional one year term and expires on December 31, 2009. EchoStar may terminate this agreement for any reason upon sixty days’ prior written notice to us. In the event of an early termination of this agreement, EchoStar will be entitled to a refund of any unearned fees paid to us for the services. We do not expect to renew this agreement.
“Satellite and transmission expenses — EchoStar”
Broadcast Agreement. We entered into a broadcast agreement pursuant to which EchoStar provides us broadcast services, including teleport services such as transmission and downlinking, channel origination, and channel management services for a two year period ending on January 1, 2010. We have the right, but not the obligation, to extend the broadcast agreement annually for up to two years. We have exercised our right to renew this agreement for an additional year. We may terminate channel origination services and channel management services for any reason and without any liability upon sixty days written notice to EchoStar. If we terminate teleport services for a reason other than EchoStar’s breach, we must pay EchoStar the aggregate amount of the remainder of the expected cost of providing the teleport services.
Satellite Capacity Agreements. We entered into satellite capacity agreements pursuant to which we lease satellite capacity on satellites owned or leased by EchoStar. The fees for the services to be provided under the satellite capacity agreements are based on spot market prices for similar satellite capacity and depend, among other things, upon the orbital location of the satellite and the frequency on which the satellite provides services. Generally, each satellite capacity agreement will terminate upon the earlier of: (i) the end of life or replacement of the satellite; (ii)

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
the date the satellite fails; (iii) the date that the transponder on which service is being provided under the agreement fails; or (iv) January 1, 2010. We expect to enter into agreements pursuant to which we will continue to lease satellite capacity on certain satellites owned or leased by EchoStar after January 1, 2010.
Nimiq 5 Lease Agreement. During March 2008, EchoStar entered into a fifteen-year satellite service agreement with Bell TV, to receive service on 16 DBS transponders on the Nimiq 5 satellite at the 72.7 degree orbital location (the “Bell Transponder Agreement”). During September 2009, EchoStar entered into a fifteen-year satellite service agreement with Telesat Canada (“Telesat”) to receive service on all 32 DBS transponders on the Nimiq 5 satellite (the “Telesat Transponder Agreement”). As disclosed in EchoStar’s Current Report on Form 8-K filed September 18, 2009, upon the occurrence of certain events, the Bell Transponder Agreement would terminate and the Telesat Transponder Agreement would become effective. As of October 8, 2009, the Bell Transponder Agreement terminated and the Telesat Transponder Agreement became effective. The Nimiq 5 satellite was placed into service on October 10, 2009.
During March 2008, EchoStar also entered into a satellite service agreement (“DISH Bell Agreement”) with us, pursuant to which we will receive service from EchoStar on all of the DBS transponders covered by the Bell Transponder Agreement. We guaranteed certain obligations of EchoStar under the Bell Transponder Agreement. During September 2009, EchoStar also entered into a satellite service agreement (the “DISH Telesat Agreement”) with us, pursuant to which we will receive service from EchoStar on all of the DBS transponders covered by the Telesat Transponder Agreement. We have also guaranteed certain obligations of EchoStar under the Telesat Transponder Agreement. See discussions under “Guarantees” in Note 8. As disclosed in our Current Report on Form 8-K filed September 18, 2009, upon the occurrence of certain events, the DISH Bell Agreement and our guarantee of certain obligations of EchoStar under the Bell Transponder Agreement would terminate and the DISH Telesat Agreement and our guarantee of certain obligations of EchoStar under the Telesat Transponder Agreement would become effective. As of October 8, 2009, the DISH Bell Agreement and associated guarantee terminated and the DISH Telesat Agreement and associated guarantee became effective.
Under the terms of the DISH Telesat Agreement, we will make certain monthly payments to EchoStar that commenced when the Nimiq 5 satellite was placed into service and continue through the service term. Unless earlier terminated under the terms and conditions of the DISH Telesat Agreement, the service term will expire ten years following the date it was placed in service. Upon expiration of the initial term we have the option to renew the DISH Telesat Agreement on a year-to-year basis through the end-of-life of the Nimiq 5 satellite. Upon in-orbit failure or end-of-life of the Nimiq 5 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.
QuetzSat-1 Lease Agreement. During November 2008, EchoStar entered into a ten-year satellite service agreement with SES Latin America S.A (“SES”), which provides, among other things, for the provision by SES to EchoStar of service on 32 DBS transponders on the QuetzSat-1 satellite expected to be placed in service at the 77 degree orbital location. During November 2008, EchoStar also entered into a transponder service agreement (“QuetzSat-1 Transponder Agreement”) with us pursuant to which we will receive service from EchoStar on 24 of the DBS transponders.
Under the terms of the QuetzSat-1 Transponder Agreement, we will make certain monthly payments to EchoStar commencing when the QuetzSat-1 satellite is placed into service and continuing through the service term. Unless earlier terminated under the terms and conditions of the QuetzSat-1 Transponder Agreement, the service term will expire ten years following the actual service commencement date. Upon expiration of the initial term, we have the option to renew the QuetzSat-1 Transponder Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite. Upon a launch failure, in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.
TT&C Agreement. We entered into a telemetry, tracking and control (“TT&C”) agreement pursuant to which we receive TT&C services from EchoStar for a two year period ending on January 1, 2010. DISH Network has the

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
right, but not the obligation, to extend the agreement annually for up to two years. We have exercised our right to renew this agreement for an additional year. The fees for the services provided under the TT&C agreement are cost plus a fixed margin. We may terminate the TT&C agreement for any reason upon sixty days prior written notice.
Satellite Procurement Agreement. We entered into a satellite procurement agreement pursuant to which we have the right, but not the obligation, to engage EchoStar to manage the process of procuring new satellite capacity for DISH Network. The satellite procurement agreement has a two year term expiring on January 1, 2010. The fees for the services to be provided under the satellite procurement agreement are cost plus a fixed margin, which varies depending on the nature of the services provided. We may terminate the satellite procurement agreement for any reason upon sixty days prior written notice. We and EchoStar have agreed that following January 1, 2010, we will continue to have the right, but not the obligation, to engage EchoStar to manage the process of procuring new satellite capacity for DISH Network pursuant to a Professional Services Agreement between us and EchoStar for a one-year period and for successive one-year periods thereafter; however, we may terminate these services upon thirty days prior written notice and either party may terminate the Professional Services Agreement upon sixty days notice.
“Cost of sales — subscriber promotion subsidies — EchoStar”
Receiver Agreement. EchoStar is currently our sole supplier of set-top box receivers. The table below indicates the dollar value of set-top boxes and other equipment that we purchased from EchoStar as well as the amount of such purchases that are included in “Cost of sales — subscriber promotion subsidies — EchoStar” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). The remaining amount is included in “Inventories, net” and “Property and equipment, net” on our Condensed Consolidated Balance Sheets.

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
	(In thousands)
Set-top boxes and other equipment purchased from EchoStar	$314,362	$461,675	$838,965	$1,134,408

Set-top boxes and other equipment purchased from EchoStar included
in “Cost of sales — subscriber promotion subsidies — EchoStar”	$56,293	$53,418	$152,215	$116,489

Under our receiver agreement with EchoStar, we have the right but not the obligation to purchase digital set-top boxes and related accessories, and other equipment from EchoStar for a two year period ending on January 1, 2010. We also have the right, but not the obligation, to extend the receiver agreement annually for up to two years. We have exercised our right to renew this agreement for an additional year. The receiver agreement allows us to purchase receivers and accessories from EchoStar at cost plus a fixed margin, which varies depending on the nature of the equipment purchased. Additionally, EchoStar provides us with standard manufacturer warranties for the goods sold under the receiver agreement. We may terminate the receiver agreement for any reason upon sixty days written notice to EchoStar. EchoStar may terminate the receiver agreement if certain entities were to acquire us. The receiver agreement also includes an indemnification provision, whereby the parties indemnify each other for certain intellectual property matters.
“General and administrative — EchoStar”
Product Support Agreement. We entered into a product support agreement pursuant to which we have the right, but not the obligation to receive product support from EchoStar (including certain engineering and technical support services) for all digital set-top boxes and related accessories that EchoStar has previously sold and in the future may sell to us. The fees for the services provided under the product support agreement are cost plus a fixed margin, which varies depending on the nature of the services provided. The term of the product support agreement is the economic life of such receivers and related accessories, unless terminated earlier. We may terminate the product

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
support agreement for any reason upon sixty days prior written notice. In the event of an early termination of this agreement, we are entitled to a refund of any unearned fees paid to EchoStar for the services.
Real Estate Lease Agreements. We have entered into certain lease agreements pursuant to which we lease certain real estate from EchoStar. The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic area, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises. The term of each of the leases is set forth below:
Inverness Lease Agreement. The lease for certain space at 90 Inverness Circle East in Englewood, Colorado, is for a period of two years ending on January 1, 2010. In August 2009, we and EchoStar agreed to extend this agreement through January 1, 2011.
Meridian Lease Agreement. The lease for all of 9601 S. Meridian Blvd. in Englewood, Colorado, is for a period of two years ending on January 1, 2010 with annual renewal options for up to three additional years. We have exercised our right to renew this agreement for an additional year.
Santa Fe Lease Agreement. The lease for all of 5701 S. Santa Fe Dr. in Littleton, Colorado, is for a period of two years ending on January 1, 2010 with annual renewal options for up to three additional years. We have exercised our right to renew this agreement for an additional year.
Gilbert Lease Agreement. The lease for certain space at 801 N. DISH Dr. in Gilbert, Arizona, is for a period of two years ending on January 1, 2010 with annual renewal options for up to three additional years. We do not expect to renew this agreement.
EDN Sublease Agreement. The sublease for certain space at 211 Perimeter Center in Atlanta, Georgia, is for a period of three years, ending on April 30, 2011.
Services Agreement. DISH entered into a services agreement pursuant to which it has the right, but not the obligation, to receive logistics, procurement and quality assurance services from EchoStar. The fees for the services provided under this services agreement are cost plus a fixed margin, which varies depending on the nature of the services provided. This agreement has a term of two years ending on January 1, 2010. DISH may terminate the services agreement with respect to a particular service for any reason upon sixty days prior written notice. DISH and EchoStar have agreed that following January 1, 2010 DISH will continue to have the right, but not the obligation, to receive from EchoStar the services previously provided under the services agreement pursuant to a Professional Services Agreement between us and EchoStar for a one-year period and for successive one-year periods thereafter; however, DISH may terminate these services upon thirty days prior written notice and either party may terminate the Professional Services Agreement upon sixty days notice.
Other Agreements — EchoStar
Tax Sharing Agreement. DISH entered into a tax sharing agreement with EchoStar which governs our respective rights, responsibilities and obligations after the Spin-off with respect to taxes for the periods ending on or before the Spin-off. Generally, all pre-Spin-off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the Spin-off, will be borne by DISH, and DISH will indemnify EchoStar for such taxes. However, DISH will not be liable for and will not indemnify EchoStar for any taxes that are incurred as a result of the Spin-off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Code because of (i) a direct or indirect acquisition of any of EchoStar’s stock, stock options or assets, (ii) any action that EchoStar takes or fails to take or (iii) any action that EchoStar takes that is inconsistent with the information and representations furnished to the IRS in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the Spin-off or certain related transactions. In such case, EchoStar will be solely liable for, and will indemnify DISH for, any resulting taxes, as well as any losses, claims and expenses. The tax sharing agreement terminates after the

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
later of the full period of all applicable statutes of limitations including extensions or once all rights and obligations are fully effectuated or performed.
Tivo. Because both we and EchoStar are defendants in the Tivo lawsuit, we and EchoStar are jointly and severally liable to Tivo for any final damages and sanctions that may be awarded by the Court. DISH has determined that it is obligated under the agreements entered into in connection with the Spin-off to indemnify EchoStar for substantially all liability arising from this lawsuit. EchoStar has agreed to contribute an amount equal to its $5 million intellectual property liability limit under the Receiver Agreement. DISH and EchoStar have further agreed that EchoStar’s $5 million contribution would not exhaust EchoStar’s liability to DISH for other intellectual property claims that may arise under the Receiver Agreement. DISH and EchoStar also agreed that they would each be entitled to joint ownership of, and a cross-license to use, any intellectual property developed in connection with any potential new alternative technology.
Other Agreements
On November 4, 2009, Mr. Roger Lynch, became employed by both DISH and EchoStar as Executive Vice President. Mr. Lynch will report to Mr. Ergen and will be responsible for the development and implementation of advanced technologies that are of potential utility and importance to both DISH and EchoStar. Mr. Lynch’s compensation will consist of cash and equity compensation and will be borne by both EchoStar and DISH.
12. Subsequent Events
On November 6, 2009, the board of directors of our parent company, DISH, declared a dividend of $2.00 per share on its outstanding Class A and Class B common stock, or approximately $894 million in the aggregate. The dividend will be payable in cash on December 2, 2009 to shareholders of record on November 20, 2009. Prior to December 2, 2009, we intend to pay a dividend in cash to DISH to fund all of the dividend that DISH will pay its shareholders and other potential DISH cash needs.

DISH DBS Corporation
Offer to Exchange up to $400,000,000 aggregate principal amount of new
7.875% Senior Notes due 2019,
which have been registered under the Securities Act of 1933, for any and all of its outstanding 7.875% Senior Notes due 2019 issued on October 5, 2009

PROSPECTUS
                    , 2009

All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent at the numbers and address below. Requests for assistance and for additional copies of the prospectus, the letter of transmittal and other related documents should also be directed to the exchange agent.
The exchange agent for the exchange offers is:
U.S. BANK NATIONAL ASSOCIATION
By Facsimile for Eligible Institutions:
(651) 495-8158
Attention: Specialized Finance Department
Confirm by telephone:
(800) 934-6802
By Mail/Overnight Courier/Hand:
U.S. Bank National Association
Attention: Specialized Finance Department
60 Livingston Avenue
St. Paul, Minnesota 55107

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20. Indemnification of Directors and Officers
     The following subparagraphs briefly describe indemnification provisions for directors, officers and controlling persons of the Registrants against liability, including liability under the Securities Act.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Colorado Corporations
     As provided in the Articles of Incorporation of DDBS, a Colorado corporation, DDBS may eliminate or limit the personal liability of a director of DDBS or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that, in accordance with Section 7-108-403 of the Colorado Business Corporation Act (the “Colorado Act”), such provision shall not eliminate or limit the liability of a director to the Registrant or to its shareholders for monetary damages for: any breach of the director’s duty of loyalty to DDBS or to its shareholders; acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; acts specified in Section 7-108-403 of the Colorado Act; or any transaction from which the director derived an improper personal benefit. No such provisions eliminate or limit the liability of a director to DDBS or to its shareholders for monetary damages for any act or omission occurring prior to the date when such provision becomes effective.
     Under provisions of the Bylaws of DDBS and the Colorado Act, each person who is or was a director or officer of the Registrant will be indemnified by the Registrant as a matter of right summarized as follows:
(a)	Under the Colorado Act, a person who is wholly successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of DDBS shall be indemnified against reasonable expenses (including attorneys’ fees) in connection with such suit or proceeding;

(b)	Except as provided in subparagraph (c) below, a director may be indemnified under such law against both (1) reasonable expenses (including attorneys’ fees), and (2) judgments, penalties, fines and amounts paid in settlement, if he acted in good faith and reasonably believed, in the case of conduct in his official capacity as a director, that his conduct was in DDBS’s best interests, or in all other cases that his conduct was not opposed to the best interests of DDBS, and with respect to any criminal action, he had not reasonable cause to believe his conduct was unlawful, but DDBS may not indemnify the director if the director is found liable to DDBS or is found liable on the basis that personal benefit was improperly received by the director in connection with any suit or proceeding charging improper personal benefit to the director;

(c)	In connection with a suit or proceeding by or in the right of DDBS, indemnification is limited to reasonable expenses incurred in connection with the suit or proceeding, but DDBS may not indemnify the director if the director was found liable to DDBS; and

(d)	Officers of DDBS will be indemnified to the same extent as directors as described in (a), (b) and (c).
Colorado Limited Liability Companies
     Each of DISH Network L.L.C., DISH Operating L.L.C., Dish Network Service L.L.C. and EchoSphere L.L.C. is a limited liability company organized under the laws of the State of Colorado. Section 7-80-407 of the Colorado Limited Liability Company Act empowers a Colorado limited liability company to reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.
     In accordance with this provision, the Articles of Organization of each of DISH Network L.L.C., DISH Operating L.L.C., Dish Network Service L.L.C. and EchoSphere L.L.C. state that such company shall indemnify, to the maximum extent permitted under applicable law, any person, and the estate and personal representative of any such person, against all liability and expense incurred by reason of the fact that such person is or was a manager, officer, employee or fiduciary of the company or, while serving as manager, officer, employee or fiduciary of the company, such person is or was serving at the request of the company as a manager, director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial fiduciary position of, another domestic or foreign entity or other individual or entity or of an employee benefit plan.

ITEM 21. Exhibits and Financial Statement Schedules
     (a) Exhibits

EXHIBIT NO.	DESCRIPTION

3.1(a)*	Articles of Incorporation of DDBS (incorporated by reference to Exhibit 3.4(a) to the Company’s Registration Statement on Form S-4, Registration No. 333-31929).

3.1(b)*	Certificate of Amendment of the Articles of Incorporation of DDBS, dated as of August 25, 2003 (incorporated by reference to Exhibit 3.1(b) to the Annual Report on Form 10-K of DDBS for the year ended December 31, 2003, Commission
File No. 333-31929).

3.1(c)*	Amendment of the Articles of Incorporation of DDBS, effective December 12, 2008 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of DDBS filed December 12, 2008, Registration No. 333-31929).

3.1(d)*	Bylaws of DDBS (incorporated by reference to Exhibit 3.4(b) to the Company’s Registration Statement on Form S-4, Registration No. 333-31929).

4.1*	Indenture relating to the DISH DBS Corporation 7.785% Senior Notes due 2019, dated as of August 17, 2009, by and among DDBS, the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to our Current Report on Form 8-K that was filed with the SEC on August 18, 2009).

4.2*	Registration Rights Agreement, dated as of October 5, 2009, among DDBS, the Guarantors and Deutsche Bank Securities Inc. (incorporated by reference to our Current Report on Form 8-K that was filed with the SEC on October 6, 2009).

4.3*	Form of Note for 7.875% Senior Notes due 2019 (included as part of Exhibit 4.1).

5.1H	Opinion of Sullivan & Cromwell LLP regarding the legality of the securities being registered.

10.1*	DISH 1995 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 of DISH, Registration No. 33-91276).**

10.2*	Amended and Restated DISH 1999 Stock Incentive Plan (incorporated by reference to Appendix A to DISH’s Definitive Proxy Statement on Schedule 14A dated August 24, 2005).**

10.3*	1995 Non-employee Director Stock Option Plan (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 of DISH, Registration No. 333-05575).**

10.4*	Amended and Restated 2001 Non-employee Director Stock Option Plan (incorporated by reference to Appendix A to DISH’s Definitive Proxy Statement on Schedule 14A dated April 7, 2006).**

10.5*	2002 Class B CEO Stock Option Plan (incorporated by reference to Appendix A to DISH’s Definitive Proxy Statement on Schedule 14A dated April 9, 2002).**

10.6*	Satellite Service Agreement, dated as of March 21, 2003, between SES Americom, Inc., EchoStar Satellite Corporation and DISH (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2003, Commission File No. 0-26176).

10.7*	Amendment No. 1 to Satellite Service Agreement dated March 31, 2003 between SES Americom Inc. and DISH (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended September 30, 2003, Commission File No. 0-26176).

10.8*	Satellite Service Agreement dated as of August 13, 2003 between SES Americom Inc. and DISH (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH for the quarter ended September 30, 2003, Commission
File No. 0-26176).

10.9*	Satellite Service Agreement, dated February 19, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2004, Commission
File No. 0-26176).

10.10*	Amendment No. 1 to Satellite Service Agreement, dated March 10, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2004, Commission File No. 0-26176).

10.11*	Amendment No. 3 to Satellite Service Agreement, dated February 19, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2004, Commission File No. 0-26176).

10.12*	Whole RF Channel Service Agreement, dated February 4, 2004, between Telesat Canada and DISH (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2004, Commission
File No. 0-26176).

10.13*	Letter Amendment to Whole RF Channel Service Agreement, dated March 25, 2004, between Telesat Canada and DISH (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2004, Commission File No. 0-26176).

10.14*	Amendment No. 2 to Satellite Service Agreement, dated April 30, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended June 30, 2004, Commission File No. 0-26176).

EXHIBIT NO.		DESCRIPTION

10.15	*	Second Amendment to Whole RF Channel Service Agreement, dated May 5, 2004, between Telesat Canada and DISH (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH for the quarter ended June 30, 2004, Commission File No. 0-26176).

10.16	*	Third Amendment to Whole RF Channel Service Agreement, dated October 12, 2004, between Telesat Canada and DISH (incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K of DISH for the year ended December 31, 2004, Commission File No. 0-26176).

10.17	*	Amendment No. 4 to Satellite Service Agreement, dated October 21, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K of DISH for the year ended December 31, 2004, Commission File No. 0-26176).

10.18	*	Amendment No. 3 to Satellite Service Agreement, dated November 19, 2004 between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K of DISH for the year ended December 31, 2004, Commission File No. 0-26176).

10.19	*	Amendment No. 5 to Satellite Service Agreement, dated November 19, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K of DISH for the year ended December 31, 2004, Commission File No. 0-26176).

10.20	*	Amendment No. 6 to Satellite Service Agreement, dated December 20, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K of DISH for the year ended December 31, 2004, Commission File No. 0-26176).

10.21	*	Description of the 2005 Long-Term Incentive Plan dated January 26, 2005 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2005, Commission File No. 0-26176).**

10.22	*	Amendment No. 4 to Satellite Service Agreement, dated April 6, 2005, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended June 30, 2005, Commission File No. 0-26176).

10.23	*	Amendment No. 5 to Satellite Service Agreement, dated June 20, 2005, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH for the quarter ended June 30, 2005, Commission File No. 0-26176).

10.24	*	Incentive Stock Option Agreement (Form A) (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.25	*	Incentive Stock Option Agreement (Form B) (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.26	*	Restricted Stock Unit Agreement (Form A) (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.27	*	Restricted Stock Unit Agreement (Form B) (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.28	*	Incentive Stock Option Agreement (1999 Long-Term Incentive Plan) (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.29	*	Nonemployee Director Stock Option Agreement (incorporated by reference to Exhibit 99.6 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No.0-26176).**

10.30	*	Nonqualifying Stock Option Agreement (2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.7 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.31	*	Restricted Stock Unit Agreement (2005 Long-Term Incentive Plan) (incorporated by reference to Exhibit 99.8 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.32	*	Separation Agreement between EchoStar and DISH (incorporated by reference from Exhibit 2.1 to the Form 10 (File No. 001-33807) of EchoStar).

10.33	*	Transition Services Agreement between EchoStar and DISH (incorporated by reference from Exhibit 10.1 to the Form 10 (File No. 001-33807) of EchoStar).

10.34	*	Tax Sharing Agreement between EchoStar and DISH (incorporated by reference from Exhibit 10.2 to the Form 10 (File No. 001-33807) of EchoStar).

10.35	*	Employee Matters Agreement between EchoStar and DISH (incorporated by reference from Exhibit 10.3 to the Form 10 (File No. 001-33807) of EchoStar).

10.36	*	Intellectual Property Matters Agreement between EchoStar, EchoStar Acquisition L.L.C., Echosphere L.L.C., DDBS, EIC Spain SL, EchoStar Technologies L.L.C. and DISH (incorporated by reference from Exhibit 10.4 to the Form 10 (File No. 001-33807) of EchoStar).

10.37	*	Management Services Agreement between EchoStar and DISH (incorporated by reference from Exhibit 10.5 to the Form 10 (File No. 001-33807) of EchoStar).

10.38	*	Amendment No. 1 to Receiver Agreement dated December 31, 2007 between EchoSphere L.L.C. and EchoStar Technologies L.L.C. (incorporated by reference to Exhibit 99.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended September 30, 2008, Commission File No.0-26176).

10.39	*	Amendment No. 1 to Broadcast Agreement dated December 31, 2007 between EchoStar and EchoStar Satellite L.L.C. (incorporated by reference to Exhibit 99.2 to the Quarterly Report on Form 10-Q of DISH for the quarter ended September 30, 2008, Commission File No.0-26176).

10.40	*	Description of the 2008 Long-Term Incentive Plan dated December 22, 2008 (incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-K of DISH for the year ended December 31, 2008, Commission File No. 0-26176).

10.41	*	NIMIQ 5 Whole RF Channel Service Agreement, dated September 15, 2009, between Telesat Canada and EchoStar (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of EchoStar for the quarter ended September 30, 2009, Commission File No. 001-33807).

10.42	*	NIMIQ 5 Whole RF Channel Service Agreement, dated September 15, 2009, between EchoStar and DISH Network L.L.C. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of EchoStar for the quarter ended September 30, 2009, Commission File No. 001-33807).

EXHIBIT NO.		DESCRIPTION

10.43	*	Professional Services Agreement, dated August 4, 2009, between EchoStar and DISH Network (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of EchoStar for the quarter ended September 30, 2009, Commission File No. 001-33807).

10.44	*	Allocation Agreement, dated August 4, 2009, between EchoStar and DISH Network (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of EchoStar for the quarter ended September 30, 2009, Commission File No. 001-33807).

12.1	H	Statement regarding computation of ratio of earnings to fixed charges.

21	H	Subsidiaries of DISH DBS Corporation

23.1	H	Consent of KPMG LLP.

23.2	H	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).

24.1	H	Powers of Attorney (included on the signature pages hereto).

25.1	H	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee of the Indentures.

99.1	H	Form of Letter of Transmittal.

99.2	H	Form of Notice of Guaranteed Delivery.

H	Filed herewith.

*	Incorporated by reference.

**	Constitutes a management contract or compensatory plan or arrangement.
ITEM 22. Undertakings
(a)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of approximate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporating documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(c)	The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(d)	The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on November 17, 2009.

DISH DBS CORPORATION
By:	/s/ Charles W. Ergen
	Name:	Charles W. Ergen
	Title:	Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Stanton Dodge his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles W. Ergen Charles W. Ergen	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 17, 2009

/s/ Robert E. Olson Robert E. Olson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 17, 2009

/s/ James DeFranco James DeFranco	Director	November 17, 2009

/s/ R. Stanton Dodge R. Stanton Dodge	Director	November 17, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on November 17, 2009.
DISH NETWORK L.L.C.
DISH NETWORK SERVICE L.L.C.
ECHOSPHERE L.L.C.

By:	/s/ Charles W. Ergen
	Name:	Charles W. Ergen
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Stanton Dodge his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles W. Ergen Charles W. Ergen	Chairman and Chief Executive Officer (Principal Executive Officer)	November 17, 2009

/s/ Robert E. Olson	Executive Vice President and Chief Financial Officer (Principal Financial
Robert E. Olson	and Accounting Officer)	November 17, 2009

/s/ Charles W. Ergen
DISH DBS Corporation
As Sole Member
By: Charles W. Ergen
Chairman and Chief
Executive Officer	Sole Member	November 17, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on November 17, 2009.

DISH OPERATING L.L.C.
By:	/s/ Charles W. Ergen
Name: Charles W. Ergen Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Stanton Dodge his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles W. Ergen Charles W. Ergen	Chairman and Chief Executive Officer (Principal Executive Officer)	November 17, 2009

/s/ Robert E. Olson Robert E. Olson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 17, 2009

/s/ Charles W. Ergen
DISH Network L.L.C.
As Sole Member
By: Charles W. Ergen
President and Chief
Executive Officer	Sole Member	November 17, 2009

INDEX TO EXHIBITS

EXHIBIT NO.		DESCRIPTION

3.1(a)	*	Articles of Incorporation of DDBS (incorporated by reference to Exhibit 3.4(a) to the Company’s Registration Statement on Form S-4, Registration No. 333-31929).

3.1(b)	*	Certificate of Amendment of the Articles of Incorporation of DDBS, dated as of August 25, 2003 (incorporated by reference to Exhibit 3.1(b) to the Annual Report on Form 10-K of DDBS for the year ended December 31, 2003, Commission File
No. 333-31929).

3.1(c)	*	Amendment of the Articles of Incorporation of DDBS, effective December 12, 2008 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of DDBS filed December 12, 2008, Registration No. 333-31929).

3.1(d)	*	Bylaws of DDBS (incorporated by reference to Exhibit 3.4(b) to the Company’s Registration Statement on Form S-4, Registration No. 333-31929).

4.1	*	Indenture relating to the DISH DBS Corporation 7.785% Senior Notes due 2019, dated as of August 17, 2009, by and among DDBS, the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to our Current Report on Form 8-K that was filed with the SEC on August 18, 2009).

4.2	*	Registration Rights Agreement, dated as of October 5, 2009, among DDBS, the Guarantors and Deutsche Bank Securities Inc. (incorporated by reference to our Current Report on Form 8-K that was filed with the SEC on October 6, 2009).

4.3	*	Form of Note for 7.875% Senior Notes due 2019 (included as part of Exhibit 4.1).

5.1	H	Opinion of Sullivan & Cromwell LLP regarding the legality of the securities being registered.

10.1	*	DISH 1995 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 of DISH, Registration No. 33-91276).**

10.2	*	Amended and Restated DISH 1999 Stock Incentive Plan (incorporated by reference to Appendix A to DISH’s Definitive Proxy Statement on Schedule 14A dated August 24, 2005).**

10.3	*	1995 Non-employee Director Stock Option Plan (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 of DISH, Registration No. 333-05575).**

10.4	*	Amended and Restated 2001 Non-employee Director Stock Option Plan (incorporated by reference to Appendix A to DISH’s Definitive Proxy Statement on Schedule 14A dated April 7, 2006).**

10.5	*	2002 Class B CEO Stock Option Plan (incorporated by reference to Appendix A to DISH’s Definitive Proxy Statement on Schedule 14A dated April 9, 2002).**

10.6	*	Satellite Service Agreement, dated as of March 21, 2003, between SES Americom, Inc., EchoStar Satellite Corporation and DISH (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2003, Commission File No. 0-26176).

10.7	*	Amendment No. 1 to Satellite Service Agreement dated March 31, 2003 between SES Americom Inc. and DISH (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended September 30, 2003, Commission File No. 0-26176).

10.8	*	Satellite Service Agreement dated as of August 13, 2003 between SES Americom Inc. and DISH (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH for the quarter ended September 30, 2003, Commission File
No. 0-26176).

10.9	*	Satellite Service Agreement, dated February 19, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2004, Commission File
No. 0-26176).

10.10	*	Amendment No. 1 to Satellite Service Agreement, dated March 10, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2004, Commission File No. 0-26176).

10.11	*	Amendment No. 3 to Satellite Service Agreement, dated February 19, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2004, Commission File No. 0-26176).

10.12	*	Whole RF Channel Service Agreement, dated February 4, 2004, between Telesat Canada and DISH (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2004, Commission File
No. 0-26176).

10.13	*	Letter Amendment to Whole RF Channel Service Agreement, dated March 25, 2004, between Telesat Canada and DISH (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2004, Commission File No. 0-26176).

10.14	*	Amendment No. 2 to Satellite Service Agreement, dated April 30, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended June 30, 2004, Commission File No. 0-26176).

10.15	*	Second Amendment to Whole RF Channel Service Agreement, dated May 5, 2004, between Telesat Canada and DISH (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH for the quarter ended June 30, 2004, Commission File No. 0-26176).

EXHIBIT NO.		DESCRIPTION

10.16	*	Third Amendment to Whole RF Channel Service Agreement, dated October 12, 2004, between Telesat Canada and DISH (incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K of DISH for the year ended December 31, 2004, Commission File No. 0-26176).

10.17	*	Amendment No. 4 to Satellite Service Agreement, dated October 21, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K of DISH for the year ended December 31, 2004, Commission File No. 0-26176).

10.18	*	Amendment No. 3 to Satellite Service Agreement, dated November 19, 2004 between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K of DISH for the year ended December 31, 2004, Commission File No. 0-26176).

10.19	*	Amendment No. 5 to Satellite Service Agreement, dated November 19, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K of DISH for the year ended December 31, 2004, Commission File No. 0-26176).

10.20	*	Amendment No. 6 to Satellite Service Agreement, dated December 20, 2004, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K of DISH for the year ended December 31, 2004, Commission File No. 0-26176).

10.21	*	Description of the 2005 Long-Term Incentive Plan dated January 26, 2005 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended March 31, 2005, Commission File No. 0-26176).**

10.22	*	Amendment No. 4 to Satellite Service Agreement, dated April 6, 2005, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended June 30, 2005, Commission File No. 0-26176).

10.23	*	Amendment No. 5 to Satellite Service Agreement, dated June 20, 2005, between SES Americom, Inc. and DISH (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH for the quarter ended June 30, 2005, Commission File No. 0-26176).

10.24	*	Incentive Stock Option Agreement (Form A) (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.25	*	Incentive Stock Option Agreement (Form B) (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.26	*	Restricted Stock Unit Agreement (Form A) (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.27	*	Restricted Stock Unit Agreement (Form B) (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.28	*	Incentive Stock Option Agreement (1999 Long-Term Incentive Plan) (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.29	*	Nonemployee Director Stock Option Agreement (incorporated by reference to Exhibit 99.6 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No.0-26176).**

10.30	*	Nonqualifying Stock Option Agreement (2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.7 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.31	*	Restricted Stock Unit Agreement (2005 Long-Term Incentive Plan) (incorporated by reference to Exhibit 99.8 to the Current Report on Form 8-K of DISH filed July 7, 2005, Commission File No. 0-26176).**

10.32	*	Separation Agreement between EchoStar and DISH (incorporated by reference from Exhibit 2.1 to the Form 10 (File No. 001-33807) of EchoStar).

10.33	*	Transition Services Agreement between EchoStar and DISH (incorporated by reference from Exhibit 10.1 to the Form 10 (File No. 001-33807) of EchoStar).

10.34	*	Tax Sharing Agreement between EchoStar and DISH (incorporated by reference from Exhibit 10.2 to the Form 10 (File No. 001-33807) of EchoStar).

10.35	*	Employee Matters Agreement between EchoStar and DISH (incorporated by reference from Exhibit 10.3 to the Form 10 (File No. 001-33807) of EchoStar).

10.36	*	Intellectual Property Matters Agreement between EchoStar, EchoStar Acquisition L.L.C., Echosphere L.L.C., DDBS, EIC Spain SL, EchoStar Technologies L.L.C. and DISH (incorporated by reference from Exhibit 10.4 to the Form 10 (File No. 001-33807) of EchoStar).

10.37	*	Management Services Agreement between EchoStar and DISH (incorporated by reference from Exhibit 10.5 to the Form 10 (File No. 001-33807) of EchoStar).

10.38	*	Amendment No. 1 to Receiver Agreement dated December 31, 2007 between EchoSphere L.L.C. and EchoStar Technologies L.L.C. (incorporated by reference to Exhibit 99.1 to the Quarterly Report on Form 10-Q of DISH for the quarter ended September 30, 2008, Commission File No.0-26176).

10.39	*	Amendment No. 1 to Broadcast Agreement dated December 31, 2007 between EchoStar and EchoStar Satellite L.L.C. (incorporated by reference to Exhibit 99.2 to the Quarterly Report on Form 10-Q of DISH for the quarter ended September 30, 2008, Commission File No.0-26176).

10.40	*	Description of the 2008 Long-Term Incentive Plan dated December 22, 2008 (incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-K of DISH for the year ended December 31, 2008, Commission File No. 0-26176).

10.41	*	NIMIQ 5 Whole RF Channel Service Agreement, dated September 15, 2009, between Telesat Canada and EchoStar (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of EchoStar for the quarter ended September 30, 2009, Commission File No. 001-33807).

10.42	*	NIMIQ 5 Whole RF Channel Service Agreement, dated September 15, 2009, between EchoStar and DISH Network L.L.C. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of EchoStar for the quarter ended September 30, 2009, Commission File No. 001-33807).

10.43	*	Professional Services Agreement, dated August 4, 2009, between EchoStar and DISH Network (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of EchoStar for the quarter ended September 30, 2009, Commission File No. 001-33807).

EXHIBIT NO.		DESCRIPTION

10.44	*	Allocation Agreement, dated August 4, 2009, between EchoStar and DISH Network (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of EchoStar for the quarter ended September 30, 2009, Commission File No. 001-33807).

12.1	H	Statement regarding computation of ratio of earnings to fixed charges.

21	H	Subsidiaries of DISH DBS Corporation

23.1	H	Consent of KPMG LLP.

23.2	H	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).

24.1	H	Powers of Attorney (included on the signature pages hereto).

25.1	H	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee of the Indentures.

99.1	H	Form of Letter of Transmittal.

99.2	H	Form of Notice of Guaranteed Delivery.

H	Filed herewith.

*	Incorporated by reference.

**	Constitutes a management contract or compensatory plan or arrangement.